As filed with the Securities and Exchange Commission on January 28, 2020

Registration No. 811-22946

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No.	16	x

GUGGENHEIM STRATEGY FUNDS TRUST

(Exact Name of Registrant as Specified in Charter)

702 KING FARM BOULEVARD, SUITE 200, ROCKVILLE, MARYLAND 20850
(Address of Principal Executive Offices/Zip Code)

Registrant’s Telephone Number, including area code:
(301) 296-5100

Copies To:
Amy J. Lee, Vice President and Chief Legal Officer 702 King Farm Boulevard Suite 200 Rockville, MD 20850	Julien Bourgeois Dechert LLP 1900 K Street, NW Washington, DC 20006
(Name and address of Agent for Service)

The following funds are each a series of Guggenheim Strategy Funds Trust (the “Trust”), a professionally managed open-end investment company:

Guggenheim Strategy Fund II
Guggenheim Strategy Fund III
Guggenheim Variable Insurance Strategy Fund III

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note

This Amendment No. 16 to the Registration Statement of the Guggenheim Strategy Funds Trust (the “Trust”) on Form N-1A (File No. 811-22946) (the “Registration Statement”) is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests (“Interests”) in the series of the Trust (the “Funds”) are not being, and are not expected to be, registered under the Securities Act of 1933, as amended (the “1933 Act”), because the Interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Funds. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any Interests in the Funds within the meaning of the 1933 Act.

Guggenheim Strategy Funds	|	|	1.31.2020

Guggenheim Strategy Funds Prospectus

Fund Name
Guggenheim Strategy Fund II
Guggenheim Strategy Fund III

The Guggenheim Strategy Funds Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests (“Interests”) in Guggenheim Strategy Fund II and Guggenheim Strategy Fund III (each, a “Fund” and, together, the “Funds”) are not being, and are not expected to be, registered under the Securities Act of 1933, as amended (the “1933 Act”), because the Interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Funds. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any Interests in the Funds within the meaning of the 1933 Act.

The U.S. Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Beginning on January 1, 2021, paper copies of the Funds’ annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from a Fund or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change, and you need not take any action. At any time, you may elect to receive reports and other communications from a Fund electronically by calling 800.820.0888 or contacting your financial intermediary.

You may elect to receive all future shareholder reports in paper free of charge. If you hold shares of a Fund directly, you can inform a Fund that you wish to receive paper copies of reports by calling 800.820.0888. If you hold shares of a Fund through a financial intermediary, please contact the financial intermediary to make this election. Your election to receive reports in paper will apply to all Guggenheim Funds in which you are invested and may apply to all funds held with your financial intermediary.

CASHPRO-0120x0121	guggenheiminvestments.com

Guggenheim Strategy Fund II

INVESTMENT MANAGER
Guggenheim Partners Investment Management, LLC, also known as Guggenheim Investments (the “Investment Manager”), serves as the investment manager of Guggenheim Strategy Fund II (the “Fund”). Guggenheim Investments utilizes a team-based approach that follows a disciplined investment process.
PORTFOLIO MANAGERS
The portfolio managers for the Fund are:

Name	Experience with the Fund	Primary Title with Investment Manager
Anne B. Walsh	Since inception (2014)	Chief Investment Officer, Fixed Income, Senior Managing Director and Portfolio Manager
Steven H. Brown	Since inception (2014)	Senior Managing Director and Portfolio Manager
Adam Bloch	Since 2017	Managing Director and Portfolio Manager
Kris L. Dorr	Since 2017	Managing Director and Portfolio Manager
PURCHASE AND SALE OF FUND SHARES
Shares of the Fund are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any “security” to the public within the meaning of the 1933 Act.
Shares of the Fund are offered only to investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Shares of the Fund are offered to other funds in the Guggenheim Family of Funds, as defined on page 37 of this Prospectus.
Shares of the Fund may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee. Shares of the Fund may be purchased, redeemed or exchanged on any day the New York Stock Exchange is open for business.
The Fund has no minimum initial investment requirement.
TAX INFORMATION
Fund distributions are taxable as ordinary income or capital gains (or a combination of both).
INVESTMENT OBJECTIVE
Guggenheim Strategy Fund II seeks a high level of income consistent with the preservation of capital. There is no guarantee that the Fund will achieve this objective.
PRINCIPAL INVESTMENT STRATEGIES
The Fund intends to pursue its investment objective by investing primarily in a diversified portfolio of investment-grade debt securities and similar instruments while maintaining a low duration portfolio (i.e., a duration normally not exceeding one year).

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The Fund’s investments will include: debt securities; financial instruments that are expected to perform similarly to debt securities and investment vehicles that provide exposure to debt securities; and debt-like securities, including individual securities, investment vehicles and derivatives giving exposure to (i.e., with economic characteristics similar to) debt securities or other similar instruments or debt security markets. The Fund may seek to obtain exposure to the securities in which it primarily invests through a variety of investment vehicles, principally affiliated and unaffiliated closed-end funds, exchange-traded funds (“ETFs”) and other funds.
Debt securities and instruments in which the Fund may invest include corporate bonds and other corporate debt securities, securities issued by the U.S. government or its agencies and instrumentalities (including those not backed by the full faith and credit of the U.S. government), sovereign debt securities, Eurodollar bonds and obligations, agency and non-agency mortgage-backed and other asset-backed securities, participations in and assignments of bank and bridge loans, commercial paper (including asset-backed commercial paper), zero-coupon bonds, municipal bonds, payment-in-kind securities (such as payment-in-kind bonds), convertible securities, non-registered or restricted securities (including those issued in reliance on Rule 144A and Regulation S securities) and step-up securities (such as step-up bonds). These securities may pay fixed or variable rates of interest. The Fund may also invest in preferred stock and preferred debt securities. Although the Fund will principally invest in debt securities listed, traded or dealt in developed markets, it may also invest without limitation in securities listed, traded or dealt in other markets, including emerging and frontier markets. Such securities may be denominated in foreign currencies.
Although the Fund will invest predominantly in investment grade debt instruments, up to 20% of the Fund’s total assets may be invested in securities that are rated below investment grade (also known as “high yield securities” or, “junk bonds”) or if unrated, determined by the Investment Manager to be of comparable quality. If nationally recognized statistical rating organizations assign different ratings to a security, the Fund will use the higher rating for purposes of determining the security’s credit quality.
The Fund may invest in repurchase agreements, which are fixed-income securities in the form of agreements backed by collateral. These agreements, which may be viewed as a type of secured lending by the Fund, typically involve the acquisition by the Fund of securities from the selling institution (such as a bank or a broker-dealer), coupled with the agreement that the selling institution will repurchase the underlying securities at a specified price and at a fixed time in the future (or on demand). The Fund may accept a wide variety of underlying securities as collateral for the repurchase agreements entered into by the Fund. Such collateral may include U.S. government securities, corporate obligations, equity securities, municipal debt securities, asset- and mortgage-backed securities, convertible securities and other fixed income securities or a combination thereof. Any such securities serving as collateral are marked-to-market daily in order to maintain full collateralization (typically purchase price plus accrued interest).
With respect to mortgage-backed securities (“MBS”) and other asset-backed securities, the Fund may invest in MBS issued or guaranteed by federal agencies and/or U.S. government sponsored instrumentalities, such as the Government National Mortgage Administration, the Federal Housing Administration, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In addition to securities issued or guaranteed by such agencies or instrumentalities, the Fund may invest in MBS or other asset-backed securities issued or guaranteed by private issuers. The MBS in which the Fund may invest may also include residential mortgage-backed securities, collateralized mortgage obligations and commercial mortgage-backed securities. The other asset-backed securities in which the Fund may invest include collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), commercial real estate CDOs and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of below investment grade fixed-income securities. A CLO is a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or if unrated, determined by the Investment Manager to be of comparable quality.
With respect to bank loans, the Fund may purchase participations in, or assignments of, floating rate bank loans that may be secured by real estate or other assets or lend directly, joining a lending syndicate. These participations or assignments may be acquired from banks or brokers that have made the loan or members of the lending syndicate.
To seek to enhance the Fund’s debt exposure, hedge against investment risk or increase the Fund’s yield, the Fund may engage in derivative transactions, including: foreign exchange forward contracts; futures on securities, indices, currencies and other investments; Eurodollar futures; options; interest rate swaps; cross-currency swaps; total return swaps; and credit default swaps. The Fund may engage in derivative transactions for speculative purposes; to seek to enhance total return; to seek to hedge against fluctuations in securities prices, interest rates or currency rates; to seek to change the effective duration of its portfolio; to seek to manage certain investment risks; and/or as a substitute for the purchase or sale of securities or currencies. These transactions may create economic leverage in the Fund. The Fund may seek to obtain market exposure to the instruments in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs, “To Be Announced” (“TBA”)

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transactions and/or dollar rolls). In a TBA transaction, a seller agrees to deliver MBS to the Fund at a future date, but the seller does not specify the particular security to be delivered. Instead, the Fund agrees to accept any MBS that meets specified terms. The Fund may also engage in securities lending.
The Fund may use leverage to the extent permitted by applicable law by entering into reverse repurchase agreements and borrowing transactions for investment purposes.
The Fund may hold instruments of any duration or maturity but expects, under normal circumstances, to maintain a dollar-weighted average duration of less than one year. Duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Duration differs from maturity in that it considers an instrument’s yield, coupon payments, principal payments and call features in addition to the amount of time until the instrument matures. As the value of an instrument changes over time, so will its duration.
The Investment Manager selects securities and other investments for purchase and sale based on intensive credit research involving extensive due diligence on each investment (including the investment’s structure), issuer, region and sector. The Investment Manager also considers macroeconomic outlook and geopolitical issues.
The Investment Manager may determine to sell an instrument for several reasons, including but not limited to the following: (1) to adjust the portfolio’s average maturity or duration, or to shift assets into or out of higher-yielding securities; (2) if a security’s credit rating has been changed, our credit outlook has changed, or for other similar reasons; (3) to meet redemption requests; (4) to take gains; or (5) due to relative value. The Fund does not intend to principally invest in defaulted securities, but if a security defaults subsequent to purchase by the Fund, the Investment Manager will determine in its discretion whether to hold or dispose of such security. Under adverse or unstable market conditions or abnormal circumstances (for example, in the event of credit events, where it is deemed opportune to preserve gains or to preserve the relative value of investments or in the case of large cash inflows or anticipated large redemptions), the Fund can make temporary investments and may be unable to pursue or achieve its investment objective.

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Guggenheim Strategy Fund III

INVESTMENT MANAGER
Guggenheim Partners Investment Management, LLC, also known as Guggenheim Investments (the “Investment Manager”), serves as the investment manager of Guggenheim Strategy Fund III (the “Fund”). Guggenheim Investments utilizes a team-based approach that follows a disciplined investment process.
PORTFOLIO MANAGERS
The portfolio managers for the Fund are:

Name	Experience with the Fund	Primary Title with Investment Manager
Anne B. Walsh	Since inception (2014)	Chief Investment Officer, Fixed Income, Senior Managing Director and Portfolio Manager
Steven H. Brown	Since inception (2014)	Senior Managing Director and Portfolio Manager
Adam Bloch	Since 2017	Managing Director and Portfolio Manager
Kris L. Dorr	Since 2017	Managing Director and Portfolio Manager
PURCHASE AND SALE OF FUND SHARES
Shares of the Fund are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any “security” to the public within the meaning of the 1933 Act.
Shares of the Fund are offered only to investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Shares of the Fund are offered to other funds in the Guggenheim Family of Funds, as defined on page 37 of this Prospectus.
Shares of the Fund may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee. Shares of the Fund may be purchased, redeemed or exchanged on any day the New York Stock Exchange is open for business.
The Fund has no minimum initial investment requirement.
TAX INFORMATION
Fund distributions are taxable as ordinary income or capital gains (or a combination of both).
INVESTMENT OBJECTIVE
Guggenheim Strategy Fund III seeks a high level of income consistent with the preservation of capital. There is no guarantee that the Fund will achieve this objective.
PRINCIPAL INVESTMENT STRATEGIES
The Fund intends to pursue its investment objective by investing primarily in a diversified portfolio of investment-grade debt securities and similar instruments while maintaining a low duration portfolio (i.e., a duration normally not exceeding one year).

The Fund’s investments will include: debt securities; financial instruments that are expected to perform similarly to debt securities and investment vehicles that provide exposure to debt securities; and debt-like securities, including individual securities, investment vehicles and derivatives giving exposure to (i.e., with economic characteristics similar to) debt securities or other similar instruments or debt security markets. The Fund may seek to obtain exposure to the securities in which it primarily invests through a variety of investment vehicles, principally affiliated and unaffiliated closed-end funds, exchange-traded funds (“ETFs”) and other funds.
Debt securities and instruments in which the Fund may invest include corporate bonds and other corporate debt securities, securities issued by the U.S. government or its agencies and instrumentalities (including those not backed by the full faith and credit of the U.S. government), sovereign debt securities, Eurodollar bonds and obligations, agency and non-agency mortgage-backed and other asset-backed securities, participations in and assignments of bank and bridge loans, commercial paper (including asset-backed commercial paper), zero-coupon bonds, municipal bonds, payment-in-kind securities (such as payment-in-kind bonds), convertible securities, non-registered or restricted securities (including those issued in reliance on Rule 144A and Regulation S securities) and step-up securities (such as step-up bonds). These securities may pay fixed or variable rates of interest. The Fund may also invest in preferred stock and preferred debt securities. Although the Fund will principally invest in debt securities listed, traded or dealt in developed markets, it may also invest without limitation in securities listed, traded or dealt in other markets, including emerging and frontier markets. Such securities may be denominated in foreign currencies.
Although the Fund will invest predominantly in investment grade debt instruments, up to 30% of the Fund’s total assets may be invested in securities that are rated below investment grade (also known as “high yield securities” or, “junk bonds”) or if unrated, determined by the Investment Manager to be of comparable quality. If nationally recognized statistical rating organizations assign different ratings to a security, the Fund will use the higher rating for purposes of determining the security’s credit quality.
The Fund may invest in repurchase agreements, which are fixed-income securities in the form of agreements backed by collateral. These agreements, which may be viewed as a type of secured lending by the Fund, typically involve the acquisition by the Fund of securities from the selling institution (such as a bank or a broker-dealer), coupled with the agreement that the selling institution will repurchase the underlying securities at a specified price and at a fixed time in the future (or on demand). The Fund may accept a wide variety of underlying securities as collateral for the repurchase agreements entered into by the Fund. Such collateral may include U.S. government securities, corporate obligations, equity securities, municipal debt securities, asset- and mortgage-backed securities, convertible securities and other fixed income securities or a combination thereof. Any such securities serving as collateral are marked-to-market daily in order to maintain full collateralization (typically purchase price plus accrued interest).
With respect to mortgage-backed securities (“MBS”) and other asset-backed securities, the Fund may invest in MBS issued or guaranteed by federal agencies and/or U.S. government sponsored instrumentalities, such as the Government National Mortgage Administration, the Federal Housing Administration, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In addition to securities issued or guaranteed by such agencies or instrumentalities, the Fund may invest in MBS or other asset-backed securities issued or guaranteed by private issuers. The MBS in which the Fund may invest may also include residential mortgage-backed securities, collateralized mortgage obligations and commercial mortgage-backed securities. The other asset-backed securities in which the Fund may invest include collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), commercial real estate CDOs and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of below investment grade fixed-income securities. A CLO is a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or if unrated, determined by the Investment Manager to be of comparable quality.
With respect to bank loans, the Fund may purchase participations in, or assignments of, floating rate bank loans that may be secured by real estate or other assets or lend directly, joining a lending syndicate. These participations or assignments may be acquired from banks or brokers that have made the loan or members of the lending syndicate.
To seek to enhance the Fund’s debt exposure, hedge against investment risk or increase the Fund’s yield, the Fund may engage in derivative transactions, including: foreign exchange forward contracts; futures on securities, indices, currencies and other investments; Eurodollar futures; options; interest rate swaps; cross-currency swaps; total return swaps; and credit default swaps. The Fund may engage in derivative transactions for speculative purposes; to seek to enhance total return; to seek to hedge against fluctuations in securities prices, interest rates or currency rates; to seek to change the effective duration of its portfolio; to seek to manage certain investment risks; and/or as a substitute for the purchase or sale of securities or currencies. These transactions may create economic leverage in the Fund. The Fund may seek to obtain market exposure to the instruments in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs, “To Be Announced” (“TBA”)

transactions and/or dollar rolls). In a TBA transaction, a seller agrees to deliver MBS to the Fund at a future date, but the seller does not specify the particular security to be delivered. Instead, the Fund agrees to accept any MBS that meets specified terms. The Fund may also engage in securities lending.
The Fund may use leverage to the extent permitted by applicable law by entering into reverse repurchase agreements and borrowing transactions for investment purposes.
The Fund may hold instruments of any duration or maturity but expects, under normal circumstances, to maintain a dollar-weighted average duration of less than one year. Duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Duration differs from maturity in that it considers an instrument’s yield, coupon payments, principal payments and call features in addition to the amount of time until the instrument matures. As the value of an instrument changes over time, so will its duration.
The Investment Manager selects securities and other investments for purchase and sale based on intensive credit research involving extensive due diligence on each investment (including the investment’s structure), issuer, region and sector. The Investment Manager also considers macroeconomic outlook and geopolitical issues.
The Investment Manager may determine to sell an instrument for several reasons, including but not limited to the following: (1) to adjust the portfolio’s average maturity or duration, or to shift assets into or out of higher-yielding securities; (2) if a security’s credit rating has been changed, our credit outlook has changed, or for other similar reasons; (3) to meet redemption requests; (4) to take gains; or (5) due to relative value. The Fund does not intend to principally invest in defaulted securities, but if a security defaults subsequent to purchase by the Fund, the Investment Manager will determine in its discretion whether to hold or dispose of such security. Under adverse or unstable market conditions or abnormal circumstances (for example, in the event of credit events, where it is deemed opportune to preserve gains or to preserve the relative value of investments or in the case of large cash inflows or anticipated large redemptions), the Fund can make temporary investments and may be unable to pursue or achieve its investment objective.

Additional Information Regarding Investment Objectives and Principal Investment Strategies

The Board of Trustees of the Funds may change a Fund's investment objective and principal investment strategies at any time without shareholder approval. A Fund will provide written notice to shareholders prior to, or concurrent with, any such change as required by applicable law. As with any investment, there can be no guarantee a Fund will achieve its investment objective.
The Funds invest in diversified portfolios of debt instruments managed within progressive levels of average credit quality. In particular, as set forth in the Funds’ principal investment strategies, the percentage of assets that may be invested in high yield securities is 20% and 30% with respect to Guggenheim Strategy Fund II and Guggenheim Strategy Fund III, respectively. In addition, Guggenheim Strategy Fund III generally maintains a smaller cash and cash equivalent weighting than Guggenheim Strategy Fund II. As a result, the risk profile of each Fund differs, reflecting the Funds’ respective positions in high yield securities, cash and cash equivalents.
Each Fund may, from time to time and in the discretion of the Investment Manager, take temporary positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse or unstable market, economic, political, or other conditions or abnormal circumstances, such as large cash inflows or anticipated large redemptions. For example, each Fund may invest some or all of its assets in cash, derivatives, fixed-income instruments, government bonds, money market instruments, repurchase agreements or securities of other investment companies, including money market funds. The Fund may be unable to pursue or achieve its investment objective during that time and temporary investments could reduce the benefit to the Fund from any upswing in the market.
The Funds’ holdings of certain types of investments cannot exceed a maximum percentage of assets. Percentage limitations are set forth in this Prospectus and/or the Statement of Additional Information (“SAI”). While the percentage limitations provide a useful level of detail about the Funds’ investment program, they should not be viewed as an accurate gauge of the potential risk of the investment. For example, in a given period, a 5% investment in futures contracts could have significantly more of an impact on a Fund’s share price than its weighting in the portfolio. The net effect of a particular investment depends on its volatility and the size of its overall return or risk profile in relation to the performance of the Fund’s other investments. The Portfolio Managers of the Funds have considerable leeway in choosing investment strategies and selecting securities, investment vehicles and other types of instruments the Portfolio Managers believe will help a Fund achieve its objective. In seeking to meet its investment objective or to adapt to changing economic or market environments, a Fund may invest in any type of security or instrument whose investment characteristics are considered by the Portfolio Managers to be consistent with the Fund’s investment program, including some that may not be listed in this Prospectus.
Investments made by a Fund and the results achieved by a Fund at any given time are not expected to be the same as those made by other clients for which an Investment Manager acts as investment adviser, including mutual funds with names, investment objectives and policies similar to the Fund. Also, investment strategies and types of investments will evolve over time, sometimes without prior notice to shareholders.
The Funds’ investment policies, limitations and other guidelines typically apply at the time an investment is made.  As a result, a Fund generally may continue to hold positions that met a particular investment policy or limitation at the time the investment was made but subsequently do not meet the investment policy or limitation.
The Funds are subject to certain investment policy limitations referred to as “fundamental policies.” The full text of each Fund’s fundamental policies is included in the SAI.

Descriptions of Principal Risks

An investment or type of security specifically identified in this Prospectus generally reflects a principal investment for a Fund. The Funds also may invest in or use certain other types of investments and investing techniques that are described in the SAI. An investment or type of security only identified in the SAI typically is treated as a non-principal investment. Additional information on the principal risks and certain non-principal risks of the Funds is set forth below. The risks are listed in alphabetical order. The fact that a particular risk was not indicated as a principal risk for a Fund does not mean that the Fund is prohibited from investing its assets in securities that give rise to that risk. It simply means that the risk is not a principal risk for that Fund. Although the Funds will not generally trade for short-term profits, circumstances may warrant a sale without regard to the length of time a security was held. Each Fund may engage in active and frequent trading of portfolio securities and other assets. A high turnover rate may increase transaction costs, which decreases the value of investments, and may result in additional taxable gains (including short term gains) for a Fund.

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Investors should note that each Fund reserves the right to discontinue offering shares at any time, to merge or reorganize itself or a class of shares, or to cease operations and liquidate at any time. In addition, portfolio managers can change at any time, the investment manager can be replaced, and an investment sub-adviser can be appointed to manage a Fund.
Asset-Backed Securities Risk—The Funds may invest in asset-backed securities issued by legal entities that are sponsored by banks, investment banks, other financial institutions or companies, asset management firms or funds and are specifically created for the purpose of issuing such asset-backed securities. Investors in asset-backed securities receive payments that are part interest and part return of principal or certain asset-backed securities may be interest-only securities or principal-only securities. These payments typically depend upon the cash flows generated by an underlying pool of assets and vary based on the rate at which the underlying obligors pay off their liabilities under the underlying assets. The pooled assets provide cash flow to the issuer, which then makes interest and principal payments to investors.
Investments in asset-backed securities may be subject to many of the same risks that are applicable to investments in securities generally, including currency risk, geographic emphasis risk, high yield and unrated securities risk, leverage risk, prepayment and extension risk and regulatory risk. Asset-backed securities are particularly subject to interest rate and credit risks. Asset-backed securities are also subject to liquidity and valuation risk and, therefore, may be difficult to value accurately or sell at an advantageous time or price and involve greater transaction costs and wider bid/ask spreads than certain other instruments.
In addition, investments in asset-backed securities entail additional risks relating to the underlying pools of assets, including credit risk, default risk and prepayment and extension risk with respect to the underlying pool or individual assets represented in the pool. With respect to a mortgage loan backing mortgage-backed securities ("MBS"), when an underlying obligor, such as a homeowner, makes a prepayment, an investor in the securities receives a larger portion of its principal investment back, which means that there will be a decrease in monthly interest payments and the investor may not be able to reinvest the principal it receives as a result of such prepayment in a security with a similar risk, return or liquidity profile. In addition to prepayments, the underlying assets owned by an issuer of asset-backed securities are subject to the risk of defaults, and both defaults and prepayments may shorten the securities’ weighted average life and may lower their return, which may adversely affect a Fund’s investment in the asset-backed securities. The value of asset-backed securities held by a Fund also may change because of actual or perceived changes in the creditworthiness of the underlying asset obligors, the originators, the servicing agents, the financial institutions, if any, providing credit support, or swap counterparties in the case of synthetic asset-backed securities.
Further, credit risk retention requirements for asset-backed securities may increase the costs to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which a Fund may invest. Although the impact of these requirements is uncertain, certain additional costs may be passed to a Fund and the Fund’s investments in asset-backed securities may be adversely affected. Many of the other changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or foreign regulatory developments could materially impact the value of a Fund’s assets, expose the Fund to additional costs and require changes to investment practices, thereby adversely affecting the Fund’s performance.
Additional risks relating to investments in asset-backed securities may arise because of the type of asset-backed securities in which a Fund invests, defined by the assets collateralizing the asset-backed securities. For example, collateralized mortgage obligations may have complex or highly variable prepayment terms, such as companion classes, interest only or principal only payments, inverse floaters and residuals. These investments generally entail greater market, prepayment and liquidity risks than other mortgage-backed securities, and may be more volatile or less liquid than other mortgage-backed securities. In addition, asset-backed securities backed by aircraft loans and leases may provide a Fund with a less effective security interest in the related underlying collateral than do mortgage-related securities and, thus, it is possible that recovery on repossessed collateral might be unavailable or inadequate to support payments on these asset-backed securities. In addition to the risks inherent in asset-backed securities generally, risks associated with aircraft securitizations include but are not limited to risks related to commercial aircraft, the leasing of aircraft by commercial airlines and the commercial aviation industry generally.  With respect to any one aircraft, the value of such aircraft can be affected by the particular maintenance and operating history for the aircraft or its components, the model and type of aircraft, the jurisdiction of registration (including legal risks, costs and delays in attempting to repossess and export such aircraft following any default under the related loan or lease) and regulatory risk. A Fund may invest in these and other types of asset-backed securities that may be developed in the future.
Commercial Mortgage-Backed Securities—Commercial mortgage backed securities (“CMBS”) are collateralized by one or more commercial mortgage loans.  Banks and other lending institutions typically group the loans into pools and interests in these pools are then sold to investors, allowing the lender to have

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more money available to loan to other commercial real estate owners. Commercial mortgage loans may be secured by office properties, retail properties, hotels, mixed use properties or multi-family apartment buildings.  Investments in CMBS are subject to the risks of asset-backed securities generally and particularly subject to credit risk, interest rate risk, and liquidity and valuation risk. CMBS are also subject to the risk that the value of such securities will decline because, among other things, the securities are not issued or guaranteed as to principal or interest by the U.S. government or a government sponsored enterprise. CMBS often are issued in the form of several different tranches.  Depending on their respective seniority, individual tranches are subject to increased (and sometimes different) credit, prepayment and liquidity and valuation risks as compared to other tranches. These securities are often subject to prepayment and liquidity and valuation risks.
Residential Mortgage-Backed Securities—Home mortgage loans are typically grouped together into pools by banks and other lending institutions, and interests in these pools are then sold to investors, allowing the bank or other lending institution to have more money available to loan to home buyers. Some of these pools are guaranteed by U.S. government agencies or by government sponsored private corporations-familiarly called “Ginnie Mae,” “Fannie Mae” and “Freddie Mac” (referred to as "agency" MBS). Non-agency MBS (referred to as "private label") are subject to the risk that the value of such securities will decline because, among other things, the securities are not issued or guaranteed as to principal or interest by the U.S. government or a government sponsored enterprise. Non-agency residential mortgage-backed securities often are issued in the form of several different tranches.  Depending on their respective seniority, individual tranches are subject to increased (and sometimes different) credit, prepayment and liquidity and valuation risks as compared to other tranches. These securities are often subject to greater credit, prepayment and liquidity and valuation risks than agency MBS. In addition, these securities may be less readily marketable as the market for these securities is typically smaller and less liquid than the market for agency MBS, thus these securities may be subject to greater price fluctuation than agency MBS. Home mortgage loans may also be purchased and grouped together by non-lending institutions such as investment banks and hedge funds who will sell interests in such pools to investors.
Mortgage-backed securities are particularly sensitive to changes in interest rates. For example, rising interest rates tend to extend the duration of fixed-rate mortgage-backed securities. As a result, a rising interest rate environment can cause the prices of mortgage-backed securities to be increasingly volatile, which may adversely affect a Fund’s holdings of mortgage-backed securities. In light of the current interest rate environment, a Fund’s investments in these securities may be subject to heightened interest rate risk. In addition, a decline of housing values and other economic developments (such as a rise in unemployment rates or a slowdown in the overall economy) may cause delinquencies or non-payment in mortgages (particularly sub-prime and non-prime mortgages) underlying MBS, which would likely adversely impact the ability of the issuer to make principal and/or interest payments timely or at all to holders of MBS and negatively affect a Fund’s investments in such MBS.
Collateralized Loan Obligations and Collateralized Debt Obligations Risk—A collateralized loan obligation (“CLO”) is an asset-backed security whose underlying collateral is a pool of loans. Such loans may include domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, some of which may be below investment grade or equivalent unrated loans. Investments in CLOs carry the same risks as investments in loans directly, such as interest rate risk, credit and liquidity and valuation risks, and the risk of default. These investments are also subject to the risks associated with a decrease of market value due to collateral defaults and disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to these types of securities as a class. CLOs issue classes or “tranches” that vary in risk and yield. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. A CLO may experience substantial losses attributable to loan defaults. A Fund’s investment in a CLO may decrease in market value because of (i) loan defaults or credit impairment, (ii) the disappearance of subordinate tranches, (iii) market anticipation of defaults, and (iv) investor aversion to CLO securities as a class. These risks may be magnified depending on the tranche of CLO securities in which a Fund invests. For example, investments in a junior tranche of CLO securities will likely be more sensitive to loan defaults or credit impairment than investments in more senior tranches.
Collateralized debt obligations (“CDOs”) are structured similarly to CLOs, but are backed by pools of assets that are debt securities rather than only loans, typically including bonds, other structured finance securities (including other asset-backed securities and other CLOs) and/or synthetic instruments. CDOs are often highly leveraged, and like CLOs, the risks of investing in CDOs may be magnified depending on the tranche of CDO securities held by a Fund. The nature of the risks of CDOs depends largely on the type and quality of the underlying collateral and the tranche of CDOs in which a Fund may invest. CDOs collateralized by pools of asset-backed securities carry the same risks as investments in asset-backed securities directly, including losses with respect to the collateral underlying those asset-

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backed securities. In addition, certain CDOs may not hold their underlying collateral directly, but rather, use derivatives such as swaps to create “synthetic” exposure to the collateral pool. Such CDOs entail the risks associated with derivative instruments.
Commercial Paper Risk—The value of a Fund’s investment in commercial paper, which is an unsecured promissory note that generally has a maturity date between one and 270 days and is issued by a U.S. or foreign entity, is susceptible to changes in the issuer’s financial condition or credit quality. Commercial paper is typically repaid with the proceeds from the issuance of new commercial paper. Thus, investments in commercial paper are subject to the risk (commonly referred to as rollover risk) that the issuer will be unable to issue sufficient new commercial paper to meet the repayment obligations under its outstanding commercial paper. Investments in commercial paper are usually discounted from their value at maturity. Commercial paper can be fixed-rate or variable rate and can be adversely affected by changes in interest rates. As with other debt securities, there is a risk that the issuer of commercial paper will default completely on its obligations. Commercial paper is generally unsecured and, thus, is subject to increased credit risk. A Fund may have limited or no recourse against the issuer of commercial paper in the event of default.
Convertible Securities Risk—Convertible securities, debt or preferred equity securities convertible into, or exchangeable for, equity securities, are generally preferred stocks and other securities, including fixed-income securities and warrants that are convertible into or exercisable for common stock. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree, and are subject to the risks associated with debt and equity securities, including interest rate, market and issuer risks. For example, if market interest rates rise, the value of a convertible security usually falls. Certain convertible securities may combine higher or lower current income with options and other features. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Convertible securities may be lower-rated securities subject to greater levels of credit risk. A convertible security may be converted before it would otherwise be most appropriate, which may have an adverse effect on a Fund’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. A Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Counterparty Credit Risk—Counterparty risk is the risk that a counterparty to a Fund transaction (e.g., prime brokerage or securities lending arrangement or derivatives transaction) will be unable or unwilling to perform its contractual obligation to a Fund. A Fund may invest in financial instruments and derivatives (including equity index swap agreements) involving counterparties for the purpose of seeking to gain exposure to a particular group of securities, index, asset class or reference asset without actually purchasing those securities or investments, or seeking to hedge a position. Such financial instruments may include, among others, total return, index, interest rate, and credit default swap agreements. A Fund may use counterparty agreements to exchange the returns (or differentials in rates of return) earned or realized in particular predetermined investments or instruments. Through these investments and related arrangements (e.g., prime brokerage or securities lending arrangements or derivatives transactions), a Fund is exposed to credit risks that the counterparty may be unwilling or unable to make timely payments or otherwise meet its contractual obligations. If the counterparty becomes bankrupt or defaults on (or otherwise becomes unable or unwilling to perform) its payment or other obligations to a Fund, the Fund may not receive the full amount that it is entitled to receive or may experience delays in recovering the collateral or other assets held by, or on behalf of, the counterparty. If this occurs, or if exercising contractual rights involves delays or costs for a Fund, the value of your shares in a Fund may decrease.
A Fund bears the risk that counterparties may be adversely affected by legislative or regulatory changes, adverse market conditions, increased competition, and/or wide scale credit losses resulting from financial difficulties of the counterparties' other trading partners or borrowers.
Credit Risk—A Fund could lose money if the issuer or guarantor of a debt instrument or a counterparty to a derivatives transaction or other transaction (such as a repurchase agreement or a loan of portfolio securities or other instruments)

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is unable or unwilling, or perceived to be unable or unwilling, to pay interest or repay principal on time or defaults. If an issuer fails to pay interest, a Fund’s income would likely be reduced, and if an issuer fails to repay principal, the value of the instrument likely would fall and the Fund could lose money. This risk is especially acute with respect to high yield, below-investment grade and unrated high risk debt instruments (which also may be known as “junk bonds”). Also, the issuer, guarantor or counterparty may suffer adverse changes in its financial condition or be adversely affected by economic, political or social conditions that could lower the credit quality (or the market’s perception of the credit quality) of the issuer or instrument, leading to greater volatility in the price of the instrument and in shares of a Fund. Although credit quality may not accurately reflect the true credit risk of an instrument, a change in the credit quality rating of an instrument or an issuer can have a rapid, adverse effect on the instrument’s liquidity and make it more difficult for a Fund to sell at an advantageous price or time. Any applicable limitation on the credit quality of an issuer or instrument in which a Fund may invest is applied at the time the Fund purchases the instrument.
The degree of credit risk depends on the particular instrument and the financial condition of the issuer, guarantor or counterparty, which are often reflected in its credit quality. Credit quality is a measure of the issuer’s expected ability to make all required interest and principal payments in a timely manner. An issuer with the highest credit rating has a very strong capacity with respect to making all payments. An issuer with the second-highest credit rating has a strong capacity to make all payments, but the degree of safety is somewhat less. An issuer with the lowest credit quality rating may be in default or have extremely poor prospects of making timely payment of interest and principal. Credit ratings assigned by rating agencies are based on a number of factors and subjective judgments and therefore do not necessarily represent an issuer's actual financial condition or the volatility or liquidity of the security. Although higher-rated securities generally present lower credit risk as compared to lower-rated or unrated securities, an issuer with a high credit rating may in fact be exposed to heightened levels of credit or liquidity risk. See Appendix A of the SAI for a more complete discussion of the meaning of the different credit quality ratings.
Investment grade instruments are debt instruments that have been determined by a nationally recognized statistical rating organization to have a medium to high probability of being paid (although there is always a risk of default) or, if unrated, have been determined by the Investment Manager to be of comparable quality. Investment grade instruments are designated “BBB”, “A”, “AA” or “AAA” by Standard & Poor’s Ratings Group, Fitch Investors Service, Inc., DBRS Ltd., Morningstar Credit Ratings, LLC and Kroll Bond Rating Agency, Inc., “Baa”, “A”, “Aa” or “Aaa” by Moody’s Investors Service (“Moody’s”), and “bbb”, “a”, “aa”, or “aaa” by A.M. Best Company, or an equivalent rating by any other nationally recognized statistical rating organization, or have been determined by the Investment Manager to be of comparable quality. If nationally recognized statistical rating organizations assign different ratings to the same instrument, a Fund will use the higher rating for purposes of determining the instrument’s credit quality. The Investment Manager's credit analysis includes looking at factors such as an issuer’s debt service coverage (i.e., its ability to make interest payments on its debt), the issuer’s cash flow, general economic factors and domestic and global market conditions.
The loans and corporate debt instruments in which a Fund may invest include those (i) rated lower than investment grade credit quality, e.g., rated lower than “Baa” category by Moody’s or “BBB” category by Standard & Poor’s Corporation, or have been issued by issuers who have issued other debt instruments which, if rated, would be rated lower than investment grade credit quality or (ii) unrated but the borrowers and their other loans typically are rated below investment grade. Investment decisions will be based largely on the credit risk analysis performed by the Investment Manager and not on rating agency evaluations. This analysis may be difficult to perform. Information about many loans and their issuers generally is not available in the public domain because many issuers have not issued securities to the public and are not subject to reporting requirements under federal securities laws. Thus, little public information typically exists about these companies. Generally, however, these issuers are required to provide certain financial information to lenders, and certain information may be available from other participants or agents in the loan marketplace.
Currency Risk—A Fund’s direct or indirect exposure to foreign currencies, including through ownership of securities of foreign issuers, subjects the Fund to the risk that those currencies will decline in value relative to the U.S. Dollar, which would cause a decline in the U.S. value of the holdings of the Fund. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates and the imposition of currency controls or other political, economic and tax developments in the U.S. or abroad. When a Fund seeks exposure to foreign currencies through foreign currency contracts and related transactions, the Fund becomes particularly susceptible to foreign currency value fluctuations, which may be sudden and significant, and investment decisions tied to currency markets. In addition, these investments are subject to the risks associated with derivatives and hedging the impact on a Fund of fluctuations in the value of currencies may be magnified. To the extent a Fund seeks to hedge currency risk, the Fund may incur increased implied transaction costs.
Derivatives Risk—A Fund may invest in derivatives, such as swaps, futures contracts and options contracts and other instruments described in the Fund’s principal investment strategies, to pursue its investment objective and to create

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economic leverage in the Fund, to seek to enhance total return, to seek to hedge against fluctuations in securities prices, interest rates, currency rates, etc., to seek to change the effective duration of a Fund’s portfolio, to seek to manage certain investment risks, as a substitute for the purchase or sale of securities or currencies, and/or to obtain or replicate market exposure. The use of such derivatives may expose a Fund to risks in addition to and greater than those associated with investing directly in the securities underlying those derivatives, including risks relating to leverage, imperfect correlations with underlying investments or the Fund’s other portfolio holdings, high price volatility, lack of availability, counterparty credit, liquidity, valuation and legal restrictions. The use of such derivatives may also expose a Fund to the performance of securities that the Fund does not own. For derivatives traded on an exchange or through a central counterparty, a Fund is subject to the credit risk of the clearing broker or clearinghouse. Certain derivatives are subject to mandatory exchange trading and/or clearing. Central clearing is intended to reduce counterparty credit risk and increase liquidity, but does not make derivatives transactions risk-free. The skills necessary to successfully execute derivatives strategies may be different from those for more traditional portfolio management techniques, and if the Investment Manager is incorrect about its expectations of market conditions, the use of derivatives could also result in a loss, which in some cases may be unlimited. Use of derivatives may also cause a Fund to be subject to additional regulations, which may generate additional Fund expenses. These practices also entail transactional expenses and may cause a Fund to realize higher amounts of short-term capital gains than if the Fund had not engaged in such transactions. The markets for certain derivative instruments, and those located in foreign countries, are relatively new and still developing, which may expose a Fund to increased counterparty and liquidity risk. Certain risks also are specific to the derivatives in which a Fund invests.
Certain of the derivatives in which the Funds invest are traded (and privately negotiated) in the over-the-counter ("OTC") market. OTC derivatives are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Fund. In addition, OTC derivative instruments are often highly customized and tailored to meet the needs of the Funds and their trading counterparties. If a derivative transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. As a result and similar to other privately negotiated contracts, a Fund is subject to counterparty credit risk with respect to such derivative contracts.
Forward Foreign Currency Exchange Contracts Risk—A forward foreign currency exchange contract is an OTC obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. Forward foreign currency exchange contracts can be used to reduce a Fund’s exposure to changes in the value of the currency it will deliver, to shift exposure to foreign currency fluctuations from one currency to another or to increase a Fund’s exposure to changes in the value of the currency that it will receive for the duration of the contract. Foreign currency transactions can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. Also, there have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the currency increases. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in such transactions at any given time or from time to time. A Fund engaging in forward foreign currency exchange contracts will be subject to counterparty risk and any failure to perform by a counterparty could result in a loss to the Fund.
Futures Contracts Risk—Futures contracts are exchange-traded contracts that call for the future delivery of an asset at a certain price and date, or cash settlement (payment of the gain or loss on the contract). Futures are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price and for other reasons such as to manage exposure to changes in interest rates and bond prices; as an efficient means of adjusting overall exposure to certain markets; in an effort to enhance income; to protect the value of portfolio securities or other instruments; and to adjust portfolio duration. Risks of futures contracts may be caused by an imperfect correlation between movements in the price of the instruments and the price of the underlying assets. In addition, there is a risk that a Fund may not be able to enter into a closing transaction because of an illiquid market. Futures markets can be highly volatile and the use of futures may increase the volatility of a Fund’s NAV. Exchanges can limit the number of options that can be held or controlled by a Fund or the Investment Manager, thus limiting the ability to implement a Fund's strategies. Futures are also subject to leveraging risk and can be subject to liquidity risk.
Hybrid Securities—Hybrid instruments combine the characteristics of securities, futures and options. Typically, a hybrid instrument combines a traditional stock, bond or commodity with an option or forward

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contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied to the price of some security, commodity, currency or securities index, or another interest rate or some other economic factor. Hybrid instruments can be used as an efficient means of pursuing a variety of investment goals, including currency hedging and increased total return. The risks of such investments would reflect the risks of investing in futures, options and securities, including volatility and illiquidity. Such securities may bear interest or pay dividends at below market (or even relatively nominal) rates. Under certain conditions, the redemption value of such an investment could be zero.
Options Contracts Risk—The buyer of an option acquires the right, but not the obligation, to buy (a call option) or sell (a put option) a certain quantity of a security (the underlying security) or instrument, including a futures contract or swap, at a certain price up to a specified point in time. The seller or writer of an option is obligated to sell (a call option) or buy (a put option) the underlying instrument. Options are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price and for other reasons such as to manage exposure to changes in interest rates and bond prices; as an efficient means of adjusting overall exposure to certain markets; in an effort to enhance income; to protect the value of portfolio securities or other instruments; and to adjust portfolio duration. Options are subject to correlation risks. The writing and purchase of options is a highly specialized activity as the successful use of options depends on the Investment Manager’s ability to predict correctly future price fluctuations and the degree of correlation between the markets for options and the underlying instruments. Exchanges can limit the number of futures options that can be held or controlled by a Fund or the Investment Manager, thus limiting the ability to implement the Fund's strategies. Options are also particularly subject to leverage risk and can be subject to liquidity risk. Because option premiums paid or received by a Fund are small in relation to the market value of the investments underlying the options, a Fund is exposed to the risk that buying and selling put and call options can be more speculative than investing directly in securities.
A Fund may also purchase or sell call and put options on a “covered” basis. A call option is “covered” if a Fund owns the security underlying the call or has an absolute right to acquire the security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are segregated by a Fund’s custodian). As a seller of covered call options, the Fund faces the risk that it will forgo the opportunity to profit from increases in the market value of the security covering the call option during an option’s life.
Swap Agreements Risk—Swap agreements are contracts for periods ranging from one day to more than one year and may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant or swap execution facility and cleared through a clearinghouse that serves as a central counterparty. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. A Fund may enter into swap agreements, including, but not limited to total return swaps, index swaps, interest rate swaps, municipal market data rate locks, and credit default swaps. A Fund may utilize swap agreements in an attempt to gain exposure to certain securities without purchasing those securities, which is speculative, or to hedge a position. Risks associated with the use of swap agreements are different from those associated with ordinary portfolio securities transactions, due to the fact they could be considered illiquid and many swaps currently trade on the OTC market. Swaps are particularly subject to counterparty credit, correlation, valuation, liquidity and leveraging risks.
Certain standardized swaps are subject to mandatory exchange trading and central clearing. Exchange trading and central clearing are expected to reduce counterparty credit risk and increase liquidity, but exchange trading and central clearing do not make swap transactions risk-free. Additionally, the Commodity Futures Trading Commission ("CFTC") and other applicable regulators have adopted rules imposing certain margin requirements, including minimums, on OTC swaps, which may result in a Fund and its counterparties posting higher margin amounts for OTC swaps, which could increase the cost of swap transactions to the Fund and impose added operational complexity. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of many OTC derivative instruments that the CFTC and the U.S. Securities and Exchange Commission ("SEC") have defined as “swaps.” Mandatory exchange-trading and clearing are occurring on a phased-in basis based on the type of market participant and CFTC approval of contracts for central clearing. The Investment Manager will continue to monitor developments in this area, particularly to the extent regulatory changes affect a Fund’s ability to enter into swap agreements.
Dollar Roll Transaction Risk—A Fund may enter into dollar roll transactions, in which the Fund sells a mortgage-backed or other security for settlement on one date and buys back a substantially similar security (but not the same security) for settlement at a later date. A Fund gives up the principal and interest payments on the security, but may

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invest the sale proceeds, during the “roll period.” When a Fund enters into a dollar roll transaction, any fluctuation in the market value of the security transferred or the securities in which the sales proceeds are invested can affect the market value of the Fund’s assets, and therefore, the Fund’s NAV. Dollar roll transactions may sometimes be considered to be the practical equivalent of borrowing and constitute a form of leverage. Dollar roll transactions also involve the risk that the market value of the securities a Fund is required to deliver may decline below the agreed upon repurchase price of those securities. In addition, in the event that a Fund’s counterparty becomes insolvent or otherwise unable or unwilling to perform its obligations, the Fund’s use of the proceeds may become restricted pending a determination as to whether to enforce the Fund’s obligation to purchase the substantially similar securities.
Emerging Markets Risk—A Fund may invest in securities in emerging markets. Investing in securities in emerging markets countries may entail greater risks than investing in securities in developed markets countries globally, such as increased economic, political, regulatory or other uncertainties. These risks include: (i) less social, political and economic stability and potentially more volatile currency exchange rates; (ii) the small current size of the markets for such securities and the currently low or nonexistent volume of trading, which result in a lack of liquidity and in greater price volatility; (iii) certain national policies which may restrict a Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests, and trade barriers; (iv) foreign taxation; (v) the absence of developed legal systems, including structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) lower levels of government regulation and less extensive accounting, financial and other reporting requirements; (vii) high rates of inflation for prolonged periods; and (viii) particular sensitivity to global economic conditions or reliance on international or other forms of aid, including trade, taxation and development policies. Sovereign debt of emerging countries may be in default or present a greater risk of default. Frontier market countries generally have smaller economies and even less developed capital markets than traditional emerging market countries (which themselves have increased investment risk relative to developed market countries) and, as a result, a Fund’s exposure to the risks associated with investing in emerging market countries are magnified if the Fund invests in frontier market countries.
Extension Risk—Certain debt instruments, including mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur at a slower rate or later than expected.  In this event, the expected maturity could lengthen as short or intermediate-term instruments become longer-term instruments, which would make the investment more sensitive to changes in interest rates.  In addition, the Fund’s investment may sharply decrease in value and the Fund’s income from the investment may quickly decline.  These types of instruments are particularly subject to extension risk, and offer less potential for gains, during periods of rising interest rates. In addition, the Fund may be delayed in its ability to reinvest income or proceeds from these instruments in potentially higher yielding investments, which would adversely affect the Fund to the extent its investments are in lower interest rate debt instruments.  Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.
Foreign Securities and Currency Risk—Investing in foreign investments, including investing in foreign securities through American Depositary Receipts ("ADRs") and Global Depositary Receipts ("GDRs"), involves certain special or additional risks, including, but not limited to: (i) unfavorable changes in currency exchange rates ; (ii) unfavorable changes in applicable regulations; (iii) adverse political and economic developments; (iv) unreliable or untimely information; (v) limited legal recourse; (vi) limited markets; (vii) higher operational expenses; and (viii) illiquidity. These investments are subject to additional risks, including: differing reporting, accounting, and auditing standards; nationalization, expropriation, or confiscatory taxation; foreign currency fluctuations, currency blockage, or replacement; potential for default on sovereign debt; or other diplomatic developments, which may include the imposition of economic sanctions or other measures by the U.S. or other governments and supranational organizations or changes in trade policies. These risks may even be higher in underdeveloped or emerging markets. The less developed a country’s securities market is, the greater the level of risks. A Fund considers a security to be a foreign security if the issuer is organized under the laws of a foreign country or is a foreign government, or a sub-division or agency of such government, or the security is traded in markets outside the United States.
Foreign fixed-income securities may also be negatively affected by rising interest rates, which may cause an increase in funding costs for foreign issuers and make it more difficult for them to service their debt. Rising interest rates, in addition to widening credit spreads, may cause a decline in market liquidity. Foreign investments are normally issued and traded in foreign currencies. As a result, their values may be affected by changes in the exchange rates between particular foreign currencies and the U.S. dollar. Foreign investments may be subject to the risks of seizure or other involvement by a foreign government, imposition of restrictions on the exchange or transport of foreign currency, and tax increases. There may also be less information publicly available about a foreign company than about most U.S. companies, and foreign companies are usually not subject to accounting, auditing and financial reporting standards and practices comparable to those in the United States. The legal remedies for investors in foreign investments may be more limited than those available in the United States and a Fund may have limited or no legal

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recourse with respect to foreign securities. Certain foreign investments may be less liquid (harder to buy and sell) and more volatile than domestic investments, which means a Fund may at times be unable to sell its foreign investments at desirable prices. For the same reason, a Fund may at times find it difficult to value its foreign investments. Brokerage commissions and other fees are generally higher for foreign investments than for domestic investments. The procedures and rules for settling foreign transactions may also involve delays in payment, delivery or recovery of money or investments. Foreign withholding taxes may reduce the amount of income available to distribute to shareholders of a Fund.
High Yield and Unrated Securities Risk—High yield debt securities in the lower rating (higher risk) categories of the recognized rating services are commonly referred to as “junk bonds.” High yield securities are debt securities that have been determined by a rating agency to have a lower probability of being paid and have a credit rating of “BB” category or lower by Standard & Poor’s Corporation and Fitch Investors Service, Inc. or “Ba” category or lower by Moody’s Investors Service or have been determined by an Investment Manager to be of comparable quality. The total return and yield of junk bonds can be expected to fluctuate more than the total return and yield of higher-quality bonds. Junk bonds (those rated below investment grade or in default, or unrated securities determined by the Investment Manager to be of comparable quality) are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. High yield securities may be subject to greater levels of credit risk and tend to be less liquid, and therefore more difficult to value accurately and sell at an advantageous price or time and may involve greater transactions costs and wider bid/ask spreads, than higher-quality bonds. The risks associated with high yield securities are heightened during times of weakening economic conditions or rising interest rates.
Successful investment in lower-medium and lower-rated debt securities involves greater investment risk and is highly dependent on the Investment Manager’s credit analysis. The value of high yield securities is particularly vulnerable to changes in interest rates and a real or perceived economic downturn or higher interest rates could cause a decline in high-yield bond prices by lessening the ability of issuers to make principal and interest payments. These bonds are often thinly traded or subject to irregular trading and can be more difficult to sell and value accurately than higher-quality bonds because there tends to be less public information available about these securities. Because objective pricing data may be less available, judgment may play a greater role in the valuation process. In addition, the entire high yield bond market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by major investors, a high-profile default, or a change in the market’s psychology regarding high yield investments. High yield securities may be more sensitive to adverse specific corporate or general market developments than higher-quality bonds. This type of volatility is usually associated more with stocks than bonds.
Interest Rate Risk—Fixed-income and other debt instruments are subject to the possibility that interest rates could change (or are expected to change). Changes in interest rates may adversely affect the Fund’s investments in these instruments, such as the value or liquidity of, and income generated by, the investments. The value of a debt instrument with a longer duration will be more sensitive to interest rate changes than a similar instrument with a shorter duration. Similarly, the longer the average duration (whether positive or negative) of these instruments held by a Fund or to which a Fund is exposed (i.e., the longer the average portfolio duration of a Fund), the more a Fund’s share price will likely fluctuate in response to interest rate changes. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates that incorporates a security's yield, coupon, final maturity and call features, among other characteristics. For example, the NAV per share of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point.
However, measures such as duration may not accurately reflect the true interest rate sensitivity of instruments held by a Fund and, in turn, the Fund's susceptibility to changes in interest rates. Certain fixed-income and debt instruments are subject to the risk that the issuer may exercise its right to redeem (or call) the instrument earlier than anticipated. Although an issuer may call an instrument for a variety of reasons, if an issuer does so during a time of declining interest rates, a Fund might have to reinvest the proceeds in an investment offering a lower yield or other less favorable features, and therefore might not benefit from any increase in value as a result of declining interest rates. Interest only or principal only securities and inverse floaters are particularly sensitive to changes in interest rates, which may impact the income generated by the security and other features of the security.
Instruments with variable or floating interest rates, such as syndicated bank loans, generally are less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much or as fast as interest rates in general. Conversely, in a decreasing interest rate environment, these instruments will generally not increase in value and a Fund’s investment in instruments with floating interest rates may prevent the Fund from taking full advantage of decreasing interest rates in a timely manner. In addition, the income received from such instruments will likely be adversely affected by a decrease in interest rates.

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Adjustable rate securities also react to interest rate changes in a similar manner as fixed-rate securities but generally to a lesser degree depending on the characteristics of the security, in particular its reset terms (i.e., the index chosen, frequency of reset and reset caps or floors). During periods of rising interest rates, because changes in interest rates on adjustable rate securities may lag behind changes in market rates, the value of such securities may decline until their interest rates reset to market rates. These securities also may be subject to limits on the maximum increase in interest rates. During periods of declining interest rates, because the interest rates on adjustable rate securities generally reset downward, their market value is unlikely to rise to the same extent as the value of comparable fixed rate securities. These securities may not be subject to limits on downward adjustments of interest rates.
During periods of rising interest rates, issuers of debt securities or asset-backed securities may pay principal later or more slowly than expected, which may reduce the value of a Fund’s investment in such securities and may prevent the Fund from receiving higher interest rates on proceeds reinvested in other instruments. Please refer to ”Extension Risk” for additional information. During periods of falling interest rates, issuers of debt securities or asset-backed securities may pay off debts more quickly or earlier than expected, which could cause a Fund to be unable to recoup the full amount of its initial investment and/or cause a Fund to reinvest in lower-yielding securities, thereby reducing the Fund’s yield. Please refer to “Prepayment Risk” for additional information.
Certain debt instruments, such as instruments with a negative duration or inverse instruments, are also subject to interest rate risk, although such instruments generally react differently to changes in interest rates than instruments with positive durations. A Fund’s investments in these instruments also may be adversely affected by changes in interest rates. For example, the value of instruments with negative durations, such as inverse floaters, generally decrease if interest rates decline.
Changing Fixed-Income Market Conditions—There is a risk that interest rates across the financial system may change, sometimes unpredictably, as a result of a variety of factors, such as central bank monetary policies, inflation rates and general economic conditions. Very low or negative interest rates may magnify a Fund’s susceptibility to interest rate risk and diminish yield and performance (e.g., during periods of very low or negative interest rates, a Fund may be unable to maintain positive returns). In addition, certain countries have experienced or may experience negative interest rates on certain fixed-income and debt instruments.
Changes in fixed-income or related market conditions, including the potential for changes to interest rates and negative interest rates, may expose fixed-income or related markets to heightened volatility and reduced liquidity for Fund investments, which may be difficult to sell at favorable times or prices, causing the value of a Fund’s investments and NAV per share to decline. A rise in general interest rates may also result in increased redemptions from a Fund. Very low, negative or changing interest rates may also have unpredictable effects on securities markets in general, directly or indirectly impacting a Fund’s investments, yield and performance. Thus, under the current low interest rate environment, a Fund faces a heightened level of interest rate, liquidity and valuation risks.
A Fund that invests in derivatives tied to fixed-income or related markets may be more substantially exposed to these risks than a fund that does not invest in such derivatives. To the extent a Fund experiences high redemptions because of changes in interest rates, the Fund may experience increased portfolio turnover, which will increase the costs that the Fund incurs and may lower the Fund’s performance. The liquidity levels of a Fund's portfolio may also be affected and the Fund could be required to sell holdings at disadvantageous times or prices in order to meet redemption obligations or other liquidity needs.
Investments by Investing Funds and Other Large Shareholders—Shares of each Fund are offered as an investment to certain other investment companies (including those advised by the Investment Manager and its affiliates) and may be offered to large retirement plans and other large investors. Such investors may comprise a significant portion of a Fund's shareholders. A Fund is subject to the risk that one or more large investors purchase or redeem a large percentage of Fund shares at any time. To meet large redemption requests, a Fund may have to hold large uninvested cash positions or sell investments to raise the cash needed to satisfy redemption requests at times when it would not otherwise do so. In turn, a Fund’s performance may suffer and a Fund can incur high turnover, incur brokerage costs, realize gains or losses at inopportune times, lose money, hold a less liquid portfolio or experience other adverse consequences. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that a Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. A Fund may also experience adverse tax consequences as a result of a large shareholder transaction. Under certain circumstances, a Fund may also experience frequent large shareholder transactions.
Investment in Investment Vehicles Risk—Investments in investment companies or other investment vehicles may include index-based unit investment trusts such as Standard & Poor’s Depositary Receipts or other index funds and securities of investment companies that are not index-based, including closed-end funds, mutual funds or exchange-

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traded funds (“ETFs”) and other investment vehicles. Index-based investments sometimes hold substantially all of their assets in securities representing a specific index. A Fund may use index-based investments (including ETFs designed to track an index) as a way of managing its cash position, or to maintain liquidity while gaining exposure to the equity, commodities or fixed-income markets, or a particular sector of such markets, or to seek to avoid losses in declining market conditions. A Fund may invest in index-based investment vehicles for a variety of other reasons, including to obtain exposure to a specific asset class or investment strategy or to seek to enhance return or yield. In addition, an index-based investment vehicle in which a Fund invests may not replicate exactly the composition or performance of the index it seeks to track for a number of reasons, such as operating expenses, transaction costs and imperfect correlation of holdings relative to the index.
A Fund and its shareholders may incur its pro rata share of the expenses of the underlying investment companies or vehicles in which a Fund invests, such as investment advisory and other management expenses, and shareholders will incur the operating expenses of these investment vehicles. In addition, a Fund will be subject to those risks affecting the investment vehicle, including the effects of business and regulatory developments that affect an underlying investment company or vehicle or the investment company industry generally as well as the possibility that the value of the underlying securities held by the investment vehicle could decrease or the portfolio becomes illiquid. Shares of investment vehicles that trade on an exchange may trade at a discount or premium from their net asset value. The purchase of shares of some investment companies (such as closed-end investment companies and ETFs) may require the payment of substantial premiums above the value of such companies' portfolio securities or NAVs.
An underlying investment vehicle may buy the same securities that another underlying investment vehicle sells. If this happens, an investor in a Fund would indirectly bear the costs of these trades without accomplishing any investment purpose. In addition, certain of the underlying investment vehicles may hold common portfolio positions, thereby reducing the diversification benefits of an asset allocation style. The underlying investment vehicles may engage in investment strategies or invest in specific investments in which a Fund would not engage or invest directly. The performance of those underlying investment vehicles, in turn, depends upon the performance of the securities in which they invest.
The underlying investment companies or other investment vehicles in which a Fund invests are often institutional funds owned by a small number of shareholders and are thus also subject to the risk that shareholders redeem their shares rapidly, which may adversely affect the performance and liquidity of the underlying investment vehicles and the Fund.
An investment by a Fund in ETFs generally presents the same primary risks as an investment in a mutual fund.  In addition, an investment in an ETF may be subject to additional risk, including: the ETF's shares may trade at a discount or premium relative to the net asset value of the shares; an active trading market may not develop for the ETF's shares; the listing exchange may halt trading of the ETF's shares; the ETF may fail to correctly track the referenced asset (if any); and the ETF may hold troubled securities in the referenced index or basket of investments.
Investment in Loans Risk—Loans, such as syndicated bank loans and other direct lending opportunities, senior floating rate loans, secured and unsecured loans, second lien or more junior loans, bridge loans, revolving credit facilities, unfunded commitments, loan assignments or loan participations, may incur some of the same risks as other debt securities, such as prepayment risk, extension risk, credit risk, interest rate risk, liquidity risk, and risks associated with high yield securities. The terms of certain loan agreements may cause certain loans to be particularly sensitive to changes in benchmark interest rates. Although some loans are secured by collateral, the collateral may be difficult to liquidate and the value of the collateral can decline or be insufficient or unavailable to lower the borrower's obligations should the borrower default. In the event that a Fund becomes the owner of the collateral, the Fund would bear the risks, costs and liabilities associated with owning and disposing of the collateral.
The Funds invest in loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations (“covenant-lite obligations”), which are loans or other similar debt obligations that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants and other financial protections for lenders and investors. A Fund may also obtain exposure to covenant lite obligations through investment in securitization vehicles and other structured products. In current market conditions, many new, restructured or reissued loans and similar debt obligations do not feature traditional financial maintenance covenants, which are intended to protect lenders and investors by imposing certain restrictions and other limitations on a borrower’s operations or assets and by providing certain information and consent rights to lenders. Covenant-lite obligations generally allow borrowers to exercise more flexibility with respect to certain activities that may otherwise be limited or prohibited under similar loan obligations that are not covenant-lite. In addition, a Fund may receive less or less frequent financial reporting from a borrower under a covenant-lite obligation, which may result in more limited access to financial information, difficulty evaluating the borrower’s financial performance over time and delays

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in exercising rights and remedies in the event of a significant financial decline. As a result, investments in or exposure to covenant-lite obligations are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.
A Fund's interest in a particular loan and/or in particular collateral securing a loan may be subordinate to the interests of other creditors of the obligor. As a result, a loan may not be fully collateralized (and may be uncollateralized) and can decline significantly in value, which may result in the Fund not receiving payments to which it is entitled on a timely basis or at all. In addition, the Fund may have limited rights to exercise remedies against collateral or against an obligor when payments are delayed or missed.
Loans may offer a fixed rate or floating rate of interest. Loans may decline in value if their interest rates do not rise as much or as fast as interest rates in general. In addition, to the extent a Fund holds a loan through a financial intermediary, or relies on a financial intermediary to administer the loan, the Fund's investment, including receipt of principal and interest relating to the loan, will be subject to the credit risk of the intermediary.
Loans are subject to the risk that the scheduled interest or principal payments will not be paid. Lower-rated loans and debt securities (those of less than investment grade quality) involve greater risk of default on interest and principal payments than higher-rated loans and securities. In the event that a non-payment occurs, the value of that obligation likely will decline. Loans and other debt instruments rated below “BBB” category by S&P or “Baa” category by Moody’s or unrated but assessed of similar quality are considered to have speculative characteristics and are commonly referred to as “junk bonds.” Junk bonds entail greater default and other risks than those associated with higher-rated securities. In addition, loans that have a lower priority for repayment in a borrower’s capital structure may involve a higher degree of overall risk, and be subject to greater price and payment volatility, than more senior loans of the same borrower. For example, in the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders, and the remaining collateral may be insufficient to cover the full amount owed on the second lien loan in which the Fund has an interest.
Loans are especially vulnerable to the financial health, or perceived financial health, of the borrower but are also particularly susceptible to economic and market sentiment such that changes in these conditions or the occurrence of other economic or market events may reduce the demand for loans and cause their value to decline rapidly and unpredictably. Many loans and loan interests are subject to legal or contractual restrictions on transfer, resale or assignment that may limit the ability of a Fund to sell its interest in a loan at an advantageous time or price. The resale, or secondary, market for loans is currently growing, but may become more limited or more difficult to access, and such changes may be sudden and unpredictable. There is no organized exchange or board of trade on which loans are traded. Loans often trade in large denominations (typically $1 million and higher), and trades can be infrequent. The market has limited transparency, and information about actual trades may be difficult to obtain. Accordingly, some of the loans in which a Fund may invest will be relatively illiquid and difficult to value. A Fund may have difficulty in disposing of loans in a favorable or timely fashion, which could result in losses to the Fund. Transactions in loans are often subject to long settlement periods (in excess of the standard T+2 days settlement cycle for most securities and often longer than seven days). As a result, sale proceeds potentially will not be available to a Fund to make additional investments or to use proceeds to meet its current redemption obligations. A Fund thus is subject to the risk of selling other investments at disadvantageous times or prices or taking other actions necessary to raise cash to meet its redemption obligations such as borrowing from a bank or holding additional cash, particularly during periods of significant redemption activity, unusual market or economic conditions or financial stress.
Loans may be issued in connection with highly leveraged transactions, such as restructurings, leveraged buyouts, leveraged recapitalizations and acquisition financing. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Accordingly, loans that are part of highly leveraged transactions involve a significant risk that the borrower may default or go into bankruptcy or become insolvent. In addition, there may be limited public information about the issuer or the loan. Bankruptcy or other court proceedings may delay, limit or negate a Fund's ability to collect payments on its loan investments or otherwise adversely affect a Fund's rights in collateral relating to the loan, such as invalidating the loan, the lien on any collateral or the priority status of the loan (or otherwise subordinating the Fund’s interest). Thus, a Fund may need to retain legal counsel or other advisors to help in seeking to enforce or protect its rights. As a result, a Fund may incur the costs associated with retaining such counsel or other advisors. In addition, if a Fund holds certain loans, the Fund may be required to exercise its rights collectively with other creditors or through an agent or other intermediary acting on behalf of multiple creditors, and the value of the Fund's investment may decline or otherwise be adversely affected by delays or other risks associated with such collective procedures.
Each Fund values its assets on each Business Day (as defined below). However, because the secondary market for loans is limited, trading in loans (or certain types of loans) may be irregular and opportunities to invest in loans (or certain types of loans) may be limited. In addition, loans may be difficult to value accurately as market quotations

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may not be readily available for some loans or may be volatile and/or subject to large spreads between bid and ask prices, and valuation may require more research than for other securities. A default or expected default on a loan could also make it more difficult for a Fund to dispose of the investment at a price approximating the value placed on the investment by the Fund. In addition, elements of judgment may play a greater role in valuation than for securities with a more active secondary market, because there is less reliable, objective market value data available.
An increase in the demand for loans may provide improved liquidity and resale prices but it may also adversely affect the rate of interest payable on loans and/or the rights provided to lenders or buyers, such as the Funds, and increase the price of loans in the secondary market. A decrease in the demand for loans, and instances of broader market events (such as turmoil in the loan market or significant sales of loans) may adversely affect the liquidity and value of loans in a Fund’s portfolio.
In certain circumstances, the Investment Manager or its affiliates (including on behalf of clients other than a Fund) or a Fund may be in possession of material non-public information about a borrower as a result of its ownership of a loan and/or corporate debt security of a borrower. Because U.S. laws and regulations generally prohibit trading in securities of issuers while in possession of material, non-public information, a Fund might be unable (potentially for a substantial period of time) to trade securities or other instruments issued by the borrower when it would otherwise be advantageous to do so and, as such, could incur a loss. In circumstances when the Investment Manager or a Fund determines to avoid or to not receive non-public information about a borrower for loan investments being considered for acquisition by the Fund or held by the Fund, the Fund may be disadvantaged relative to other investors that do receive such information, and the Fund may not be able to take advantage of other investment opportunities that it may otherwise have. In addition, loans and other similar instruments may not be considered “securities” and, as a result, a Fund may not be entitled to rely on the anti-fraud protections under the federal securities laws and instead may have to resort to state law and direct claims.
The Investment Manager or its affiliates may participate in the primary and secondary market for loans or other transactions with possible borrowers. As a result, a Fund may be legally restricted from acquiring some loans and from participating in a restructuring of a loan or other similar instrument. Further, if a Fund, in combination with other accounts managed by the Investment Manager or its affiliates, acquires a large portion of a loan, the Fund’s valuation of its interests in the loan and the Fund’s ability to dispose of the loan at favorable times or prices may be adversely affected. The Funds are also subject to conflicts of interest that are described in more detail in the SAI.
Leverage Risk—The use of derivatives (such as swaps, futures and options), reverse repurchase agreements, unfunded commitments, tender option bonds and borrowings may create leveraging risk. For example, because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial impact on the net asset value of a Fund. Leveraging may cause a Fund to be more volatile than if it had not been leveraged. To mitigate leveraging risk and otherwise comply with regulatory requirements, each Fund must segregate or earmark liquid assets to meet its obligations under, or otherwise cover, the transactions that may give rise to this risk. Applicable law limits each Fund from borrowing in an amount greater than 33 1/3% of its assets.
The Funds are permitted to borrow money for certain purposes. To the extent that a Fund purchases securities while it has outstanding borrowings, it is using leverage, i.e., using borrowed funds for investment. Leveraging will exaggerate the effect on the NAV per share of a Fund of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed for leveraging will be subject to interest and other costs that may or may not be recovered by appreciation of the securities purchased. In addition, if a Fund borrows from a line of credit it will be subject to certain covenants that, if breached, may require the Fund to accelerate its indebtedness and sell portfolio securities or other assets when it otherwise would not do so. If a Fund accesses its line of credit to meet shareholder redemption requests, the Fund’s remaining shareholders may bear the cost of the borrowing through interest expenses and other expenses (e.g., commitment fees) that affect the Fund’s performance. Borrowing expenses are excluded from any applicable fee waivers or expense limitation agreements.
Liquidity and Valuation Risk—It may be difficult for a Fund to purchase and sell particular investments within a reasonable time at a favorable price. As a result, a Fund may be unable to achieve its desired level of exposure to certain issuers, asset classes or sectors. The capacity of market makers of fixed-income and other debt instruments has not kept pace with the consistent growth in these markets over the past three decades, which has led to reduced levels in the capacity of these market makers to engage in trading and, as a result, dealer inventories of corporate fixed-income, floating rate and certain other debt instruments are at or near historic lows relative to market size. These factors may apply more to high yield and floating rate debt instruments than higher quality fixed-income instruments. Market makers tend to provide stability and liquidity to debt-securities markets through their intermediary services, and their reduced capacity and number could lead to decreased liquidity and increased volatility in the financial markets. As a result, a Fund potentially will be unable to pay redemption proceeds within the allowable

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time period because of adverse market conditions, an unusually high volume of redemption requests or other reasons, unless it sells other portfolio investments under unfavorable conditions, thereby adversely impacting the Fund. A Fund's ability to sell an instrument under favorable conditions also may be negatively impacted by, among other things, other market participants selling the same or similar instruments at the same time. In addition, the liquidity of any Fund investment may change significantly over time as a result of market, economic, trading, issuer-specific and other factors.
To the extent that there is not an established liquid market for instruments in which a Fund invests, or there is a reduced number or capacity of market makers with respect to debt instruments, trading in such instruments may be relatively inactive or irregular. In addition, during periods of reduced market liquidity, market turmoil or in the absence of readily available market quotations for particular investments in a Fund’s portfolio, the ability of the Fund to assign an accurate daily value to these investments may be difficult and a Fund’s Investment Manager may be required to fair value the investments. Fair value determinations are inherently subjective and reflect good faith judgments based on available information. Accordingly, there can be no assurance that the determination of a security’s fair value in accordance with the Funds’ valuation procedures will in fact approximate the price at which a Fund could sell that security at that time (i.e., the sale price could differ, sometimes significantly, from the Fund's last valuation for the security). The Funds (or the Investment Manager) rely on various sources of information to value investments and calculate net asset value. The Funds may obtain pricing information from third parties that are believed to be reliable. In certain cases, this information may be unavailable or this information may be inaccurate because of errors by the third parties, technological issues, absence of current market data, or otherwise. As a result, the Funds' ability to effectively value investments or calculate net asset value may be adversely affected.
Investors who purchase or redeem shares of a Fund on days when the Fund is holding fair valued securities may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Fund had not fair valued the securities or had used a different valuation methodology. These risks may be magnified in a rising interest rate environment and Funds that hold a significant percentage of fair valued or otherwise difficult to value securities may be particularly susceptible to the risks associated with valuation. For additional information about valuation determinations, see “Determination of Net Asset Value” and a Fund's shareholder report. Proportions of a Fund's investments that are fair valued or difficult to value vary from time to time. Based on its investment strategies, a significant portion of a Fund's investments can be difficult to value and potentially less liquid and thus particularly prone to the foregoing risks. The Funds’ shareholder reports contain more information about the Funds’ holdings that are fair valued or difficult to value. Investors should consider consulting these reports for additional information.
Management Risk—Each Fund is subject to management risk because it is an actively managed investment portfolio, which means that investment decisions are made based on investment views. An Investment Manager and each individual portfolio manager will apply investment techniques and risk analysis in making decisions for each Fund, but there is no guarantee that these decisions will produce the desired results or expected returns, causing a Fund to fail to meet its investment objective or underperform its benchmark index or funds with similar investment objectives and strategies. Additionally, legislative, regulatory or tax restrictions, policies or developments may affect the investment techniques available to the Investment Manager and each individual portfolio manager in connection with managing each Fund and may also adversely affect the ability of each Fund to achieve its investment objectives. Active and frequent trading that can accompany active management will increase the costs each Fund incurs because of higher brokerage charges or mark-up charges, which are passed on to shareholders of a Fund and, as a result, may lower a Fund’s performance. However, a Fund is generally less likely to incur brokerage charges or mark-up charges to the extent the Fund invests in fixed-income instruments as opposed to other investments.
The Investment Manager may utilize proprietary quantitative models, algorithms, methods or other similar techniques in connection with making investment or asset allocation decisions for a Fund.  These techniques may be used to analyze current or potential future financial or economic conditions or conduct related statistical or other research.  There is no guarantee that the use of such techniques, and the investments selected based on such techniques, will perform as expected, produce the desired results or enable a Fund to achieve its investment objective and a Fund may be adversely affected by imperfections, errors or limitations in construction and implementation (for example, limitations in a model, proprietary or third-party data imprecision or unavailability, software or other technology malfunctions, or programming inaccuracies) and the Investment Manager’s ability to monitor and timely adjust the metrics or update the data or features underlying these techniques and related tools.  A Fund may also be adversely affected by the Investment Manager’s ability to make accurate qualitative judgments regarding the techniques and related tools’ output or operational complications relating to any techniques and related tools.
Market Risk—The value of, or income generated by, the securities held by a Fund are subject to the possibility of rapid and unpredictable fluctuation. The value of certain securities (e.g., equity securities) tends to fluctuate more dramatically over the shorter term than do the value of other asset classes. These movements may result from factors

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affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, investor confidence or economic, political, social or financial market conditions that may be temporary or last for extended periods. Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the securities held by a Fund will increase in value along with the broader markets. For example, the value of a Fund's investments in securities or other instruments may be particularly susceptible to changes in commodity prices. As a result, a change in commodity prices may adversely affect the Fund's investments. Volatility of financial markets can expose a Fund to greater market risk, possibly resulting in reduced liquidity. Moreover, changing economic, political, social or financial market conditions in one country or geographic region could adversely affect the market value of the securities held by a Fund in a different country or geographic region because of the increasingly interconnected global economies and financial markets. The Investment Manager potentially will be prevented from executing investment decisions at an advantageous time or price as a result of any domestic or global market disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity. The current domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and trade tensions with foreign nations, has in the past resulted, and may in the future result, in developments that present additional risks to a Fund's investments and operations. For example, additional and/or prolonged U.S. federal government shutdowns or global trade tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Any such market, economic and other disruptions could also prevent a Fund from executing its investment strategies and processes in a timely manner. Changes or disruptions in market conditions also may lead to increased regulation of a Fund and the instruments in which a Fund may invest, which may, in turn, affect the Fund’s ability to pursue its investment objective and the Fund’s performance. In general, the securities or other instruments in which a Fund’s Portfolio Managers believe represent an attractive investment opportunity or in which a Fund seeks to invest may be unavailable entirely or in the specific quantities sought by the Fund. As a result, a Fund may need to obtain the desired exposure through a less advantageous investment, forgo the investment at the time or seek to replicate the desired exposure through a derivative transaction or investment in an investment vehicle. This may adversely affect a Fund.
Municipal Securities Risk—A Fund’s holdings of municipal securities could be significantly affected by events that affect the municipal bond market, which could include unfavorable legislative or political developments or adverse changes in the financial conditions of state or municipal issuers. Income from municipal bonds held by a Fund could be declared taxable because of changes in tax laws or interpretations by taxing authorities, or as a result of non-compliant conduct of a municipal issuer. Consequently, a portion of a Fund’s otherwise tax-exempt dividends may be taxable to those Fund shareholders subject to the federal alternative minimum tax, or may be fully taxable to all Fund shareholders. To the extent that a Fund invests in municipal securities from a given state or geographic region, its share price and performance could be affected by local, state and regional factors, including erosion of the tax base and changes in the economic climate. Also, municipal securities backed by current or anticipated revenues from a specific project or assets can be negatively affected by the discontinuance of taxation supporting the project or assets or the inability to collect enough revenue. Because many municipal securities are issued to finance similar projects (especially those relating to education, health care, utilities and transportation), conditions in those sectors can affect the overall municipal market, including proposed federal, state or local legislation involving the financing of, or declining markets or needs for, such projects. Certain sectors of the municipal bond market have special risks that can affect them more significantly than the market as a whole. For example, health care can be hurt by rising expenses, dependency on third party reimbursements, legislative changes and reductions in government spending; electric utilities are subject to governmental rate regulation; and private activity bonds rely on project revenues and the creditworthiness of the corporate user as opposed to governmental support. Municipalities and municipal projects that rely directly or indirectly on federal funding mechanisms may be negatively affected by current budgetary constraints of the federal government. Other national governmental actions, such as the elimination of tax-exempt status, also could affect performance. In addition, changes in the economic and fiscal condition of an individual municipal issuer can affect the overall municipal market, and market conditions may directly impact the liquidity, marketability and valuation of municipal securities. Also, information related to municipal securities and their risks may be provided by the municipality itself, which may not always be accurate. Investments in municipal securities can be subject to credit, interest rate, prepayment and liquidity risks and can be more volatile than other investments. In addition, certain of the issuers in which a Fund invests may have recently experienced, or may experience, significant financial difficulties and repeated credit rating downgrades.
Certain municipal securities may be insured by an insurer. Adverse developments affecting a particular insurer or, more generally, banks and financial institutions could have a negative effect on the value of a Fund’s holdings. For example, rating agency downgrades of an insurer, or other events in the credit markets that may affect the insured municipal bond market as a whole, may adversely affect the value of the insured municipal bonds held by a Fund. A

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Fund’s vulnerability to potential losses associated with such developments may be reduced through investing in municipal securities that feature credit enhancements (such as bond insurance).
Although insurance may reduce the credit risk of a municipal security, it does not protect against fluctuations in the value of a Fund’s shares caused by market changes. It is also important to note that, although insurance may increase the credit safety of investments held by a Fund, it decreases a Fund’s yield as a Fund may pay for the insurance directly or indirectly. In addition, while the obligation of a municipal bond insurance company to pay a claim extends over the life of an insured bond, there is no assurance that insurers will meet their claims. A higher-than-anticipated default rate on municipal bonds (or other insurance the insurer provides) could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders.
Municipal securities also trade rarely and their valuations may be based on assumptions or unobservable inputs. They can be difficult to liquidate quickly and transaction prices in stressed environments may ultimately be less than their valuations, which will hurt fund performance.
Preferred Securities Risk—Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends (if declared) only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.
Preferred stock has properties of both an equity and a debt instrument and is generally considered a hybrid instrument. Preferred stock is senior to common stock, but is subordinate to bonds in terms of claims or rights to their share of the assets of the company.
Prepayment Risk—Certain debt instruments, including loans and mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur more quickly or earlier than expected (or an investment is converted or redeemed prior to maturity).  For example, an issuer may exercise its right to redeem outstanding debt securities prior to their maturity (known as a “call”) or otherwise pay principal earlier than expected for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer's credit quality). If an issuer calls or “prepays” a security in which a Fund has invested, the Fund may not recoup the full amount of its initial investment and may be required to reinvest in generally lower-yielding securities, securities with greater credit risks or securities with other, less favorable features or terms than the security in which the Fund initially invested, thus potentially reducing the Fund’s yield. Loans and mortgage- and other asset-backed securities are particularly subject to prepayment risk, and offer less potential for gains, during periods of declining interest rates (or narrower spreads) as issuers of higher interest rate debt instruments pay off debts earlier than expected.  In addition, a Fund may lose any premiums paid to acquire the investment. Other factors, such as excess cash flows, may also contribute to prepayment risk.   Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.
Variable or floating rate investments may be less vulnerable to prepayment risk.  Most floating rate loans (such as syndicated bank loans) and fixed-income securities allow for prepayment of principal without penalty. Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited. Corporate loans or fixed-income securities purchased to replace a prepaid corporate loan or security may have lower yields than the yield on the prepaid corporate loan or security. Prepayments could also result in tax liability in certain instances.
Real Estate Securities Risk—A Fund may invest in securities of real estate companies and companies related to the real estate industry, including real estate investment trusts (“REITs”), which are subject to the same risks as direct investments in real estate. These risks include: losses from casualty or condemnation, changes in local and general economic conditions, changes in real estate values and rental income, interest rates, zoning laws, regulatory limitations on rents, property taxes, operating expenses, overbuilding, construction delays and the supply of real estate generally, extended vacancies of properties, and the management skill and credit worthiness of the issuer. In addition, the real estate industry has historically been cyclical and particularly sensitive to economic downturns. The value of a REIT can depend on the structure of and cash flow generated by the REIT. A REIT may invest in a limited number of properties, a narrow geographic area, or a single type of property, which may increase the risk that a Fund could be unfavorably affected by the poor performance of a single investment or investment type. A REIT may be more volatile and/or less liquid than other types of equity securities.
Because REITs are pooled investment vehicles that have expenses of their own, a Fund will indirectly bear its proportionate share of expenses paid by each REIT in which it invests. REITs are also subject to unique tax requirements

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which, if not met, could adversely affect dividend payments. In the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.
Regulatory and Legal Risk—A Fund's activities may be limited or restricted because of laws and regulations applicable to the Fund or the Investment Manager. U.S. and non-U.S. governmental agencies and other regulators regularly implement additional regulations and legislators pass new laws that affect the investments held by a Fund, the strategies used by a Fund or the level of regulation or taxation applying to a Fund (such as regulations related to investments in derivatives and other transactions). These regulations and laws impact the investment strategies, performance, costs and operations of a Fund, as well as the way investments in, and shareholders of, a Fund are taxed. The SEC's rules intended to limit, assess and manage liquidity risk may materially affect the securities in which a Fund invests and a Fund's investment strategies and performance.
Repurchase Agreements and Reverse Repurchase Agreements Risk—In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed to a Fund or, in the case of a reverse repurchase agreement, the securities or other assets sold by a Fund, may be delayed. In a repurchase agreement, such an insolvency may result in a loss to the extent that the value of the purchased securities or other assets decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. In a reverse repurchase agreement, the counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities or other assets sold by a Fund exceeds the repurchase price payable by a Fund; if the value of the purchased securities or other assets increases during such a delay, that loss may also be increased. When a Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities or other assets transferred to another party or the securities or other assets in which the proceeds may be invested would affect the market value of a Fund’s assets. As a result, such transactions may increase fluctuations in the net asset value of a Fund’s shares. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If a Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s yield and the amount of exempt-interest dividends that may be paid by the Fund. The credit, liquidity and other risks associated with repurchase agreements are magnified to the extent a repurchase agreement is secured by collateral other than cash, government securities or liquid securities or instruments issued by an issuer that has an exceptionally strong credit quality.
Restricted Securities Risk—Restricted securities cannot be sold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act"). Unless registered for sale, restricted securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration. Restricted securities may be classified as illiquid investments. There is no guarantee that a trading market will exist at any time for a particular restricted security. Thus, a Fund may be unable to sell these securities at an advantageous time or at all.
Restricted securities may involve a high degree of business and financial risk, which may result in substantial losses. These securities may be less liquid and more difficult to value than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund. A Fund may invest in restricted securities, including securities initially offered and sold without registration pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States without registration with the SEC pursuant to Regulation S under the 1933 Act (“Regulation S Securities”). Rule 144A Securities and Regulation S Securities generally may be traded freely among certain qualified institutional investors, such as a Fund, and non-U.S. persons, but resale to a broader base of investors in the United States may be permitted only in significantly more limited circumstances. A Fund may bear certain costs associated with the resale of these securities and may be subject to delays in being permitted to sell these holdings.
Investing in Rule 144A Securities and other restricted and non-registered securities (such as privately placed securities purchased through transactions complying with the requirements in Regulation D or S under the 1933 Act) could have the effect of increasing the amount of a Fund’s assets invested in illiquid investments to the extent that qualified institutional buyers become uninterested, for a time, in purchasing these securities and for other relevant market, trading and investment-specific considerations.
Securities Lending Risk—Securities lending involves the lending of portfolio securities owned by a Fund to qualified borrowers, including broker-dealers and financial institutions. Therefore, loans of securities involve the risk that the borrower may fail to return the securities or deliver the proper amount of collateral, which may result in a loss to a Fund. In addition, in the event of bankruptcy of the borrower or lending agent, a Fund could experience losses or delays in recovering the loaned securities or foreclosing on collateral. In some cases, these risks may be mitigated by an indemnification provided by the Fund’s lending agent. When lending portfolio securities, a Fund initially will

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require the borrower to provide the Fund with collateral, most commonly cash, which the Fund will invest. Although the Fund invests cash collateral in a conservative manner, it is possible that it could lose money from such an investment or fail to earn sufficient income from its investment to cover the fee or rebate that it has agreed to pay the borrower. To the extent a borrower pledges non-cash collateral, a Fund will earn lending fees paid by the borrower through the lending agent. It is possible that, should a Fund's lending agent experience financial difficulties or bankruptcy, the Fund may not receive the fees it is owed.
Sovereign Debt Risk—Investments in sovereign debt securities, such as foreign government debt or foreign treasury bills, involve special risks, including the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government debtor's policy towards the International Monetary Fund or international lenders, the political constraints to which the debtor may be subject and other political considerations. Periods of economic and political uncertainty may result in the illiquidity and increased price volatility of sovereign debt securities held by a Fund.
The governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due in accordance with the terms of such securities due to the extent of its foreign reserves. If an issuer of sovereign debt defaults on payments of principal and/or interest, a Fund may have limited or no legal recourse against the issuer and/or guarantor. In certain cases, remedies must be pursued in the courts of the defaulting party itself. For example, there may be no bankruptcy or similar proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
Certain issuers of sovereign debt may be dependent on disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Such disbursements may be conditioned upon a debtor’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. A failure on the part of the debtor to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the debtor, which may impair the debtor’s ability to service its debts on a timely basis. As a holder of sovereign debt, a Fund may be requested to participate in the restructuring of such sovereign indebtedness, including the rescheduling of payments and the extension of further loans to debtors, which may adversely affect the Fund. There can be no assurance that such restructuring will result in the repayment of all or part of the debt. Sovereign debt risk is increased for emerging market issuers and certain emerging market countries have declared moratoria on the payment of principal and interest on external debt. Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis, which has led to defaults and the restructuring of certain indebtedness.
Special Situation Investments/Securities in Default Risk—Investments in the securities and debt of distressed issuers or issuers in default ("Special Situation Investments") involve a far greater level of risk than investing in issuers whose debt obligations are being met and whose debt trades at or close to its “par” or full value. While offering an opportunity for capital appreciation, Special Situation Investments are highly speculative with respect to the issuer’s ability to make interest payments and/or to pay its principal obligations in full and/or on time. Special Situation Investments can be very difficult to properly value, making them susceptible to a high degree of price volatility and potentially rendering them less liquid than performing debt obligations. Those Special Situation Investments involved in a bankruptcy proceeding can be subject to a high degree of uncertainty with regard to both the timing and the amount of the ultimate settlement. Special Situation Investments may include debtor-in-possession financing, sub-performing real estate loans and mortgages, privately placed senior, mezzanine, subordinated and junior debt, letters of credit, trade claims, convertible bonds, and preferred and common stocks.
To-Be-Announced (“TBA”) Transactions Risk—A Fund may enter into “To Be Announced” (“TBA”) commitments to purchase or sell mortgage-backed securities for a fixed price at a future date. For example, in TBA commitments, the selling counterparty does not specify the particular MBS to be delivered. Instead, the purchasing counterparty agrees to accept any mortgage-backed security that meets specified terms. TBA purchase commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to settlement date, which risk is in addition to the risk of decline in the value of a Fund’s other assets. In addition, the selling counterparty may not deliver the security as promised. Selling a TBA involves a risk of loss if the value of the securities to be sold goes up prior to the settlement date. Recently finalized FINRA rules include mandatory margin requirements that will require the Funds to post collateral in connection with their TBA transactions. There is no similar requirement applicable to the Funds' TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Funds and impose added operational complexity.
U.S. Government Securities Risk—Different types of U.S. government securities have different relative levels of credit risk depending on the nature of the particular government support for that security. U.S. government securities may be supported by: (i) the full faith and credit of the United States government; (ii) the ability of the issuer to borrow

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from the U.S. Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity ("GSE"); (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities, which may fluctuate in value and are subject to investment risks, and certain U.S. government securities may not be backed by the full faith and credit of the United States government. The value of U.S. government obligations may be adversely affected by changes in interest rates. It is possible that the issuers of some U.S. government securities will not have the funds to timely meet their payment obligations in the future and there is a risk of default. For certain agency and GSE issued securities, there is no guarantee the U.S. government will support the agency or GSE if it is unable to meet its obligations.
When Issued, Forward Commitment and Delayed-Delivery Transactions Risk—When-issued, forward-commitment and delayed-delivery transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When purchasing securities pursuant to one of these transactions, payment for the securities is not required until the delivery date. However, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued as anticipated. When a Fund has sold a security pursuant to one of these transactions, a Fund does not participate in further gains or losses with respect to the security. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, a Fund could miss a favorable price or yield opportunity or suffer a loss.
Zero Coupon and Payment-In-Kind Securities Risk—The market value of a zero-coupon or payment-in-kind security, which usually trades at a deep discount from its face or par value, is generally more volatile than the market value of, and is more sensitive to changes in interest rates and credit quality than, other fixed income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon and payment-in-kind securities also may be less liquid than other fixed-income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon securities pay no interest to holders prior to maturity, and payment-in-kind securities pay interest in the form of additional securities. However, a portion of the original issue discount on zero coupon securities and the “interest” on payment-in-kind securities will be included in the investing Fund’s taxable income. Accordingly, for the Fund to qualify for tax treatment as a regulated investment company and to avoid certain taxes, the Fund will generally be required to distribute to its shareholders an amount that is greater than the total amount of cash it actually receives with respect to these securities. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities or other assets. The Fund will not be able to purchase additional income-producing securities with cash used to make any such distributions, and its current income ultimately may be reduced as a result. Zero coupon and payment-in-kind securities may be more difficult to value than other fixed income securities with similar maturities and credit quality that pay interest in cash periodically.
The SAI describes the Funds’ principal investment risks in more detail and also describes other risks applicable to the Funds. The additional risks include the following:
Cyber Security and Operational Risk—As in other parts of the economy, a Fund and its service providers, as well as exchanges and market participants through or with which the Fund trades and other infrastructures and services on which the Fund or its service providers rely, are susceptible to ongoing risks and threats resulting from and related to cyber incidents. Cyber incidents, which can be perpetrated by a variety of means, may result in actual or potential adverse consequences for critical information and communications technology, systems and networks that are vital to the Fund's or their service providers’ operations. A cyber incident could adversely impact the Funds, their service providers and their shareholders by, among other things, interfering with the processing of shareholder transactions or other operational functionality, impacting a Fund’s ability to calculate its net asset value or other data, causing the release of private or confidential information, impeding trading, causing reputational damage, and subjecting a Fund to fines, penalties or financial losses. These types of adverse consequences could also result from other operational disruptions or failures arising from, for example, processing errors, human errors, and other technological issues. In each case, the Funds’ ability to calculate their net asset values correctly in a timely manner or process trades or Fund or shareholder transactions may be adversely affected, including over a potentially extended period. A Fund and its service providers may directly bear these risks and related costs.
LIBOR Replacement Risk—The terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to the London Interbank Offered Rate, or “LIBOR,” which functions as a reference rate or benchmark for various commercial and financial contracts. LIBOR may be a significant factor in determining payment obligations under derivatives transactions, the cost of financing of fund investments or the value or return on certain other fund investments.  As a result, LIBOR may be relevant to, and directly affect, a Fund’s performance. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.

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The Financial Conduct Authority, the United Kingdom’s financial regulatory body and regulator of LIBOR, has announced that after 2021 it will cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. As a result, it is anticipated that LIBOR will be discontinued or will no longer be sufficiently robust to be representative of its underlying market around that time. Various financial industry groups have begun planning for that transition and certain regulators and industry groups have taken actions to establish alternative reference rates (e.g., the Secured Overnight Financing Rate, which measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBOR with certain adjustments). However, there are challenges to converting certain contracts and transactions to a new benchmark and neither the full effects of the transition process nor its ultimate outcome is known.
The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective. As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on a Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments.
These developments could negatively impact financial markets in general and present heightened risks, including with respect to a Fund’s investments.  As a result of this uncertainty and developments relating to the transition process, a Fund and its investments may be adversely affected.
Redemption Risk—A Fund may need to sell portfolio securities or other assets to meet redemption requests. A Fund could experience a loss when selling portfolio securities or other assets to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of the Fund’s shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or other assets or (iii) the inability of the Fund to sell portfolio securities or other assets because such securities are illiquid. In such events, the Fund could be forced to sell portfolio securities or other assets at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. A Fund may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.
Tax Risk—A Fund must derive at least 90% of its gross income each tax year from qualifying sources in order to qualify for favorable tax treatment as a RIC. This requirement will limit the ability of a Fund to invest in commodities, derivatives on commodities, or other items that could result in nonqualifying income. Legislative or administrative changes or court decisions relating to the Code may adversely affect a Fund and/or the issuers of securities held by a Fund.
Portfolio Holdings

A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ underlying portfolio securities is available in the SAI.
Investment Manager

Guggenheim Partners Investment Management, LLC, also known as Guggenheim Investments (“Guggenheim Partners” or the “Investment Manager”), located at 100 Wilshire Boulevard, 5th Floor, Santa Monica, California 90401, is the investment manager to the Funds. On September 30, 2019, the aggregate assets under the investment management and supervision of Guggenheim Partners were approximately $203.3 billion.
The Investment Manager makes investment decisions for the assets of the Funds and continuously reviews, supervises and administers the Funds’ investment program.
Management Fees

Pursuant to each Fund’s investment advisory contract with the Investment Manager, the Funds do not pay the Investment Manager an advisory fee in return for providing investment advisory services.
A discussion regarding the basis for the Board of Trustees of Guggenheim Strategy Funds Trust approving the investment advisory contract for the Funds is available in the Funds’ annual report for the fiscal year ended September 30, 2019.

PORTFOLIO MANAGERS
The Portfolio Managers of the Investment Manager oversee the day-to-day operations of the Funds. The Portfolio Managers of each Fund are as follows: Anne B. Walsh, Steven H. Brown, Adam Bloch and Kris L. Dorr.
The biographies of the portfolio managers are as follows:
Anne B. Walsh, Chief Investment Officer, Fixed Income, Senior Managing Director and Portfolio Manager of Guggenheim Partners. Ms. Walsh joined Guggenheim Partners (or its affiliate or predecessor) in 2007 is also the head of the Portfolio Construction Group and Portfolio Management. She oversees more than $185 billion in fixed-income investments including Agencies, Credit, Municipals, and Structured Securities. She is responsible for portfolio design, strategy, sector allocation and risk management, as well as conveying Guggenheim Partners' macroeconomic outlook to Portfolio Managers and fixed income Sector Specialists. Ms. Walsh specializes in liability-driven portfolio management. Prior to joining Guggenheim Partners, she served as Chief Investment Officer at Reinsurance Group of America, and also held roles at Zurich Scudder Investments, Lincoln Investment Management and American Bankers Insurance Group. She has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Steven H. Brown, Senior Managing Director and Portfolio Manager of Guggenheim Partners. Mr. Brown joined Guggenheim Partners (or its affiliate or predecessor) in 2010 and is a Portfolio Manager for Guggenheim Partners' Active Fixed Income and Total Return mandates. He works with the Chief Investment Officers and other members of the Portfolio Management team to develop and execute portfolio strategy. Additionally, he works closely with the Sector Teams and Portfolio Construction Group. Prior to joining Portfolio Management in 2012, Brown worked in Guggenheim Partners' Asset Backed Securities group. His responsibilities on that team included trading and evaluating investment opportunities and monitoring credit performance. Prior to joining Guggenheim Partners in 2010, Mr. Brown held roles within structured products at ABN AMRO and Bank of America in Chicago and London.  He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Adam Bloch, Managing Director and Portfolio Manager of Guggenheim Partners. Mr. Bloch joined Guggenheim Partners in 2012 and is a Portfolio Manager for the firm's Active Fixed Income and Total Return mandates. Mr. Bloch works with the Chief Investment Officers and other Portfolio Managers to develop portfolio strategy that is in line with the firm’s views. He oversees strategy implementation, working with research analysts and traders to generate trade ideas, hedge portfolios, and manage day-to-day risk. Prior to joining Guggenheim Partners, he worked in Leveraged Finance at Bank of America Merrill Lynch in New York where he structured high-yield bonds and leveraged loans for leveraged buyouts, restructurings, and corporate refinancings across multiple industries.

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Kris L. Dorr, Managing Director and Portfolio Manager of Guggenheim Partners. Ms. Dorr joined Guggenheim Partners in 2011 as a portfolio manager and trader focusing on short duration cash management where she is responsible for investing the liquidity portion of mutual funds and affiliated funding vehicles. In this role, Ms. Dorr identifies and implements securities appropriate for inclusion into each mandate utilizing short-term money market and liquidity instruments. Since 2018, Ms. Dorr has extended the scope of her responsibilities to include the oversight of secured funding activities and solutions. Prior to joining Guggenheim Partners, Ms. Dorr was a senior portfolio manager within UBS Global Asset Management, where she was responsible for the management of multiple separate account fixed income portfolios for Institutional, Central Bank and Sovereign clients. Management of these assets included setting investment strategy, sector allocation and curve positioning. Ms. Dorr began her career as a trader in the Options Portfolio Service group at Kidder Peabody, later becoming a portfolio manager on several retail and institutional 2a-7 money market funds. Ms. Dorr brings more than 35 years of fixed income investment experience to the firm. Ms. Dorr holds a B.A. in Economics from Montclair State University.
The SAI provides information about each portfolio manager's compensation, other accounts managed by each portfolio manager, and each portfolio manager's ownership of Fund shares.

CONFLICTS OF INTEREST

An investment in a Fund is subject to a number of actual or potential conflicts of interest. For example, the Investment Manager and its affiliates are engaged in a variety of business activities that are unrelated to managing the Funds, which may give rise to actual, potential or perceived conflicts of interest in connection with making investment decisions for the Funds. The Funds and Investment Manager (and its affiliates) have established various policies and procedures that are designed to minimize conflicts and prevent or limit the Funds from being disadvantaged. There can be no guarantee that these policies and procedures will be successful in every instance. In certain circumstances,

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these various activities may prevent a Fund from participating or restrict a Fund’s participation in an investment decision, disadvantage a Fund or benefit the Investment Manager or its affiliates. For more information about conflicts of interest see the Information Regarding Potential Conflicts of Interest section of the SAI.
Sub-Adviser

Although the Funds are not currently sub-advised, the Investment Manager and the Funds have received from the SEC an exemptive order for a multi manager structure that allows the Investment Manager to hire, replace or terminate unaffiliated sub-advisers without the approval of shareholders. The order also allows the Investment Manager to revise a sub-advisory agreement with an unaffiliated sub-adviser with the approval of the Funds’ Board of Trustees, but without shareholder approval. If a new unaffiliated sub-adviser is hired, shareholders will receive information about the new sub-adviser within 90 days of the change. The order allows the Funds to operate more efficiently and with greater flexibility. The Investment Manager would provide the following oversight and evaluation services if the Funds use a sub-adviser:

•	Performing initial due diligence on prospective sub-advisers for the Fund;

•	Monitoring the performance of the sub-advisers;

•	Communicating performance expectations to the sub-advisers; and

•	Ultimately recommending to the Board of Trustees whether a sub-adviser’s contract should be renewed, modified or terminated.
The Investment Manager does not expect to recommend frequent changes of any future sub-advisers. Although the Investment Manager will monitor the performance of any sub-advisers, there is no certainty that a sub-adviser or a Fund will obtain favorable results at any given time.
Purchase of Fund Shares

Each Fund offers its shares to other investment companies and accounts managed by the Investment Manager or an affiliate and to investment companies and accounts managed by unaffiliated investment managers. Shares of the Funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Funds may be made only by certain institutional investors, including investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of 1933 Act. Shares of the Funds are offered to other funds in the Guggenheim Family of Funds, as defined on page 37 of this Prospectus. This registration statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Funds within the meaning of the 1933 Act.
The price to buy one share of the Fund is its NAV. An investment in the Fund may be made without a sales load. Orders for the purchase of shares of the Funds will be confirmed at an offering price equal to the NAV per share next determined after receipt and acceptance of the order in proper form by the Transfer Agent, generally as of the close of the NYSE on that day. To receive the same day NAV, purchase orders must generally be received by the Transfer Agent by the close of the NYSE, usually 4:00 p.m. Any purchase transaction that is sent to the Transfer Agent does not constitute a purchase order until the Transfer Agent processes the transaction and receives correct payment by check, wire transfer or ACH.

Redemption of Fund Shares

Each Fund redeems its shares continuously and investors may redeem their shares of the Funds on any Business Day. You may redeem all or any portion of your Fund shares at the Fund’s next determined NAV calculated after your redemption order is received in good order by the Transfer Agent. To receive the same day NAV, redemption orders must generally be received by the Transfer Agent by the close of the NYSE, usually 4:00 p.m. Redemption proceeds normally will be sent within seven days of the Transfer Agent receiving a redemption request.

Each Fund typically expects to meet redemption requests by using holdings of cash or cash equivalents or proceeds from the sale of portfolio holdings (or a combination of these methods) unless it believes that circumstances warrant otherwise. For example, under stressed market conditions, as well as during emergency or temporary circumstances, each Fund may distribute redemption proceeds in-kind (rather than in cash), access a line of credit, or overdraft facility, or borrow through other sources (e.g., reverse repurchase agreements or engage in certain types of derivatives), to meet redemption requests. Each Fund may also use these redemption methods if the Fund believes,

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in its discretion, that it is in the best interests of the Fund and its remaining shareholders. Redemptions in-kind involve the payment of some or all of your redemption proceeds in securities with a market value equal to the redemption amount. If a Fund redeems your shares in kind, you may bear transaction costs and will bear market risks until such time as such securities are converted to cash.

Each Fund has entered into a joint committed line of credit with other funds managed by the Investment Manager and a syndicate of banks that the Fund may use to pay your redemption proceeds, as described above.

Please refer to the SAI for more information.
Each Fund may suspend the right of redemption, or postpone the date of payment or satisfaction upon redemption, of shares for more than seven days (i) for any period (a) during which the NYSE is closed other than customary week-end and holiday closings or (b) during which trading on the NYSE is restricted, (ii) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for such Fund fairly to determine the value of its net assets, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders.
Frequent Purchases and Redemption of Fund Shares

The Funds are designed and operated to accommodate frequent trading by large shareholders (including mutual funds) and, unlike most mutual funds, offer unlimited exchange privileges with no minimum holding periods or transaction fees. The Funds’ Board of Trustees has not adopted policies and procedures designed to prevent market timing or to monitor for frequent purchases and redemptions of Fund shares. The Funds anticipate these investors may frequently redeem or exchange shares of the Funds, which may cause the Funds to experience high portfolio turnover. Higher portfolio turnover may result in the Funds paying higher levels of transaction costs and generating greater tax liabilities for shareholders. In addition, large movements of assets into and out of the Funds may negatively impact the Funds’ ability to achieve their respective investment objectives.
Dividends and Taxes

The Funds declare dividends from their investment income daily. Each Fund pays its shareholders dividends from its net investment income monthly and distributes any net capital gains that it has realized, at least annually. If you are a direct shareholder of a Fund, your dividends and distributions will be reinvested in the Fund unless you instruct the Transfer Agent for the Fund otherwise. There are no fees or sales charges on reinvestments.
TAX ON DISTRIBUTIONS
Fund dividends and distributions are taxable to shareholders, unless your investment is made through an IRA or other tax-advantaged retirement account, whether you reinvest your dividends or distributions or take them in cash.
In addition to federal tax, dividends and distributions may be subject to state and local taxes. If a Fund declares a dividend or distribution in October, November or December of a calendar year but pays it in January of the following calendar year, you may be taxed on that dividend or distribution as if you received it in the calendar year in which the dividend or distribution is declared.
Tax-deferred retirement accounts generally do not generate a tax liability unless you are taking a distribution or making a withdrawal.
A Fund has “short-term capital gains” when it sells assets at a gain within one year after buying them. Your share of the Fund’s net short-term capital gains generally will be taxed at ordinary income rates. A Fund has “long-term capital gains” when it sells assets at a gain that it has owned for more than one year. Distributions reported by a Fund as long-term capital gain distributions will be taxable to you at your long-term capital gains rate no matter how long you have held your Fund shares.
Each Fund will mail you information concerning the tax status of the distributions for each calendar year early the following year.
TAXES ON SALES, REDEMPTIONS OR EXCHANGES

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You may be taxed on any sale, redemption or exchange of Fund shares. Generally, gain or loss realized upon the sale, redemption or exchange of Fund shares will be capital gain or loss if you hold the shares as capital assets and will be taxable as long-term capital gain or loss if you held the shares for more than one year, or as short-term capital gain or loss if you held the shares for one year or less, at the time of the sale, redemption or exchange.
If your tax basis in your shares held as capital assets exceeds the amount of proceeds you received from a sale, exchange or redemption of shares, you will recognize a capital loss on the sale of shares of the Fund. Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions that were received with respect to the shares. Additionally, any loss realized on a sale, redemption or exchange of shares of the Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning thirty days before and ending thirty days after shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired.
MEDICARE TAX
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
BACK-UP WITHHOLDING
The Fund may be required to withhold federal income tax at the rate of 24% of all taxable distributions payable to you if you fail to provide the Fund with your correct taxpayer identification number or to make required certifications or if you have been notified by the Internal Revenue Service that you are subject to back-up withholding. Back-up withholding is not an additional tax; rather, it is a way in which the Internal Revenue Service ensures it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.
FOREIGN SHAREHOLDERS
Shareholders other than U.S. persons may be subject to different U.S. federal income tax treatment, including withholding tax at the rate of 30% on amounts treated as ordinary dividends from the Fund, as discussed in more detail in the SAI.
You should consult your tax professional about federal, state and local tax consequences to you of an investment in the Fund. Please see the SAI for additional tax information.
Determination of Net Asset Value

The price at which you buy, sell and exchange shares is the net asset value per share (plus any applicable initial sales charge), which also is known as NAV. Each Fund calculates its NAV by:
•Taking the current market value of its total assets;
•Subtracting any liabilities; and
•Dividing that amount by the total number of shares owned by shareholders.
Each Fund generally calculates its NAV once each Business Day as of the regularly scheduled close of normal trading on the NYSE (normally, 4:00 p.m., Eastern Time). The NYSE is open Monday through Friday, except on observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has an earlier closing time (scheduled or unscheduled), such as on days in advance of holidays generally observed by the NYSE, a Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Fund’s Investment Manager believes there generally remains an adequate market to obtain reliable and accurate market quotations. A Fund generally does not calculate its NAV on any non-Business Day. However, if the NYSE is closed for any other reason on a day it would normally be open for business, a Fund may calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Fund’s Investment Manager believes there generally remains an adequate market to obtain reliable and accurate market

34

quotations. Each Fund discloses its NAV on a daily basis. For more information, or to obtain a Fund’s NAV, please call 800.820.0888 or visit the Guggenheim Investments website-www.guggenheiminvestments.com.
The Board has adopted policies and procedures for the valuation of the Funds’ investments (the “Valuation Procedures”). Pursuant to the Valuation Procedures, the Board has delegated to a valuation committee, consisting of representatives from the Investment Manager’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), the day-to-day responsibility for implementing the Valuation Procedures, including, under most circumstances, the responsibility for determining the fair value of the Funds' securities and/or other assets.
In general, portfolio securities and assets of a Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of a Fund for which market quotations are not readily available or are deemed not reliable, the Fund will fair value those securities and assets in good faith using methods approved by the Board of Trustees. The Valuation Procedures permit the Funds to use a variety of valuation methodologies in connection with valuing the Funds’ investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.
Valuations of the Funds' securities and other assets are supplied primarily by independent third party pricing services appointed pursuant to the processes set forth in the Valuation Procedures. The Funds’ officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation Committee believes are reasonably designed to approximate the amount that a Fund would receive upon the sale of the portfolio security or asset. When providing valuations to the Funds, pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Pricing services face the same challenges as the Funds in valuing securities and assets and may rely on limited available information. If the pricing service cannot or does not provide a valuation for a particular investment, or such valuation is deemed unreliable, such investment is fair valued.
Quotes from broker-dealers (i.e, prices provided by a broker-dealer or other market participant, which may or may not be committed to trade at that price), adjusted for fluctuations in criteria such as credit spreads and interest rates, may also be used to value a Fund’s securities and assets. Quotes from broker-dealers vary in terms of depth (e.g., provided by a single broker-dealer) and frequency (e.g., provided on a daily, weekly, or monthly basis, or any other regular or irregular interval). Although quotes from broker-dealers are typically received from established market participants, a Fund may not have the transparency to view the underlying inputs which support such quotes. Significant changes in a quote from a broker-dealer would generally result in significant changes in the fair value of the security.
U.S. Government securities are valued by pricing services, the last traded fill price, or at the reported bid price at the close of business.
Debt securities with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Short-term debt securities with a maturity of 60 days or less at acquisition are valued at amortized cost, provided such amount approximates market value.
CLOs, CDOs, MBS, ABS, and other structured finance securities are generally valued using a pricing service.
Repurchase agreements are generally valued at amortized cost, provided such amounts approximate market value.
Equity securities listed or traded on a recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System shall generally be valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there is no sale on the valuation date, exchange-traded U.S. equity securities will be valued on the basis of the last bid price.
Open-end investment companies are valued at their NAV as of the close of business, on the valuation date. Exchange-traded funds and closed-end investment companies are valued at the last quoted sale price.
Exchange-traded options are valued at the mean of the bid and ask prices on the principal exchange on which they are traded. OTC options are valued using a price provided by a pricing service.

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Forward foreign currency exchange contracts are valued daily based on the applicable exchange rate of the underlying security.
The value of an interest rate swap agreement entered into by a Fund is determined using the prior day’s Chicago Mercantile Exchange closing price, adjusted for the current day's spreads. The values of other swap agreements entered into by a Fund are accounted for using the unrealized appreciation or depreciation on the agreements that are determined by marking the agreements to the last quoted value of the index or other underlying positions that the swaps pertain to at the close of the NYSE.
Typically, loans are valued using information provided by pricing services that use broker quotes, among other inputs. If the pricing service cannot or does not provide a valuation for a particular loan, or such valuation is deemed unreliable, such investment is valued based on a quote from a broker-dealer or is fair valued by the Valuation Committee. Funds that invest in loans or asset-backed securities as part of their investment strategies may have a significant amount of these instruments that are fair valued.
Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the New York Stock Exchange (“NYSE”). The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m. Investments in foreign securities may involve risks not present in domestic investments. The Valuation Committee will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Valuation Committee and the Investment Manager are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Investment Manager, subject to review and approval by the Valuation Committee, pursuant to methods established or ratified by the Board. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued for reasonableness. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. In connection with futures contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.
A Fund may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Funds determine their NAV. There can be no assurance in each case that significant events will be identified.
Proportions of a Fund's investments that are fair valued vary from time to time and a Fund may fair value a significant amount of its portfolio securities and assets. The Funds’ shareholder reports contain more information about the Funds’ holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Funds' valuation procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Funds' valuation procedures are designed to value a portfolio security or asset at the price a Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that a Fund would receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.

Other Information

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The Prospectus and SAI, related regulatory filings, and any other Fund communications or disclosure documents do not purport to create any contractual obligations between the Funds and shareholders.  The Funds may amend any of these documents or enter into (or amend) a contract on behalf of the Funds without shareholder approval except where shareholder approval is specifically required.  Further, shareholders are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Funds, including contracts with the Investment Manager or other parties who provide services to the Funds.

For More Information

By Telephone—Call 800.820.0888.
By Mail—Write to:
Guggenheim Investments
805 King Farm Blvd., Suite 600
Rockville, MD 20850
On the Internet—Reports and other information about the Funds can be viewed online at:
SEC: The EDGAR Database at http://www.sec.gov
Copies of additional information about the Funds (including the SAI) may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Annual/Semi-Annual Report—Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. The Funds’ annual and semi-annual reports are available, without charge, upon request by calling the Funds’ toll-free telephone number 800.820.0888. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.
Statement of Additional Information—The SAI, which includes additional information about the Funds, is available, without charge, upon request by calling the Funds’ toll-free telephone number 800.820.0888. Shareholder inquiries should be addressed to Guggenheim Investments, 805 King Farm Boulevard., Suite 600, Rockville, Maryland 20850, or by calling the Funds’ toll-free telephone number listed above. The SAI is incorporated into this Prospectus by reference.
The Funds’ Investment Company Act file number is listed below:

Guggenheim Strategy Funds Trust	811-22946

•	Guggenheim Strategy Fund II

•	Guggenheim Strategy Fund III

Family of Funds, for disclosure purposes in this Prospectus, include—series of Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Trust and Transparent Value Trust.

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702 KING FARM BOULEVARD, SUITE 200
ROCKVILLE, MARYLAND 20850
800 820 0888
guggenheiminvestments.com

Guggenheim Strategy Funds	|	|	1.31.2020

Guggenheim Strategy Funds Prospectus

Fund Name
Guggenheim Variable Insurance Strategy Fund III

The Guggenheim Strategy Funds Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests (“Interests”) in Guggenheim Variable Insurance Strategy Fund III (the “Fund”) are not being, and are not expected to be, registered under the Securities Act of 1933, as amended (the “1933 Act”), because the Interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Shares of the Fund may only be purchased by insurance companies for their separate accounts to fund variable life insurance and variable annuity contracts (“Separate Accounts”), and by other funds in the Guggenheim Family of Funds (as defined on page 31 of this Prospectus) whose shares are solely offered to Separate Accounts. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any Interests in the Fund within the meaning of the 1933 Act.
The U.S. Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Beginning on January 1, 2021, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change, and you need not take any action. At any time, you may elect to receive reports and other communications from the Fund electronically by calling 800.820.0888 or contacting your financial intermediary.

You may elect to receive all future shareholder reports in paper free of charge. If you hold shares of the Fund directly, you can inform the Fund that you wish to receive paper copies of reports by calling 800.820.0888. If you hold shares of the Fund through a financial intermediary, please contact the financial intermediary to make this election. Your election to receive reports in paper will apply to all Guggenheim Funds in which you are invested and may apply to all funds held with your financial intermediary.

VITCASHPRO-0120x0121	guggenheiminvestments.com

Guggenheim Variable Insurance Strategy Fund III

INVESTMENT MANAGER
Guggenheim Partners Investment Management, LLC, also known as Guggenheim Investments (the “Investment Manager”), serves as the investment manager of Guggenheim Variable Insurance Strategy Fund III (the “Fund”). Guggenheim Investments utilizes a team-based approach that follows a disciplined investment process.
PORTFOLIO MANAGERS
The portfolio managers for the Fund are:

Name	Experience with the Fund	Primary Title with Investment Manager
Anne B. Walsh	Since inception (2014)	Chief Investment Officer, Fixed Income, Senior Managing Director and Portfolio Manager
Steven H. Brown	Since inception (2014)	Senior Managing Director and Portfolio Manager
Adam Bloch	Since 2017	Managing Director and Portfolio Manager
Kris L. Dorr	Since 2017	Managing Director and Portfolio Manager
PURCHASE AND SALE OF FUND SHARES
Shares of the Fund are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any “security” to the public within the meaning of the 1933 Act.
Shares of the Fund may only be purchased by insurance companies for their separate accounts to fund variable life insurance and variable annuity contracts (i.e., Separate Accounts), and by other funds in the Guggenheim Family of Funds (as defined on page 31 of this Prospectus) whose shares are solely offered to Separate Accounts or other qualified investors.
Shares of the Fund may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee. Shares of the Fund may be purchased, redeemed or exchanged on any day the New York Stock Exchange is open for business.
The Fund has no minimum initial investment requirement.
TAX INFORMATION
Shares of the Fund will be owned directly or indirectly (through other funds in the Guggenheim Family of Funds) by insurance companies offering the variable annuity or variable life insurance contract. Please see the prospectus for the variable annuity or variable life insurance contract for information regarding the federal income tax treatment of the contract.
INVESTMENT OBJECTIVE
Guggenheim Variable Insurance Strategy Fund III seeks a high level of income consistent with the preservation of capital. There is no guarantee that the Fund will achieve this objective.

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PRINCIPAL INVESTMENT STRATEGIES
The Fund intends to pursue its investment objective by investing primarily in a diversified portfolio of investment-grade debt securities and similar instruments while maintaining a low duration portfolio (i.e., a duration normally not exceeding one year).
The Fund’s investments will include: debt securities; financial instruments that are expected to perform similarly to debt securities and investment vehicles that provide exposure to debt securities; and debt-like securities, including individual securities, investment vehicles and derivatives giving exposure to (i.e., with economic characteristics similar to) debt securities or other similar instruments or debt security markets. The Fund may seek to obtain exposure to the securities in which it primarily invests through a variety of investment vehicles, principally affiliated and unaffiliated closed-end funds, exchange-traded funds (“ETFs”) and other funds.
Debt securities and instruments in which the Fund may invest include corporate bonds and other corporate debt securities, securities issued by the U.S. government or its agencies and instrumentalities (including those not backed by the full faith and credit of the U.S. government), sovereign debt securities, Eurodollar bonds and obligations, agency and non-agency mortgage-backed and other asset-backed securities, participations in and assignments of bank and bridge loans, commercial paper (including asset-backed commercial paper), zero-coupon bonds, municipal bonds, payment-in-kind securities (such as payment-in-kind bonds), convertible securities, non-registered or restricted securities (including those issued in reliance on Rule 144A and Regulation S securities) and step-up securities (such as step-up bonds). These securities may pay fixed or variable rates of interest. The Fund may also invest in preferred stock and preferred debt securities. Although the Fund will principally invest in debt securities listed, traded or dealt in developed markets, it may also invest without limitation in securities listed, traded or dealt in other markets, including emerging and frontier markets. Such securities may be denominated in foreign currencies.
Although the Fund will invest predominantly in investment grade debt instruments, up to 30% of the Fund’s total assets may be invested in securities that are rated below investment grade (also known as “high yield securities” or, “junk bonds”) or if unrated, determined by the Investment Manager to be of comparable quality. If nationally recognized statistical rating organizations assign different ratings to a security, the Fund will use the higher rating for purposes of determining the security’s credit quality.
The Fund may invest in repurchase agreements, which are fixed-income securities in the form of agreements backed by collateral. These agreements, which may be viewed as a type of secured lending by the Fund, typically involve the acquisition by the Fund of securities from the selling institution (such as a bank or a broker-dealer), coupled with the agreement that the selling institution will repurchase the underlying securities at a specified price and at a fixed time in the future (or on demand). The Fund may accept a wide variety of underlying securities as collateral for the repurchase agreements entered into by the Fund. Such collateral may include U.S. government securities, corporate obligations, equity securities, municipal debt securities, asset- and mortgage-backed securities, convertible securities and other fixed income securities or a combination thereof. Any such securities serving as collateral are marked-to-market daily in order to maintain full collateralization (typically purchase price plus accrued interest).
With respect to mortgage-backed securities (“MBS”) and other asset-backed securities, the Fund may invest in MBS issued or guaranteed by federal agencies and/or U.S. government sponsored instrumentalities, such as the Government National Mortgage Administration, the Federal Housing Administration, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In addition to securities issued or guaranteed by such agencies or instrumentalities, the Fund may invest in MBS or other asset-backed securities issued or guaranteed by private issuers. The MBS in which the Fund may invest may also include residential mortgage-backed securities, collateralized mortgage obligations and commercial mortgage-backed securities. The other asset-backed securities in which the Fund may invest include collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), commercial real estate CDOs and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of below investment grade fixed-income securities. A CLO is a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or if unrated, determined by the Investment Manager to be of comparable quality.
With respect to bank loans, the Fund may purchase participations in, or assignments of, floating rate bank loans that may be secured by real estate or other assets or lend directly, joining a lending syndicate. These participations or assignments may be acquired from banks or brokers that have made the loan or members of the lending syndicate.
To seek to enhance the Fund’s debt exposure, hedge against investment risk or increase the Fund’s yield, the Fund may engage in derivative transactions, including: foreign exchange forward contracts; futures on securities, indices, currencies and other investments; Eurodollar futures; options; interest rate swaps; cross-currency swaps; total return swaps; and credit default swaps. The Fund may engage in derivative transactions for speculative purposes; to seek

3

to enhance total return; to seek to hedge against fluctuations in securities prices, interest rates or currency rates; to seek to change the effective duration of its portfolio; to seek to manage certain investment risks; and/or as a substitute for the purchase or sale of securities or currencies. These transactions may create economic leverage in the Fund. The Fund may seek to obtain market exposure to the instruments in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs, “To Be Announced” (“TBA”) transactions and/or dollar rolls). In a TBA transaction, a seller agrees to deliver MBS to the Fund at a future date, but the seller does not specify the particular security to be delivered. Instead, the Fund agrees to accept any MBS that meets specified terms. The Fund may also engage in securities lending.
The Fund may use leverage to the extent permitted by applicable law by entering into reverse repurchase agreements and borrowing transactions for investment purposes.
The Fund may hold instruments of any duration or maturity but expects, under normal circumstances, to maintain a dollar-weighted average duration of less than one year. Duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Duration differs from maturity in that it considers an instrument’s yield, coupon payments, principal payments and call features in addition to the amount of time until the instrument matures. As the value of an instrument changes over time, so will its duration.
The Investment Manager selects securities and other investments for purchase and sale based on intensive credit research involving extensive due diligence on each investment (including the investment’s structure), issuer, region and sector. The Investment Manager also considers macroeconomic outlook and geopolitical issues.
The Investment Manager may determine to sell an instrument for several reasons, including but not limited to the following: (1) to adjust the portfolio’s average maturity or duration, or to shift assets into or out of higher-yielding securities; (2) if a security’s credit rating has been changed, our credit outlook has changed, or for other similar reasons; (3) to meet redemption requests; (4) to take gains; or (5) due to relative value. The Fund does not intend to principally invest in defaulted securities, but if a security defaults subsequent to purchase by the Fund, the Investment Manager will determine in its discretion whether to hold or dispose of such security. Under adverse or unstable market conditions or abnormal circumstances (for example, in the event of credit events, where it is deemed opportune to preserve gains or to preserve the relative value of investments or in the case of large cash inflows or anticipated large redemptions), the Fund can make temporary investments and may be unable to pursue or achieve its investment objective.

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Additional Information Regarding Investment Objectives and Principal Investment Strategies

The Board of Trustees of the Fund may change the Fund's investment objective and principal investment strategies at any time without shareholder approval. The Fund will provide written notice to shareholders prior to, or concurrent with, any such change as required by applicable law. As with any investment, there can be no guarantee the Fund will achieve its investment objective.
The Guggenheim Strategy Funds, which also include two other series of Guggenheim Strategy Funds Trust (Guggenheim Strategy Fund II and Guggenheim Strategy Fund III), invest in diversified portfolios of debt instruments managed within progressive levels of average credit quality. In particular, as set forth in the Fund’s principal investment strategies, the percentage of the Fund’s assets that may be invested in high yield securities is 30%, which is similar to Guggenheim Strategy Fund III. In contrast, Guggenheim Strategy Fund II may invest up to 20% of its assets in high yield securities. Normally, Guggenheim Strategy Fund II maintains a larger target cash and cash equivalent weighting than the Fund. As a result, the risk profile of each of the Guggenheim Strategy Funds differs, reflecting their respective positions in high yield securities, cash and cash equivalents. Please refer to the prospectus for the other Guggenheim Strategy Funds for more information, which is available via the EDGAR Database at http://www.sec.gov.
The Fund may, from time to time and in the discretion of the Investment Manager, take temporary positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse or unstable market, economic, political, or other conditions or abnormal circumstances, such as large cash inflows or anticipated large redemptions. For example, each Fund may invest some or all of its assets in cash, derivatives, fixed-income instruments, government bonds, money market instruments, repurchase agreements or securities of other investment companies, including money market funds. The Fund may be unable to pursue or achieve its investment objective during that time and temporary investments could reduce the benefit to the Fund from any upswing in the market.
The Fund’s holdings of certain types of investments cannot exceed a maximum percentage of assets. Percentage limitations are set forth in this Prospectus and/or the Statement of Additional Information (“SAI”). While the percentage limitations provide a useful level of detail about the Fund's investment program, they should not be viewed as an accurate gauge of the potential risk of the investment. For example, in a given period, a 5% investment in futures contracts could have significantly more of an impact on the Fund’s share price than its weighting in the portfolio. The net effect of a particular investment depends on its volatility and the size of its overall return or risk profile in relation to the performance of the Fund’s other investments. The Portfolio Managers of the Fund have considerable leeway in choosing investment strategies and selecting securities, investment vehicles and other types of instruments the Portfolio Managers believe will help the Fund achieve its objective. In seeking to meet its investment objective or to adapt to changing economic or market environments, the Fund may invest in any type of security or instrument whose investment characteristics are considered by the Portfolio Managers to be consistent with the Fund’s investment program, including some that may not be listed in this Prospectus.
Investments made by the Fund and the results achieved by the Fund at any given time are not expected to be the same as those made by other clients for which an Investment Manager acts as investment adviser, including mutual funds with names, investment objectives and policies similar to the Fund. Also, investment strategies and types of investments will evolve over time, sometimes without prior notice to shareholders.
The Fund’s investment policies, limitations and other guidelines typically apply at the time an investment is made.  As a result, the Fund generally may continue to hold positions that met a particular investment policy or limitation at the time the investment was made but subsequently do not meet the investment policy or limitation.
The Fund is subject to certain investment policy limitations referred to as “fundamental policies.” The full text of the Fund’s fundamental policies is included in the SAI.

Descriptions of Principal Risks

An investment or type of security specifically identified in this Prospectus generally reflects a principal investment for the Fund. The Fund also may invest in or use certain other types of investments and investing techniques that are described in the SAI. An investment or type of security only identified in the SAI typically is treated as a non-principal investment. Additional information on the principal risks and certain non-principal risks of the Fund is set forth below. The risks are listed in alphabetical order. The fact that a particular risk was not indicated as a principal risk for the Fund does not mean that the Fund is prohibited from investing its assets in securities that give rise to that risk. It simply means that the risk is not a principal risk for the Fund. Although the Fund will not generally trade for short-term profits, circumstances may warrant a sale without regard to the length of time a security was held. The Fund

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may engage in active and frequent trading of portfolio securities and other assets. A high turnover rate may increase transaction costs, which decreases the value of investments, and may result in additional taxable gains (including short term gains) for the Fund.
Investors should note that the Fund reserves the right to discontinue offering shares at any time, to merge or reorganize itself or a class of shares, or to cease operations and liquidate at any time. In addition, portfolio managers can change at any time, the investment manager can be replaced, and an investment sub-adviser can be appointed to manage the Fund.
Asset-Backed Securities Risk—The Fund may invest in asset-backed securities issued by legal entities that are sponsored by banks, investment banks, other financial institutions or companies, asset management firms or funds and are specifically created for the purpose of issuing such asset-backed securities. Investors in asset-backed securities receive payments that are part interest and part return of principal or certain asset-backed securities may be interest-only securities or principal-only securities. These payments typically depend upon the cash flows generated by an underlying pool of assets and vary based on the rate at which the underlying obligors pay off their liabilities under the underlying assets. The pooled assets provide cash flow to the issuer, which then makes interest and principal payments to investors.
Investments in asset-backed securities may be subject to many of the same risks that are applicable to investments in securities generally, including currency risk, geographic emphasis risk, high yield and unrated securities risk, leverage risk, prepayment and extension risk and regulatory risk. Asset-backed securities are particularly subject to interest rate and credit risks. Asset-backed securities are also subject to liquidity and valuation risk and, therefore, may be difficult to value accurately or sell at an advantageous time or price and involve greater transaction costs and wider bid/ask spreads than certain other instruments.
In addition, investments in asset-backed securities entail additional risks relating to the underlying pools of assets, including credit risk, default risk and prepayment and extension risk with respect to the underlying pool or individual assets represented in the pool. With respect to a mortgage loan backing mortgage-backed securities ("MBS"), when an underlying obligor, such as a homeowner, makes a prepayment, an investor in the securities receives a larger portion of its principal investment back, which means that there will be a decrease in monthly interest payments and the investor may not be able to reinvest the principal it receives as a result of such prepayment in a security with a similar risk, return or liquidity profile. In addition to prepayments, the underlying assets owned by an issuer of asset-backed securities are subject to the risk of defaults, and both defaults and prepayments may shorten the securities’ weighted average life and may lower their return, which may adversely affect the Fund’s investment in the asset-backed securities. The value of asset-backed securities held by the Fund also may change because of actual or perceived changes in the creditworthiness of the underlying asset obligors, the originators, the servicing agents, the financial institutions, if any, providing credit support, or swap counterparties in the case of synthetic asset-backed securities.
Further, credit risk retention requirements for asset-backed securities may increase the costs to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. Although the impact of these requirements is uncertain, certain additional costs may be passed to the Fund and the Fund’s investments in asset-backed securities may be adversely affected. Many of the other changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), or foreign regulatory developments could materially impact the value of the Fund’s assets, expose the Fund to additional costs and require changes to investment practices, thereby adversely affecting the Fund’s performance.
Additional risks relating to investments in asset-backed securities may arise because of the type of asset-backed securities in which the Fund invests, defined by the assets collateralizing the asset-backed securities. For example, collateralized mortgage obligations may have complex or highly variable prepayment terms, such as companion classes, interest only or principal only payments, inverse floaters and residuals. These investments generally entail greater market, prepayment and liquidity risks than other mortgage-backed securities, and may be more volatile or less liquid than other mortgage-backed securities. In addition, asset-backed securities backed by aircraft loans and leases may provide the Fund with a less effective security interest in the related underlying collateral than do mortgage-related securities and, thus, it is possible that recovery on repossessed collateral might be unavailable or inadequate to support payments on these asset-backed securities. In addition to the risks inherent in asset-backed securities generally, risks associated with aircraft securitizations include but are not limited to risks related to commercial aircraft, the leasing of aircraft by commercial airlines and the commercial aviation industry generally.  With respect to any one aircraft, the value of such aircraft can be affected by the particular maintenance and operating history for the aircraft or its components, the model and type of aircraft, the jurisdiction of registration (including legal risks, costs and delays in attempting to repossess and export such aircraft following any default under the related loan or lease) and regulatory risk. The Fund may invest in these and other types of asset-backed securities that may be developed in the future.

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Commercial Mortgage-Backed Securities—Commercial mortgage backed securities (“CMBS”) are collateralized by one or more commercial mortgage loans.  Banks and other lending institutions typically group the loans into pools and interests in these pools are then sold to investors, allowing the lender to have more money available to loan to other commercial real estate owners. Commercial mortgage loans may be secured by office properties, retail properties, hotels, mixed use properties or multi-family apartment buildings.  Investments in CMBS are subject to the risks of asset-backed securities generally and particularly subject to credit risk, interest rate risk, and liquidity and valuation risk. CMBS are also subject to the risk that the value of such securities will decline because, among other things, the securities are not issued or guaranteed as to principal or interest by the U.S. government or a government sponsored enterprise. CMBS often are issued in the form of several different tranches.  Depending on their respective seniority, individual tranches are subject to increased (and sometimes different) credit, prepayment and liquidity and valuation risks as compared to other tranches. These securities are often subject to prepayment and liquidity and valuation risks.
Residential Mortgage-Backed Securities—Home mortgage loans are typically grouped together into pools by banks and other lending institutions, and interests in these pools are then sold to investors, allowing the bank or other lending institution to have more money available to loan to home buyers. Some of these pools are guaranteed by U.S. government agencies or by government sponsored private corporations-familiarly called “Ginnie Mae,” “Fannie Mae” and “Freddie Mac" (referred to as "agency" MBS). Non-agency MBS (referred to as "private label") are subject to the risk that the value of such securities will decline because, among other things, the securities are not issued or guaranteed as to principal or interest by the U.S. government or a government sponsored enterprise. Non-agency residential mortgage-backed securities often are issued in the form of several different tranches.  Depending on their respective seniority, individual tranches are subject to increased (and sometimes different) credit, prepayment and liquidity and valuation risks as compared to other tranches. These securities are often subject to greater credit, prepayment and liquidity and valuation risks than agency MBS. In addition, these securities may be less readily marketable as the market for these securities is typically smaller and less liquid than the market for agency MBS, thus these securities may be subject to greater price fluctuation than agency MBS. Home mortgage loans may also be purchased and grouped together by non-lending institutions such as investment banks and hedge funds who will sell interests in such pools to investors.
Mortgage-backed securities are particularly sensitive to changes in interest rates. For example, rising interest rates tend to extend the duration of fixed-rate mortgage-backed securities. As a result, a rising interest rate environment can cause the prices of mortgage-backed securities to be increasingly volatile, which may adversely affect the Fund’s holdings of mortgage-backed securities. In light of the current interest rate environment, the Fund’s investments in these securities may be subject to heightened interest rate risk. In addition, a decline of housing values and other economic developments (such as a rise in unemployment rates or a slowdown in the overall economy) may cause delinquencies or non-payment in mortgages (particularly sub-prime and non-prime mortgages) underlying MBS, which would likely adversely impact the ability of the issuer to make principal and/or interest payments timely or at all to holders of MBS and negatively affect the Fund’s investments in such MBS.
Collateralized Loan Obligations and Collateralized Debt Obligations Risk—A collateralized loan obligation (“CLO”) is an asset-backed security whose underlying collateral is a pool of loans. Such loans may include domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, some of which may be below investment grade or equivalent unrated loans. Investments in CLOs carry the same risks as investments in loans directly, such as interest rate risk, credit and liquidity and valuation risks, and the risk of default. These investments are also subject to the risks associated with a decrease of market value due to collateral defaults and disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to these types of securities as a class. CLOs issue classes or “tranches” that vary in risk and yield. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. A CLO may experience substantial losses attributable to loan defaults. The Fund’s investment in a CLO may decrease in market value because of (i) loan defaults or credit impairment, (ii) the disappearance of subordinate tranches, (iii) market anticipation of defaults, and (iv) investor aversion to CLO securities as a class. These risks may be magnified depending on the tranche of CLO securities in which the Fund invests. For example, investments in a junior tranche of CLO securities will likely be more sensitive to loan defaults or credit impairment than investments in more senior tranches.
Collateralized debt obligations (“CDOs”) are structured similarly to CLOs, but are backed by pools of assets that are debt securities rather than only loans, typically including bonds, other structured finance securities (including other asset-backed securities and other CLOs) and/or synthetic instruments. CDOs are often highly leveraged, and like CLOs, the risks of investing in CDOs may be magnified depending on the tranche of CDO securities held by the Fund.

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The nature of the risks of CDOs depends largely on the type and quality of the underlying collateral and the tranche of CDOs in which the Fund may invest. CDOs collateralized by pools of asset-backed securities carry the same risks as investments in asset-backed securities directly, including losses with respect to the collateral underlying those asset-backed securities. In addition, certain CDOs may not hold their underlying collateral directly, but rather, use derivatives such as swaps to create “synthetic” exposure to the collateral pool. Such CDOs entail the risks associated with derivative instruments.
Commercial Paper Risk—The value of the Fund’s investment in commercial paper, which is an unsecured promissory note that generally has a maturity date between one and 270 days and is issued by a U.S. or foreign entity, is susceptible to changes in the issuer’s financial condition or credit quality. Commercial paper is typically repaid with the proceeds from the issuance of new commercial paper.  Thus, investments in commercial paper are subject to the risk (commonly referred to as rollover risk) that the issuer will be unable to issue sufficient new commercial paper to meet the repayment obligations under its outstanding commercial paper. Investments in commercial paper are usually discounted from their value at maturity. Commercial paper can be fixed-rate or variable rate and can be adversely affected by changes in interest rates. As with other debt securities, there is a risk that the issuer of commercial paper will default completely on its obligations. Commercial paper is generally unsecured and, thus, is subject to increased credit risk. The Fund may have limited or no recourse against the issuer of commercial paper in the event of default.
Convertible Securities Risk—Convertible securities, debt or preferred equity securities convertible into, or exchangeable for, equity securities, are generally preferred stocks and other securities, including fixed-income securities and warrants that are convertible into or exercisable for common stock. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree, and are subject to the risks associated with debt and equity securities, including interest rate, market and issuer risks. For example, if market interest rates rise, the value of a convertible security usually falls. Certain convertible securities may combine higher or lower current income with options and other features. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Convertible securities may be lower-rated securities subject to greater levels of credit risk. A convertible security may be converted before it would otherwise be most appropriate, which may have an adverse effect on the Fund’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Counterparty Credit Risk—Counterparty risk is the risk that a counterparty to the Fund transaction (e.g., prime brokerage or securities lending arrangement or derivatives transaction) will be unable or unwilling to perform its contractual obligation to the Fund. The Fund may invest in financial instruments and derivatives (including equity index swap agreements) involving counterparties for the purpose of seeking to gain exposure to a particular group of securities, index, asset class or reference asset without actually purchasing those securities or investments, or seeking to hedge a position. Such financial instruments may include, among others, total return, index, interest rate, and credit default swap agreements. The Fund may use counterparty agreements to exchange the returns (or differentials in rates of return) earned or realized in particular predetermined investments or instruments. Through these investments and related arrangements (e.g., prime brokerage or securities lending arrangements or derivatives transactions), the Fund is exposed to credit risks that the counterparty may be unwilling or unable to make timely payments or otherwise meet its contractual obligations. If the counterparty becomes bankrupt or defaults on (or otherwise becomes unable or unwilling to perform) its payment or other obligations to the Fund, the Fund may not receive the full amount that it is entitled to receive or may experience delays in recovering the collateral or other assets held by, or on behalf of, the counterparty. If this occurs, or if exercising contractual rights involves delays or costs for the Fund, the value of your shares in the Fund may decrease.

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The Fund bears the risk that counterparties may be adversely affected by legislative or regulatory changes, adverse market conditions, increased competition, and/or wide scale credit losses resulting from financial difficulties of the counterparties' other trading partners or borrowers.
Credit Risk—The Fund could lose money if the issuer or guarantor of a debt instrument or a counterparty to a derivatives transaction or other transaction (such as a repurchase agreement or a loan of portfolio securities or other instruments) is unable or unwilling, or perceived to be unable or unwilling, to pay interest or repay principal on time or defaults. If an issuer fails to pay interest, the Fund’s income would likely be reduced, and if an issuer fails to repay principal, the value of the instrument likely would fall and the Fund could lose money. This risk is especially acute with respect to high yield, below-investment grade and unrated high risk debt instruments (which also may be known as “junk bonds”). Also, the issuer, guarantor or counterparty may suffer adverse changes in its financial condition or be adversely affected by economic, political or social conditions that could lower the credit quality (or the market’s perception of the credit quality) of the issuer or instrument, leading to greater volatility in the price of the instrument and in shares of the Fund. Although credit quality may not accurately reflect the true credit risk of an instrument, a change in the credit quality rating of an instrument or an issuer can have a rapid, adverse effect on the instrument’s liquidity and make it more difficult for the Fund to sell at an advantageous price or time. Any applicable limitation on the credit quality of an issuer or instrument in which the Fund may invest is applied at the time the Fund purchases the instrument.
The degree of credit risk depends on the particular instrument and the financial condition of the issuer, guarantor or counterparty, which are often reflected in its credit quality. Credit quality is a measure of the issuer’s expected ability to make all required interest and principal payments in a timely manner. An issuer with the highest credit rating has a very strong capacity with respect to making all payments. An issuer with the second-highest credit rating has a strong capacity to make all payments, but the degree of safety is somewhat less. An issuer with the lowest credit quality rating may be in default or have extremely poor prospects of making timely payment of interest and principal. Credit ratings assigned by rating agencies are based on a number of factors and subjective judgments and therefore do not necessarily represent an issuer's actual financial condition or the volatility or liquidity of the security. Although higher-rated securities generally present lower credit risk as compared to lower-rated or unrated securities, an issuer with a high credit rating may in fact be exposed to heightened levels of credit or liquidity risk. See Appendix A of the SAI for a more complete discussion of the meaning of the different credit quality ratings.
Investment grade instruments are debt instruments that have been determined by a nationally recognized statistical rating organization to have a medium to high probability of being paid (although there is always a risk of default) or, if unrated, have been determined by the Investment Manager to be of comparable quality. Investment grade instruments are designated “BBB”, “A”, “AA” or “AAA” by Standard & Poor’s Ratings Group, Fitch Investors Service, Inc., DBRS Ltd., Morningstar Credit Ratings, LLC and Kroll Bond Rating Agency, Inc., “Baa”, “A”, “Aa” or “Aaa” by Moody’s Investors Service (“Moody’s”), and “bbb”, “a”, “aa”, or “aaa” by A.M. Best Company, or an equivalent rating by any other nationally recognized statistical rating organization, or have been determined by the Investment Manager to be of comparable quality. If nationally recognized statistical rating organizations assign different ratings to the same instrument, the Fund will use the higher rating for purposes of determining the instrument’s credit quality. The Investment Manager's credit analysis includes looking at factors such as an issuer’s debt service coverage (i.e., its ability to make interest payments on its debt), the issuer’s cash flow, general economic factors and domestic and global market conditions.
The loans and corporate debt instruments in which the Fund may invest include those (i) rated lower than investment grade credit quality, e.g., rated lower than “Baa” category by Moody’s or “BBB” category by Standard & Poor’s Corporation, or have been issued by issuers who have issued other debt instruments which, if rated, would be rated lower than investment grade credit quality or (ii) unrated but the borrowers and their other loans typically are rated below investment grade. Investment decisions will be based largely on the credit risk analysis performed by the Investment Manager and not on rating agency evaluations. This analysis may be difficult to perform. Information about many loans and their issuers generally is not available in the public domain because many issuers have not issued securities to the public and are not subject to reporting requirements under federal securities laws. Thus, little public information typically exists about these companies. Generally, however, these issuers are required to provide certain financial information to lenders, and certain information may be available from other participants or agents in the loan marketplace.
Currency Risk—The Fund’s direct or indirect exposure to foreign currencies, including through ownership of securities of foreign issuers, subjects the Fund to the risk that those currencies will decline in value relative to the U.S. Dollar, which would cause a decline in the U.S. value of the holdings of the Fund. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates and the imposition of currency controls or other political, economic and tax developments in the U.S. or abroad. When the

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Fund seeks exposure to foreign currencies through foreign currency contracts and related transactions, the Fund becomes particularly susceptible to foreign currency value fluctuations, which may be sudden and significant, and investment decisions tied to currency markets. In addition, these investments are subject to the risks associated with derivatives and hedging the impact on the Fund of fluctuations in the value of currencies may be magnified. To the extent the Fund seeks to hedge currency risk, the Fund may incur increased implied transaction costs.
Derivatives Risk—The Fund may invest in derivatives, such as swaps, futures contracts and options contracts and other instruments described in the Fund’s principal investment strategies, to pursue its investment objective and to create economic leverage in the Fund, to seek to enhance total return, to seek to hedge against fluctuations in securities prices, interest rates, currency rates, etc., to seek to change the effective duration of the Fund’s portfolio, to seek to manage certain investment risks, as a substitute for the purchase or sale of securities or currencies, and/or to obtain or replicate market exposure. The use of such derivatives may expose the Fund to risks in addition to and greater than those associated with investing directly in the securities underlying those derivatives, including risks relating to leverage, imperfect correlations with underlying investments or the Fund’s other portfolio holdings, high price volatility, lack of availability, counterparty credit, liquidity, valuation and legal restrictions. The use of such derivatives may also expose the Fund to the performance of securities that the Fund does not own. For derivatives traded on an exchange or through a central counterparty, the Fund is subject to the credit risk of the clearing broker or clearinghouse. Certain derivatives are subject to mandatory exchange trading and/or clearing. Central clearing is intended to reduce counterparty credit risk and increase liquidity but does not make derivatives transactions risk-free. The skills necessary to successfully execute derivatives strategies may be different from those for more traditional portfolio management techniques, and if the Investment Manager is incorrect about its expectations of market conditions, the use of derivatives could also result in a loss, which in some cases may be unlimited. Use of derivatives may also cause the Fund to be subject to additional regulations, which may generate additional Fund expenses. These practices also entail transactional expenses and may cause the Fund to realize higher amounts of short-term capital gains than if the Fund had not engaged in such transactions. The markets for certain derivative instruments, and those located in foreign countries, are relatively new and still developing, which may expose the Fund to increased counterparty and liquidity risk. Certain risks also are specific to the derivatives in which the Fund invests.
Certain of the derivatives in which the Fund invests are traded (and privately negotiated) in the over-the-counter ("OTC") market. OTC derivatives are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund. In addition, OTC derivative instruments are often highly customized and tailored to meet the needs of the Fund and its trading counterparties. If a derivative transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. As a result and similar to other privately negotiated contracts, the Fund is subject to counterparty credit risk with respect to such derivative contracts.
Forward Foreign Currency Exchange Contracts Risk—A forward foreign currency exchange contract is an OTC obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. Forward foreign currency exchange contracts can be used to reduce the Fund’s exposure to changes in the value of the currency it will deliver, to shift exposure to foreign currency fluctuations from one currency to another or to increase the Fund’s exposure to changes in the value of the currency that it will receive for the duration of the contract. Foreign currency transactions can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. Also, there have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the currency increases. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time. Engaging in forward foreign currency exchange contracts will subject the Fund to counterparty risk and any failure to perform by a counterparty could result in a loss to the Fund.
Futures Contracts Risk—Futures contracts are exchange-traded contracts that call for the future delivery of an asset at a certain price and date, or cash settlement (payment of the gain or loss on the contract). Futures are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price and for other reasons such as to manage exposure to changes in interest rates and bond prices; as an efficient means of adjusting overall exposure to certain markets; in an effort to enhance income; to protect the value of portfolio securities or other instruments; and to adjust portfolio duration. Risks of

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futures contracts may be caused by an imperfect correlation between movements in the price of the instruments and the price of the underlying assets. In addition, there is a risk that the Fund may not be able to enter into a closing transaction because of an illiquid market. Futures markets can be highly volatile and the use of futures may increase the volatility of the Fund’s NAV. Exchanges can limit the number of options that can be held or controlled by the Fund or the Investment Manager, thus limiting the ability to implement the Fund’s strategies. Futures are also subject to leveraging risk and can be subject to liquidity risk.
Hybrid Securities—Hybrid instruments combine the characteristics of securities, futures and options. Typically, a hybrid instrument combines a traditional stock, bond or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied to the price of some security, commodity, currency or securities index, or another interest rate or some other economic factor. Hybrid instruments can be used as an efficient means of pursuing a variety of investment goals, including currency hedging and increased total return. The risks of such investments would reflect the risks of investing in futures, options and securities, including volatility and illiquidity. Such securities may bear interest or pay dividends at below market (or even relatively nominal) rates. Under certain conditions, the redemption value of such an investment could be zero.
Options Contracts Risk—The buyer of an option acquires the right, but not the obligation, to buy (a call option) or sell (a put option) a certain quantity of a security (the underlying security) or instrument, including a futures contract or swap, at a certain price up to a specified point in time. The seller or writer of an option is obligated to sell (a call option) or buy (a put option) the underlying instrument. Options are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price and for other reasons such as to manage exposure to changes in interest rates and bond prices; as an efficient means of adjusting overall exposure to certain markets; in an effort to enhance income; to protect the value of portfolio securities or other instruments; and to adjust portfolio duration.
Options are subject to correlation risks. The writing and purchase of options is a highly specialized activity as the successful use of options depends on the Investment Manager’s ability to predict correctly future price fluctuations and the degree of correlation between the markets for options and the underlying instruments. Exchanges can limit the number of futures options that can be held or controlled by the Fund or the Investment Manager, thus limiting the ability to implement the Fund's strategies. Options are also particularly subject to leverage risk and can be subject to liquidity risk. Because option premiums paid or received by the Fund are small in relation to the market value of the investments underlying the options, the Fund is exposed to the risk that buying and selling put and call options can be more speculative than investing directly in securities.
The Fund may also purchase or sell call and put options on a “covered” basis. A call option is “covered” if the Fund owns the security underlying the call or has an absolute right to acquire the security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are segregated by the Fund’s custodian). As a seller of covered call options, the Fund faces the risk that it will forgo the opportunity to profit from increases in the market value of the security covering the call option during an option’s life.
Swap Agreements Risk—Swap agreements are contracts for periods ranging from one day to more than one year and may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant or swap execution facility and cleared through a clearinghouse that serves as a central counterparty. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The Fund may enter into swap agreements, including, but not limited to total return swaps, index swaps, interest rate swaps, municipal market data rate locks, and credit default swaps. The Fund may utilize swap agreements in an attempt to gain exposure to certain securities without purchasing those securities, which is speculative, or to hedge a position. Risks associated with the use of swap agreements are different from those associated with ordinary portfolio securities transactions, due to the fact they could be considered illiquid and many swaps currently trade on the OTC market. Swaps are particularly subject to counterparty credit, correlation, valuation, liquidity and leveraging risks.
Certain standardized swaps are subject to mandatory exchange trading and central clearing. Exchange trading and central clearing are expected to reduce counterparty credit risk and increase liquidity but exchange trading and central clearing do not make swap transactions risk-free. Additionally, the Commodity Futures Trading Commission ("CFTC") and other applicable regulators have adopted rules imposing certain margin requirements, including minimums, on OTC swaps, which may result in the Fund and its counterparties posting higher margin amounts for OTC swaps, which could increase the cost of swap transactions to the Fund and impose added operational complexity. The Dodd-Frank Act and related regulatory developments require the clearing and

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exchange-trading of many OTC derivative instruments that the CFTC and the U.S. Securities and Exchange Commission ("SEC") have defined as “swaps.” Mandatory exchange-trading and clearing are occurring on a phased-in basis based on the type of market participant and CFTC approval of contracts for central clearing. The Investment Manager will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Fund’s ability to enter into swap agreements.
Dollar Roll Transaction Risk—The Fund may enter into dollar roll transactions, in which the Fund sells a mortgage-backed or other security for settlement on one date and buys back a substantially similar security (but not the same security) for settlement at a later date. The Fund gives up the principal and interest payments on the security, but may invest the sale proceeds, during the “roll period.” When the Fund enters into a dollar roll transaction, any fluctuation in the market value of the security transferred or the securities in which the sales proceeds are invested can affect the market value of the Fund’s assets, and therefore, the Fund’s NAV. Dollar roll transactions may sometimes be considered to be the practical equivalent of borrowing and constitute a form of leverage. Dollar roll transactions also involve the risk that the market value of the securities the Fund is required to deliver may decline below the agreed upon repurchase price of those securities. In addition, in the event that the Fund’s counterparty becomes insolvent or otherwise unable or unwilling to perform its obligations, the Fund’s use of the proceeds may become restricted pending a determination as to whether to enforce the Fund’s obligation to purchase the substantially similar securities.
Emerging Markets Risk—The Fund may invest in securities in emerging markets. Investing in securities in emerging markets countries may entail greater risks than investing in securities in developed markets countries globally, such as increased economic, political, regulatory or other uncertainties. These risks include: (i) less social, political and economic stability and potentially more volatile currency exchange rates; (ii) the small current size of the markets for such securities and the currently low or nonexistent volume of trading, which result in a lack of liquidity and in greater price volatility; (iii) certain national policies which may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests, and trade barriers; (iv) foreign taxation; (v) the absence of developed legal systems, including structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) lower levels of government regulation and less extensive accounting, financial and other reporting requirements; (vii) high rates of inflation for prolonged periods; and (viii) particular sensitivity to global economic conditions or reliance on international or other forms of aid, including trade, taxation and development policies. Sovereign debt of emerging countries may be in default or present a greater risk of default. Frontier market countries generally have smaller economies and even less developed capital markets than traditional emerging market countries (which themselves have increased investment risk relative to developed market countries) and, as a result, the Fund's exposure to the risks associated with investing in emerging market countries are magnified if the Fund invests in frontier market countries.
Extension Risk—Certain debt instruments, including mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur at a slower rate or later than expected.  In this event, the expected maturity could lengthen as short or intermediate-term instruments become longer-term instruments, which would make the investment more sensitive to changes in interest rates.  In addition, the Fund’s investment may sharply decrease in value and the Fund’s income from the investment may quickly decline.  These types of instruments are particularly subject to extension risk, and offer less potential for gains, during periods of rising interest rates. In addition, the Fund may be delayed in its ability to reinvest income or proceeds from these instruments in potentially higher yielding investments, which would adversely affect the Fund to the extent its investments are in lower interest rate debt instruments.  Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.
Foreign Securities and Currency Risk—Investing in foreign investments, including investing in foreign securities through American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”), involves certain special or additional risks, including, but not limited to: (i) unfavorable changes in currency exchange rates ; (ii) unfavorable changes in applicable regulations; (iii) adverse political and economic developments; (iv) unreliable or untimely information; (v) limited legal recourse; (vi) limited markets; (vii) higher operational expenses; and (viii) illiquidity. These investments are subject to additional risks, including: differing reporting, accounting, and auditing standards; nationalization, expropriation, or confiscatory taxation; foreign currency fluctuations, currency blockage, or replacement; potential for default on sovereign debt; or other diplomatic developments, which may include the imposition of economic sanctions or other measures by the U.S. or other governments and supranational organizations or changes in trade policies. These risks may even be higher in underdeveloped or emerging markets. The less developed a country's securities market is, the greater the level of risks. The Fund considers a security to be a foreign security if the issuer is organized under the laws of a foreign country or is a foreign government, or a sub-division or agency of such government, or the security is traded in markets outside the United States.

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Foreign fixed-income securities may also be negatively affected by rising interest rates, which may cause an increase in funding costs for foreign issuers and make it more difficult for them to service their debt. Rising interest rates, in addition to widening credit spreads, may cause a decline in market liquidity. Foreign investments are normally issued and traded in foreign currencies. As a result, their values may be affected by changes in the exchange rates between particular foreign currencies and the U.S. dollar. Foreign investments may be subject to the risks of seizure or other involvement by a foreign government, imposition of restrictions on the exchange or transport of foreign currency, and tax increases. There may also be less information publicly available about a foreign company than about most U.S. companies, and foreign companies are usually not subject to accounting, auditing and financial reporting standards and practices comparable to those in the United States. The legal remedies for investors in foreign investments may be more limited than those available in the United States and the Fund may have limited or no legal recourse with respect to foreign securities. Certain foreign investments may be less liquid (harder to buy and sell) and more volatile than domestic investments, which means the Fund may at times be unable to sell its foreign investments at desirable prices. For the same reason, the Fund may at times find it difficult to value its foreign investments. Brokerage commissions and other fees are generally higher for foreign investments than for domestic investments. The procedures and rules for settling foreign transactions may also involve delays in payment, delivery or recovery of money or investments. Foreign withholding taxes may reduce the amount of income available to distribute to shareholders of the Fund.
High Yield and Unrated Securities Risk—High yield debt securities in the lower rating (higher risk) categories of the recognized rating services are commonly referred to as “junk bonds.” High yield securities are debt securities that have been determined by a rating agency to have a lower probability of being paid and have a credit rating of “BB” category or lower by Standard & Poor’s Corporation and Fitch Investors Service, Inc. or “Ba” category or lower by Moody’s Investors Service or have been determined by an Investment Manager to be of comparable quality. The total return and yield of junk bonds can be expected to fluctuate more than the total return and yield of higher-quality bonds. Junk bonds (those rated below investment grade or in default, or unrated securities determined by the Investment Manager to be of comparable quality) are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. High yield securities may be subject to greater levels of credit risk and tend to be less liquid, and therefore more difficult to value accurately and sell at an advantageous price or time and may involve greater transactions costs and wider bid/ask spreads, than higher-quality bonds. The risks associated with high yield securities are heightened during times of weakening economic conditions or rising interest rates.
Successful investment in lower-medium and lower-rated debt securities involves greater investment risk and is highly dependent on the Investment Manager’s credit analysis. The value of high yield securities is particularly vulnerable to changes in interest rates and a real or perceived economic downturn or higher interest rates could cause a decline in high-yield bond prices by lessening the ability of issuers to make principal and interest payments. These bonds are often thinly traded or subject to irregular trading and can be more difficult to sell and value accurately than higher-quality bonds because there tends to be less public information available about these securities. Because objective pricing data may be less available, judgment may play a greater role in the valuation process. In addition, the entire high yield bond market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by major investors, a high-profile default, or a change in the market’s psychology regarding high yield investments. High yield securities may be more sensitive to adverse specific corporate or general market developments than higher-quality bonds. This type of volatility is usually associated more with stocks than bonds.
Interest Rate Risk—Fixed-income and other debt instruments are subject to the possibility that interest rates could change (or are expected to change). Changes in interest rates may adversely affect the Fund’s investments in these instruments, such as the value or liquidity of, and income generated by, the investments. The value of a debt instrument with a longer duration will be more sensitive to interest rate changes than a similar instrument with a shorter duration. Similarly, the longer the average duration (whether positive or negative) of these instruments held by the Fund or to which the Fund is exposed (i.e., the longer the average portfolio duration of the Fund), the more the Fund’s share price will likely fluctuate in response to interest rate changes. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates that incorporates a security's yield, coupon, final maturity and call features, among other characteristics. For example, the NAV per share of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point.
However, measures such as duration may not accurately reflect the true interest rate sensitivity of instruments held by the Fund and, in turn, the Fund's susceptibility to changes in interest rates. Certain fixed-income and debt instruments are subject to the risk that the issuer may exercise its right to redeem (or call) the instrument earlier than anticipated. Although an issuer may call an instrument for a variety of reasons, if an issuer does so during a

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time of declining interest rates, the Fund might have to reinvest the proceeds in an investment offering a lower yield or other less favorable features, and therefore might not benefit from any increase in value as a result of declining interest rates. Interest only or principal only securities and inverse floaters are particularly sensitive to changes in interest rates, which may impact the income generated by the security and other features of the security.
Instruments with variable or floating interest rates, such as syndicated bank loans, generally are less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much or as fast as interest rates in general. Conversely, in a decreasing interest rate environment, these instruments will generally not increase in value and the Fund’s investment in instruments with floating interest rates may prevent the Fund from taking full advantage of decreasing interest rates in a timely manner. In addition, the income received from such instruments will likely be adversely affected by a decrease in interest rates.
Adjustable rate securities also react to interest rate changes in a similar manner as fixed-rate securities but generally to a lesser degree depending on the characteristics of the security, in particular its reset terms (i.e., the index chosen, frequency of reset and reset caps or floors). During periods of rising interest rates, because changes in interest rates on adjustable rate securities may lag behind changes in market rates, the value of such securities may decline until their interest rates reset to market rates. These securities also may be subject to limits on the maximum increase in interest rates. During periods of declining interest rates, because the interest rates on adjustable rate securities generally reset downward, their market value is unlikely to rise to the same extent as the value of comparable fixed rate securities. These securities may not be subject to limits on downward adjustments of interest rates.
During periods of rising interest rates, issuers of debt securities or asset-backed securities may pay principal later or more slowly than expected, which may reduce the value of the Fund’s investment in such securities and may prevent the Fund from receiving higher interest rates on proceeds reinvested in other instruments. Please refer to ”Extension Risk” for additional information. During periods of falling interest rates, issuers of debt securities or asset-backed securities may pay off debts more quickly or earlier than expected, which could cause the Fund to be unable to recoup the full amount of its initial investment and/or cause the Fund to reinvest in lower-yielding securities, thereby reducing the Fund’s yield. Please refer to “Prepayment Risk” for additional information.
Certain debt instruments, such as instruments with a negative duration or inverse instruments, are also subject to interest rate risk, although such instruments generally react differently to changes in interest rates than instruments with positive durations. The Fund’s investments in these instruments also may be adversely affected by changes in interest rates. For example, the value of instruments with negative durations, such as inverse floaters, generally decrease if interest rates decline.
Changing Fixed-Income Market Conditions—There is a risk that interest rates across the financial system may change, sometimes unpredictably, as a result of a variety of factors, such as central bank monetary policies, inflation rates and general economic conditions. Very low or negative interest rates may magnify the Fund’s susceptibility to interest rate risk and diminish yield and performance (e.g., during periods of very low or negative interest rates, the Fund may be unable to maintain positive returns). In addition, certain countries have experienced or may experience negative interest rates on certain fixed-income and debt instruments.
Changes in fixed-income or related market conditions, including the potential for changes to interest rates and negative interest rates, may expose fixed-income or related markets to heightened volatility and reduced liquidity for Fund investments, which may be difficult to sell at favorable times or prices, causing the value of the Fund’s investments and NAV per share to decline. A rise in general interest rates may also result in increased redemptions from the Fund. Very low, negative or changing interest rates may also have unpredictable effects on securities markets in general, directly or indirectly impacting the Fund’s investments, yield and performance. Thus, under the current low interest rate environment, the Fund faces a heightened level of interest rate, liquidity and valuation risks.
A Fund that invests in derivatives tied to fixed-income or related markets may be more substantially exposed to these risks than a fund that does not invest in such derivatives. To the extent the Fund experiences high redemptions because of changes in interest rates, the Fund may experience increased portfolio turnover, which will increase the costs that the Fund incurs and may lower the Fund’s performance. The liquidity levels of the Fund's portfolio may also be affected and the Fund could be required to sell holdings at disadvantageous times or prices in order to meet redemption obligations or other liquidity needs.
Investments by Investing Funds and Other Large Shareholders—Shares of the Fund are offered as an investment to certain other investment companies (including those advised by the Investment Manager and its affiliates) and may be offered to other qualified large investors. Such investors may comprise a significant portion of the Fund's shareholders. The Fund is subject to the risk that one or more large investors purchase or redeem a large percentage of Fund shares at any time. To meet large redemption requests, the Fund may have to hold large uninvested cash

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positions or sell investments to raise the cash needed to satisfy redemption requests at times when it would not otherwise do so. In turn, the Fund’s performance may suffer and the Fund can incur high turnover, incur brokerage costs, realize gains or losses at inopportune times, lose money, hold a less liquid portfolio or experience other adverse consequences. Similarly, large Fund share purchases may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. The Fund may also experience adverse tax consequences as a result of a large shareholder transaction. Under certain circumstances, the Fund may also experience frequent large shareholder transactions.
Investment in Investment Vehicles Risk—Investments in investment companies or other investment vehicles may include index-based unit investment trusts such as Standard & Poor’s Depositary Receipts or other index funds and securities of investment companies that are not index-based, including closed-end funds, mutual funds or exchange-traded funds (“ETFs”) and other investment vehicles. Index-based investments sometimes hold substantially all of their assets in securities representing a specific index. The Fund may use index-based investments (including ETFs designed to track an index) as a way of managing its cash position, or to maintain liquidity while gaining exposure to the equity, commodities or fixed-income markets, or a particular sector of such markets, or to seek to avoid losses in declining market conditions. The Fund may invest in index-based investment vehicles for a variety of other reasons, including to obtain exposure to a specific asset class or investment strategy or to seek to enhance return or yield. In addition, an index-based investment vehicle in which the Fund invests may not replicate exactly the composition or performance of the index it seeks to track for a number of reasons, such as operating expenses, transaction costs and imperfect correlation of holdings relative to the index.
The Fund and its shareholders may incur its pro rata share of the expenses of the underlying investment companies or vehicles in which the Fund invests, such as investment advisory and other management expenses, and shareholders will incur the operating expenses of these investment vehicles. In addition, the Fund will be subject to those risks affecting the investment vehicle, including the effects of business and regulatory developments that affect an underlying investment company or vehicle or the investment company industry generally as well as the possibility that the value of the underlying securities held by the investment vehicle could decrease or the portfolio becomes illiquid. Shares of investment vehicles that trade on an exchange may trade at a discount or premium from their net asset value. The purchase of shares of some investment companies (such as closed-end investment companies and ETFs) may require the payment of substantial premiums above the value of such companies' portfolio securities or NAVs.
An underlying investment vehicle may buy the same securities that another underlying investment vehicle sells. If this happens, an investor in the Fund would indirectly bear the costs of these trades without accomplishing any investment purpose. In addition, certain of the underlying investment vehicles may hold common portfolio positions, thereby reducing the diversification benefits of an asset allocation style. The underlying investment vehicles may engage in investment strategies or invest in specific investments in which the Fund would not engage or invest directly.
The performance of those underlying investment vehicles, in turn, depends upon the performance of the securities in which they invest.
The underlying investment companies or other investment vehicles in which the Fund invests are often institutional funds owned by a small number of shareholders and are thus also subject to the risk that shareholders redeem their shares rapidly, which may adversely affect the performance and liquidity of the underlying investment vehicles and the Fund.
An investment by the Fund in ETFs generally presents the same primary risks as an investment in a mutual fund.  In addition, an investment in an ETF may be subject to additional risk, including: the ETF's shares may trade at a discount or premium relative to the net asset value of the shares; an active trading market may not develop for the ETF's shares; the listing exchange may halt trading of the ETF's shares; the ETF may fail to correctly track the referenced asset (if any); and the ETF may hold troubled securities in the referenced index or basket of investments.
Investment in Loans Risk—Loans, such as syndicated bank loans and other direct lending opportunities, senior floating rate loans, secured and unsecured loans, second lien or more junior loans, bridge loans, revolving credit facilities, unfunded commitments, loan assignments or loan participations may incur some of the same risks as other debt securities, such as prepayment risk, credit risk, interest rate risk, liquidity risk and risks associated with high yield securities. The terms of certain loan agreements may cause certain loans to be particularly sensitive to changes in benchmark interest rates. Although some loans are secured by collateral, the collateral may be difficult to liquidate and the value of the collateral can decline or be insufficient or unavailable to lower the borrower's obligations should the borrower default. In the event that the Fund becomes the owner of the collateral, the Fund would bear the risks, costs and liabilities associated with owning and disposing of the collateral.

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The Fund invests in loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations (“covenant-lite obligations”), which are loans or other similar debt obligations that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants and other financial protections for lenders and investors. The Fund may also obtain exposure to covenant lite obligations through investment in securitization vehicles and other structured products. In current market conditions, many new, restructured or reissued loans and similar debt obligations do not feature traditional financial maintenance covenants, which are intended to protect lenders and investors by imposing certain restrictions and other limitations on a borrower’s operations or assets and by providing certain information and consent rights to lenders. Covenant-lite obligations generally allow borrowers to exercise more flexibility with respect to certain activities that may otherwise be limited or prohibited under similar loan obligations that are not covenant-lite. In addition, the Fund may receive less or less frequent financial reporting from a borrower under a covenant-lite obligation, which may result in more limited access to financial information, difficulty evaluating the borrower’s financial performance over time and delays in exercising rights and remedies in the event of a significant financial decline. As a result, investments in or exposure to covenant-lite obligations are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.
The Fund's interest in a particular loan and/or in particular collateral securing a loan may be subordinate to the interests of other creditors of the obligor. As a result, a loan may not be fully collateralized (and may be uncollateralized) and can decline significantly in value, which may result in the Fund not receiving payments to which it is entitled on a timely basis or at all. In addition, the Fund may have limited rights to exercise remedies against collateral or against an obligor when payments are delayed or missed.
Loans may offer a fixed rate or floating rate of interest. Loans may decline in value if their interest rates do not rise as much or as fast as interest rates in general. In addition, to the extent the Fund holds a loan through a financial intermediary, or relies on a financial intermediary to administer the loan, the Fund's investment, including receipt of principal and interest relating to the loan, will be subject to the credit risk of the intermediary.
Loans are subject to the risk that the scheduled interest or principal payments will not be paid. Lower-rated loans and debt securities (those of less than investment grade quality) involve greater risk of default on interest and principal payments than higher-rated loans and securities. In the event that a non-payment occurs, the value of that obligation likely will decline. Loans and other debt instruments rated below “BBB” category by S&P or “Baa” category by Moody’s or unrated but assessed of similar quality are considered to have speculative characteristics and are commonly referred to as “junk bonds.” Junk bonds entail greater default and other risks than those associated with higher-rated securities. In addition, loans that have a lower priority for repayment in a borrower’s capital structure may involve a higher degree of overall risk, and be subject to greater price and payment volatility, than more senior loans of the same borrower. For example, in the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders, and the remaining collateral may be insufficient to cover the full amount owed on the second lien loan in which the Fund has an interest.
Loans are especially vulnerable to the financial health, or perceived financial health, of the borrower but are also particularly susceptible to economic and market sentiment such that changes in these conditions or the occurrence of other economic or market events may reduce the demand for loans and cause their value to decline rapidly and unpredictably. Many loans and loan interests are subject to legal or contractual restrictions on transfer, resale or assignment that may limit the ability of the Fund to sell its interest in a loan at an advantageous time or price. The resale, or secondary, market for loans is currently growing, but may become more limited or more difficult to access, and such changes may be sudden and unpredictable. There is no organized exchange or board of trade on which loans are traded. Loans often trade in large denominations (typically $1 million and higher), and trades can be infrequent. The market has limited transparency, and information about actual trades may be difficult to obtain. Accordingly, some of the loans in which the Fund may invest will be relatively illiquid and difficult to value. The Fund may have difficulty in disposing of loans in a favorable or timely fashion, which could result in losses to the Fund. Transactions in loans are often subject to long settlement periods (in excess of the standard T+2 days settlement cycle for most securities and often longer than seven days). As a result, sale proceeds potentially will not be available to the Fund to make additional investments or to use proceeds to meet its current redemption obligations. The Fund thus is subject to the risk of selling other investments at disadvantageous times or prices or taking other actions necessary to raise cash to meet its redemption obligations such as borrowing from a bank or holding additional cash, particularly during periods of significant redemption activity, unusual market or economic conditions or financial stress.
Loans may be issued in connection with highly leveraged transactions, such as restructurings, leveraged buyouts, leveraged recapitalizations and acquisition financing. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Accordingly, loans that are part of highly leveraged transactions involve a significant risk that the borrower may

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default or go into bankruptcy or become insolvent. In addition, there may be limited public information about the issuer or the loan. Bankruptcy or other court proceedings may delay, limit or negate the Fund's ability to collect payments on its loan investments or otherwise adversely affect the Fund's rights in collateral relating to the loan, such as invalidating the loan, the lien on any collateral or the priority status of the loan (or otherwise subordinating the Fund’s interest). Thus, the Fund may need to retain legal counsel or other advisers to help in seeking to enforce or protect its rights. As a result, the Fund may incur the costs associated with retaining such counsel or other advisers. In addition, if the Fund holds certain loans, the Fund may be required to exercise its rights collectively with other creditors or through an agent or other intermediary acting on behalf of multiple creditors, and the value of the Fund's investment may decline or otherwise be adversely affected by delays or other risks associated with such collective procedures.
The Fund values its assets on each Business Day (as defined below). However, because the secondary market for loans is limited, trading in loans (or certain types of loans) may be irregular and opportunities to invest in loans (or certain types of loans) may be limited. In addition, loans may be difficult to value accurately as market quotations may not be readily available for some loans or may be volatile and/or subject to large spreads between bid and ask prices, and valuation may require more research than for other securities. A default or expected default on a loan could also make it more difficult for the Fund to dispose of the investment at a price approximating the value placed on the investment by the Fund. In addition, elements of judgment may play a greater role in valuation than for securities with a more active secondary market, because there is less reliable, objective market value data available.
An increase in the demand for loans may provide improved liquidity and resale prices but it may also adversely affect the rate of interest payable on loans and/or the rights provided to lenders or buyers, such as the Fund, and increase the price of loans in the secondary market. A decrease in the demand for loans, and instances of broader market events (such as turmoil in the loan market or significant sales of loans) may adversely affect the liquidity and value of loans in the Fund’s portfolio.
In certain circumstances, the Investment Manager or its affiliates (including on behalf of clients other than the Fund) or the Fund may be in possession of material non-public information about a borrower as a result of its ownership of a loan and/or corporate debt security of a borrower. Because U.S. laws and regulations generally prohibit trading in securities of issuers while in possession of material, non-public information, the Fund might be unable (potentially for a substantial period of time) to trade securities or other instruments issued by the borrower when it would otherwise be advantageous to do so and, as such, could incur a loss. In circumstances when the Investment Manager or the Fund determines to avoid or to not receive non-public information about a borrower for loan investments being considered for acquisition by the Fund or held by the Fund, the Fund may be disadvantaged relative to other investors that do receive such information, and the Fund may not be able to take advantage of other investment opportunities that it may otherwise have. In addition, loans and other similar instruments may not be considered “securities” and, as a result, the Fund may not be entitled to rely on the anti-fraud protections under the federal securities laws and instead may have to resort to state law and direct claims.
The Investment Manager or its affiliates may participate in the primary and secondary market for loans or other transactions with possible borrowers. As a result, the Fund may be legally restricted from acquiring some loans and from participating in a restructuring of a loan or other similar instrument. Further, if the Fund, in combination with other accounts managed by the Investment Manager or its affiliates, acquires a large portion of a loan, the Fund’s valuation of its interests in the loan and the Fund’s ability to dispose of the loan at favorable times or prices may be adversely affected. The Fund is also subject to conflicts of interest that are described in more detail in the SAI.
Leverage Risk—The use of derivatives (such as swaps, futures and options), reverse repurchase agreements, unfunded commitments, tender option bonds and borrowings may create leveraging risk. For example, because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial impact on the net asset value of the Fund. Leveraging may cause the Fund to be more volatile than if it had not been leveraged. To mitigate leveraging risk and otherwise comply with regulatory requirements, the Fund must segregate or earmark liquid assets to meet its obligations under, or otherwise cover, the transactions that may give rise to this risk. Applicable law limits the Fund from borrowing in an amount greater than 33 1/3% of its assets.
The Fund is permitted to borrow money for certain purposes. To the extent that the Fund purchases securities while it has outstanding borrowings, it is using leverage, i.e., using borrowed funds for investment. Leveraging will exaggerate the effect on the NAV per share of the Fund of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed for leveraging will be subject to interest and other costs that may or may not be recovered by appreciation of the securities purchased. In addition, if the Fund borrows from a line of credit it will be subject to certain covenants that, if breached, may require the Fund to accelerate its indebtedness and sell portfolio securities or other assets when it otherwise would not do so. If the Fund accesses its line of credit to meet shareholder redemption

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requests, the Fund’s remaining shareholders may bear the cost of the borrowing through interest expenses and other expenses (e.g., commitment fees) that affect the Fund’s performance. Borrowing expenses are excluded from any applicable fee waivers or expense limitation agreements.
Liquidity and Valuation Risk—It may be difficult for the Fund to purchase and sell particular investments within a reasonable time at a favorable price. As a result, the Fund may be unable to achieve its desired level of exposure to certain issuers, asset classes or sectors. The capacity of market makers of fixed-income and other debt instruments has not kept pace with the consistent growth in these markets over the past three decades, which has led to reduced levels in the capacity of these market makers to engage in trading and, as a result, dealer inventories of corporate fixed-income, floating rate and certain other debt instruments are at or near historic lows relative to market size. These factors may apply more to high yield and floating rate debt instruments than higher quality fixed-income instruments. Market makers tend to provide stability and liquidity to debt-securities markets through their intermediary services, and their reduced capacity and number could lead to decreased liquidity and increased volatility in the financial markets. As a result, the Fund potentially will be unable to pay redemption proceeds within the allowable time period because of adverse market conditions, an unusually high volume of redemption requests or other reasons, unless it sells other portfolio investments under unfavorable conditions, thereby adversely impacting the Fund. The Fund's ability to sell an instrument under favorable conditions also may be negatively impacted by, among other things, other market participants selling the same or similar instruments at the same time. In addition, the liquidity of any Fund investment may change significantly over time as a result of market, economic, trading, issuer-specific and other factors.
To the extent that there is not an established liquid market for instruments in which the Fund invests, or there is a reduced number or capacity of market makers with respect to debt instruments, trading in such instruments may be relatively inactive or irregular. In addition, during periods of reduced market liquidity, market turmoil or in the absence of readily available market quotations for particular investments in the Fund’s portfolio, the ability of the Fund to assign an accurate daily value to these investments may be difficult and the Investment Manager may be required to fair value the investments. Fair value determinations are inherently subjective and reflect good faith judgments based on available information. Accordingly, there can be no assurance that the determination of a security’s fair value in accordance with the Fund's valuation procedures will in fact approximate the price at which the Fund could sell that security at that time (i.e., the sale price could differ, sometimes significantly, from the Fund's last valuation for the security). The Fund (or the Investment Manager) relies on various sources of information to value investments and calculate net asset value. The Fund may obtain pricing information from third parties that are believed to be reliable. In certain cases, this information may be unavailable or this information may be inaccurate because of errors by the third parties, technological issues, absence of current market data, or otherwise. As a result, the Fund's ability to effectively value investments or calculate net asset value may be adversely affected.
Investors who purchase or redeem shares of the Fund on days when the Fund is holding fair valued securities may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Fund had not fair valued the securities or had used a different valuation methodology. These risks may be magnified in a rising interest rate environment and if the Fund holds a significant percentage of fair valued or otherwise difficult to value securities may be particularly susceptible to the risks associated with valuation. For additional information about valuation determinations, see “Determination of Net Asset Value” and the Fund's shareholder report. Proportions of the Fund's investments that are fair valued or difficult to value vary from time to time. Based on its investment strategies, a significant portion of the Fund's investments can be difficult to value and potentially less liquid and thus particularly prone to the foregoing risks. The Fund's shareholder reports contain more information about the Fund's holdings that are fair valued or difficult to value. Investors should consider consulting these reports for additional information.
Management Risk—The Fund is subject to management risk because it is an actively managed investment portfolio, which means that investment decisions are made based on investment views. The Investment Manager and each individual portfolio manager will apply investment techniques and risk analysis in making decisions for the Fund, but there is no guarantee that these decisions will produce the desired results or expected returns, causing the Fund to fail to meet its investment objective or underperform its benchmark index or funds with similar investment objectives and strategies. Additionally, legislative, regulatory or tax restrictions, policies or developments may affect the investment techniques available to the Investment Manager and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objectives. Active and frequent trading that can accompany active management will increase the costs the Fund incurs because of higher brokerage charges or mark-up charges, which are passed on to shareholders of the Fund and, as a result, may lower the Fund’s performance. However, the Fund is generally less likely to incur brokerage charges or mark-up charges to the extent the Fund invests in fixed-income instruments as opposed to other investments.

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The Investment Manager may utilize proprietary quantitative models, algorithms, methods or other similar techniques in connection with making investment or asset allocation decisions for the Fund. These techniques may be used to analyze current or potential future financial or economic conditions or conduct related statistical or other research.  There is no guarantee that the use of such techniques, and the investments selected based on such techniques, will perform as expected, produce the desired results or enable the Fund to achieve its investment objective and the Fund may be adversely affected by imperfections, errors or limitations in construction and implementation (for example, limitations in a model, proprietary or third-party data imprecision or unavailability, software or other technology malfunctions, or programming inaccuracies) and the Investment Manager’s ability to monitor and timely adjust the metrics or update the data or features underlying these techniques and related tools.  The Fund may also be adversely affected by the Investment Manager’s ability to make accurate qualitative judgments regarding the techniques and related tools’ output or operational complications relating to any techniques and related tools.
Market Risk—The value of, or income generated by, the securities held by the Fund are subject to the possibility of rapid and unpredictable fluctuation. The value of certain securities (e.g., equity securities) tends to fluctuate more dramatically over the shorter term than do the value of other asset classes. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, investor confidence or economic, political, social or financial market conditions that may be temporary or last for extended periods. Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the securities held by the Fund will increase in value along with the broader markets. For example, the value of the Fund's investments in securities or other instruments may be particularly susceptible to changes in commodity prices. As a result, a change in commodity prices may adversely affect the Fund's investments. Volatility of financial markets can expose the Fund to greater market risk, possibly resulting in reduced liquidity. Moreover, changing economic, political, social or financial market conditions in one country or geographic region could adversely affect the market value of the securities held by the Fund in a different country or geographic region because of the increasingly interconnected global economies and financial markets. The Investment Manager potentially will be prevented from executing investment decisions at an advantageous time or price as a result of any domestic or global market disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity. The current domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and trade tensions with foreign nations, has in the past resulted, and may in the future result, in developments that present additional risks to the Fund's investments and operations. For example, additional and/or prolonged U.S. federal government shutdowns or global trade tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Any such market, economic and other disruptions could also prevent the Fund from executing its investment strategies and processes in a timely manner. Changes or disruptions in market conditions also may lead to increased regulation of the Fund and the instruments in which the Fund may invest, which may, in turn, affect the Fund’s ability to pursue its investment objective and the Fund’s performance. In general, the securities or other instruments in which the Fund’s Portfolio Managers believe represent an attractive investment opportunity or in which the Fund seeks to invest may be unavailable entirely or in the specific quantities sought by the Fund. As a result, the Fund may need to obtain the desired exposure through a less advantageous investment, forgo the investment at the time or seek to replicate the desired exposure through a derivative transaction or investment in an investment vehicle. This may adversely affect the Fund.
Municipal Securities Risk—The Fund’s holdings of municipal securities could be significantly affected by events that affect the municipal bond market, which could include unfavorable legislative or political developments, or adverse changes in the financial conditions of state or municipal issuers. Income from municipal bonds held by the Fund could be declared taxable because of changes in tax laws or interpretations by taxing authorities, or as a result of non-compliant conduct of a municipal issuer. Consequently, a portion of the Fund’s otherwise tax-exempt dividends may be taxable to those Fund shareholders subject to the federal alternative minimum tax. To the extent that the Fund invests in municipal securities from a given state or geographic region, its share price and performance could be affected by local, state and regional factors, including erosion of the tax base and changes in the economic climate. Also, municipal securities backed by current or anticipated revenues from a specific project or assets can be negatively affected by the discontinuance of taxation supporting the project or assets or the inability to collect enough revenue. Because many municipal securities are issued to finance similar projects (especially those relating to education, health care, utilities and transportation), conditions in those sectors can affect the overall municipal market, including proposed federal, state or local legislation involving the financing of, or declining markets or needs for, such projects. Certain sectors of the municipal bond market have special risks that can affect them more significantly than the market as a whole. For example, health care can be hurt by rising expenses, dependency on third party reimbursements, legislative changes and reductions in government spending; electric utilities are subject to governmental rate regulation; and private activity bonds rely on project revenues and the creditworthiness of the

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corporate user as opposed to governmental support. Municipalities and municipal projects that rely directly or indirectly on federal funding mechanisms may be negatively affected by current budgetary constraints of the federal government. Other national governmental actions, such as the elimination of tax-exempt status, also could affect performance. In addition, changes in the economic and fiscal condition of an individual municipal issuer can affect the overall municipal market, and market conditions may directly impact the liquidity, marketability and valuation of municipal securities. Also, information related to municipal securities and their risks may be provided by the municipality itself, which may not always be accurate. Investments in municipal securities can be subject to credit, interest rate, prepayment and liquidity risks and can be more volatile than other investments. In addition, certain of the issuers in which the Fund invests may have recently experienced, or may experience, significant financial difficulties and repeated credit rating downgrades.
Certain municipal securities may be insured by an insurer. Adverse developments affecting a particular insurer or, more generally, banks and financial institutions could have a negative effect on the value of the Fund’s holdings. For example, rating agency downgrades of an insurer, or other events in the credit markets that may affect the insured municipal bond market as a whole, may adversely affect the value of the insured municipal bonds held by the Fund. The Fund’s vulnerability to potential losses associated with such developments may be reduced through investing in municipal securities that feature credit enhancements (such as bond insurance).
Although insurance may reduce the credit risk of a municipal security, it does not protect against fluctuations in the value of the Fund’s shares caused by market changes. It is also important to note that, although insurance may increase the credit safety of investments held by the Fund, it decreases the Fund’s yield as the Fund may pay for the insurance directly or indirectly. In addition, while the obligation of a municipal bond insurance company to pay a claim extends over the life of an insured bond, there is no assurance that insurers will meet their claims. A higher-than-anticipated default rate on municipal bonds (or other insurance the insurer provides) could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders.
Municipal securities also trade rarely and their valuations may be based on assumptions or unobservable inputs. They can be difficult to liquidate quickly and transaction prices in stressed environments may ultimately be less than their valuations, which will hurt fund performance.
Preferred Securities Risk—Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends (if declared) only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.
Preferred stock has properties of both an equity and a debt instrument and is generally considered a hybrid instrument. Preferred stock is senior to common stock, but is subordinate to bonds in terms of claims or rights to their share of the assets of the company.
Prepayment Risk—Certain debt instruments, including loans and mortgage- and other asset-backed securities, are subject to the risk that payments on principal may occur more quickly or earlier than expected (or an investment is converted or redeemed prior to maturity). For example, an issuer may exercise its right to redeem outstanding debt securities prior to their maturity (known as a “call”) or otherwise pay principal earlier than expected for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer's credit quality). If an issuer calls or “prepays” a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be required to reinvest in generally lower-yielding securities, securities with greater credit risks or securities with other, less favorable features or terms than the security in which the Fund initially invested, thus potentially reducing the Fund’s yield. Loans and mortgage- and asset-backed securities are particularly subject to prepayment risk, and offer less potential for gains, during periods of declining interest rates (or narrower spreads) as issuers of higher interest rate debt instruments pay off debts earlier than expected. In addition, the Fund may lose any premiums paid to acquire the investment. Other factors, such as excess cash flows, may also contribute to prepayment risk. Thus, changes in interest rates may cause volatility in the value of and income received from these types of debt instruments.
Variable or floating rate investments may be less vulnerable to prepayment risk.  Most floating rate loans (such as syndicated bank loans) and fixed-income securities allow for prepayment of principal without penalty. Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited. Corporate loans or fixed-income securities purchased to replace a prepaid corporate loan or security may have lower yields than the yield on the prepaid corporate loan or security. Prepayments could also result in tax liability in certain instances.

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Real Estate Securities Risk—The Fund may invest in securities of real estate companies and companies related to the real estate industry, including real estate investment trusts (“REITs”), which are subject to the same risks as direct investments in real estate. These risks include: losses from casualty or condemnation, changes in local and general economic conditions, changes in real estate values and rental income, interest rates, zoning laws, regulatory limitations on rents, property taxes, operating expenses, overbuilding, construction delays and the supply of real estate generally, extended vacancies of properties, and the management skill and credit worthiness of the issuer. In addition, the real estate industry has historically been cyclical and particularly sensitive to economic downturns. The value of a REIT can depend on the structure of and cash flow generated by the REIT. A REIT may invest in a limited number of properties, a narrow geographic area, or a single type of property, which may increase the risk that the Fund could be unfavorably affected by the poor performance of a single investment or investment type. A REIT may be more volatile and/or less liquid than other types of equity securities.
Because REITs are pooled investment vehicles that have expenses of their own, the Fund will indirectly bear its proportionate share of expenses paid by each REIT in which it invests. REITs are also subject to unique tax requirements which, if not met, could adversely affect dividend payments. In the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.
Regulatory and Legal Risk—The Fund's activities may be limited or restricted because of laws and regulations applicable to the Fund or the Investment Manager. U.S. and non-U.S. governmental agencies and other regulators regularly implement additional regulations and legislators pass new laws that affect the investments held by the Fund, the strategies used by the Fund or the level of regulation or taxation applying to the Fund (such as regulations related to investments in derivatives and other transactions). These regulations and laws impact the investment strategies, performance, costs and operations of the Fund, as well as the way investments in, and shareholders of, the Fund are taxed. The SEC's rules intended to limit, assess and manage liquidity risk may materially affect the securities in which the Fund invests and the Fund's investment strategies and performance.
Repurchase Agreements and Reverse Repurchase Agreements Risk—In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed to the Fund or, in the case of a reverse repurchase agreement, the securities or other assets sold by the Fund, may be delayed. In a repurchase agreement, such an insolvency may result in a loss to the extent that the value of the purchased securities or other assets decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. In a reverse repurchase agreement, the counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities or other assets sold by the Fund exceeds the repurchase price payable by the Fund; if the value of the purchased securities or other assets increases during such a delay, that loss may also be increased. When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities or other assets transferred to another party or the securities or other assets in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, such transactions may increase fluctuations in the net asset value of the Fund’s shares. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s yield and the amount of exempt-interest dividends that may be paid by the Fund. The credit, liquidity and other risks associated with repurchase agreements are magnified to the extent a repurchase agreement is secured by collateral other than cash, government securities or liquid securities or instruments issued by an issuer that has an exceptionally strong credit quality.
Restricted Securities Risk—Restricted securities cannot be sold to the public without registration under the Securities Act of 1933, as amended (the “1933 Act”). Unless registered for sale, restricted securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration. Restricted securities may be classified as illiquid investments. There is no guarantee that a trading market will exist at any time for a particular restricted security. Thus, the Fund may be unable to sell these securities at an advantageous time or at all.
Restricted securities may involve a high degree of business and financial risk, which may result in substantial losses. These securities may be less liquid and more difficult to value than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund. The Fund may invest in restricted securities, including securities initially offered and sold without registration pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States without registration with the SEC pursuant to Regulation S under the 1933 Act(“Regulation S Securities”). Rule 144A Securities and Regulation S Securities generally may be traded freely among certain qualified institutional investors, such as the Fund, and non-U.S. persons, but resale to a broader base of investors in the United States may be permitted only in significantly more limited

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circumstances. The Fund may bear certain costs associated with the resale of these securities and may be subject to delays in being permitted to sell these holdings.
Investing in Rule 144A Securities and other restricted and non-registered securities (such as privately placed securities purchased through transactions complying with the requirements in Regulation D or S under the 1933 Act) could have the effect of increasing the amount of the Fund’s assets invested in illiquid investments to the extent that qualified institutional buyers become uninterested, for a time, in purchasing these securities and for other relevant market, trading and investment-specific considerations.
Securities Lending Risk—Securities lending involves the lending of portfolio securities owned by the Fund to qualified borrowers, including broker-dealers and financial institutions. Therefore, loans of securities involve the risk that the borrower may fail to return the securities or deliver the proper amount of collateral, which may result in a loss to the Fund. In addition, in the event of bankruptcy of the borrower or the lending agent, the Fund could experience losses or delays in recovering the loaned securities or foreclosing on collateral. In some cases, these risks may be mitigated by an indemnification provided by the Fund’s lending agent. When lending portfolio securities, the Fund initially will require the borrower to provide the Fund with collateral, most commonly cash, which the Fund will invest. Although the Fund invests cash collateral in a conservative manner, it is possible that it could lose money from such an investment or fail to earn sufficient income from its investment to cover the fee or rebate that it has agreed to pay the borrower. To the extent that a borrower pledges non-cash collateral, the Fund will earn lending fees paid by the borrower through the lending agent. It is possible that, should the Fund's lending agent experience financial difficulties or bankruptcy, the Fund may not receive the fees it is owed.
Sovereign Debt Risk—Investments in sovereign debt securities, such as foreign government debt or foreign treasury bills, involve special risks, including the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government debtor's policy towards the International Monetary Fund or international lenders, the political constraints to which the debtor may be subject and other political considerations. Periods of economic and political uncertainty may result in the illiquidity and increased price volatility of sovereign debt securities held by the Fund. The governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due in accordance with the terms of such securities due to the extent of its foreign reserves. If an issuer of sovereign debt defaults on payments of principal and/or interest, the Fund may have limited or no legal recourse against the issuer and/or guarantor. In certain cases, remedies must be pursued in the courts of the defaulting party itself. For example, there may be no bankruptcy or similar proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
Certain issuers of sovereign debt may be dependent on disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Such disbursements may be conditioned upon a debtor’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. A failure on the part of the debtor to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the debtor, which may impair the debtor’s ability to service its debts on a timely basis. As a holder of sovereign debt, the Fund may be requested to participate in the restructuring of such sovereign indebtedness, including the rescheduling of payments and the extension of further loans to debtors, which may adversely affect the Fund. There can be no assurance that such restructuring will result in the repayment of all or part of the debt. Sovereign debt risk is increased for emerging market issuers and certain emerging market countries have declared moratoria on the payment of principal and interest on external debt. Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis, which has led to defaults and the restructuring of certain indebtedness.
Special Situation Investments/Securities in Default Risk—Investments in the securities and debt of distressed issuers or issuers in default ("Special Situation Investments") involve a far greater level of risk than investing in issuers whose debt obligations are being met and whose debt trades at or close to its “par” or full value. While offering an opportunity for capital appreciation, Special Situation Investments are highly speculative with respect to the issuer’s ability to make interest payments and/or to pay its principal obligations in full and/or on time. Special Situation Investments can be very difficult to properly value, making them susceptible to a high degree of price volatility and potentially rendering them less liquid than performing debt obligations. Those Special Situation Investments involved in a bankruptcy proceeding can be subject to a high degree of uncertainty with regard to both the timing and the amount of the ultimate settlement. Special Situation Investments may include debtor-in-possession financing, sub-performing real estate loans and mortgages, privately placed senior, mezzanine, subordinated and junior debt, letters of credit, trade claims, convertible bonds, and preferred and common stocks.

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To-Be-Announced (“TBA”) Transactions Risk—The Fund may enter into “To Be Announced” (“TBA”) commitments to purchase or sell mortgage-backed securities for a fixed price at a future date. For example, in TBA commitments, the selling counterparty does not specify the particular MBS to be delivered. Instead, the purchasing counterparty agrees to accept any mortgage-backed security that meets specified terms. TBA purchase commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to settlement date, which risk is in addition to the risk of decline in the value of the Fund’s other assets. In addition, the selling counterparty may not deliver the security as promised. Selling a TBA involves a risk of loss if the value of the securities to be sold goes up prior to the settlement date. Recently finalized FINRA rules include mandatory margin requirements that will require the Fund to post collateral in connection with their TBA transactions. There is no similar requirement applicable to the Fund's TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Fund and impose added operational complexity.
U.S. Government Securities Risk—Different types of U.S. government securities have different relative levels of credit risk depending on the nature of the particular government support for that security. U.S. government securities may be supported by: (i) the full faith and credit of the United States government; (ii) the ability of the issuer to borrow from the U.S. Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity ("GSE"); (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities, which may fluctuate in value and are subject to investment risks, and certain U.S. government securities may not be backed by the full faith and credit of the United States government. The value of U.S. government obligations may be adversely affected by changes in interest rates. It is possible that the issuers of some U.S. government securities will not have the funds to timely meet their payment obligations in the future and there is a risk of default. For certain agency and GSE issued securities, there is no guarantee the U.S. government will support the agency or GSE if it is unable to meet its obligations.
When Issued, Forward Commitment and Delayed-Delivery Transactions Risk—When-issued, forward-commitment and delayed-delivery transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When purchasing securities pursuant to one of these transactions, payment for the securities is not required until the delivery date. However, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued as anticipated. When the Fund has sold a security pursuant to one of these transactions, the Fund does not participate in further gains or losses with respect to the security. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity or suffer a loss.
Zero Coupon and Payment-In-Kind Securities Risk—The market value of a zero-coupon or payment-in-kind security, which usually trades at a deep discount from its face or par value, is generally more volatile than the market value of, and is more sensitive to changes in interest rates and credit quality than, other fixed income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon and payment-in-kind securities also may be less liquid than other fixed-income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon securities pay no interest to holders prior to maturity, and payment-in-kind securities pay interest in the form of additional securities. However, a portion of the original issue discount on zero coupon securities and the “interest” on payment-in-kind securities will be included in the investing Fund’s taxable income. Accordingly, for the Fund to qualify for tax treatment as a regulated investment company and to avoid certain taxes, the Fund will generally be required to distribute to its shareholders an amount that is greater than the total amount of cash it actually receives with respect to these securities. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities or other assets. The Fund will not be able to purchase additional income-producing securities with cash used to make any such distributions, and its current income ultimately may be reduced as a result. Zero coupon and payment-in-kind securities may be more difficult to value than other fixed income securities with similar maturities and credit quality that pay interest in cash periodically.
The SAI describes the Fund's principal investment risks in more detail and also describes other risks applicable to the Fund. The additional risks include the following:
Cyber Security and Operational Risk—As in other parts of the economy, the Fund and its service providers, as well as exchanges and market participants through or with which the Fund trades and other infrastructures and services on which the Fund or its service providers rely, are susceptible to ongoing risks and threats resulting from and related to cyber incidents. Cyber incidents, which can be perpetrated by a variety of means, may result in actual or potential adverse consequences for critical information and communications technology, systems and networks that are vital to the Fund's or their service providers’ operations. A cyber incident could adversely impact the Fund, its service

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providers or its shareholders by, among other things, interfering with the processing of shareholder transactions or other operational functionality, impacting the Fund’s ability to calculate its net asset value or other data, causing the release of private or confidential information, impeding trading, causing reputational damage, and subjecting the Fund to fines, penalties or financial losses. These types of adverse consequences could also result from other operational disruptions or failures arising from, for example, processing errors, human errors, and other technological issues. In each case, the Fund’s ability to calculate its net asset value correctly, in a timely manner or process trades or Fund or shareholder transactions may be adversely affected, including over a potentially extended period. The Fund and its service providers may directly bear these risks and related costs.
LIBOR Replacement Risk—The terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to the London Interbank Offered Rate, or “LIBOR,” which functions as a reference rate or benchmark for various commercial and financial contracts. LIBOR may be a significant factor in determining payment obligations under derivatives transactions, the cost of financing of Fund investments or the value or return on certain other Fund investments.  As a result, LIBOR may be relevant to, and directly affect, the Fund’s performance.
The Financial Conduct Authority, the United Kingdom’s financial regulatory body and regulator of LIBOR, has announced that after 2021 it will cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. As a result, it is anticipated that LIBOR will be discontinued or will no longer be sufficiently robust to be representative of its underlying market around that time. Various financial industry groups have begun planning for that transition and certain regulators and industry groups have taken actions to establish alternative reference rates (e.g., the Secured Overnight Financing Rate, which measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBOR with certain adjustments). However, there are challenges to converting certain contracts and transactions to a new benchmark and neither the full effects of the transition process nor its ultimate outcome is known.
The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective. As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.
These developments could negatively impact financial markets in general and present heightened risks, including with respect to the Fund’s investments.  As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.
Redemption Risk—The Fund may need to sell portfolio securities or other assets to meet redemption requests. The Fund could experience a loss when selling portfolio securities or other assets to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of the Fund’s shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or other assets or (iii) the inability of the Fund to sell portfolio securities or other assets because such securities are illiquid. In such events, the Fund could be forced to sell portfolio securities or other assets at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. The Fund may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.
Tax Risk—The Fund must derive at least 90% of its gross income each tax year from qualifying sources in order to qualify for favorable tax treatment as a RIC. This requirement will limit the ability of the Fund to invest in commodities, derivatives on commodities, or other items that could result in nonqualifying income. Legislative or administrative

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changes or court decisions relating to the Code may adversely affect the Fund and/or the issuers of securities held by the Fund.
Portfolio Holdings

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s underlying portfolio securities is available in the SAI.
Investment Manager

Guggenheim Partners Investment Management, LLC, also known as Guggenheim Investments (“Guggenheim Partners” or the “Investment Manager”), located at 100 Wilshire Boulevard, 5th Floor, Santa Monica, California 90401, is the investment manager to the Fund. On September 30, 2019, the aggregate assets under the investment management and supervision of Guggenheim Partners were approximately $203.3 billion.
The Investment Manager makes investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund’s investment program.
Management Fees

Pursuant to the Fund’s investment advisory contract with the Investment Manager, the Fund does not pay the Investment Manager an advisory fee in return for providing investment advisory services.
A discussion regarding the basis for the Board of Trustees of Guggenheim Strategy Funds Trust approving the investment advisory contract for the Fund is available in the Fund’s annual report for the fiscal year ended September 30, 2019.

PORTFOLIO MANAGERS
The Portfolio Managers of the Investment Manager oversee the day-to-day operations of the Fund. The Portfolio Managers of the Fund are as follows: Anne B. Walsh, Steven H. Brown, Adam Bloch and Kris L. Dorr.
The biographies of the portfolio managers are as follows:
Anne B. Walsh, Chief Investment Officer, Fixed Income, Senior Managing Director and Portfolio Manager of Guggenheim Partners. Ms. Walsh joined Guggenheim Partners (or its affiliate or predecessor) in 2007 is also the head of the Portfolio Construction Group and Portfolio Management. She oversees more than $185 billion in fixed-income investments including Agencies, Credit, Municipals, and Structured Securities. She is responsible for portfolio design, strategy, sector allocation and risk management, as well as conveying Guggenheim Partners' macroeconomic outlook to Portfolio Managers and fixed income Sector Specialists. Ms. Walsh specializes in liability-driven portfolio management. Prior to joining Guggenheim Partners, she served as Chief Investment Officer at Reinsurance Group of America, and also held roles at Zurich Scudder Investments, Lincoln Investment Management and American Bankers Insurance Group. She has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Steven H. Brown, Senior Managing Director and Portfolio Manager of Guggenheim Partners. Mr. Brown joined Guggenheim Partners (or its affiliate or predecessor) in 2010 and is a Portfolio Manager for Guggenheim Partners' Active Fixed Income and Total Return mandates. He works with the Chief Investment Officers and other members of the Portfolio Management team to develop and execute portfolio strategy. Additionally, he works closely with the Sector Teams and Portfolio Construction Group. Prior to joining Portfolio Management in 2012, Brown worked in Guggenheim Partners' Asset Backed Securities group. His responsibilities on that team included trading and evaluating investment opportunities and monitoring credit performance. Prior to joining Guggenheim Partners in 2010, Mr. Brown held roles within structured products at ABN AMRO and Bank of America in Chicago and London.  He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Adam Bloch, Managing Director and Portfolio Manager of Guggenheim Partners. Mr. Bloch joined Guggenheim Partners in 2012 and is a Portfolio Manager for the firm's Active Fixed Income and Total Return mandates. Mr. Bloch works with the Chief Investment Officers and other Portfolio Managers to develop portfolio strategy that is in line with the firm’s views. He oversees strategy implementation, working with research analysts and traders to generate trade ideas, hedge portfolios, and manage day-to-day risk. Prior to joining Guggenheim Partners, he worked in Leveraged Finance at Bank of America Merrill Lynch in New York where he structured high-yield bonds and leveraged loans for leveraged buyouts, restructurings, and corporate refinancings across multiple industries.
Kris L. Dorr, Managing Director and Portfolio Manager of Guggenheim Partners. Ms. Dorr joined Guggenheim Partners in 2011 as a portfolio manager and trader focusing on short duration cash management where she is responsible for investing the liquidity portion of mutual funds and affiliated funding vehicles. In this role, Ms. Dorr identifies and implements securities appropriate for inclusion into each mandate utilizing short-term money market and liquidity instruments. Since 2018, Ms. Dorr has extended the scope of her responsibilities to include the oversight of secured funding activities and solutions. Prior to joining Guggenheim Partners, Ms. Dorr was a senior portfolio manager within UBS Global Asset Management, where she was responsible for the management of multiple separate account fixed income portfolios for Institutional, Central Bank and Sovereign clients. Management of these assets included setting investment strategy, sector allocation and curve positioning. Ms. Dorr began her career as a trader in the Options Portfolio Service group at Kidder Peabody, later becoming a portfolio manager on several retail and institutional 2a-7 money market funds. Ms. Dorr brings more than 35 years of fixed income investment experience to the firm. Ms. Dorr holds a B.A. in Economics from Montclair State University.
The SAI provides information about each portfolio manager's compensation, other accounts managed by each portfolio manager, and each portfolio manager's ownership of Fund shares.

CONFLICTS OF INTEREST

An investment in the Fund is subject to a number of actual or potential conflicts of interest. For example, the Investment Manager and its affiliates are engaged in a variety of business activities that are unrelated to managing the Fund, which may give rise to actual, potential or perceived conflicts of interest in connection with making investment decisions for the Fund. The Fund and Investment Manager (and its affiliates) have established various policies and procedures that are designed to minimize conflicts and prevent or limit the Fund from being disadvantaged. There can be no guarantee that these policies and procedures will be successful in every instance. In certain circumstances, these various activities may prevent the Fund from participating or restrict the Fund’s participation in an investment decision, disadvantage the Fund or benefit the Investment Manager or its affiliates. For more information about conflicts of interest see the Information Regarding Potential Conflicts of Interest section of the SAI.
Sub-Adviser

Although the Fund is not currently sub-advised, the Investment Manager and the Fund have received from the SEC an exemptive order for a multi manager structure that allows the Investment Manager to hire, replace or terminate unaffiliated sub-advisers without the approval of shareholders. The order also allows the Investment Manager to revise a sub-advisory agreement with an unaffiliated sub-adviser with the approval of the Fund’s Board of Trustees, but without shareholder approval. If a new unaffiliated sub-adviser is hired, shareholders will receive information about the new sub-adviser within 90 days of the change. The order allows the Fund to operate more efficiently and with greater flexibility. The Investment Manager would provide the following oversight and evaluation services if the Fund uses a sub-adviser:

•	Performing initial due diligence on prospective sub-advisers for the Fund;

•	Monitoring the performance of the sub-advisers;

•	Communicating performance expectations to the sub-advisers; and

•	Ultimately recommending to the Board of Trustees whether a sub-adviser’s contract should be renewed, modified or terminated.
The Investment Manager does not expect to recommend frequent changes of any future sub-advisers. Although the Investment Manager will monitor the performance of any sub-advisers, there is no certainty that a sub-adviser or the Fund will obtain favorable results at any given time.
Purchase of Fund Shares

Shares of the Fund may only be purchased by insurance companies for their separate accounts to fund variable life insurance and variable annuity contracts (“Separate Accounts”), and by other funds in the Guggenheim Family of Funds (as defined on page 31 of this Prospectus) whose shares are solely offered to Separate Accounts. Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. This registration statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Fund within the meaning of the 1933 Act.
The price to buy one share of the Fund is its NAV. An investment in the Fund may be made without a sales load.
Orders for the purchase of shares of the Fund will be confirmed at an offering price equal to the NAV per share next determined after receipt and acceptance of the order in proper form by the Transfer Agent, generally as of the close of the NYSE on that day. To receive the same day NAV, purchase orders must generally be received by the Transfer Agent by the close of the NYSE, usually 4:00 p.m. Any purchase transaction that is sent to the Transfer Agent does not constitute a purchase order until the Transfer Agent processes the transaction and receives correct payment by check, wire transfer or ACH.

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Redemption of Fund Shares

The Fund redeems its shares continuously and investors may redeem their shares of the Fund on any Business Day. You may redeem all or any portion of your Fund shares at the Fund’s next determined NAV calculated after your redemption order is received in good order by the Transfer Agent. To receive the same day NAV, redemption orders must generally be received by the Transfer Agent by the close of the NYSE, usually 4:00 p.m. Redemption proceeds normally will be sent within seven days of the Transfer Agent receiving a redemption request.

The Fund typically expects to meet redemption requests by using holdings of cash or cash equivalents or proceeds from the sale of portfolio holdings (or a combination of these methods) unless it believes that circumstances warrant otherwise. For example, under stressed market conditions, as well as during emergency or temporary circumstances, the Fund may distribute redemption proceeds in-kind (rather than in cash), access a line of credit, or overdraft facility, or borrow through other sources (e.g., reverse repurchase agreements or engage in certain types of derivatives), to meet redemption requests. The Fund may also use these redemption methods if the Fund believes, in its discretion, that it is in the best interests of the Fund and its remaining shareholders. Redemptions in-kind involve the payment of some or all of your redemption proceeds in securities with a market value equal to the redemption amount. If the Fund redeems your shares in kind, you may bear transaction costs and will bear market risks until such time as such securities are converted to cash.

The Fund has entered into a joint committed line of credit with other funds managed by the Investment Manager and a syndicate of banks that the Fund may use to pay your redemption proceeds, as described above.

Please refer to the SAI for more information.

The Fund may suspend the right of redemption, or postpone the date of payment or satisfaction upon redemption, of shares for more than seven days (i) for any period (a) during which the NYSE is closed other than customary week-end and holiday closings or (b) during which trading on the NYSE is restricted, (ii) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders.
Frequent Purchases and Redemption of Fund Shares

The Fund is designed and operated to accommodate frequent trading by large shareholders (including mutual funds) and, unlike most mutual funds, offers unlimited exchange privileges with no minimum holding periods or transaction fees. The Fund’s Board of Trustees has not adopted policies and procedures designed to prevent market timing or to monitor for frequent purchases and redemptions of Fund shares. The Fund anticipates these investors may frequently redeem or exchange shares of the Fund, which may cause the Fund to experience high portfolio turnover. Higher portfolio turnover may result in the Fund paying higher levels of transaction costs. In addition, large movements of assets into and out of the Fund may negatively impact the Fund’s ability to achieve its investment objective.
Dividends and Taxes

The Fund declares dividends from investment income daily. The Fund pays shareholder dividends from its net investment income monthly and distributes any net capital gains realized at least annually. If you are a direct shareholder of the Fund, your dividends and distributions will be reinvested in the Fund unless you instruct the Transfer Agent for the Fund otherwise. There are no fees or sales charges on reinvestments.
The Fund has elected and intends to continue qualifying to be taxed as a “regulated investment company” under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), including requirements with respect to diversification of assets, distribution of income, and sources of income. If the Fund qualifies as a “regulated investment company” and complies with the appropriate provisions of the Code, the Fund will not be liable for federal income tax on income it distributes. The Fund also intends to comply with the diversification requirements of Section 817(h) of the Code and the underlying regulations for variable annuity and variable life insurance contract so that owners of these contracts should not be subject to federal tax on distributions of dividends and income from the Fund to the insurance company’s separate accounts.

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Since you may purchase shares of the Fund only indirectly through the purchase of a variable annuity or variable life insurance contract, no discussion is included here as to the federal income tax consequences at the Fund shareholder level. For information concerning the federal income tax consequences to the purchaser of a variable annuity or variable life insurance contract based on the Fund, see the prospectus for such variable annuity or variable life insurance contract. See the Statement of Additional Information for more information on taxes.
Determination of Net Asset Value

The price at which you buy, sell and exchange shares is the net asset value per share (plus any applicable initial sales charge), which also is known as NAV. The Fund calculates its NAV by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that amount by the total number of shares owned by shareholders.
The Fund generally calculates its NAV once each Business Day as of the regularly scheduled close of normal trading on the NYSE (normally, 4:00 p.m., Eastern Time). The NYSE is open Monday through Friday, except on observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has an earlier closing time (scheduled or unscheduled), such as on days in advance of holidays generally observed by the NYSE, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Fund’s Investment Manager believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund generally does not calculate its NAV on any non-Business Day. However, if the NYSE is closed for any other reason on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Fund’s Investment Manager believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund discloses its NAV on a daily basis. For more information, or to obtain the Fund’s NAV, please call 800.820.0888 or visit the Guggenheim Investments website-www.guggenheiminvestments.com.
The Board has adopted policies and procedures for the valuation of the Fund's investments (the “Valuation Procedures”). Pursuant to the Valuation Procedures, the Board has delegated to a valuation committee, consisting of representatives from the Investment Manager’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), the day-to-day responsibility for implementing the Valuation Procedures, including, under most circumstances, the responsibility for determining the fair value of the Funds' securities and/or other assets.
In general, portfolio securities and assets of the Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, the Fund will fair value those securities and assets in good faith using methods approved by the Board of Trustees. The Valuation Procedures permit the Fund to use a variety of valuation methodologies in connection with valuing the Fund's investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.
Valuations of the Fund's securities and other assets are supplied primarily by independent third party pricing services appointed pursuant to the processes set forth in the Valuation Procedures. The Fund's officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation Committee believes are reasonably designed to approximate the amount that the Fund would receive upon the sale of the portfolio security or asset. When providing valuations to the Fund, pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Pricing services face the same challenges as the Fund in valuing securities and assets and may rely on limited available information. If the pricing service cannot or does not provide a valuation for a particular investment, or such valuation is deemed unreliable, such investment is fair valued.
Quotes from broker-dealers (i.e, prices provided by a broker-dealer or other market participant, which may or may not be committed to trade at that price), adjusted for fluctuations in criteria such as credit spreads and interest rates, may also be used to value the Fund’s securities and assets. Quotes from broker-dealers vary in terms of depth (e.g., provided by a single broker-dealer) and frequency (e.g., provided on a daily, weekly, or monthly basis, or any other regular or irregular interval). Although quotes from broker-dealers are typically received from established market

27

participants, the Fund may not have the transparency to view the underlying inputs which support such quotes. Significant changes in a quote from a broker-dealer would generally result in significant changes in the fair value of the security.
U.S. Government securities are valued by pricing services, the last traded fill price, or at the reported bid price at the close of business.
Debt securities with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Short-term debt securities with a maturity of 60 days or less at acquisition are valued at amortized cost, provided such amount approximates market value.
CLOs, CDOs, MBS, ABS, and other structured finance securities are generally valued using a pricing service.
Repurchase agreements are generally valued at amortized cost, provided such amounts approximate market value.
Equity securities listed or traded on a recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System shall generally be valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there is no sale on the valuation date, exchange-traded U.S. equity securities will be valued on the basis of the last bid price.
Open-end investment companies are valued at their NAV as of the close of business, on the valuation date. Exchange-traded funds and closed-end investment companies are valued at the last quoted sale price.
Exchange-traded options are valued at the mean of the bid and ask prices on the principal exchange on which they are traded. OTC options are valued using a price provided by a pricing service.
Forward foreign currency exchange contracts are valued daily based on the applicable exchange rate of the underlying security.
The value of an interest rate swap agreement entered into by the Fund is determined using the prior day’s Chicago Mercantile Exchange closing price, adjusted for the current day's spreads. The values of other swap agreements entered into by the Fund are accounted for using the unrealized appreciation or depreciation on the agreements that are determined by marking the agreements to the last quoted value of the index or other underlying positions that the swaps pertain to at the close of the NYSE.
Typically, loans are valued using information provided by pricing services that use broker quotes, among other inputs. If the pricing service cannot or does not provide a valuation for a particular loan, or such valuation is deemed unreliable, such investment is valued based on a quote from a broker-dealer or is fair valued by the Valuation Committee. Funds that invest in loans or asset-backed securities as part of their investment strategies may have a significant amount of these instruments that are fair valued.
Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the New York Stock Exchange (“NYSE”). The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m. Investments in foreign securities may involve risks not present in domestic investments. The Valuation Committee will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Valuation Committee and the Investment Manager are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Investment Manager, subject to review and approval by the Valuation Committee, pursuant to methods established or ratified by the Board. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued for reasonableness. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. In connection with futures

28

contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.
The Fund may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Fund determines its NAV. There can be no assurance in each case that significant events will be identified.
Proportions of the Fund's investments that are fair valued vary from time to time and the Fund may fair value a significant amount of its portfolio securities and assets. The Fund's shareholder reports contain more information about the Fund's holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Fund's valuation procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Fund's valuation procedures are designed to value a portfolio security or asset at the price the Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that the Fund would receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.

Other Information

The Prospectus and SAI, related regulatory filings, and any other Fund communications or disclosure documents do not purport to create any contractual obligations between the Funds and shareholders.  The Fund may amend any of these documents or enter into (or amend) a contract on behalf of the Fund without shareholder approval except where shareholder approval is specifically required.  Further, shareholders are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Fund, including contracts with the Investment Manager or other parties who provide services to the Fund.
For More Information

By Telephone—Call 800.820.0888.
By Mail—Write to:
Guggenheim Investments
805 King Farm Blvd., Suite 600
Rockville, MD 20850
On the Internet—Reports and other information about the Fund can be viewed online at:
SEC: The EDGAR Database at http://www.sec.gov
Copies of additional information about the Fund (including the SAI) may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Annual/Semi-Annual Report-Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. The Fund's annual and semi-annual reports are available, without charge, upon request by calling the Fund's toll-free telephone number 800.820.0888. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.
Statement of Additional Information-The SAI, which includes additional information about the Fund, is available, without charge, upon request by calling the Fund’s toll-free telephone number 800.820.0888. Shareholder inquiries should be addressed to Guggenheim Investments, 805 King Farm Boulevard., Suite 600, Rockville, Maryland 20850, or by calling the Fund’s toll-free telephone number listed above. The SAI is incorporated into this Prospectus by reference.

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The Fund’s Investment Company Act file number is listed below:

Guggenheim Strategy Funds Trust	811-22946

•	Guggenheim Variable Insurance Strategy Fund III
Family of Funds, for disclosure purposes in this Prospectus, include-series of Guggenheim Variable Funds Trust and Rydex Variable Trust.

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702 KING FARM BOULEVARD, SUITE 200
ROCKVILLE, MARYLAND 20850
800 820 0888
guggenheiminvestments.com

Statement of Additional Information
January 28, 2020
RELATING TO THE PROSPECTUS DATED JANUARY 31, 2020, AS MAY BE SUPPLEMENTED FROM TIME TO TIME
Guggenheim Strategy Funds Trust (Registrant)
Guggenheim Strategy Fund II
Guggenheim Strategy Fund III
702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850
301.296.5100
800.820.0888
This Statement of Additional Information is not a prospectus. It should be read in conjunction with the prospectus dated January 31, 2020, as it may be supplemented from time to time. A prospectus may be obtained by writing Guggenheim Funds Distributors, LLC, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850, or by calling 301.296.5100 or 800.820.0888. A copy of the Funds’ Annual and Semi-Annual Reports is available, without charge, by calling the phone numbers listed above.

Investment Manager Guggenheim Partners Investment Management, LLC 100 Wilshire Boulevard, 5th Floor Santa Monica, California 90401	Distributor Guggenheim Funds Distributors, LLC 702 King Farm Boulevard, Suite 200 Rockville, Maryland 20850	Custodian The Bank of New York Mellon 2 Hanson Place, 9th Floor Brooklyn, New York 11217	Independent Registered Public Accounting Firm Ernst & Young LLP 1775 Tysons Boulevard, Tysons, Virginia 22102

GENERAL INFORMATION

Guggenheim Strategy Funds Trust (the “Trust”), which was organized as a Delaware statutory trust on November 8, 2013, is registered with the Securities and Exchange Commission (“SEC”) as an investment company. The Trust is an open-end management investment company that, upon the demand of a shareholder, must redeem its shares and pay the shareholder the next calculated net asset value (“NAV”) thereof in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”) (See “How to Redeem Shares”). The fiscal year end for the Trust (and each Fund) is September 30 of each year.
Each of Guggenheim Strategy Fund II and Guggenheim Strategy Fund III (collectively, the “Funds”) are a series of the Trust, and each Fund has its own investment objective and policies. Guggenheim Partners Investment Management, LLC (the “Investment Manager”) is the investment manager of each Fund. While there is no present intention to do so, the investment objective and policies of each Fund, unless otherwise noted, may be changed by the Board of Trustees of the Trust (the “Board”) without the approval of shareholders. Each of the Funds is also required to operate within limitations imposed by its fundamental investment policies, which may not be changed without shareholder approval. These limitations are set forth under “Investment Restrictions.” Each of the Funds is classified as “diversified” within the meaning of the 1940 Act. An investment in one of the Funds does not constitute a complete investment program.
On November 14, 2018, the Board approved the reorganization of Guggenheim Strategy Fund I with and into the Guggenheim Ultra Short Duration Fund, a newly organized series of Guggenheim Funds Trust. Following approval by the shareholders of Guggenheim Strategy Fund I, on November 30, 2018, Guggenheim Strategy Fund I reorganized with and into Guggenheim Ultra Short Duration Fund.
As disclosed in the Prospectus, as may be supplemented from time to time, investors should note that each Fund reserves the right to discontinue offering shares at any time, to merge or reorganize itself or a class of shares, or to cease operations and liquidate at any time. In the event the Board determines to liquidate a Fund, shareholders may be subject to adverse tax consequences. A shareholder would not be entitled to any refund or reimbursement of expenses incurred, directly or indirectly, by the shareholder (such as sales charges, if any, or fees and expenses) as a result of its investment in the Fund. In addition, the shareholder may receive a liquidating amount that is less than the shareholder’s original investment.
INVESTMENT METHODS AND RISK FACTORS

Each Fund’s principal investment strategies and the summaries of risks associated with the same are described in the “Fund Summaries” and “Descriptions of Principal Risks” sections of the Funds' Prospectus (the “Prospectus”). The following discussion provides additional information about those principal investment strategies and related risks, as well as information about other investment strategies that a Fund may utilize and related risks that may apply to the Fund, even though they are not considered to be “principal” investment strategies of the Fund. Accordingly, an investment strategy and related risk that is described below, but which is not described in the Fund’s Prospectus, should not be considered to be a principal investment strategy or principal risk applicable to that Fund.
Some of the risk factors related to certain securities, instruments and techniques that may be used by the Funds are described in the “Fund Summaries” and “Descriptions of Principal Risks” sections of the Prospectus and in this SAI. The following is a description of certain additional risk factors related to various securities, instruments and techniques. Also included is a general description of some of the investment instruments, techniques and methods that may be used by one or more of the Funds. Although the Funds may employ the techniques, instruments and methods described below, consistent with its investment objective and policies and any applicable law, a Fund is not be required to do so.
General Risk Factors—The NAV per share of each Fund is expected to fluctuate, reflecting fluctuations in the market value of its portfolio positions. There is no assurance that a Fund will achieve its investment objective.

American Depositary Receipts ("ADRs")—Each of the Funds may purchase ADRs. ADRs are dollar-denominated receipts issued generally by U.S. banks and which represent the deposit with the bank of a foreign company’s securities. ADRs are publicly traded on exchanges or over-the-counter in the United States. Investors should consider carefully the substantial risks involved in investing in securities issued by companies of foreign nations, which are in addition to the usual risks inherent in domestic investments. See “Foreign Investment Risks,” below. ADRs, European Depositary

Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”) or other securities convertible into securities of issuers based in foreign countries are not necessarily denominated in the same currency as the securities into which they may be converted. In general, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the U.S. securities markets, while EDRs (also referred to as Continental Depositary Receipts (“CDRs”)), in bearer form, may be denominated in other currencies and are designed for use in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs are European receipts evidencing a similar arrangement. GDRs are global receipts evidencing a similar arrangement. For purposes of the Funds’ investment policies, ADRs, EDRs and GDRs usually are deemed to have the same classification as the underlying securities they represent. Thus, an ADR, EDR or GDR representing ownership of common stock will be treated as common stock.

Depositary receipts are issued through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the cost of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Asset-Backed Securities—A Fund may also invest in any level of the capital structure of “asset-backed securities,” which are securities that represent an interest in a pool of assets. These include secured debt instruments collateralized by automobile loans, credit card loans, home equity loans, manufactured housing loans, syndicated bank loans, and other types of debt providing the source of both principal and interest. On occasion, the pool of assets may also include a swap obligation, which is used to change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. The credit quality of an asset-backed security depends primarily on the quality of the underlying assets, the level of credit support, if any, provided by the issuer, and the credit quality of the swap counterparty, if any. Asset-backed securities (“ABS”) are subject to risks similar to those discussed below with respect to mortgage-backed securities (“MBS”). Some of the loans or other similar debt obligations to which a Fund may obtain exposure through its investments in asset-backed securities or other types of structured products may lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants or other financial protections than certain other types of loans or other similar debt obligations. These investments subject the Fund to the risks of “Covenant Lite Obligations” discussed below.

Automobile Receivable Securities. Asset-backed securities may be backed by receivables from motor vehicle installment sales contracts or installment loans secured by motor vehicles (“Automobile Receivable Securities”). Since installment sales contracts for motor vehicles or installment loans related thereto (“Automobile Contracts”) typically have shorter durations and lower incidences of prepayment, Automobile Receivable Securities generally will exhibit a shorter average life and are less susceptible to prepayment risk. Delinquencies and losses on sub-prime and non-prime automobile loans have increased in recent years and, as a result, issuers of ABS backed by such loans may be adversely affected in their ability to continue to make principal and interest payments.

Most entities that issue Automobile Receivable Securities create an enforceable interest in their respective Automobile Contracts only by filing a financing statement and by having the servicer of the Automobile Contracts, which is usually the originator of the Automobile Contracts, take custody thereof. In such circumstances, if the servicer of the Automobile Contracts were to sell the same Automobile Contracts to another party, in violation of its obligation not to do so, there is a risk that such party could acquire an interest in the Automobile Contracts superior to that of the holders of Automobile Receivable Securities. Although most Automobile Contracts grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to create an enforceable security interest against competing claims of other parties. Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the Automobile Contracts underlying the Automobile Receivable Security, usually is not amended to reflect the assignment of the seller’s security interest for the benefit of the holders of the Automobile Receivable Securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on the securities. In addition, various state and federal securities laws give the motor vehicle owner the right to assert against the holder of the owner’s Automobile Contract certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the Automobile Receivable Securities.

Credit Card Receivable Securities. Asset-backed securities may be backed by receivables from revolving credit card agreements (“Credit Card Receivable Securities”). Credit balances on revolving credit card agreements (“Accounts”) are generally paid down more rapidly than are Automobile Contracts. Most of the Credit Card Receivable

Securities issued publicly to date have been pass-through certificates. In order to lengthen the maturity of Credit Card Receivable Securities, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder, and principal payments received on such Accounts are used to fund the transfer to the pool of assets supporting the related Credit Card Receivable Securities of additional credit card charges made on an Account. The initial fixed period usually may be shortened upon the occurrence of specified events which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates. The ability of the issuer to extend the life of an issue of Credit Card Receivable Securities thus depends upon the continued generation of additional principal amounts in the underlying accounts during the initial period and the non-occurrence of specified events. An acceleration in cardholders’ payment rates or any other event that shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related Credit Card Receivable Security could shorten the weighted average life and yield of the Credit Card Receivable Security.

Credit cardholders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts. In addition, unlike most other Asset-backed securities, Accounts are unsecured obligations of the cardholder.

Methods of Allocating Cash Flows. While many asset-backed securities are issued with only one class of security, many asset-backed securities are issued in more than one class, each with different payment terms. Multiple class asset-backed securities are issued for two main reasons. First, multiple classes may be used as a method of providing credit support. This is accomplished typically through creation of one or more classes whose right to payments on the asset-backed security is made subordinate to the right to such payments of the remaining class or classes (See “Types of Credit Support”). Second, multiple classes may permit the issuance of securities with payment terms, interest rates or other characteristics differing both from those of each other and from those of the underlying assets. Examples include so-called “strips” (asset-backed securities entitling the holder to disproportionate interests with respect to the allocation of interest and principal of the assets backing the security) and securities with a class or classes having characteristics which mimic the characteristics of non-asset-backed securities, such as floating interest rates (i.e., interest rates which adjust as a specified benchmark changes) or scheduled amortization of principal.

Asset-backed securities in which the payment streams on the underlying assets are allocated in a manner different than those described above may be issued in the future. The Fund may invest in such asset-backed securities if such investment is otherwise consistent with its investment objectives and policies and with the investment restrictions of the Fund.

Types of Credit Support. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two classes: liquidity protection and protection against ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of such approaches. Examples of asset-backed securities with credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class asset-backed securities with certain classes subordinate to other classes as to the payment of principal thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class) and asset-backed securities that have “reserve portfolios” (where cash or investments, sometimes funded from a portion of the initial payments on the underlying assets, are held in reserve against future losses) or that have been “over collateralized” (where the scheduled payments on, or the principal amount of, the underlying assets substantially exceeds that required to make payment of the asset-backed securities and pay any servicing or other fees). The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments. Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized.
Borrowing—A Fund may borrow money from banks as a temporary measure for emergency purposes, to facilitate redemption requests, or for other purposes consistent with the Fund’s investment objective and program. For example, it may be advantageous for a Fund to borrow money rather than sell existing portfolio positions to meet redemption requests. As recognized by the SEC, a line of credit can enhance a Fund's ability to manage liquidity risk and to meet shareholder redemption requests.
Accordingly, a Fund may borrow from banks and may borrow through reverse repurchase agreements, derivatives, unfunded commitments and “roll” transactions in connection with meeting requests for the redemption of Fund shares. To the extent that a Fund purchases securities while it has outstanding borrowings, it is using leverage, i.e., using borrowed funds for investment. Leveraging will exaggerate the effect on NAV of any increase or decrease in the market value of a Fund’s portfolio. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by any interest or appreciation earned on the securities purchased; in certain cases, interest costs may exceed the return received on the securities purchased. When market conditions are deemed appropriate, a Fund may use leveraging as part of its investment strategy to the full extent permitted by its investment policies and restrictions and applicable law. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. The Funds' policy on borrowing is not intended to limit the ability to pledge assets to secure loans as may be permitted under the Funds’ policies.
The Funds have established a line of credit with certain banks from which they may borrow funds for temporary or emergency purposes. The Funds may use lines of credit to meet large or unexpected redemptions that would otherwise force the Funds to liquidate securities under circumstances which are unfavorable to the Funds’ remaining shareholders. The Funds may be required to pay fees to the banks to maintain the lines of credit, which increases the cost of borrowing over the stated interest rate.
Certificates of Deposit and Bankers’ Acceptances—Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers’ acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then “accepted” by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.
Collateralized Debt Obligations (“CDOs”)—A CDO is an asset-backed security whose underlying collateral is typically a portfolio of bonds, bank loans, commercial real estate, other structured finance securities and/or synthetic instruments. Where the underlying collateral is a portfolio of bonds, a CDO is referred to as a collateralized bond obligation (“CBO”). Where the underlying collateral is a portfolio of bank loans, a CDO is referred to as a collateralized loan obligation (“CLO”). Investors in CDOs bear the credit risk of the underlying collateral. Multiple tranches of securities are issued by the CDO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. CDOs are subject to the same risk of prepayment described with respect to certain mortgage-related and asset-backed securities. The value of CDOs may be affected by changes in the market’s perception of the creditworthiness of the servicing agent for the pool or the originator.
The Funds may invest in CLOs, which are another type of asset-backed security. A CLO is a trust or other special purpose entity that is comprised of or collateralized by a pool of loans, including domestic and non-U.S. senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The loans generate cash flow that is allocated among one or more classes of securities (“tranches”) that vary in risk and yield. The most senior tranche has the best credit quality and the lowest yield compared to the other tranches. The equity tranche has the highest potential yield but also has the greatest risk, as it bears the bulk of defaults from the underlying loans and helps to protect the more senior tranches from risk of these defaults. However, despite the protection from the equity and other more junior tranches, more senior tranches can experience substantial losses due to actual defaults and decreased market value due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.

Normally, CLOs are privately offered and sold and are not registered under state or federal securities laws. Therefore, investments in CLOs may be classified as illiquid investments; however, an active dealer market may exist for CLOs allowing a CLO to qualify for transactions pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). CLOs normally charge management fees and administrative expenses, which are in addition to those of the Funds.
The riskiness of investing in CLOs depends largely on the quality and type of the collateral loans and the tranche of the CLO in which a Fund invests. In addition to the normal risks associated with fixed-income securities (such as interest rate risk and credit risk), CLOs carry risks including, but are not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Funds may invest in CLO tranches that are subordinate to other tranches; and (iv) the complex structure of the CLO may not be fully understood at the time of investment or may result in the quality of the underlying collateral not being fully understood and may produce disputes with the issuer or unexpected investment results. In addition, interest on certain tranches of a CLO may be paid in-kind (meaning that unpaid interest is effectively added to principal), which involves continued exposure to default risk with respect to such payments. Certain CLOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, but such enhancement may not always be present and may fail to protect the Funds against the risk of loss due to defaults on the collateral. Certain CLOs may not hold loans directly, but rather, use derivatives such as swaps to create “synthetic” exposure to the collateral pool of loans. Such CLOs entail the risks of derivative instruments.

Commercial Paper—The Funds may invest in commercial paper. The Funds may invest in fixed rate or variable rate commercial paper, issued by U.S. or foreign entities. Commercial paper consists of short-term (usually from 1 to 270 days), unsecured promissory notes issued by U.S. or foreign corporations in order to finance their current operations. Any commercial paper issued by a foreign entity corporation and purchased by the Funds must be U.S. dollar-denominated and must not be subject to foreign withholding tax at the time of purchase.

Investing in foreign commercial paper generally involves risks relating to obligations of foreign banks or foreign branches and subsidiaries of U.S. and foreign banks.

The Funds may invest in commercial paper collateralized by other financial assets, such as asset-backed commercial paper. These securities are exposed not only to the risks relating to commercial paper, but also the risks relating to the collateral.

The Funds may also invest in variable rate master demand notes. A variable rate master demand note (a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

Convertible Securities and Warrants—A convertible security is a bond, debenture, note, preferred stock, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

Warrants are options to buy a stated number of shares of common stock at a specified price any time during the life of the warrants (generally two or more years).

Covenant Lite Obligations—The Funds invest in or are exposed to loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations (“covenant-lite obligations”), which are loans or other similar debt obligations that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants and other financial protections for lenders and investors. A Fund may also obtain exposure to covenant-lite obligations through investment in securitization vehicles and other structured products. In current market conditions, many new or reissued loans and similar debt obligations do not feature traditional financial maintenance covenants, which are intended to protect lenders and investors by imposing certain restrictions and other limitations on a borrower’s operations or assets and by providing certain information and consent rights to lenders. Covenant-lite obligations allow borrowers to exercise more flexibility with respect to certain activities that may otherwise be limited or prohibited under similar loan obligations that are not covenant-lite. In an investment with a traditional financial maintenance covenant, the borrower is required to meet certain regular, specific financial tests over the term of the investment; in a covenant-lite obligation, the borrower would only be required to satisfy certain financial tests at the time it proposes to take a specific action or engage in a specific transaction (e.g., issuing additional debt, paying a dividend, or making an acquisition) or at a time when another financial criteria has been met (e.g., reduced availability under a revolving credit facility, or asset value falling below a certain percentage of outstanding debt obligations). In addition, in a traditional investment, the borrower is required to provide certain periodic financial reporting that typically includes a detailed calculation of certain financial metrics; in a covenant-lite obligation, certain detailed financial information is only required to be provided when a financial metric is required to be calculated, which may result in more limited access to financial information, difficulty evaluating the borrower’s financial performance over time and delays in exercising rights and remedies in the event of a significant financial decline. In addition, in the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower or take other measures intended to mitigate losses prior to default. Accordingly, a Fund may have fewer rights with respect to covenant-lite obligations, including fewer protections against the possibility of default and fewer remedies in the event of default, and may experience losses or delays in enforcing its rights on covenant-lite obligations. As a result, investments in or exposure to covenant-lite obligations are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.

Credit Derivative Transactions—The Funds may engage in credit derivative transactions. Credit default derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. When a Fund engages in a credit derivative transaction, it may have to earmark or segregate cash or liquid securities, and mark the same on a daily basis, in an amount necessary to comply with applicable regulatory requirements.

A Fund may invest in credit default swap transactions and credit-linked notes (described below) for hedging and investment purposes. The “buyer” in a credit default swap contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value, or “par value,” of the reference obligation. Credit default swap transactions are either “physical delivery” settled or “cash” settled. Physical delivery entails the actual delivery of the reference asset to the seller in exchange for the payment of the full par value of the reference asset. Cash settled entails a net cash payment from the seller to the buyer based on the difference of the par value of the reference asset and the current value of the reference asset that may, after default, have lost some, most, or all of its value.

A Fund may be either the buyer or seller in a credit default swap transaction and generally will be a buyer in instances in which the Fund actually owns the underlying debt security and seeks to hedge against the risk of default in that debt security. If a Fund is a buyer and no event of default occurs, the Fund will have made a series of periodic payments (in an amount more or less than the value of the cash flows received on the underlying debt security) and recover nothing of monetary value. However, if an event of default occurs, the Fund (if the buyer) will receive the full notional value of the reference obligation either through a cash payment in exchange for such asset or a cash payment in addition to owning the reference asset. A Fund generally will be a seller when it seeks to take the credit risk of a particular debt security and, as a seller, the Fund receives a fixed rate of income throughout the term of the contract, which typically is between six months and ten years, provided that there is no event of default. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation through either physical settlement and/or cash settlement. Credit default swap transactions involve greater risks than if the Fund had invested in the reference obligation directly, including counterparty credit risk and leverage risk.

Cyber Security and Operational Risk—Like other funds and other parts of the modern economy, the Funds and their service providers, as well as exchanges and market participants through or with which the Funds trade and other infrastructures, services and parties on which the Funds or their service providers rely, are susceptible to ongoing risks and threats resulting from and related to cyber incidents. Cyber incidents can result from unintentional events (such as an inadvertent release of confidential information) or deliberate attacks by insiders or third parties, including cyber criminals, competitors, nation-states and “hacktivists,” and can be perpetrated by a variety of complex means, including the use of stolen access credentials, malware or other computer viruses, ransomware, phishing, structured query language injection attacks, and distributed denial of service attacks, among other means. Cyber incidents may result in actual or potential adverse consequences for critical information and communications technology, systems and networks that are vital to the Funds’ or their service providers’ operations or otherwise impair Fund or service provider operations. For example, a cyber incident may cause operational disruptions and failures impacting information systems or information that a system processes, stores, or transmits, such as by theft, damage or destruction, or corruption or modification of and denial of access to data maintained online or digitally, denial of service on websites rendering the websites unavailable to intended users or not accessible for such users in a timely manner, and the unauthorized release or other exploitation of confidential information.

A cyber incident could adversely impact a Fund and its shareholders by, among other things, interfering with the processing of shareholder transactions or other operational functionality, impacting a Fund’s ability to calculate its net asset value or other data, causing the release of private shareholder information (i.e., identity theft or other privacy breaches) or confidential Fund information or otherwise compromising the security and reliability of information, impeding trading, causing reputational damage, and subjecting a Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation or remediation costs, litigation expenses and additional compliance and cyber security risk management costs, which may be substantial. A cyber incident could also adversely affect the ability of a Fund (and its Investment Manager) to invest or manage the Fund’s assets.

Although the Funds and their service providers, as well as exchanges and market participants through or with which the Funds trade and other infrastructures on which the Funds or their service providers rely, may have established business continuity plans and systems reasonably designed to protect from and/or defend against the risks or adverse consequences associated with cyber incidents, there are inherent limitations in these plans and systems, including that certain risks may not yet be identified, in large part because different or unknown threats may emerge in the future and the threats continue to rapidly evolve and increase in sophistication. As a result, it is not possible to anticipate and prevent every cyber incident and attempts to mitigate the occurrence or impact of a cyber incident may be unsuccessful. The nature, extent, and potential magnitude of the adverse consequences of a cyber incident cannot be predicted accurately but may result in significant risks and costs to the Funds and their shareholders.

The issuers of securities in which a Fund invests are also subject to the ongoing risks and threats associated with cyber incidents. These incidents could result in adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. For example, a cyber incident involving an issuer may include the theft, destruction or misappropriation of financial assets, intellectual property or other sensitive information belonging to the issuer or their customers (i.e., identity theft or other privacy breaches). As a result, the issuer may experience the types of adverse consequences summarized above, among others (such as loss of revenue), despite having implemented preventative and other measures reasonably designed to protect from and/or defend against the risks or adverse effects associated with cyber incidents.

The Funds’ and their service providers, as well as exchanges and market participants through or with which the Funds trade and other infrastructures on which the Funds or their service providers rely, are also subject to the risks associated with technological and operational disruptions or failures arising from, for example, processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, errors in algorithms used with respect to the Funds, changes in personnel, and errors caused by third parties or trading counterparties. Although the Funds attempt to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect a Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service.

Cyber incidents and operational errors or failures or other technological issues may adversely affect a Fund’s ability to calculate its net asset value correctly, in a timely manner or process trades or Fund or shareholder transactions, including over a potentially extended period. The Funds do not control the cyber security or other operational defense plans or systems of its service providers, intermediaries, companies in which it invests or other third-parties. The value of an investment in Fund shares may be adversely affected by the occurrence of the cyber incidents and operational errors or failures or technological issues summarized above or other similar events and the Funds and their shareholders may bear costs tied to these risks.

Debt Obligations—Yields on short, intermediate, and long-term securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering, the maturity of the obligation, and the rating of the issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market prices of debt securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments. The ability of a Fund to achieve its investment objectives is also dependent on the continuing ability of the issuers of the debt securities in which the Fund invests to meet their obligations for the payment of interest and principal when due.

Derivatives Regulatory Risk—The laws and regulations that apply to derivatives (e.g., swaps, futures, etc.) and persons who use them (including a Fund, the Investment Manager and others) are rapidly changing in the U.S. and abroad. As a result, restrictions and additional regulations may be imposed on these parties, trading restrictions may be adopted and additional trading costs are possible. The impact of these changes on any of the Funds and their investment strategies is not yet fully ascertainable.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter (“OTC”) derivatives, including financial instruments, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the Commodity Futures Trading Commission ("CFTC"), the SEC and other regulators to regulate OTC derivatives (“swaps” and “security-based swaps”) and market participants, and requires clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act also include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for and exchange trading of many OTC derivative transactions. The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations are being implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Funds. However, swap dealers, major market participants and swap counterparties are experiencing additional regulations, requirements, compliance burdens and associated costs. In addition, new position limits that may be imposed on a Fund or its counterparties may impact that Fund’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. The Funds may also be required to comply indirectly with equivalent European regulation, the European Market Infrastructure Regulation (“EMIR”), to the extent that it executes derivative transactions with counterparties subject to such regulation. EMIR establishes certain requirements for OTC derivatives contracts, including mandatory clearing obligations, bilateral risk management requirements and reporting requirements. Although it is not yet possible to predict the final impact, if any, of EMIR on the Funds and their investment strategies the Funds may experience additional expense passed on by counterparties.

These and other regulatory changes may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. New requirements, even if not directly applicable to the Funds, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, exchange trading and margin requirements may increase the cost of a Fund’s investments and cost of doing business, which would adversely affect investors.

In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance. Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio. Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing.

The Trust or the Investment Manager, on behalf of each Fund, has filed with the National Futures Association a notice of eligibility claiming an exclusion from the definition of “commodity pool operator” (“CPO”) under CFTC Rule 4.5 under the Commodity Exchange Act, as amended, (the "CEA"), with respect to each Fund’s operation. Accordingly, each Fund and the Investment Manager with respect to each Fund are not subject to registration or regulation as a commodity pool or CPO. Changes to a Fund’s investment strategies or investments may cause the Fund to lose the benefits of the exclusion under CFTC Rule 4.5 under the CEA and may trigger additional CFTC regulation. If a Fund becomes subject to CFTC regulation, the Fund or its Investment Manager may incur additional expenses.
Equity Securities-Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks.
Equity-Linked Securities—The Funds may invest in equity-linked securities which are primarily used as an alternative means to access the securities markets of emerging market countries more efficiently and effectively. Equity-linked securities may also be known as participation notes, equity swaps, and zero strike calls and warrants. Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of stocks, or sometimes a single stock. A Fund deposits an amount of cash with its custodian (or broker, if legally permitted) in an amount near or equal to the selling price of the underlying security in exchange for an equity-linked security. Upon sale, the Fund receives cash from the broker or custodian equal to the current value of the underlying security. Aside from market risk of the underlying security, there is the risk that the issuer of an equity-linked security may default on its obligation under the security. In addition, while the Fund will seek to enter into such transactions only with parties that are capable of entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to close out such a transaction with the other party or obtain an offsetting position with any other party, at any time prior to the end of the term of the underlying agreement. This may impair a Fund’s ability to enter into other transactions at a time when doing so might be advantageous.
Foreign Investment Risks—Investment in foreign securities involves risks and considerations in addition to the risks inherent in domestic investments. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. The securities of non-U.S. issuers generally are not registered with the SEC, nor are these issuers usually subject to the SEC’s reporting requirements. Accordingly, there may be less publicly available information about foreign securities and issuers than is available with respect to U.S. securities and issuers. Foreign securities markets typically have substantially less volume than U.S. securities markets, and securities of foreign companies are generally less liquid and at times their prices may be more volatile than prices of comparable U.S. companies. Various trading risks are greater for foreign securities because foreign stock exchanges, brokers and listed companies generally are subject to less government supervision and regulation than in the United States. The customary settlement time for foreign securities may be longer than the customary settlement time for U.S. securities. A Fund’s income and gains from foreign investments may be subject to non-U.S. withholding or other taxes, thereby reducing the Fund’s income and gains on such investments. In addition, with respect to some foreign countries, there is the increased possibility of expropriation or confiscatory taxation or other adverse governmental action, limitations on the removal of funds or other assets of the Fund, political or social instability, diplomatic and other developments that could affect the investments of the Fund in those countries, including the imposition of economic sanctions. Moreover, individual foreign economies differ from the U.S. economy in such respects, among others, as growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions.

Below is a more detailed summary of certain key risks associated with foreign investments and investments in certain foreign countries. Although a specific country or region may not discussed below, a Fund may invest in or otherwise have exposure to such country or companies organized or operating in such country.

Adverse Market Characteristics. Securities of many foreign issuers may be less liquid and their prices may be more volatile than securities of comparable U.S. issuers. In addition, foreign securities exchanges and brokers generally are subject to less governmental supervision and regulation than in the U.S., and foreign securities exchange transactions usually are subject to commissions or other fees that generally are higher than negotiated commissions or other fees on U.S. transactions. In addition, foreign securities exchange transactions may be subject to difficulties associated with the settlement of such transactions, such as delays in settlement that could result in temporary periods when assets of a Fund are uninvested and no return is earned thereon, or cause other portfolio management or trading challenges. The inability of a Fund to make intended security purchases due to settlement problems could cause it to miss attractive opportunities. Inability to dispose of a portfolio security due to settlement problems either could result in losses to a Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. In addition, foreign securities may be subject to certain trading blockages that may prevent a Fund from trading in a foreign issuer’s securities a period of time.

Australia. Australia’s agriculture and mining sectors account for a significant portion of its economy, making its economy-and in turn, a Fund’s investments in Australian issuers-particularly susceptible to adverse changes in these sectors. In addition, Australia’s economy is heavily dependent on international trade, meaning the economic conditions of trading partners such as the United States, Asian nations and other regions or specific countries may affect the value of a Fund’s investments in Australian issuers. Australia is also prone to natural disasters such as floods, droughts and fires, and a Fund’s investments in Australia may be more likely to be affected by such events than its investments in other geographic regions.

Brady Bonds. The Funds may invest in “Brady Bonds,” which are debt restructurings that provide for the exchange of cash and loans for newly issued bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructuring under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the secondary market for Latin American debt.

U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter.

Canada. Investments in Canadian companies, or companies with significant operations in Canada, are subject to the risks associated with the Canadian economy and financial markets, in particular, adverse developments in international trade agreements and fluctuations in prices of certain commodities. The economic and financial integration of the United States, Canada, and Mexico through trade agreements has made, and will likely continue to make, the Canadian economy and financial market more sensitive to North American trade patterns and economic developments. As a result, the Canadian economy and financial markets are significantly impacted by economic, financial and other developments affecting the United States, which is Canada’s largest trading partner and foreign investor, and the Canadian economy is heavily dependent on relationships with certain key trading partners, including the United States and Mexico and, for certain trade agreements, European Union countries and China. Further, a reduction in spending on Canadian products and services or the withdrawal from, or renegotiation of, key trade agreements would likely adversely impact the Canadian economy or investments in Canadian companies. In addition, the Canadian market is relatively concentrated in issuers involved in the production and distribution of natural resources and, as a result, the Canadian economy and financial markets are particularly susceptible to fluctuations in certain commodity markets, such as natural resources (e.g., forest products), both domestically and internationally.

Costs. Certain expenses of Funds investing in foreign securities are typically greater than those of funds investing in solely domestic securities because, among other things, such Funds may pay a higher overall cost to maintain the custody of foreign securities.

Currency Fluctuations. Because a Fund, under normal circumstances, may invest substantial portions of its total assets in the securities of foreign issuers that are denominated (or pay dividends) in foreign currencies, the strength or weakness of the U.S. dollar against such foreign currencies will account for part of the Fund’s investment performance. A decline in the value of any particular currency against the U.S. dollar will cause a decline in the U.S. dollar value of a Fund’s holdings of securities denominated in such currency and, therefore, will cause an overall decline in the Fund’s NAV and any net investment income and capital gains to be distributed in U.S. dollars to shareholders of the Fund. In addition, derivative instruments that provide exposure to foreign currencies may also be adversely affected in these circumstances.

The rate of exchange between the U.S. dollar and other currencies is determined by several factors, including the supply and demand for particular currencies, central bank efforts to support particular currencies, the movement of interest rates, the pace of business activity in certain other countries and the United States, and other economic and financial conditions affecting the global economy. Foreign governments may from time to time take actions with respect to their currencies that could significantly affect the value of a Fund’s investments denominated in such currencies or the liquidity of such investments.

Although the Funds value their assets daily in terms of U.S. dollars, the Funds do not intend to convert holdings of foreign currencies into U.S. dollars on a daily basis. A Fund will do so from time to time, and will bear the costs of currency conversion. Although foreign exchange dealers generally do not charge a fee for conversion, they do realize a profit based on the difference (“spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange should the Fund desire to sell that currency to the dealer.

Eastern Europe. Social, political, economic and other developments in Eastern Europe and Russia could have long-term potential consequences for investments in this region, which could result in rising standards of living, lower manufacturing costs, growing consumer spending, and substantial economic growth. However, investment in the countries of Eastern Europe and Russia is highly speculative. Political and economic reforms have not yet established a definite trend away from centrally-planned economies and state-owned industries. In many of the countries of Eastern Europe and Russia, there is no stock exchange or formal market for securities. Such countries may also have government exchange controls, currencies with no recognizable market value relative to the established currencies of western market economies, little or no experience trading securities, no financial reporting standards, a lack of a banking and securities infrastructure to handle such trading, and a legal tradition that does not recognize private property rights. In addition, these countries may have national policies that restrict investments in companies deemed sensitive to the country’s national interest. Further, the governments in such countries may require governmental or quasi-governmental authorities to act as custodian of a Fund’s assets invested in such countries, and these authorities may not qualify as a foreign custodian under the 1940 Act, and exemptive relief from the 1940 Act may be required. As a result, there are significant risks and uncertainties to investment in Eastern Europe and Russia.

The United States and other countries have imposed sanctions against Russia. In addition, if the United States or other countries impose additional sanctions against Russia or a country in Eastern Europe, or any sectors therein, certain Fund investments in a country or sector subject to sanctions could potentially be limited or face certain liquidity challenges. Sanctions could prohibit a Fund from investing in securities issued by companies subject to such sanctions. Sanctions could also require that a Fund freeze its existing investments in these companies, which would prohibit the Fund from selling or transacting in these investments.

Emerging Markets. A Fund may invest in debt and equity securities in emerging markets. Investing in securities in emerging countries may entail greater risks than investing in securities in developed countries. Securities issued by governments or issuers in emerging market countries are more likely to have greater exposure to the risks of investing in foreign securities. These risks include: (1) less social, political and economic stability; (2) the small size of the markets for such securities and the low or nonexistent volume of trading, which result in a lack of liquidity, greater price volatility, and higher risk of failed trades or other trading issues; (3) certain national policies that may restrict a Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (4) foreign taxation; (5) inflation and rapid fluctuations in interest rates; (6) currency devaluations; (7) dependence on a few key trading partners; and (8) the absence of developed structures governing private or foreign investment or allowing for judicial redress for injury to private property. Sovereign debt of emerging countries may be in default or present a greater risk of default. These risks are heightened for investments in frontier markets.

Each Fund's Investment Manager has broad discretion to identify countries that it considers to qualify as “emerging markets.”  In determining whether a country is an emerging market, each Fund's Investment Manager may take into account specific or general factors that the Investment Manager deems to be relevant, including interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances and/or legal, social and political developments, as well as whether the country is considered to be emerging or developing by supranational organizations such as the World Bank, the United Nations, or other similar entities.  Emerging market countries generally will include countries with low gross national product per capita and the potential for rapid economic growth and are likely to be located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.

Europe. The European Union (“EU”) is an intergovernmental and supranational organization comprised of most Western European countries and an increasing number of Eastern European countries (each such country, a “Member State”). The EU aims to establish and administer a single market among Member States-consisting of a common trade policy and a single currency-and Member States established the European Economic and Monetary Union (“EMU”) in pursuit of this goal. The EMU sets forth certain policies intended to increase economic coordination and monetary cooperation. Many Member States have adopted the EMU’s euro as their currency and other Member States are generally expected to adopt the euro in the future. When a Member State adopts the euro as its currency, the Member State cedes its authority to control monetary policy to the European Central Bank.

Member States face a number of challenges, including, but not limited to: tight fiscal and monetary controls; complications that result from adjustment to a new currency; the absence of exchange rate flexibility; and the loss of economic sovereignty. Unemployment in some European countries has been historically higher than in the United States, potentially exposing investors to political risk. These types of challenges may affect the value of a Fund’s investments.

In addition, changes to the value of the euro against the U.S. dollar could also affect the value of a Fund’s investments. Investing in euro-denominated securities or securities denominated in other European currencies entails risk of exposure to a currency that may not fully reflect the strengths and weaknesses of the disparate European economies. It is possible that the euro could be abandoned in the future by those countries that have adopted it and the effects of such abandonment on individual countries and the EMU as a whole are uncertain, but could be negative. Any change in the exchange rate between the euro and the U.S. dollar can have a positive or negative effect upon valuation, and thus upon profits.

A Fund's Europe-linked investments are subject to considerable uncertainty and risk. In recent years, many European countries and banking and financial sectors have experienced significant financial and economic challenges. In addition, some European countries, including Greece, Ireland, Italy, Portugal and Spain, in which a Fund may invest, may be dependent on assistance from other governments or international organizations. Such assistance may be subject to a country’s successful implementation of certain reforms. An insufficient level of assistance (whether triggered by a failure to implement reforms or by any other factor) could cause an economic downturn and affect the value of a Fund’s investments.

Certain European countries have experienced significant governmental debt levels and, for some countries, the ability to repay their debt may be in question, and the possibility of default may be heightened, any of which could affect their ability to borrow in the future. A default or debt restructuring of any European country would adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located outside the country defaulting or restructuring. Furthermore, there is the risk of contagion that could occur if one country defaults on its debt, and that a default in one country could trigger declines and cause other countries in the region to default as well.

Significant risks, such as high official debts and deficits, aging populations, over-regulation of non-financial businesses, and doubts about the sustainability of the EMU continue to present economic and financial challenges in Europe. These countries will likely need to make further economic and political decisions in order to restore sustainable economic growth and fiscal policy. While many initiatives intended to strengthen regulation and supervision of financial markets in the EU have been instituted, greater regulation may occur.

The EU currently faces major issues involving its membership, structure, procedures, and policies, including: the adoption, abandonment, or adjustment of the constitutional treaty; the EU’s expansion to the south and east; and resolution of the EU’s fiscal and democratic accountability problems. As Member States unify their economic and monetary policies, movements in European markets will lose the benefit of diversification within the region. One or more Member States might exit the EU, placing its currency and banking system in jeopardy. In connection with these uncertainties, currencies have become more volatile, subjecting the Fund’s investments to additional risks.

Brexit. In a June 2016 referendum, citizens of the United Kingdom voted to leave the EU (also known as “Brexit”). On March 29, 2017, the United Kingdom gave its formal notice of withdrawal from the EU to the European Commission, which began a two-year process of formal withdrawal from the EU. In October 2019, the EU and United Kingdom agreed to the terms of an agreement for the United Kingdom’s withdrawal from the EU. If the agreement is ratified by the EU parliament, the United Kingdom is expected to leave the EU. The terms of the United Kingdom’s future relationship with the EU are separate and not subject to any formal time restriction. During the withdrawal process and afterward, the impact on the United Kingdom and Economic and Monetary Union and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth. Brexit may have a negative impact on the economy and currency of the United Kingdom and the EU as a result of anticipated, perceived or actual changes to the United Kingdom’s economic and political relations with the EU. Brexit may also have a destabilizing impact on the EU to the extent other member states similarly seek to withdraw from the union. Any further exits from the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties. Any or all of these challenges may affect the value of a Fund’s investments that are economically tied to the United Kingdom or the EU, and could have an adverse impact on the Funds’ performance.

Foreign Investment Restrictions. Certain countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Funds. As illustrations, certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, limit the investments by foreign persons to only a specific class of securities of a company that may have less advantageous terms than securities of the company available for purchase by nationals. Moreover, the national policies of certain countries may restrict investment opportunities in issuers or industries deemed sensitive to national interests. In addition, some countries require governmental approval for the repatriation of investment income, capital or the proceeds of securities sales by foreign investors. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by the application to it of other restrictions on investments. These restrictions may, at times, limit or preclude investment in certain countries and may increase the costs and expenses of a Fund.

Information and Supervision. There is generally less publicly available information about foreign companies comparable to reports and ratings that are published about companies in the United States. Foreign companies are also generally subject to less stringent and uniform accounting, auditing and financial reporting standards, practices and requirements than those applicable to U.S. companies. In addition, foreign investments are subject to various operational and settlement risks, including failures or defects of the settlement system, improper recordkeeping, and other issues that may adversely affect a Fund’s investments. Foreign companies and financial markets may also be subject to government involvement and control, which may adversely affect a Fund’s investments.

Investment and Repatriation Restrictions. Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. These restrictions may at times limit or preclude investment in certain countries and may increase the costs and expenses of a Fund. Investments by foreign investors are subject to a variety of restrictions in many developing countries, such as requirements for prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional or different restrictions may be imposed at any time by these or other countries in which a Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including in some cases the need for certain government consents. These restrictions may make investing in these countries less desirable or undesirable.
Japan. Though Japan is one of the world’s largest economic powers, a Fund’s investments in Japan are subject to special risks. Japan’s population is aging and shrinking, increasing the cost of Japan’s pension and public welfare system, lowering domestic demand, and making the country more dependent on exports to sustain its economy. The economic conditions of Japan’s trading partners may therefore affect the value of a Fund’s Japan-linked investments. Currency fluctuations may also significantly affect Japan’s economy. Japan is also prone to natural disasters such as earthquakes and tsunamis, and a Fund’s investments in Japan may be more likely to be affected by such events than its investments in other geographic regions.

Market Characteristics. Foreign securities may be purchased in over-the-counter markets or on stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located. Foreign stock markets are generally not as developed or efficient as, and may be more volatile than, those in the United States, and foreign stock markets usually have substantially less volume than U.S. markets. As a result, a Fund’s portfolio securities may be less liquid and more volatile than securities of comparable U.S. companies. Equity securities may trade at price/earnings multiples higher than comparable domestic securities, and such levels may not be sustainable. Commissions on foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. There is generally less government supervision and regulation of foreign stock exchanges, brokers and listed companies than in the United States. Moreover, securities trading practices in foreign countries may offer fewer protections for investors such as the Funds and the settlement practices for transactions in foreign markets may differ from those in U.S. markets and may include delays beyond periods customary in the United States or less frequent settlement than in the United States. In addition, it is generally more difficult to obtain and enforce legal judgments against foreign issuers than against domestic issuers.

Natural Disasters. Natural disasters, public health emergencies and other global events of force majeure can negatively affect the Fund’s investments. Such events can cause unemployment and economic downturns within an industry or a geographic region in which a Fund invests. They can also directly disrupt the operations, cash flows and overall financial condition of a company in which a Fund invests.

Non-Uniform Corporate Disclosure Standards and Governmental Regulation. Non-U.S. companies are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. companies. In particular, the assets, liabilities and profits appearing on the financial statements of such a company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. Foreign securities held by the Funds in many cases will not be registered with the SEC or regulators of any foreign country, nor will the issuers thereof be subject to the SEC’s reporting requirements. Thus, there will be less available information concerning foreign issuers of securities held by the Funds than is available concerning U.S. issuers. In instances where the financial statements of an issuer are not deemed to accurately reflect the financial situation of the issuer, the Investment Manager will take steps it deems appropriate to evaluate the proposed investment, which may include on-site inspection of the issuer, interviews with its management, and consultations with accountants, bankers, and other specialists. There is substantially less publicly available information about foreign companies than there are reports and ratings published about U.S. companies and the U.S. government. In addition, where public information is available, it may be less reliable than such information regarding U.S. issuers.

Non-U.S. Withholding Taxes. A Fund’s investment income and gains from foreign issuers may be subject to non-U.S. withholding and other taxes, thereby reducing the Fund’s investment income and gains on such investments.

Other. With respect to certain foreign countries, especially developing and emerging ones, there is the possibility of adverse changes in investment or exchange control regulations, international trade patterns, imposition or modification of foreign currency or foreign investment controls, expropriation or confiscatory taxation, limitations on the removal of funds or other assets of a Fund, political or social instability, or diplomatic or other developments, conditions or events (such as civil unrest, hostile relations, military conflicts, war and terrorism) that could affect investments in those countries.

Political, Economic and Other Risks. Investing in securities of non-U.S. companies may entail additional risks due to the potential political and economic instability of certain countries and the risks of expropriation, nationalization, seizure, confiscation of companies or assets, or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of such expropriation, seizure, nationalization or other confiscation by any country, a Fund could lose its entire investment in the country.

Certain foreign markets may rely heavily on particular industries or foreign capital, making these markets more vulnerable to diplomatic developments, the imposition of economic sanctions against particular countries or industries, trade barriers, and other protectionist or retaliatory measures.

As a result of any investments in non-U.S. companies, a Fund would be subject to the political and economic risks associated with investments in emerging markets. Changes in the leadership or policies of the governments of emerging market countries or in the leadership or policies of any other government that exercises a significant influence over those countries may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and thereby eliminate any investment opportunities that may currently exist.

Upon the accession to power of authoritarian regimes, the governments of a number of emerging market countries previously expropriated large quantities of real and personal property similar to the property represented by the securities purchased by a Fund. The claims of property owners against those governments were never settled. There can be no assurance that any property represented by securities purchased by a Fund will not also be expropriated, nationalized, seized or otherwise confiscated. If such confiscation were to occur, a Fund could lose a substantial portion or all of its investments in such countries. A Fund’s investments would similarly be adversely affected by exchange control regulation in any of those countries.

Certain countries in which a Fund may invest may have vocal factions that advocate radical or revolutionary philosophies or support independence. Any disturbance on the part of such individuals could carry the potential for widespread destruction or confiscation of property owned by individuals and entities foreign to such country and could cause the loss of a Fund’s investment in those countries.

Political and economic developments, or adverse investor perceptions of such developments, may affect a Fund’s foreign holdings or exposures and may cause the Fund’s investments to become less liquid.

China. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers or a downturn in any of the economies of China's key trading partners may have an adverse impact on the Chinese economy. The current political climate has intensified concerns about a potential trade war between China and the United States, as each country has imposed tariffs on the other country’s products. In addition, some U.S. politicians have sought to limit certain U.S. investors from investing in Chinese companies. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on a Fund’s performance. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

Singapore and Hong Kong. Although the economies of Singapore and Hong Kong have experienced growth and development, they have also been and continue to be subject, to some extent, to over-extension of credit, currency devaluations and restrictions, high unemployment, high inflation, reliance on exports and economic cycles. These factors may affect the value of a Fund’s investments. In addition, these economies are heavily dependent on international trade, meaning the economic conditions of trading partners such as the United States, Japan, China, and certain European countries may also affect the value of a Fund’s investments. During recent periods, the region’s exports and foreign investments experienced significant difficulties. Moreover, as demonstrated by recent protests in Hong Kong over political, economic, and legal freedoms, and the Chinese government’s response to them, political uncertainty exists within Hong Kong and there is no guarantee that additional protests will not arise in the future. Hostilities between China and Hong Kong may present a risk to a Fund’s investment in Hong Kong.

Sovereign and Supranational Obligations. A Fund may invest in sovereign debt securities, which are debt securities issued or guaranteed by foreign governmental entities, such as foreign government debt or foreign treasury bills. Investments in sovereign debt securities involve special risks in addition to those risks usually associated with investments in debt securities, including risks associated with economic or political uncertainty and the risk that the governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due. Certain Funds may also invest in securities or other obligations issued or backed by supranational organizations, which are international organizations that are designated or supported by government entities or banking institutions typically to promote economic reconstruction or development. These obligations are subject to the risk that the government(s) on whose support the organization depends may be unable or unwilling to provide the necessary support.  With respect to both sovereign and supranational obligations, a Fund may have little recourse against the foreign government or supranational organization that issues or backs the obligation in the event of default.  These obligations may be denominated in foreign currencies and the prices of these obligations may be more volatile than corporate debt obligations.

Sovereign debt instruments in which the Funds invest may involve great risk and may be deemed to be the equivalent in terms of credit quality to securities rated below investment grade by Moody’s and S&P. Some governmental entities depend on disbursements from foreign governments, multilateral agencies, and international organizations to reduce principal and interest arrearages on their debt obligations. The commitment on the part of these governments, agencies, and others to make such disbursements are often conditioned on a governmental entity’s implementation of economic or other reforms and/or economic performance and the timely service of the governmental entity’s obligations. Failure to implement such reforms, achieve such levels of economic performance, or repay principal or interest when due may result in the cancellation of the commitments to lend funds or other aid to the governmental entity, which may further impair the governmental entity’s ability or willingness to service its debts in a timely manner. Some of the countries in which a Fund may invest have encountered difficulties in servicing their sovereign debt obligations and have withheld payments of interest and/or principal of sovereign debt. These difficulties have also led to agreements to restructure external debt obligations, which may result in costs to the holders of the sovereign debt. Consequently, a government obligor may default on its obligations and/or the values of its obligations may decline significantly, which would adversely affect a Fund’s investments.

Futures, Options and Other Derivative Transactions—

Futures and Options on Futures. Each Fund may invest in futures and options on futures contracts (i) to attempt to gain exposure to a particular market, index or instrument; (ii) to attempt to offset changes in the value of securities held or expected to be acquired or be disposed of; (iii) to attempt to minimize fluctuations in foreign currencies; (iv) for hedging purposes; or (v) for other risk management purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price.

An option on a futures contract gives the purchaser the right, but not the obligation, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. Futures contracts are traded on national futures exchanges regulated by the CFTC, which reduces the risk that a Fund will be unable to close out a futures contract or option on a futures contract. To the extent a Fund uses futures and/ or options on futures, it would do so in accordance with Rule 4.5 under the CEA, unless otherwise disclosed.

Each Fund may buy and sell index futures contracts with respect to any index traded on a recognized exchange or board of trade. An index futures contract is an agreement pursuant to which the Fund may agree to take or make a cash payment on an index value. No physical delivery of the securities comprising the index is made. Instead, settlement in cash generally must occur daily and upon the termination of the contract. Generally, index futures contracts are closed out prior to the expiration date of the contract.

When a Fund purchases or sells a futures contract, or sells an option thereon, the Fund is required to “cover” its position in order to limit the risk associated with the use of leverage and other related risks. To cover its position, the Fund may earmark or segregate cash or liquid securities that, when added to any amounts deposited with a futures commission merchant as initial margin, are equal to the market value of the futures contract or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. If a Fund continues to engage in the described securities trading practices and properly earmarks or segregates assets, the assets will function as a practical limit on the amount of leverage which the Fund may undertake and on the potential increase in the speculative character of the Fund. Such practices are intended to assure the availability of adequate funds to meet the obligations of the Fund arising from such investment activities, although there is no guarantee that they will function as intended.

With respect to futures contracts that are not contractually required to “cash-settle,” a Fund usually must cover its open positions by earmarking or segregating on its records cash or liquid assets equal to the contract’s notional value. For futures contracts that are “cash-settled,” however, a Fund is permitted to earmark or segregate cash or liquid assets in an amount equal to the Fund’s next daily marked-to-market (net) obligation, if any (i.e., a Fund’s daily net liability) rather than the notional value. By earmarking or designating assets equal to only its net obligation under cash-settled futures, a Fund will have the ability to employ leverage to a greater extent than if a Fund were required to earmark or segregate assets equal to the full notional value of such contracts.

Among other ways, each Fund may also cover its long position in a futures contract by purchasing a put option on the same futures contract with a strike price (i.e., an exercise price) as high as or higher than the price of the futures contract. In the alternative, if the strike price of the put is less than the price of the futures contract, a Fund will also earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract and that can be exercised on any date or that has the same exercise date as the expiration date of the futures contract. Each Fund may also cover its long position in a futures contract by taking a short position in the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based). Each Fund may cover its short position in a futures contract by taking a long position in the instruments underlying the futures contract.

Among other ways, each Fund may cover its sale of a call option on a futures contract by taking a long position in the underlying futures contract at a price less than or equal to the strike price of the call option. In the alternative, if the long position in the underlying futures contract is established at a price greater than the strike price of the written (sold) call, a Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the call and the price of the futures contract. Each Fund may cover its sale of a put option on a futures contract by taking a short position in the underlying futures contract at a price greater than or equal to the strike price of the put option, or, if the short position in the underlying futures contract is established at a price less than the strike price of the written put, a Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract.

Eurodollar futures contracts are U.S. dollar-denominated futures contracts that are based on the implied forward London Interbank Offered Rate (“LIBOR”). These contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Fund may use Eurodollar futures contracts and options thereon to hedge against changes in the LIBOR, to which many interest rate swaps and fixed income instruments are linked, or for other purposes.

There are significant risks associated with the Funds’ use of futures contracts and options on futures contracts, including the following: (1) the success of a hedging strategy may depend on the ability of an Investment Manager to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the changes in market value of the securities held by a Fund and the prices of futures and options on futures; (3) there may not be a liquid secondary market for a futures contract or option; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts and options on futures. In addition, some strategies reduce a Fund’s exposure to price fluctuations, while others tend to increase its market exposure.

Options. Each Fund may purchase and write (sell) put and call options on securities, stock indices and currencies listed on national securities exchanges or traded in the OTC market for the purpose of realizing each Fund’s investment objective and except as restricted by a Fund’s investment restrictions. A put option on a security gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period or on expiration, depending on the terms. A call option on a security gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period or on expiration, depending on the terms. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

A Fund may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or OTC markets) to manage its exposure to exchange rates.

Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities.

All options written on indices or securities must be covered. Often, if a Fund writes an option on a security, an index or a foreign currency, it will earmark or segregate cash or liquid securities in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position prior to expiration, a Fund may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If a Fund is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Fund delivers the security upon exercise.

Each Fund may purchase put and call options on securities to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that a Fund may seek to purchase in the future. A Fund purchasing put and call options pays a premium; therefore, if price movements in the underlying securities are such that exercise of the options would not be profitable for a Fund, loss of the premium paid may be offset by an increase in the value of the Fund’s securities or by a decrease in the cost of acquisition of securities by the Fund.

A Fund may write covered call options on securities as a means of increasing the yield on its assets and as a means of providing limited protection against decreases in the securities' market value. When a Fund writes an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Fund will realize as profit the premium received for such option. When a call option of which a Fund is the writer is exercised, the Fund will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option of which a Fund is the writer is exercised, the Fund will be required to purchase the underlying securities at a price in excess of the market value of such securities.

Each Fund may purchase and write options on an exchange or over-the-counter. OTC options differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker.

The market value of an option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the pricing volatility of the underlying security and the time remaining until the expiration date.

Risks associated with options transactions include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for all options and, in particular, for OTC options; (4) trading restrictions or limitations may be imposed by an exchange; (5) counterparty risk; and (6) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

Forwards. A Fund may engage in forward contracts, including non-deliverable forwards. Non-deliverable forwards are forward contracts on foreign currencies that are cash settled and that do not involve delivery of the currency specified in the contract.  A Fund typically will use non-deliverable forwards for hedging purposes, but may also use such instruments to increase income or investment gains. The use of forwards for hedging or to increase income or investment gains may not be successful, resulting in losses to the Fund, and the cost of such strategies may reduce the Fund’s returns. Forwards are subject to the risks associated with derivatives.
Guaranteed Investment Contracts (“GICs”)—The Funds may invest in GICs. When investing in GICs, a Fund makes cash contributions to a deposit fund of an insurance company’s general account. The insurance company then credits guaranteed interest to the deposit fund on a monthly basis. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Fund may not receive the principal amount of a GIC from the insurance company on 7 days’ notice or less, the GIC is considered an illiquid investment. In determining average portfolio maturity, GICs generally will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

Hybrid Instruments—A Fund may invest in hybrid instruments. A hybrid instrument is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid instrument is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (“underlying benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid instrument may be increased or decreased, depending on changes in the value of the underlying benchmark. An example of a hybrid instrument could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.

Hybrid instruments can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, and increased total return. Hybrid instruments may not bear interest or pay dividends. The value of a hybrid instrument or its interest rate may be a multiple of the underlying benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the underlying benchmark. These underlying benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid instrument. Under certain conditions, the redemption value of a hybrid instrument could be zero. Thus, an investment in a hybrid instrument may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrid instruments also exposes the Funds to the credit risk of the issuer of the hybrid instrument. These risks may cause significant fluctuations in the NAV of the Funds.

Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.

Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Funds’ investments in these products may be subject to limits applicable to investments in investment companies and other restrictions contained in the 1940 Act.

Credit-Linked Notes. Each Fund may invest in credit-linked notes, which is a type of structured note. The difference between a credit default swap and a credit-linked note is that the seller of a credit-linked note receives the principal payment from the buyer at the time the contract is originated. Through the purchase of a credit-linked note, the buyer assumes the risk of the reference asset and funds its exposure through the purchase of the note. The buyer takes on the exposure to the seller to the full amount of the funding it has provided. The seller has hedged its risk on the reference asset without acquiring any additional credit exposure. The Fund has the right to receive periodic interest payments from the issuer of the credit-linked note at an agreed-upon interest rate and a return of principal at the maturity date.

Credit-linked notes are subject to the credit risk of the corporate credits referenced by the note. If one of the underlying corporate credits defaults, the Fund may receive the security that has defaulted, and the Fund’s principal investment would be reduced by the difference between the original face value of the reference security and the current value of the defaulted security. Credit-linked notes are typically privately negotiated transactions between two or more parties. The Fund bears the risk that the issuer of the credit-linked note will default or become bankrupt. The Fund bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked note.

Structured Notes. Each Fund is permitted to invest in structured notes, which are debt obligations that also contain an embedded derivative component with characteristics that adjust the obligation’s risk/return profile. Generally, the performance of a structured note will track that of the underlying debt obligation and the derivative embedded within it. A Fund has the right to receive periodic interest payments from the issuer of the structured notes at an agreed-upon interest rate and a return of the principal at the maturity date.

Structured notes are typically privately negotiated transactions between two or more parties. A Fund bears the risk that the issuer of the structured note would default or become bankrupt which may result in the loss of principal investment and periodic interest payments expected to be received for the duration of its investment in the structured notes.

In the case of structured notes on credit default swaps a Fund would be subject to the credit risk of the corporate credit instruments underlying the credit default swaps. If one of the underlying corporate credit instruments defaults, the Fund may receive the security or credit instrument that has defaulted, or alternatively, a cash settlement may occur wherein the Fund’s principal investment in the structured note would be reduced by the corresponding face value of the defaulted security.

The market for structured notes may be, or suddenly can become, illiquid. Other parties to the transaction may be the only investors with sufficient understanding of the derivative to be interested in bidding for it. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for structured notes. In certain cases, a market price for a credit-linked security may not be available. The collateral for a structured note may be one or more credit default swaps, which are subject to additional risks. See “Swap Agreements” for a description of additional risks associated with credit default swaps.

Increasing Government Debt—The total public debt of federal, state, local and non-U.S. governments as a percent of gross domestic product grew rapidly following the 2008 financial downturn. Although high levels of debt do not necessarily indicate or cause economic problems, high levels of debt may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may increase borrowing costs and cause a government to issue additional debt, thereby increasing the risk of refinancing. A high national debt also raises concerns that a government may be unable or unwilling to repay the principal or interest on its debt. Unsustainable debt levels can decline the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy during economic downturns. It also could generate an economic downturn.

Inflation-Linked Securities—The Funds may invest in inflation-linked securities. Inflation-linked securities are income-generating instruments whose interest and principal payments are adjusted for inflation, a sustained increase in prices that erodes the purchasing power of money. TIPS, or Treasury inflation-protected securities, are inflation-linked securities issued by the U.S. government. Inflation-linked bonds are also issued by corporations, U.S. government agencies, states, and foreign countries. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index ("CPI"). A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of your investment. Because of this inflation-adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. Municipal inflation bonds generally have a fixed principal amount, and the inflation component is reflected in the nominal coupon.

Inflation-protected bonds normally will decline in price when real interest rates rise. A real interest rate is calculated by subtracting the inflation rate from a nominal interest rate. For example, if a 10-year Treasury note is yielding 5% and rate of inflation is 2%, the real interest rate is 3%. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses.

Investments by Investing Funds and Other Large Shareholders—Shares of a Fund are offered as an investment to certain other investment companies, large retirement plans, and other investors capable of purchasing a large percentage of Fund shares. A Fund may experience adverse effects when these large shareholders purchase or redeem a large percentage of Fund shares.
A Fund is subject to the risk that large share purchases may adversely affect the Fund's liquidity levels and performance to the extent that the Fund is forced to hold a large uninvested cash position or more liquid securities and is delayed in investing new cash. A Fund's performance may also be adversely affected by large redemptions of Fund shares to the extent the Fund is forced to sell portfolio securities at a disadvantageous price or time to meet the large redemption request. Additionally, because Fund costs and expenses are shared by remaining Fund investors, large redemptions relative to the size of a Fund will result in decreased economies of scale and increased costs and expenses for the Fund.
Large redemptions that necessitate the sale of portfolio securities will accelerate the realization of taxable capital gains or losses. Furthermore, purchases or redemptions of a large number of Fund shares relative to the size of a Fund will have adverse tax consequences limiting the use of any capital loss carryforwards and certain other losses to offset any future realized capital gains.

Lending of Portfolio Securities—For the purpose of realizing additional income, a Fund may make secured loans of Fund securities. Securities loans are made to broker/dealers, institutional investors, or other persons pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the securities loaned, marked to market on a daily basis. The collateral received will consist of cash, U.S. government securities, letters of credit or such other collateral (or combination thereof) as may be permitted under its investment program. While the securities are being loaned, a Fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower, although a portion can be payable to a collateral agent for certain services. When a Fund invests collateral, the Fund will bear the risk of loss, which depends on the nature and type of investment made with the collateral. Costs of underlying securities lending activities are not typically reflected in a Fund’s fee and expense ratios.

The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. During the most recent fiscal year, the Funds did not engage in any securities lending activities and therefore did not earn any income or incur any expenses related to securities lending.
Leverage—The Funds may use leverage. Leveraging a Fund creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leveraging may exaggerate changes in the NAV of a Fund’s shares and in the yield on a Fund’s portfolio. Although the principal of such borrowings will be fixed, a Fund’s assets may change in value during the time the borrowing is outstanding. Since any decline in value of a Fund’s investments will be borne entirely by the Fund’s shareholders (and not by those persons providing the leverage to the Fund), the effect of leverage in a declining market would be a greater decrease in NAV than if the Fund were not so leveraged. Leveraging will create interest and other expenses for a Fund, which can exceed the investment return from the borrowed funds. To the extent the investment return derived from securities purchased with borrowed funds exceeds the interest a Fund will have to pay, the Fund’s investment return will be greater than if leveraging were not used. Conversely, if the investment return from the assets retained with borrowed funds is not sufficient to cover the cost of leveraging, the investment return of the Fund will be less than if leveraging were not used.

Under the 1940 Act, a Fund is required to maintain continuous asset coverage of 300% with respect to borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Fund’s holdings may be disadvantageous from an investment standpoint. The Funds’ policy on borrowing is not intended to limit the ability to pledge assets to secure loans permitted under the Funds’ policies.

LIBOR Replacement—The terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to LIBOR, which functions as a reference rate or benchmark for various commercial and financial contracts. LIBOR may be a significant factor in determining payment obligations under derivatives transactions, the cost of financing of fund investments or the value or return on certain other fund investments.  As a result, LIBOR may be relevant to, and directly affect, a Fund’s performance.

The Financial Conduct Authority, the United Kingdom’s financial regulatory body and regulator of LIBOR, has announced that after 2021 it will cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. As a result, it is anticipated that LIBOR will be discontinued or will no longer be sufficiently robust to be representative of its underlying market around that time. Various financial industry groups have begun planning for that transition and certain regulators and industry groups have taken actions to establish alternative reference rates (e.g., the Secured Overnight Financing Rate, which measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBOR with certain adjustments). However, there are challenges to converting certain contracts and transactions to a new benchmark and neither the full effects of the transition process nor its ultimate outcome is known.

The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective.

As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on a Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.

Certain classes of instruments invested in by a Fund may be more sensitive to LIBOR cessation than others. For example, certain asset classes such as floating rate notes may not contemplate a LIBOR cessation and/or might freeze a last-published or last-used LIBOR rate for all future payment dates upon a discontinuation of LIBOR. Also, for example, syndicated and other business loans tied to LIBOR may not provide a clear roadmap for LIBOR’s replacement, leaving any future adjustments to the determination of a quantum of lenders. Securitizations and other asset-backed transactions may experience disruption as a result of inconsistencies between when collateral assets shift from LIBOR and what rate those assets replace LIBOR with, on the one hand, and when the securitization notes shift from LIBOR and what rate the securitization notes replace LIBOR with.

These developments could negatively impact financial markets in general and present heightened risks, including with respect to a Fund’s investments.  As a result of this uncertainty and developments relating to the transition process, a Fund and its investments may be adversely affected.

Liquidity and Valuation—Many factors may influence the price at which a Fund could sell an investment at a given time. Investments are subject to liquidity risk when they are difficult to purchase or sell under favorable conditions. Investments in certain securities or other assets, such as high-yield bonds, loans or those traded in over-the-counter markets, may be particularly subject to liquidity risk. A Fund's ability to sell an instrument may be negatively impacted as a result of various market events or circumstances or characteristics of the particular instrument. In addition, market participants attempting to sell the same or similar instruments at the same time as a Fund may increase the Fund's exposure to liquidity risk. Investments in less liquid or illiquid investments may reduce the returns of a Fund because it may be unable to sell the investments at an advantageous time or price. Thus, a Fund may be forced to accept a lower sale price for the investments, sell other investments or forego another more attractive investment opportunity. Liquid investments purchased by a Fund may subsequently become less liquid or illiquid, and harder to value.

Pursuant to Rule 22e-4 under the 1940 Act, a Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. An “illiquid investment” is any investment that the Funds reasonably expect cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.  The Trust has implemented a written liquidity risk management program and related procedures (“Liquidity Program”) that is reasonably designed to assess and manage the Funds' “liquidity risk” (defined by the SEC as the risk that the Funds could not meet requests to redeem shares issued by the Funds without significant dilution of remaining investors’ interests in the Funds). Liquidity classifications are made after reasonable inquiry and taking into account, among other things, market, trading and investment-specific considerations deemed to be relevant to the liquidity classification of the Funds' investments in accordance with the Liquidity Program.

In addition, applicable regulatory guidance and interpretations provide examples of factors that may be taken into account in determining a particular instrument’s classification as illiquid or as one of the other liquidity categories defined under Rule 22e-4. For example, certain loans may not be readily marketable and/or may be subject to restrictions on resale or assignments. Consequently, the Funds may determine that it is reasonable to expect that such a loan cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. To the extent that the Funds invest in such loans, they may be subject to increased liquidity and valuation risks. As the market develops, the liquidity of these instruments could improve. Accordingly, loans for which there is no readily available market may be classified as illiquid investments but, at the same time, other loans may be classified as other than illiquid investments under the Liquidity Program based on relevant market, trading and investment-specific considerations (such as trading in the loans among specialized financial institutions). In addition, certain CLOs/CDOs (as described above) may be classified as illiquid investments, depending upon the assessment of relevant market, trading and investment-specific considerations under the Liquidity Program. However, an active dealer market or other relevant measure of liquidity may exist for certain CLOs/CDOs, which may result in such instruments being classified as other than illiquid investments under the Liquidity Program based on relevant market, trading and investment-specific considerations.

At times, market quotations may not be readily available and the Funds may be unable to obtain prices or other reliable information from third-parties to support valuation. In these circumstances, it may be difficult for a Fund to accurately value certain investments and the Fund may need to value investments using fair value methodologies. There are multiple methods to establish fair value and different methods or other factors may lead to different fair values. As a result, the price a Fund could receive for a security may differ from the Fund's valuation of the security, particularly during periods of market turmoil or volatility or for securities that are thinly traded or valued using a fair value methodology or information provided by third-party pricing services. Thus, a Fund may realize a loss or gain that is greater than expected upon the sale of the security. Fair valued securities may be subject to greater fluctuations than securities valued based on readily available market quotations. Some securities, while not technically fair valued, may nevertheless be difficult to value and rely on limited and difficult to assess inputs and market data.

Loans—A Fund may make, acquire or invest in fixed and floating rate loans. A Fund may acquire a loan interest directly by acting as a member of the original lending syndicate or direct lender in other direct lending opportunities. A Fund may also acquire some or all of the interest in a loan originated by a bank or other financial institution through an assignment or a participation in the loan. Loans may include syndicated bank loans, senior floating rate loans (“senior loans”), secured and unsecured loans, second lien, subordinated or more junior loans (“junior loans”), bridge loans and unfunded commitments. Loans are typically arranged through private negotiations between borrowers in the U.S. or in foreign or emerging markets which may be corporate issuers or issuers of sovereign debt obligations (“borrowers”) and one or more financial institutions and other lenders (“lenders”). Investments in, or exposure to, loans that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants or other financial protections than certain other types of loans or other similar debt obligations subject a Fund to the risks of “Covenant Lite Obligations” discussed above.

Typically, loans are made by a syndicate of commercial and investment banks and other financial institutions that are represented by an agent bank or similar party. The agent bank is responsible for acting on behalf of the group of lenders and structuring the loan, administering the loan, negotiating on behalf of the syndicate, and collecting and disbursing payments on the loan.

The agent also is responsible for monitoring collateral, distributing required reporting, and for exercising remedies available to the lenders such as foreclosure upon collateral. In a syndicated loan, each of the lending institutions, which may include the agent, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Unless, under the terms of the loan, a Fund has direct recourse against the borrower, the Fund may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a borrower. Because the agent is acting on behalf of multiple lenders in the syndicate, a Fund's interest in a loan may be subject to changes in terms or additional risks resulting from actions taken or not taken by the agent following an instruction from other creditors holding interests in the same loan.

Participation interests are interests issued by a lender, which represent a fractional interest in a loan that continues to be directly owned by the issuing lender. A Fund may acquire participation interests from a lender or other holders of participation interests. An assignment represents a portion of a loan previously owned by a different lender. Unlike a participation interest, a Fund will generally become a lender for the purposes of the relevant loan agreement by purchasing an assignment. If a Fund purchases an assignment from a lender, the Fund will generally have direct contractual rights against the borrower in favor of the lenders as if it was a direct lender. If a Fund purchases a participation interest either from a lender or a participant, the Fund typically will have established a direct contractual relationship with the seller or issuer of the participation interest, but not with the borrower. Consequently, a Fund can be subject to the credit risk of the lender or participant who sold the participation interest to the Fund, in addition to the usual credit risk of the borrower. Therefore, when a Fund invests in syndicated bank loans through the purchase of participation interests, the Investment Manager must consider the creditworthiness of the agent and any lenders and participants interposed between the Fund and a borrower.

Purchases of loans in the primary or secondary markets may take place at, above, or below the par value of the loans. Purchases above par will effectively reduce the amount of interest being received by a Fund through the amortization of the purchase price premium, whereas purchases below par will effectively increase the amount of interest being received by the Fund through the amortization of the purchase price discount.

Secondary trades of senior loans may have extended settlement periods. Settlement of a secondary market purchase of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is often subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a senior loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. A Fund, as a buyer of a senior loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in senior loans.

In addition, although the resale, or secondary, market for loans is currently growing, it is currently limited and it may become more limited or more difficult to access and such changes may be sudden or unpredictable.  For example, there is no organized exchange or board of trade on which loans are traded, and loans often trade in large denominations (typically $1 million and higher) and trades can be infrequent. As a result, a Fund may seek to dispose of loans in certain cases, to the extent possible, through selling participations in the loan, usually until the loan is assigned ("elevated") to the buyer. In that case, the Fund would remain subject to certain obligations, which may result in expenses for the Fund and certain additional risks. A Fund may also seek to dispose of loans by engaging in transactions in alternative trading venues (such as dark pools) or accessing other available channels.  There is no guarantee that such alternatives will be available at any time for a particular loan investment. Accordingly, some of the loans in which a Fund may invest will be relatively illiquid and a Fund may have difficulty in disposing of loans in a favorable or timely fashion, which could result in losses to the Fund.

A loan may be secured by collateral that, at the time of origination, has a fair market value equivalent to the amount of the loan. The Investment Manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. However, the value of the collateral may decline following a Fund’s investment. Also, collateral may be difficult to hold and sell, and there are other risks which may cause the collateral to be insufficient in the event of a default. Consequently, a Fund might not receive payments to which it is entitled. The collateral may consist of various types of assets or interests including working capital assets or intangible assets. The borrower’s owners may provide additional collateral, typically by pledging their ownership interest in the borrower as collateral for the loan.

In the process of buying, selling and holding loans, a Fund may receive and/or pay certain fees. These fees are in addition to the interest payments received and may include facility, closing or upfront fees, commitment fees and commissions. A Fund may receive or pay a facility, closing or upfront fee when it buys or sells a loan. A Fund may receive a commitment fee throughout the life of the loan or as long as the Fund remains invested in the loan (in addition to interest payments) for any unused portion of a committed line of credit. Other fees received by the Fund may include prepayment fees, covenant waiver fees, ticking fees and/or modification fees. Related legal fees may also be borne by the Fund (including legal fees to assess conformity of a loan investment with 1940 Act provisions).

Direct lending may involve additional risks to a Fund. Should a loan in which a Fund is invested be foreclosed on, the Fund may become owner of the collateral and will be responsible for any costs and liabilities associated with owning the collateral. If the collateral includes a pledge of equity interests in the borrower by its owners, the Fund may become the owner of equity in the borrower and may be responsible for the borrower's business operations and/or assets. The applicability of the securities laws is subject to court interpretation of the nature of the loan and its characterization as a security. Accordingly, a Fund cannot be certain of any protections it may be afforded under the securities or other laws against fraud or misrepresentation by the borrower, assignor or seller of participations.

Loans are subject to the risks associated with other debt obligations, including: interest rate risk, credit risk, market risk, liquidity risk, counterparty risk and risks associated with high yield securities. Many loans in which a Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission, and will not be listed on any national securities exchange. The amount of public information with respect to loans will generally be less extensive than that available for registered or exchange-listed securities. A Fund will make an investment in a loan only after the Investment Manager determines that the investment is suitable for the Fund based on an independent credit analysis. Generally, this means that the Investment Manager has determined that the likelihood that the borrower will meet its obligations is acceptable.

A Fund may be unable to enforce its rights (or certain other provisions of loan agreements or other documents) relating to a loan under applicable state law, judicial decisions or for other reasons. For example, uncertainty exists with respect to a Fund’s ability to enforce the terms of certain bank-originated loans that the Fund purchases. Based on concepts of federal preemption, bank loans generally are subject to the usury laws applicable in the state where the lending bank is located rather than the state where the borrower is located.  Recent court decisions have called into question whether the benefits of federal preemption will be available to non-bank purchasers of loans originated by banks.  If federal preemption is not available to loans acquired by the Fund from banks, the loans may be subject to more restrictive limits on interest rates or rendered unenforceable by the Fund. To the extent a Fund is unable to enforce its rights with respect to a loan, the Fund may be adversely affected. A Fund may also gain exposure to loans through investment in structured finance vehicles, which could face similar challenges in enforcing the terms of loans and any such challenges could adversely affect the Fund.

In addition, the Fund may have arrangements with loan, administrative and similar agents under which they provide recordkeeping or other services (such as interest payment services) with respect to loan positions and loan documentation. These services may be subject to risks of, among other things, fraud, computational errors, cyber-attacks, delays, or if these agents become subject to a bankruptcy or insolvency proceeding. The Funds are also subject to the risk of loss caused by inadequate procedures and controls, human error and system failures by these agents. All these risks may affect the Funds, the Funds’ investments and the Funds’ investment performance.

Additional Information Concerning Bridge Loans. Bridge loans are short-term loan arrangements (e.g., maturities that are generally less than one year) typically made by a borrower following the failure of the borrower to secure other intermediate-term or long-term permanent financing. A bridge loan remains outstanding until more permanent financing, often in the form of high yield notes, can be obtained. Most bridge loans have a step-up provision under which the interest rate increases incrementally the longer the loan remains outstanding so as to incentivize the borrower to refinance as quickly as possible. In exchange for entering into a bridge loan, a Fund typically will receive a commitment fee and interest payable under the bridge loan and may also have other expenses reimbursed by the borrower. Liquid assets are maintained to cover bridge loan commitments to avoid “senior securities” concerns. Bridge loans may be subordinate to other debt and generally are unsecured. They also often are illiquid and difficult to value.

Additional Information Concerning Junior Loans. Junior loans include secured and unsecured loans, such as subordinated loans, second lien and more junior loans, and bridge loans. Second lien and more junior loans are generally second or further in line in terms of repayment priority and priority with respect to an exercise of remedies. In addition, junior loans may have a claim on the same collateral pool as the first lien or other more senior liens, or may be secured by a separate set of assets. Junior secured loans generally give investors priority over general unsecured creditors and stockholders in the event of an asset sale.

Additional Information Concerning Revolving Credit Facilities. Revolving credit facilities (“revolvers”) are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. As the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolver. Revolvers usually provide for floating or variable rates of interest.

Revolvers may expose a lender to credit and liquidity risk. Revolvers have the effect of requiring a lender to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Revolvers may be subject to restrictions on transfer, including restrictions that are more burdensome than transfer restrictions that apply to non-revolving loans, and only limited opportunities may exist to resell such instruments. As a result, a Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

When a Fund has a contractual obligation to lend money on short notice (under a bridge loan or unfunded commitment, for example), it will maintain liquid assets in an amount at least equal in value to the amount of the loan or commitment. Liquid assets are maintained to cover “senior securities transactions” which may include, but are not limited to, a bridge loan or unfunded loan commitment. The value of “senior securities” holdings is marked-to-market daily to ensure proper coverage.

Additional Information Concerning Syndicated Bank Loans and Other Senior Loans. Syndicated bank loans and other senior loans are usually secured by liens on the assets of the borrower. Their seniority can vary.

Additional Information Concerning Unfunded Commitments. Unfunded commitments are contractual obligations pursuant to which a Fund agrees in writing to make one or more loans up to a specified amount at one or more future dates. The underlying loan documentation sets out the terms and conditions of the lender’s obligation to make the loans as well as the economic terms of such loans. Loan commitments are made pursuant to a term loan, a revolving credit line or a combination thereof.  A term loan is generally a loan in a fixed amount that borrowers repay in a scheduled series of repayments or a lump-sum payment at maturity and may not be reborrowed.  A revolving credit line permits borrowers to draw down, repay, and reborrow specified amounts on demand. The portion of the amount committed by a lender that the borrower has not drawn down is referred to as “unfunded.” Loan commitments may be traded in the secondary market through dealer desks at large commercial and investment banks although these markets are generally not considered liquid. They also are difficult to value. Borrowers pay various fees in connection with loans and related commitments, and typically a Fund receives a commitment fee for amounts that remain unfunded under its commitment. Unfunded commitments may subject the Fund to risks that are similar to the risks described under “When-Issued and Forward Commitment Securities” and “TBA Purchase Commitments” discussed below.

Unfunded loan commitments expose lenders to credit risk. A lender typically is obligated to advance the unfunded amount of a loan commitment at the borrower’s request, subject to satisfaction of certain contractual conditions, such as the absence of a material adverse change. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a borrower may draw on an unfunded loan commitment when the lender enters into the commitment. If the borrower does not draw as expected, the commitment may not prove as attractive an investment as originally anticipated.

Management—The Funds are subject to management risk because they are actively managed investment portfolios. The Investment Manager and each individual portfolio manager will apply investment techniques and risk analysis in making decisions for a Fund, but there can be no guarantee that these decisions will produce the desired results. Furthermore, active and frequent trading will increase the costs the Fund incurs because of higher brokerage charges or mark-up charges, which are passed on to shareholders of the Fund and as a result, may lower the Fund’s performance and have a negative tax impact. Additionally, legislative, regulatory or tax developments may affect the investment techniques available to the Investment Manager and each individual portfolio manager in connection with managing a Fund and may also adversely affect the ability of a Fund to achieve its investment objectives.

Income from a Fund’s portfolio may decline when the Fund invests the proceeds from investment income, sales of investments or matured, traded or called debt securities. For example, during periods of declining interest rates, an issuer of debt securities held by a Fund may exercise an option to redeem securities prior to maturity, forcing the Fund to reinvest the proceeds in lower-yielding securities. A decline in income received by a Fund from its investments is likely to have a negative effect on the yield and total return of the Fund’s shares.

Mortgage-Backed Securities and Collateralized Mortgage Obligations—The Funds may invest in any level of the capital structure of MBS, which are securities that represent an interest in a pool of underlying mortgage loans. MBS, including mortgage pass-through securities and CMOs, include certain securities issued or guaranteed by the United States government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("GNMA" or "Ginnie Mae"), the Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"); securities issued by private issuers that represent an interest in or are collateralized by mortgage-backed securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; securities issued by private issuers that represent an interest in or are collateralized by mortgage loans; and reperforming/non-performing loans, reperforming/non-performing loan securitizations, and resecuritizations of existing MBS and/or ABS (“Re-REMICS”).

Mortgage-backed securities are subject to scheduled and unscheduled principal payments as homeowners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be higher or lower than on the original mortgage security. Therefore, these securities are not an effective means of locking in long-term interest rates. In addition, when interest rates fall, the pace of mortgage prepayments picks up. These refinanced mortgages are paid off at face value (par), causing a loss for any investor who may have purchased the security at a price above par. In such an environment, this risk limits the potential price appreciation of these securities and can negatively affect a Fund’s NAV. When rates rise, the prices of mortgage-backed securities can be expected to decline, although historically these securities have experienced smaller price declines than comparable quality bonds. In addition, when rates rise and prepayments slow, the effective duration of mortgage-backed securities extends, resulting in increased volatility. A decline of housing values may cause delinquencies in the mortgages (especially sub-prime or non-prime mortgages) underlying MBS and thereby adversely affect the ability of the MBS issuer to make principal and interest payments to MBS holders.

MBS include commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”). Many of the risks of investing in MBS reflect the risks of investing in the real estate securing the underlying mortgage. The value of both CMBS and RMBS, like all MBS, depends on national, state and local conditions. RMBS are subject to credit risks arising from delinquencies and defaults on underlying mortgage loans by borrowers and breaches of underlying loan documentation by loan originators and servicers. CMBS are subject to credit risks because they tend to involve relatively large underlying mortgage loans and the repayment of commercial mortgages depends on the successful operation of, and cash flows from, mortgaged properties. The risks associated with CMBS include the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, and the ability of a property to attract and retain tenants. CMBS depend on cash flows generated by underlying commercial real estate loans, receivables, and other assets, and can be significantly affected by changes in market and economic conditions, the availability of information regarding the underlying assets and their structures, and the creditworthiness of the borrowers or tenants. CMBS may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities. CMBS issued by private issuers may offer higher yields than CMBS issued by government issuers, but also may be subject to greater volatility than CMBS issued by government issuers. In addition, the CMBS market in recent years has experienced substantially lower valuations and greatly reduced liquidity, and current economic and market conditions suggest that this trend for CMBS may continue. CMBS held by the Fund may be subordinated to one or more other classes of securities of the same series for purposes of, among other things, establishing payment priorities and offsetting losses and other shortfalls with respect to the related underlying mortgage loans. There can be no assurance that the subordination will be sufficient on any date to offset all losses or expenses incurred by the underlying trust.

A mortgage pass-through security is a pro rata interest in a pool of mortgages where the cash flow generated from the mortgage collateral is passed through to the security holder.

CMOs are debt securities that are fully collateralized by a portfolio of mortgages or mortgage-backed securities. All interest and principal payments from the underlying mortgages are passed through to the CMOs in such a way as to create, in most cases, more definite maturities than is the case with the underlying mortgages. CMOs may pay fixed or variable rates of interest, and certain CMOs have priority over others with respect to the receipt of prepayments. Stripped mortgage securities (a type of potentially high-risk derivative) are created by separating the interest and principal payments generated by a pool of mortgage-backed securities or a CMO to create additional classes of securities. CMOs are subject to principal prepayments on the underlying mortgages and thus, may be retired earlier than scheduled. CMOs are also subject to cash flow uncertainty and price volatility.

A Fund may invest in securities known as “inverse floating obligations,” “residual interest bonds,” and “interest-only” (“IO”) and “principal-only” (“PO”) bonds, the market values of which will generally be more volatile than the market values of most MBS due to the fact that such instruments are more sensitive to interest rate changes and to the rate of principal prepayments than are most other MBS. An inverse floating obligation is a derivative adjustable rate security with interest rates that adjust or vary inversely to changes in market interest rates and, as a result, these may be leveraged and cause increased volatility and interest rate sensitivity. The term “residual interest” bond is used generally to describe those instruments in collateral pools, such as CMOs, which receive any excess cash flow generated by the pool once all other bondholders and expenses have been paid. IOs and POs are created by separating the interest and principal payments generated by a pool of mortgage-backed bonds to create two classes of securities. Generally, one class receives interest-only payments and the other class principal-only payments. MBS have been referred to as “derivatives” because the performance of MBS is dependent upon and derived from underlying securities. Unlike with other mortgage-backed securities and POs, the value of IOs tends to move in the same direction as interest rates. The Funds can use IOs as a hedge against falling prepayment rates (interest rates are rising) and/or a bear market environment. POs can be used as a hedge against rising prepayment rates (interest rates are falling) and/or a bull market environment. IOs and POs are acutely sensitive to interest rate changes and to the rate of principal prepayments and the secondary market for these instruments may be limited and volatile. A rapid or unexpected increase in prepayments can severely depress the price of IOs, while a rapid or unexpected decrease in prepayments could have the same effect on POs. These securities are very volatile in price and may have lower liquidity than most other mortgage-backed securities. Certain non-stripped CMOs may also exhibit these qualities, especially those that pay variable rates of interest that adjust inversely with, and more rapidly than, short-term interest rates. In addition, if interest rates rise rapidly and prepayment rates slow more than expected, certain CMOs, in addition to losing value, can exhibit characteristics of longer-term securities and become more volatile. There is no guarantee that a Fund’s investment in CMOs, IOs, or POs will be successful, and a Fund’s total return could be adversely affected as a result. These securities are subject to high degrees of credit, valuation and liquidity risks.

CMOs may be issued in a variety of classes, and the Funds may invest in several CMO classes, including, but not limited to Floaters, Planned Amortization Classes (“PACs”), Scheduled Classes (“SCHs”), Sequential Pay Classes (“SEQs”), Support Classes (“SUPs”), Target Amortization Classes (“TACs”) and Accrual Classes (“Z Classes”). CMO classes vary in the rate and time at which they receive principal and interest payments. SEQs, also called plain vanilla, clean pay, or current pay classes, sequentially receive principal payments from underlying mortgage securities when the principal on a previous class has been completely paid off. During the months prior to their receipt of principal payments, SEQs receive interest payments at the coupon rate on their principal. PACs are designed to produce a stable cash flow of principal payments over a predetermined period of time. PACs guard against a certain level of prepayment risk by distributing prepayments to SUPs, also called companion classes. TACs pay a targeted principal payment schedule, as long as prepayments are not made at a rate slower than an expected constant prepayment speed. If prepayments increase, the excess over the target is paid to SUPs. SEQs may have a less stable cash flow than PACs and TACs and, consequently, have a greater potential yield. PACs generally pay a lower yield than TACs because of PACs’ lower risk. Because SUPs are directly affected by the rate of prepayment of underlying mortgages, SUPs may experience volatile cash flow behavior. When prepayment speeds fluctuate, the average life of a SUP will vary. SUPs, therefore, are priced at a higher yield than less volatile classes of CMOs. Z Classes do not receive payments, including interest payments, until certain other classes are paid off. At that time, the Z Class begins to receive the accumulated interest and principal payments. A Floater has a coupon rate that adjusts periodically (usually monthly) by adding a spread to a benchmark index subject to a lifetime maximum cap. The yield of a Floater is sensitive to prepayment rates and the level of the benchmark index.

Investment in MBS poses several risks, including prepayment, market and credit risks. Prepayment risk reflects the chance that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Borrowers are most likely to exercise their prepayment options at a time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall and slowing payments as interest rates rise. Certain classes of CMOs may have priority over others with respect to the receipt of prepayments on the mortgages, and a Fund may invest in CMOs which are subject to greater risk of prepayment, as discussed above. Market risk reflects the chance that the price of the security may fluctuate over time. The price of MBS may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of MBS, and if a Fund is invested in such securities and wishes to sell them, it may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold. IOs and POs are acutely sensitive to interest rate changes and to the rate of principal prepayments. They are very volatile in price and may have lower liquidity than most mortgage-backed securities. Certain CMOs may also exhibit these qualities, especially those which pay variable rates of interest which adjust inversely with and more rapidly than short-term interest rates. Credit risk reflects the chance that the Fund may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed by the agency or instrumentality, and some, such as GNMA certificates, are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others are supported only by the credit of the instrumentality. Although securities issued by U.S. government-related agencies are guaranteed by the U.S. government, its agencies or instrumentalities, shares of the Funds are not so guaranteed in any way.
Mortgage-related securities that are backed by pools of subprime mortgages are generally subject to a greater level of non-payment risk than mortgage-related securities that are not backed by pools of subprime mortgages.  Subprime mortgages are loans made to borrowers with lower credit ratings and/or a shorter credit history and such borrowers are more likely to default on their obligations under the loan than more creditworthy borrowers.  As a result, subprime mortgages underlying a mortgage-related security can experience a significant rate of non-payment. To the extent a Fund invests in mortgage-related securities backed by subprime mortgages, the Fund’s investment will be particularly susceptible to non-payment risk and the risks generally associated with investments in mortgage-related securities. Thus, the value of the Fund’s investment may be adversely affected by borrower non-payments, changes in interest rates, developments in the real estate market and other market and economic developments.
Historically, FHLMC and FNMA were agencies sponsored by the U.S. government that were supported only by the credit of the issuing agencies and not backed by the full faith and credit of the United States. In 2008, however, due to the declining value of FHLMC and FNMA securities and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, FHLMC and FNMA were placed into conservatorship by the Federal Housing Finance Agency. The effect that this conservatorship will have on FHLMC and FNMA and their guarantees remains uncertain. Although the U.S. government or its agencies provided financial support to FHLMC and FNMA, no assurance can be given that they will always provide support. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

The performance of private label MBS, issued by private institutions, is based on the financial health of those institutions. There is no guarantee that a Fund's investment in MBS will be successful, and the Fund's total return could be adversely affected as a result.

Municipal Bond Insurance—A Fund may purchase a Municipal Bond that is covered by insurance that guarantees the bond’s scheduled payment of interest and repayment of principal. This type of insurance may be obtained by either: (i) the issuer at the time the Municipal Bond is issued (primary market insurance); or (ii) another party after the bond has been issued (secondary market insurance). Both of these types of insurance seek to guarantee the timely and scheduled repayment of all principal and payment of all interest on a Municipal Bond in the event of default by the issuer, and cover a Municipal Bond to its maturity, typically enhancing its credit quality and value.

Even if a Municipal Bond is insured, it is still subject to market fluctuations, which can result in fluctuations in a Fund’s share price. In addition, a Municipal Bond insurance policy will not cover: (i) repayment of a Municipal Bond before maturity (redemption); (ii) prepayment or payment of an acceleration premium (except for a mandatory sinking fund redemption) or any other provision of a bond indenture that advances the maturity of the bond; or (iii) nonpayment of principal or interest caused by negligence or bankruptcy of the paying agent. A mandatory sinking fund redemption may be a provision of a Municipal Bond issue whereby part of the Municipal Bond issue may be retired before maturity.

Some of the Municipal Bonds outstanding are insured by a small number of insurance companies, not all of which have the highest credit rating. As a result, an event involving one or more of these insurance companies could have a significant adverse effect on the value of the securities insured by that insurance company and on the municipal markets as a whole. If the Municipal Bond is not otherwise rated, the ratings of insured bonds reflect the credit rating of the insurer, based on the rating agency’s assessment of the creditworthiness of the insurer and its ability to pay claims on its insurance policies at the time of the assessment. While the obligation of a Municipal Bond insurance company to pay a claim extends over the life of an insured bond, there is no assurance that Municipal Bond insurers will meet their claims. A higher-than-anticipated default rate on Municipal Bonds (or other insurance the insurer provides) could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders.

A Fund’s Investment Manager may decide to retain an insured Municipal Bond that is in default, or, in the Investment Manager’s view, in significant risk of default. While a Fund holds a defaulted, insured Municipal Bond, the Fund collects interest payments from the insurer and retains the right to collect principal from the insurer when the Municipal Bond matures, or in connection with a mandatory sinking fund redemption.

Municipal Securities—

General Risks. A Fund may invest in municipal securities issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the payments from which, in the opinion of bond counsel to the issuer, are excludable from gross income for Federal income tax purposes (“Municipal Bonds”). Municipal Bonds in which a Fund invests may include those backed by state taxes and essential service revenues as well as health care and higher education issuers, among others, or be supported by dedicated revenue streams and/or statutory liens.

A Fund may also invest in Municipal Bonds that pay interest excludable from gross income for purposes of state and local income taxes of the designated state and/or allow the value of the Fund’s shares to be exempt from state and local taxes of the designated state. A Fund may also invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Investment Manager believes such securities to pay interest excludable from gross income for purposes of Federal income tax and state and local income taxes of the designated state and/or state and local personal property taxes of the designated state (“Non-Municipal Tax-Exempt Securities”). Non-Municipal Tax-Exempt Securities could include trust certificates or other instruments evidencing interest in one or more long term municipal securities. Non-Municipal Tax- Exempt Securities also may include securities issued by other investment companies that invest in Municipal Bonds, to the extent such investments are permitted by applicable law. Non-Municipal Tax-Exempt Securities that pay interest excludable from gross income for Federal income tax purposes will be considered “Municipal Bonds” for purposes of a Fund’s investment objective and policies.

Neither a Fund nor the Investment Manager can guarantee the accuracy of any opinion issued by bond counsel regarding the tax-exempt status of a Municipal Bond. Furthermore, there can be no guarantee that the Internal Revenue Service (“IRS”) will agree with such counsel’s opinion. The value of Municipal Bonds may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. From time to time, Congress has introduced proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds. State legislatures may also introduce proposals that would affect the state tax treatment of a Fund’s distributions. If such proposals were enacted, the availability of Municipal Bonds and the value of a Fund’s holdings would be affected, and the investment objectives and policies of a Fund would likely be re-evaluated.

Investments in Municipal Bonds present certain risks, including credit, interest rate, liquidity, and prepayment risks. Municipal Bonds may also be affected by local, state, and regional factors, including erosion of the tax base and changes in the economic climate. In addition, municipalities and municipal projects that rely directly or indirectly on federal funding mechanisms may be negatively affected by actions of the federal government including reductions in federal spending, increases in federal tax rates, or changes in fiscal policy.

The marketability, valuation or liquidity of Municipal Bonds may be negatively affected in the event that states, localities or their authorities default on their debt obligations or other market events arise, which in turn may negatively affect a Fund’s performance, sometimes substantially. A credit rating downgrade relating to, default by, or insolvency or bankruptcy of, one or several municipal issuers in a particular state, territory, or possession could affect the market value or marketability of Municipal Bonds from any one or all such states, territories, or possessions.

The value of Municipal Bonds may also be affected by uncertainties with respect to the rights of holders of Municipal Bonds in the event that an insolvent municipality takes steps to reorganize its debt, which might include engaging in into municipal bankruptcy proceedings, extending debt maturities, reducing the amount of principal or interest, refinancing the debt or taking other similar measures. Under bankruptcy law, certain municipalities that meet specific conditions may be provided protection from creditors while they develop and negotiate plans for reorganizing their debts.

Municipal bankruptcies have in the past been relatively rare, and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear and remain untested. Further, the application of state law to municipal issuers could produce varying results among the states or among Municipal Bond issuers within a state. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities. Any of these effects could have a significant impact on the prices of some or all of the Municipal Bonds held by a Fund.
Certain of the issuers in which a Fund may invest have recently experienced, or may experience, significant financial difficulties. For example, Puerto Rico, in particular, has been experiencing significant financial difficulties (including budget deficits, underfunded pensions, high unemployment, a decline in population, significant debt service obligations, liquidity issues, and reduced access to financial markets). The default by issuers of Puerto Rico municipal securities on their obligations under securities held by a Fund may adversely affect the Fund and cause the Fund to lose the value of its investment in such securities.
Below are some of the additional risks of investments in particular segments of the Municipal Bonds market.

Electric Utilities. The electric utilities industry has been experiencing, and will likely continue to experience, increased competitive pressures. Federal legislation is expected to open transmission access to any electricity supplier, although it is not presently known to what extent competition will evolve. Other risks include: (i) the availability and cost of fuel, (ii) the availability and cost of capital, (iii) the effects of conservation on energy demand, (iv) the effects of rapidly changing environmental, safety, and licensing requirements, and other federal, state, and local regulations, (v) timely and sufficient rate increases, and (vi) opposition to nuclear power.

Health Care. The health care industry is subject to regulatory action by a number of private and governmental agencies, including federal, state, and local governmental agencies. A major source of revenues for the health care industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for such programs. General and local economic conditions, demand for services, expenses (including malpractice insurance premiums) and competition among health care providers may also affect the industry. In the future, the following elements may adversely affect health care facility operations: (i) the Patient Protection and Affordable Care Act and any other federal legislation relating to health care reform; (ii) any state or local health care reform measures; (iii) medical and technological advances which dramatically alter the need for health services or the way in which such services are delivered; (iv) changes in medical coverage which alter the traditional fee-for-service revenue stream; and (v) efforts by employers, insurers, and governmental agencies to reduce the costs of health insurance and health care services.

Higher Education. In general, there are two types of education-related bonds: (i) those relating to projects for public and private colleges and universities; and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funds are subject to the risk of unanticipated revenue decline resulting primarily from a decrease in student enrollment or reductions in state and federal funding. Restrictions on students’ ability to pay tuition, a reduction of the availability of state and federal funding, and declining general economic conditions are factors that may lead to declining or insufficient revenues. Student loan revenue bonds are generally offered by state authorities or commissions and are backed by pools of student loans. Underlying student loans may be guaranteed by state guarantee agencies and may be subject to reimbursement by the United States Department of Education through its guaranteed student loan program. Others student loans may be private, uninsured loans made to parents or students that are supported by reserves or other forms of credit enhancement. Recoveries of principal due to loan defaults may be applied to redemption of bonds or may be used to re-lend, depending on program latitude and demand for loans. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including: (i) the rate of student loan defaults; (ii) seasoning of the loan portfolio; and (iii) student repayment deferral periods of forbearance. Other risks associated with student loan revenue bonds include: (i) potential changes in federal legislation regarding student loan revenue bonds; (ii) state guarantee agency reimbursement; and (iii) continued federal interest and other program subsidies currently in effect.

Housing. Housing revenue bonds are generally issued by a state, county, city, local housing authority, or other public agencies. Such bonds generally are secured by the revenues derived from mortgages purchased with the proceeds of the bond issue. Because it is extremely difficult to predict the supply of available mortgages to be purchased with the proceeds of an issue or the future cash flow from the underlying mortgages, there are risks that proceeds will exceed supply, resulting in early retirement of bonds, or that homeowner repayments will create an irregular cash flow. Many factors may affect the financing of multi-family housing projects, including: (i) acceptable completion of construction; (ii) proper management, occupancy and rent levels; (iii) economic conditions; and (iv) changes to current laws and regulations.

Similar Projects Risk. To the extent that a Fund is permitted to invest its assets in Municipal Bonds that finance similar projects, such as those relating to education, healthcare, housing, utilities, or water and sewers, the Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in bonds of similar projects.

Transportation. Bonds may be issued to finance the construction of airports, toll roads, highways or other transit facilities. Airport bonds are dependent on the specific carriers who use the particular airport as well as by the general stability of the airline industry, which can be affected by broader economic trends and the price and availability of fuel. Bonds issued to construct toll roads are affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area. Other transportation-related securities are also affected by fuel costs and availability of other forms of transportation, such as public transportation.

Water and Sewer. Water and sewer revenue bonds are often considered to have relatively secure credit as a result of their issuer’s importance, monopoly status, and generally unimpeded ability to raise rates. Despite this, lack of water supply due to insufficient rain, run-off, or snow pack is a concern that has led to past defaults. Further, public resistance to rate increases, costly environmental litigation, and Federal environmental mandates may impact issuers of water and sewer bonds.

Political Uncertainty Risk—Markets in which a Fund is invested or is exposed to may experience political uncertainty (e.g., Brexit) that subjects the Fund's investments to heightened risks, even when made in established markets.  These risks include: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, economic, and political instability (including the risk of war or natural disaster); increased risk of nationalization, greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls and limitations on repatriation of invested capital and on a clients’ ability to exchange currencies; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; slower clearance; and difficulties in obtaining and/or enforcing legal judgments.

During times of political uncertainty, the securities, derivatives and currency markets may become volatile.  There also may be a lower level of monitoring and regulation of markets while a country is experiencing political uncertainty, and the activities of investors in such markets and enforcement of existing regulations may be extremely limited.  Markets experiencing political uncertainty may have substantial rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates may have negative effects on such countries’ economies and securities markets. The disruption to markets caused by political uncertainty may adversely affect a Fund.

Preferred Securities—A Fund may purchase preferred securities, which represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of the preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Put Bonds—A put bond (also referred to as a tender option or third party bond) is a bond created by coupling an intermediate or long-term fixed rate bond with an agreement giving the holder the option of tendering the bond to receive its par value. As consideration for providing this tender option, the sponsor of the bond (usually a bank, broker-dealer or other financial intermediary) receives periodic fees that equal the difference between the bond’s fixed coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par. By paying the tender offer fees, a Fund in effect holds a demand obligation that bears interest at the prevailing short-term rate.
In selecting put bonds, the Investment Manager takes into consideration the creditworthiness of the issuers of the underlying bonds and the creditworthiness of the providers of the tender option features. A sponsor may withdraw the tender option feature if the issuer of the underlying bond defaults on interest or principal payments or the bond’s rating is downgraded. Put bonds often pay a variable or floating rate of interest and therefore are subject to many of the same risks associated with investing in floating rate instruments, as described below under “Variable and Floating Rate Instruments.”

Qualified Financial Contracts—Qualified financial contracts include agreements relating to swaps, currency forwards and other derivatives as well as repurchase agreements and securities lending agreements. Beginning in 2019, regulations adopted by prudential regulators will require that certain qualified financial contracts entered into with certain counterparties that are part of a U.S. or foreign banking organization designated as a global-systemically important banking organization include contractual provisions that delay or restrict the rights of counterparties, such as the Funds, to exercise certain close-out, cross-default and similar rights under certain conditions. Qualified financial contracts are subject to a stay for a specified time period during which counterparties, such as the Funds, will be prevented from closing out a qualified financial contract if the counterparty is subject to resolution proceedings and prohibit the Funds from exercising default rights due to a receivership or similar proceeding of an affiliate of the counterparty. Implementation of these requirements may increase credit and other risks to the Funds. Similar requirements may apply under the special resolution regime applicable to certain counterparties organized in other financial markets.
Quantitative Investing Risk—The Investment Manager may use quantitative models, algorithms, methods or other similar techniques or analytical tools (“quantitative tools”) in managing the Funds, including to generate investment ideas, identify investment opportunities or as a component of its overall portfolio construction processes and investment selection or screening criteria.  Quantitative tools may also be used in connection with risk management and hedging processes. The value of securities selected using quantitative tools can react differently to issuer, political, market, and economic developments than the market as a whole or securities selected using only fundamental or other similar means of analysis. The factors used in quantitative tools and the weight placed on those factors may not be predictive of a security’s value or a successful weighting. In addition, factors that affect a security’s value can change over time and these changes may not be reflected in the quantitative tools.  Thus, a Fund is subject to the risk that any quantitative tools used by the Investment Manager will not be successful in, among other things, forecasting movements in industries, sectors or companies and/or in determining the size, direction, and/or weighting of investment positions.

There is no guarantee that quantitative tools, and the investments selected based on such tools, will produce the desired results or enable a Fund to achieve its investment objective. A Fund may be adversely affected by imperfections, errors or limitations in construction and implementation (for example, limitations in a model, proprietary or third-party data imprecision or unavailability, software or other technology malfunctions, or programming inaccuracies) and the Investment Manager’s ability to monitor and timely adjust the metrics or update the data or features underlying the quantitative tools, including accounting for changes in the overall market environment, and identify and address omissions of relevant data or assumptions.

A quantitative tool may not perform as expected and a quantitative tool that has been formulated on the basis of past market data or trends may not be predictive of future price movements. A Fund may also be adversely affected by the Investment Manager’s ability to make accurate qualitative judgments regarding a quantitative tool’s output or operational complications relating to a quantitative tool.
Real Estate Securities—A Fund may invest in equity securities of real estate companies and companies related to the real estate industry, including real estate investment trusts (“REITs”) and companies with substantial real estate investments, and therefore, such Funds may be subject to certain risks associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; declines in rental income; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to national, state and local economic conditions (such as the turmoil experienced during 2007 through 2009 in the residential and commercial real estate market); overbuilding; increases in competition, property taxes and operating expenses; changes in building, environmental, zoning and other laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes, terrorist acts or other natural disasters; limitations on and variations in rents; and changes in interest rates. The value of real estate securities are also subject to the management skill, insurance coverage and creditworthiness of their issuer. Because many real estate projects are dependent upon financing, rising interest rates, which increase the costs of obtaining financing, may cause the value of real estate securities to decline. Real estate income and values may be greatly affected by demographic trends, such as population shirts or changing tastes and values.
The prices of real estate company securities may drop because of the failure of borrowers to repay their loans, poor management, and the inability to obtain financing either on favorable terms or at all. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of interest and principal on their loans will be adversely affected. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates.
REITs—REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both direct ownership interests and mortgage interests in real estate.
In addition to the risks affecting real estate securities generally, REITs are also subject to additional risks. REITs may invest in a limited number of properties, a narrow geographic area or a single type of property, which may increase the risk that the Fund could be adversely affected by the poor performance of a single investment or type of investment. REITs are also susceptible to the risks associated with the types of real estate securities they own and adverse economic or market events with respect to these securities and property types (e.g., apartment properties, retail shopping centers, office and industrial properties, hotels, health-care facilities, manufactured housing and mixed-property types). REITs have their own expenses, and as a result, the Fund and its shareholders will indirectly bear its proportionate share of expenses paid by each REIT in which it invests. Finally, certain REITs may be self-liquidating in that a specific term of existence is provided for in the trust document. Such trusts run the risk of liquidating at an economically inopportune time.
REITs are also subject to unique federal tax requirements. A REIT that fails to comply with federal tax requirements affecting REITs may be subject to federal income taxation, which may affect the value of the REIT and the characterization of the REIT’s distributions, and a REIT that fails to comply with the federal tax requirement that a REIT distribute substantially all of its net income to its shareholders may result in a REIT having insufficient capital for future expenditures. The failure of a company to qualify as a REIT could have adverse consequences for a Fund, including significantly reducing return to the Fund on its investment in such company. In the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. Investments in REIT equity securities may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Fund’s investments in REIT equity securities may at other times result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends received by a Fund from a REIT generally will not constitute qualified dividend income. REITs often do not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission from the IRS to extend the deadline for issuance of Forms 1099-DIV.
Repurchase Agreements, Reverse Repurchase Agreements and Dollar Roll Transactions—Each of the Funds may enter into bi-lateral and tri-party repurchase agreements. Repurchase agreements are similar to loans in many respects. Repurchase agreements are transactions in which the purchaser buys a debt security or other asset from a bank or recognized securities dealer and simultaneously commits to resell that security or other asset to the bank or dealer at an agreed upon price, date and market rate of interest unrelated to the coupon rate or maturity of the purchased security or other asset. If the institution defaults on the repurchase agreement, a Fund will retain possession of the underlying securities or other assets. If bankruptcy proceedings are commenced with respect to the seller, realization on the collateral by a Fund may be delayed or limited and the Fund may incur additional costs. In such case, the Fund will be subject to risks associated with changes in market value of the collateral securities or other assets. Each Fund intends to enter into repurchase agreements only with banks and broker/dealers believed to present minimal credit risks. Except as described elsewhere in this SAI and as provided under applicable law, a Fund may enter into repurchase agreements without limitation.
Repurchase agreements collateralized entirely by cash, U.S. government securities or liquid securities or instruments issued by an issuer that has an exceptionally strong credit quality (“Qualifying Collateral”) and meet certain liquidity standards generally may be deemed to be “collateralized fully” and may be deemed to be investments in the underlying securities or other assets for certain purposes. A Fund may accept collateral other than Qualifying Collateral, including debt securities, equity securities and high yield fixed-income instruments that are rated below investment grade or determined to be of comparable quality (“Alternative Collateral”). Repurchase agreements secured by Alternative Collateral are not deemed to be “collateralized fully” under applicable regulations and the repurchase agreement is therefore considered a separate security issued by the counterparty to the Fund. Accordingly, a Fund must include repurchase agreements that are not “collateralized fully” in its calculations of securities issued by the selling institution held by the Fund for purposes of various portfolio diversification and concentration requirements applicable to the Fund. In addition, Alternative Collateral may not qualify as permitted or appropriate investments for a Fund under the Fund's investment strategies and limitations. Accordingly, if a counterparty to a repurchase agreement defaults and a Fund takes possession of Alternative Collateral, the Fund may need to promptly dispose of the Alternative Collateral (or other securities held by the Fund, if the Fund exceeds a limitation on a permitted investment by virtue of taking possession of the Alternative Collateral). The Alternative Collateral may be particularly illiquid, especially in times of market volatility or in the case of a counterparty insolvency or bankruptcy, which may restrict a Fund's ability to dispose of Alternative Collateral received from the counterparty. In tri-party repurchase agreements, an unaffiliated third party custodian maintains accounts to hold collateral for a Fund and its counterparties and, therefore, the Fund may be subject to the credit risk of those custodians. Securities subject to repurchase agreements (other than tri-party repurchase agreements) and purchase and sale contracts will be held by the Fund’s custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository.
Each of the Funds may also enter into reverse repurchase agreements with the same parties with whom they may enter into repurchase agreements. Under a reverse repurchase agreement, a Fund would sell securities or other assets and agree to repurchase them at a particular price at a future date. Reverse repurchase agreements involve the risk that the market value of the securities or other assets retained in lieu of sale by a Fund may decline below the price of the securities or other assets the Fund has sold but is obligated to repurchase. In the event the buyer of securities or other assets under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities or other assets, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. The Fund will segregate or earmark cash or liquid securities in an amount at least equal to the dollar amount of the Fund’s obligation to repurchase securities or other assets (plus any accrued interest, if applicable). Assets may be segregated with the Fund’s custodian or on the Fund’s books. As noted above under “Borrowing,” investments in reverse repurchase agreements are treated as borrowings and, therefore, are subject to a Fund’s fundamental policy on borrowing.
Each of the Funds may also enter into “dollar rolls,” in which a Fund sells MBS or other fixed-income securities for delivery and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities or other assets on a specified future date. A Fund may also enter into “TBA rolls,” in which the Fund agrees to sell a TBA, itself a forward transaction, and to buy forward a subsequent TBA. During the roll period, the Fund would forego principal and interest paid on such securities or other assets sold; however, the Fund would be permitted to invest the sale proceeds during the period. The Fund would be compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the sale proceeds of the initial sale, minus the principal and interest paid on the securities or other assets during the period. When the Fund enters into a dollar roll, it becomes subject to the risk that any fluctuation in the market value of the security or other asset transferred or the securities or other assets in which the sales proceeds are invested can affect the market value of the Fund’s assets, and therefore, of the Fund’s NAV. Dollar rolls also subject the Fund to the risk that the market value of the securities or other assets the Fund is required to deliver may decline below the agreed upon repurchase price of those securities or other assets. In addition, in the event that the Fund’s counterparty becomes insolvent, the Fund’s use of the proceeds may become restricted pending a determination as to whether to enforce the Fund’s obligation to purchase the substantially similar securities or other assets. The Fund will create a segregated account to segregate cash or liquid securities in an amount sufficient to cover its obligation under “roll” transactions (plus any accrued interest). Assets may be segregated with the Fund’s custodian or on the Fund’s books. As noted above under “Borrowing,” investments in dollar rolls are treated as borrowings and, therefore, are subject to a Fund’s fundamental policy on borrowing.
As described above, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.

Restricted Securities—A Fund may invest in restricted securities. Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, restricted securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration. Restricted securities may be classified as illiquid investments.

Restricted securities may involve a high degree of business and financial risk which may result in substantial losses. The securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid for by a Fund. A Fund may invest in restricted securities, including securities initially offered and sold without registration pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States without registration with the SEC pursuant to Regulation S under the 1933 Act (“Regulation S Securities”). Rule 144A Securities and Regulation S Securities generally may be traded freely among certain qualified institutional investors, such as a Fund, and non-U.S. persons, but resale to a broader based of investors in the United States may be permitted only in significantly more limited circumstances. A qualified institutional investor is defined by Rule 144A under the 1933 Act generally as an institution, acting for its own account or for the accounts of other qualified institutional investors, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers not affiliated with the institution. A dealer registered under the Securities Exchange Act of 1934, as amended (“1934 Act”), acting for its own account or the accounts of other qualified institutional investors, that in the aggregate owns and invests on a discretionary basis at least $10 million in securities of issuers not affiliated with the dealer may also qualify as a qualified institutional investor, as well as a 1934 Act registered dealer acting in a riskless principal transaction on behalf of a qualified institutional investor.

A Fund also may purchase restricted securities that are not eligible for resale pursuant to Rule 144A or Regulation S under the 1933 Act. The Funds may acquire such securities through private placement transactions, directly from the issuer or from security holders, generally at higher yields or on terms more favorable to investors than comparable publicly traded securities. However, the restrictions on resale of such securities may make it difficult for a Fund to dispose of such securities at the time considered most advantageous and/or may involve expenses that would not be incurred in the sale of securities that were freely marketable. Risks associated with restricted securities include the potential obligation to pay all or part of the registration expenses in order to sell certain restricted securities. A considerable period of time may elapse between the time of the decision to sell a security and the time a Fund may be permitted to sell it under an effective registration statement. If, during a period, adverse conditions were to develop, a Fund might obtain a less favorable price than prevailing when it decided to sell.

Risk Linked Securities (“RLS”)—Risk-linked securities (“RLS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. RLS are typically debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined “trigger event.” Depending on the specific terms and structure of the RLS, this trigger could be the result of a hurricane, earthquake or some other catastrophic event. Insurance companies securitize this risk to transfer to the capital markets the truly catastrophic part of the risk exposure. A typical RLS provides for income and return of capital similar to other fixed-income investments, but would involve full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. RLS typically have relatively high yields compared with similarly rated fixed-income securities, and also have low correlation with the returns of traditional securities. Investments in RLS may be linked to a broad range of insurance risks, which can be broken down into three major categories: natural risks (such as hurricanes and earthquakes), weather risks (such as insurance based on a regional average temperature) and non-natural events (such as aerospace and shipping catastrophes). Although property-casualty RLS have been in existence for over a decade, significant developments have started to occur in securitizations done by life insurance companies. In general, life insurance industry securitizations could fall into a number of categories. Some are driven primarily by the desire to transfer risk to the capital markets, such as the transfer of extreme mortality risk (mortality bonds). Others, while also including the element of risk transfer, are driven by other considerations. For example, a securitization could be undertaken to relieve the capital strain on life insurance companies caused by the regulatory requirements of establishing very conservative reserves for some types of products. Another example is the securitization of the stream of future cash flows from a particular block of business, including the securitization of embedded values of life insurance business or securitization for the purpose of funding acquisition costs.

Risks Associated with Low-Rated and Comparable Unrated Debt Securities (Junk Bonds)—Low-rated and comparable unrated securities, while generally offering higher yields than investment-grade securities with similar maturities, involve greater risks than higher quality debt instruments, particularly the possibility of default or bankruptcy. They are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. A Fund may also purchase low rated and comparable unrated securities which are in default when purchased. The special risk considerations in connection with such investments are discussed below. See the Appendix of this SAI for a discussion of securities ratings.

The low-rated and comparable unrated securities market is still relatively new, and its growth paralleled a long economic expansion. As a result, it is not clear how this market may withstand a prolonged recession or economic downturn. Such a prolonged economic downturn could severely disrupt the market for and adversely affect the value of such securities.

Fixed rate securities typically experience appreciation when interest rates decline and depreciation when interest rates rise. The market values of low-rated and comparable unrated securities tend to reflect individual corporate, consumer, and commercial developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Low-rated and comparable unrated securities also tend to be more sensitive to economic conditions than are higher-rated securities. As a result, they generally involve more credit risks than securities in the higher-rated categories. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of low-rated and comparable unrated securities may experience financial stress and may not have sufficient revenues to meet their payment obligations. The issuer’s ability to service its debt obligations may also be adversely affected by specific corporate developments, the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by an issuer of low-rated and comparable unrated securities is significantly greater than issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors. Further, if the issuer of a low-rated and comparable unrated security defaulted, a Fund might incur additional expenses to seek recovery. Periods of economic uncertainty and changes would also generally result in increased volatility in the market prices of low-rated and comparable unrated securities and thus in a Fund’s NAV.

As previously stated, the value of such a fixed rate security will decrease in a rising interest rate market and accordingly, so will a Fund’s NAV. If a Fund experiences unexpected net redemptions in such a market, it may be forced to liquidate a portion of its portfolio securities without regard to their investment merits. Due to the volatility of high-yield securities (discussed below) a Fund may be forced to liquidate these securities at a substantial discount. Any such liquidation would reduce the Fund’s asset base over which expenses could be allocated and could result in a reduced rate of return for the Fund.

Low-rated and comparable unrated securities typically contain redemption, call, or prepayment provisions which permit the issuer of such securities containing such provisions to, at their discretion, redeem the securities. During periods of falling interest rates, issuers of high-yield securities are likely to redeem or prepay the securities and refinance them with debt securities with a lower interest rate. To the extent an issuer is able to refinance the securities or otherwise redeem them, a Fund may have to replace the securities with a lower-yielding security, which would result in a lower return for the Fund.

Credit ratings issued by credit-rating agencies evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of low-rated and comparable unrated securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit-rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Investments in low-rated and comparable unrated securities will be more dependent on the Investment Manager's credit analysis than would be the case with investments in investment-grade debt securities. The Investment Manager employs its own credit research and analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer’s sensitivity to economic conditions, its operating history, and the current trend of earnings. The Investment Manager continually monitors the investments in the Fund’s portfolio and carefully evaluates whether to dispose of or to retain low-rated and comparable unrated securities whose credit ratings or credit quality may have changed.

A Fund may have difficulty disposing of certain low-rated and comparable unrated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all low-rated and comparable unrated securities, there is no established retail secondary market for many of these securities. The Funds anticipate that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. As a result, the Fund’s asset value and the Fund’s ability to dispose of particular securities, when necessary to meet the Fund’s liquidity needs or in response to a specific economic event, may be impacted. The lack of a liquid secondary market for certain securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund. Market quotations are generally available on many low-rated and comparable unrated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. During periods of thin trading, the spread between bid and asked prices is likely to increase significantly. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low-rated and comparable unrated securities, especially in a thinly-traded market.

Legislation has been adopted, and from time to time, proposals have been discussed regarding new legislation designed to limit the use of certain low-rated and comparable unrated securities by certain issuers. An example of such legislation is a law which requires federally insured savings and loan associations to divest their investment in these securities over time. New legislation could further reduce the market because such legislation, generally, could negatively affect the financial condition of the issuers of unrated securities and could adversely affect the market in general. It is not currently possible to determine the impact of the recent legislation on this market. However, it is anticipated that if additional legislation is enacted or proposed, it could have a material effect on the value of low-rated and comparable unrated securities and the existence of a secondary trading market for the securities.

Risks of Private Investments in Public Companies—The Funds may also make private investments in public companies whose stocks are quoted on stock exchanges or which trade in the over-the-counter securities market, a type of investment commonly referred to as a “PIPE” transaction. PIPE transactions may be entered into with smaller capitalization public companies, which will entail business and financial risks comparable to those of investments in the publicly-issued securities of smaller capitalization companies, which may be less likely to be able to weather business or cyclical downturns than larger companies and are more likely to be substantially hurt by the loss of a few key personnel. In addition, PIPE transactions will generally result in a Fund acquiring either restricted stock or an instrument convertible into restricted stock. As with investments in other types of restricted securities, such an investment may be illiquid. A Fund’s ability to dispose of securities acquired in PIPE transactions may depend on the registration of such securities for resale. Any number of factors may prevent or delay a proposed registration. Alternatively, it may be possible for securities acquired in a PIPE transaction to be resold in transactions exempt from registration in accordance with Rule 144 under the 1933 Act, as amended, or otherwise under the federal securities laws. There can be no guarantee that there will be an active or liquid market for the stock of any small capitalization company due to the possible small number of stockholders. As a result, even if a Fund is able to have securities acquired in a PIPE transaction registered or sell such securities through an exempt transaction, the Fund may not be able to sell all the securities on short notice, and the sale of the securities could lower the market price of the securities. There is no guarantee that an active trading market for the securities will exist at the time of disposition of the securities, and the lack of such a market could hurt the market value of the Fund’s investments. For more detail, please refer to the “Restricted Securities” section of this SAI’s discussion of investment methods and risk factors.

Shares of Other Investment Vehicles—Each of the Funds may invest in shares of other investment companies or other investment vehicles, which may include, among others, mutual funds, closed-end funds and exchange-traded funds (“ETFs”) such as index-based investments and private or foreign investment funds. The Funds may also invest in investment vehicles that are not subject to regulation as registered investment companies. Securities of investment vehicles that are not subject to regulation as registered investment companies may be classified as illiquid investments.
The investment companies in which the Fund invests may have adopted certain investment restrictions that are more or less restrictive than the Fund's investment restrictions, which may permit the Fund to engage in investment strategies indirectly that are prohibited under the Fund's investment restrictions. For example, to the extent the Fund invests in underlying investment companies that concentrate their investments in an industry, a corresponding portion of the Fund's assets may be indirectly exposed to that particular industry.
A Fund may purchase securities of other investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief. It is the Funds’ policy that if shares of a Fund are purchased by another fund (including any other registered open-end investment company or registered unit investment trust advised by Guggenheim Investments or its affiliates) in reliance on Section 12(d)(1)(G) of the 1940 Act, for so long as shares of the Fund are held by such other fund, the Fund will not purchase securities of a registered open-end investment company or registered unit investment trust in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act. In December 2018, the SEC issued a proposed rulemaking package related to investments in other investment vehicles that, if adopted, could require the Funds to adjust their investments accordingly. These adjustments may have an impact on the Funds' performance and may have negative risk consequences on the investing Funds as well as the underlying investment vehicles.

The main risk of investing in index-based investment companies is the same as investing in a portfolio of securities comprising the index. The market prices of index-based investments will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they are traded. Index-based investments may not replicate exactly the performance of their specified index because of transaction costs and because of, among other things, the temporary unavailability of certain component securities of the index.

To the extent a Fund invests in other investment companies, or other investment vehicles, it will incur its pro rata share of the underlying investment companies’ expenses (including, for example, investment advisory and other management fees). In addition, a Fund will be subject to the effects of business and regulatory developments that affect an underlying investment company or the investment company industry generally. T

Short Sales—A Fund may make short sales “against the box,” in which the Fund enters into a short sale of a security it owns or has the right to obtain at no additional cost. Each Fund may also make short sales of securities the Fund does not own. If a Fund makes a short sale, the Fund does not immediately deliver from its own account the securities sold and does not receive the proceeds from the sale. To complete the sale, the Fund must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The Fund must replace the security borrowed by purchasing it at the market price at the time of replacement or delivering the security from its own portfolio. The Fund is said to have a “short position” in securities sold until it delivers them to the broker at which time it receives the proceeds of the sale.

A Fund may make short sales that are not “against the box.” Short sales by a Fund that are not made “against the box” create opportunities to increase the Fund’s return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the Fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Fund’s NAV per share tends to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with the short sale. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continually increase, although a Fund may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions the Fund might have difficulty purchasing securities to meet its short sale delivery obligations and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

A Fund’s decision to make a short sale “against the box” may be a technique to hedge against market risks when the Investment Manager believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund or a security convertible into or exchangeable for such security. In such case, any future losses in the Fund’s long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities the Fund owns, either directly or indirectly, and, in the case where the Fund owns convertible securities, changes in the investment values or conversion premiums of such securities. The Fund can close out its short position by purchasing and delivering an equal amount of the securities sold short, rather than by delivering securities already held by the Fund, because the Fund might want to continue to receive interest and dividend payments on securities in its portfolio that are convertible into the securities sold short.

While the short sale is outstanding a Fund will be required to pledge a portion of its assets to the broker as collateral for the obligation to deliver the security to the broker at the close of the transaction. The broker will also hold the proceeds of the short sale until the close of the transaction. A Fund is often obligated to pay over interest and dividends on the borrowed security to the broker.

In the view of the Commission, a short sale involves the creation of a “senior security” as such term is defined in the 1940 Act unless the sale is “against the box” and the securities sold short (or securities convertible into or exchangeable for such securities) are segregated or unless a Fund’s obligation to deliver the securities sold short is “covered” by earmarking or segregating cash, U.S. government securities or other liquid assets in an amount equal to the difference between the market value of the securities sold short and any collateral required to be deposited with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the short sale proceeds, cash, U.S. government securities or other liquid assets deposited with the broker and earmarked or segregated on its books or with the Funds' custodian may not at any time be less than the market value of the securities sold short. Each Fund will comply with these requirements.

A Fund will incur transaction costs, including interest expense, in connection with opening, maintaining and closing short sales.

Spread Transactions—A Fund may purchase covered spread options from securities dealers. Such covered spread options are not presently exchange-listed or exchange-traded. The purchase of a spread option gives a Fund the right to put, or sell, a security that it owns at a fixed dollar spread or fixed yield spread in relationship to another security that the Fund does not own, but which is used as a benchmark. The risk to a Fund in purchasing covered spread options is the cost of the premium paid for the spread option and any transaction costs. In addition, there is no assurance that closing transactions will be available. The purchase of spread options will be used to protect the Fund against adverse changes in prevailing credit quality spreads, i.e., the yield spread between high quality and lower quality securities. Such protection is only provided during the life of the spread option.

Swap Agreements—Each Fund may enter into swap agreements, including, but not limited to, total return swaps, index swaps, interest rate swaps, municipal market data rate locks and credit default swaps. A Fund may utilize swap agreements in an attempt to gain exposure to the securities or other assets in a market without actually purchasing those securities or other assets , or to hedge a position or to generate income. Swap agreements are contracts for periods ranging from a day to more than one-year and may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested in an issuer, a “basket” of securities or other assets or ETFs. Forms of swap agreements may include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Another form of swap agreement is a credit default swap. A credit default swap enables a Fund to buy or sell protection against a defined credit event of an issuer or a basket of securities or other assets or ETFs. Generally, the seller of credit protection against an issuer or basket of securities or other assets receives a periodic payment to compensate against potential default events. If a default event occurs, the seller must pay the buyer the full notional value of the reference obligation in exchange for the reference obligation, or a cash-settlement payment. Any such physical or cash settlement may be effected through an auction settlement process, if agreed to by the parties when they enter the transaction. If no default occurs, the counterparty will pay the stream of payments and have no further obligations to the Fund selling the credit protection.

In contrast, the buyer of a credit default swap would have the right to deliver a referenced debt obligation and receive the par (or other agreed-upon) value of such debt obligation from the counterparty in the event of a default or other credit event (such as a credit downgrade) by the reference issuer, such as a U.S. or foreign corporation, with respect to its debt obligations, or a cash-settlement payment. In return, the buyer of the credit protection would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the counterparty would keep the stream of payments and would have no further obligations to the Fund purchasing the credit protection.

Each Fund also may enhance income by selling credit protection or attempt to mitigate credit risk by buying protection. Credit default swaps could result in losses if the creditworthiness of an issuer or a basket of securities or other assets is not accurately evaluated.

Most swap agreements (but generally not credit default swaps) that a Fund might enter into require the parties to calculate the obligations of the parties to the agreement on a “net basis.” Swap agreements may not involve the delivery of securities or other underlying assets. Consequently, a Fund’s obligations (or rights) and risk of loss under such a swap agreement would generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). Other swap agreements, such as credit default swaps, may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation.

Each Fund is required to cover its swaps positions in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder in order to limit the risk associated with the use of leverage and other related risks. A Fund’s obligations under a swap agreement settled in cash or on a net basis (other than a CDS for which a Fund is the seller) would be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty would be covered by segregating assets determined to be liquid. Obligations under swap agreements so covered would not be viewed as raising “senior securities” issues for purposes of a Fund’s investment restriction concerning senior securities and, accordingly, would not treat them as subject to a Fund’s borrowing restrictions. For swaps that are not settled in cash or on a net basis, each Fund will earmark or segregate cash or liquid assets with a value at least equal to the full notional amount of the swaps (minus any amounts owed to the Fund) or enter into offsetting transactions. For swaps that are settled in cash on a net basis (other than a CDS for which a Fund is the seller), each Fund may designate or segregate on its records cash or liquid assets equal to the Fund’s next daily marked-to-market net obligations under the swaps, if any, rather than the full notional amount. Such segregation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of a Fund’s portfolio. By earmarking or designating assets equal to only its net obligation under cash-settled swaps, a Fund will have the ability to employ leverage to a greater extent than if a Fund were required to earmark or segregate assets equal to the full notional amount of such swaps. As described above, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.

Because they may be two party contracts and because they may have terms of greater than seven days, swap agreements may be classified as illiquid investments. A Fund would not enter into any swap agreement unless the Investment Manager believes that the other party to the transaction is creditworthy. A Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty, or in the case of a credit default swap in which a Fund is selling credit protection, the default of a third party issuer.

Each Fund may enter into swap agreements to invest in a market without owning or taking physical custody of the underlying securities or other assets in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable. The counterparty to any swap agreement would typically be a bank, investment banking firm or broker-dealer or, in the case of a cleared swap, the clearinghouse. The counterparty would generally agree to pay a Fund the amount, if any, by which the notional amount of the swap agreement would have increased in value had it been invested in the particular stocks, plus the dividends that would have been received on those stocks. The Fund would agree to pay to the counterparty a floating rate of interest on the notional amount of the swap agreement plus the amount, if any, by which the notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to a Fund on any swap agreement should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the Fund on the notional amount.

Swap agreements typically are settled on a net basis (but generally not credit default swaps), which means that the two payment streams are netted out, with a Fund receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of a swap agreement or periodically during its term. Other swap agreements, such as credit default swaps, may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. A Fund would earmark and reserve assets necessary to meet any accrued payment obligations when it is the buyer of a credit default swap. In cases where a Fund is the seller of a credit default swap, if the credit default swap provides for physical settlement, the Fund would be required to earmark and reserve the full notional amount of the credit default swap.

A Fund may also enter into swaps on an index, including credit default index swaps ("CDX"), which are swaps on an index of credit default swaps. For example, a commercial mortgage-backed index ("CMBX") is a type of CDX made up of 25 tranches of commercial mortgage-backed securities rather than CDS. Unlike other CDX contracts where credit events are intended to capture an event of default, CMBX involves a pay-as-you-go settlement process designed to capture non-default events that affect the cash flow of the reference obligation. Pay-as-you-go settlement involves ongoing, two-way payments over the life of a contract between the buyer and the seller of protection and is designed to closely mirror the cash flow of a portfolio of cash commercial mortgage-backed securities. Certain CDX are subject to mandatory central clearing and exchange trading, which may reduce counterparty credit risk and increase liquidity compared to other credit default swap or CDS index transactions. Investments in CMBX are also subject to the risks associated with MBS, which are described above, as well as the risks associated with the types of properties tied to the underlying mortgages (e.g., apartment properties, retail shopping centers, office and industrial properties, hotels, health-care facilities, manufactured housing and mixed-property types) and adverse economic or market events with respect to these property types.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments, that are traded in the OTC market. The Investment Manager under the oversight of the Board, are responsible for determining and monitoring the liquidity of Fund transactions in swap agreements.

Certain standardized swaps are subject to mandatory exchange-trading and/or central clearing. Exchange-trading and central clearing are expected to reduce counterparty credit risk and increase liquidity, but exchange-trading and central clearing do not make swap transactions risk-free. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain OTC derivative instruments that the CFTC and SEC have defined as “swaps” (such as certain interest rate swaps and forwards and certain index credit default swaps). Mandatory exchange-trading and clearing are occurring on a phased-in basis based on CFTC approval of contracts for central clearing. Depending on a Fund’s size and other factors, the margin required under the rules of the clearinghouse and by the clearing member may be in excess of the collateral required to be posted by a Fund to support its obligations under a similar bilateral swap. Moving trading to an exchange-type system may increase market transparency and liquidity but may require a Fund to incur increased expenses to access the same types of cleared and uncleared swaps. In addition, the CFTC , SEC and the prudential regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared swaps which may result in a Fund and its counterparties posting higher margin amounts for uncleared swaps. Recently adopted rules also require centralized reporting of detailed information about many types of cleared and uncleared swaps. Reporting of swap data may result in greater market transparency, but may subject a Fund to additional administrative burdens and the safeguards established to protect trader anonymity may not function as expected. The Investment Manager will continue to monitor developments in this area, particularly to the extent regulatory changes affect the ability of the Funds to enter into swap agreements. Regulatory changes and additional requirements may increase costs associated with derivatives transactions and may subject a Fund to additional administrative burdens, which may adversely affect investors.

The use of swap agreements, including credit default swaps, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If a counterparty’s creditworthiness declines, the value of the swap would likely decline. Moreover, there is no guarantee that a Fund could eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

Tender Option Bonds—Tender option bonds are created by depositing intermediate- or long-term, fixed-rate or variable rate, municipal bonds into a trust and issuing two classes of trust interests (or “certificates”) with varying economic interests to investors. Holders of the first class of trust interests, or floating rate certificates, receive tax-exempt interest based on short-term rates and may tender the certificate to the trust at par. As consideration for providing the tender option, the trust sponsor (typically a bank, broker-dealer, or other financial institution) receives periodic fees. The trust pays the holders of the floating rate certificates from proceeds of a remarketing of the certificates or from a draw on a liquidity facility provided by the sponsor. A Fund investing in a floating rate certificate effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. The floating rate certificate is typically an eligible security for money market funds. Holders of the second class of interests, sometimes called the residual income certificates, are entitled to any tax-exempt interest received by the trust that is not payable to floating rate certificate holders, and bear the risk that the underlying municipal bonds decline in value. The laws and regulations that apply to investments by bank entities, potentially including their ability to establish tender option bonds, are rapidly changing.

U.S. Government Securities—Consistent with its investment objective and strategies, a Fund may invest in obligations issued or guaranteed by the U.S. government, including: (1) direct obligations of the U.S. Treasury and (2) obligations issued by U.S. government agencies and instrumentalities. Included among direct obligations of the U.S. are Treasury Bills, Treasury Notes and Treasury Bonds, which differ in terms of their interest rates, maturities, and dates of issuance. Treasury Bills have maturities of less than one year, Treasury Notes have maturities of one to 10 years and Treasury Bonds generally have maturities of greater than 10 years from the date of issuance. Included among the obligations issued by agencies and instrumentalities of the U.S. are: instruments that are supported by the full faith and credit of the U.S., such as certificates issued by the Government National Mortgage Association (“GNMA” or “Ginnie Mae”); instruments that are supported by the right of the issuer to borrow from the U.S. Treasury (such as securities of Federal Home Loan Banks); and instruments that are supported solely by the credit of the instrumentality, such as Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”). In September 2008, the Federal Housing Finance Agency ("FHFA") placed Fannie Mae and Freddie Mac in conservatorship. At the same time, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these Senior Preferred Stock Purchase Agreements (“SPAs”), the U.S. Treasury has pledged to provide up to $100 billion per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. In May 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs to $200 billion per instrumentality. In December 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. At the start of 2013, the unlimited support the U.S. Treasury extended to the two companies expired-Fannie Mae’s bailout is capped at $125 billion and Freddie Mac has a limit of $149 billion. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion.

Also in December 2009, the U.S. Treasury amended the SPAs to provide Fannie Mae and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios. The actions of the U.S. Treasury are intended to ensure that Fannie Mae and Freddie Mac maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership. No assurance can be given that the U.S. Treasury initiatives will be successful. Other U.S. government securities a Fund may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, a Fund will invest in obligations issued by such an instrumentality only if the Investment Manager determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Fund.
No assurance can be given as to whether the U.S. government will continue to support Fannie Mae and Freddie Mac. In addition, the future for Fannie Mae and Freddie Mac remains uncertain. Congress has recently considered proposals to reduce the U.S. government’s role in the mortgage market of both Fannie Mae and Freddie Mac, including proposals as to whether Fannie Mae and Freddie Mac should be nationalized, privatized, restructured or eliminated altogether. Should the federal government adopt any such proposal, the value of a Fund’s investments in securities issued by Fannie Mae or Freddie Mac would be impacted. Fannie Mae and Freddie Mac are also the subject of continuing legal actions and investigations which may have an adverse effect on these entities.
Under the direction of the FHFA, Fannie Mae and Freddie Mac developed a common securitization platform that in June 2019 began issuing a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligned the characteristics of Fannie Mae and Freddie Mac certificates. UMBS are eligible for delivery into the TBA market. The effects that the Single Security Initiative may have on the market for mortgage-backed securities are uncertain.
The FHFA has announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship.  Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether Treasury would continue to enforce its rights or perform its obligations under the SPAs.  It also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of the enterprises will have on their creditworthiness and guarantees of certain MBS.  Accordingly, should the FHFA take the enterprises out of conservatorship, there could be an adverse impact on the value of their securities which could cause a Fund to lose value.
Any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may impact the market value of U.S. government debt securities held by a Fund. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. government may default on payments on certain U.S. government securities, including those held by a Fund, which could have a material negative impact on the Fund.
A Fund may invest in securities issued by government agencies and sold through an auction process, which may be subject to certain risks associated with the auction process. A Fund may also invest in separately traded principal and interest components of securities guaranteed or issued by the U.S. government or its agencies, instrumentalities or sponsored enterprises if such components trade independently under the Separate Trading of Registered Interest and Principal of Securities program (“STRIPS”) or any similar program sponsored by the U.S. government. STRIPS may be sold as zero coupon securities.

Variable and Floating Rate Instruments—The Funds may invest in variable or floating rate instruments and variable rate demand instruments, including variable amount master demand notes. These instruments will normally involve industrial development or revenue bonds that provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate or LIBOR or replacement rate for LIBOR) at a major commercial bank. In addition, the interest rates on these securities may be reset daily, weekly or on some other reset period and may have a floor or ceiling on interest rate changes. A Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest.

Debt instruments purchased by a Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates.

Other variable and floating rate instruments include but are not limited to certain corporate debt securities, ABS, MBS, CMBS, collateralized mortgage obligations (“CMOs”), government and agency securities. The Investment Manager will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to a Fund’s fixed-income investments, the issuer’s obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet a Fund’s investment quality standards relating to investments in bank obligations. The Investment Manager will also continuously monitor the creditworthiness of issuers of such instruments to determine whether the Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and a Fund could suffer a loss if the issuer defaults or during periods in which the Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments may be classified as illiquid investments (e.g., when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days).

When-Issued and Forward Commitment Securities—The purchase of securities on a “when-issued” basis and the purchase or sale of securities on a “forward commitment” basis may be used to hedge against anticipated changes in interest rates and prices. The price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Funds will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be; however, a Fund may dispose of a commitment prior to settlement if the Investment Manager deems it appropriate to do so. No income accrues on securities which have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery of the securities. If a Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. At the time a Fund enters into a transaction on a when-issued or forward commitment basis, it will segregate cash or liquid securities equal to the value of the when-issued or forward commitment securities. Assets may be segregated with the Fund’s custodian or on the Fund’s books and will be marked to market daily. There is a risk that the securities may not be delivered and that the Fund may incur a loss. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of the Fund’s other assets. FINRA has proposed amendments to Rule 4210 to require margining of certain of these transactions. These rules are not yet effective, but if and when they become effective, they may increase the cost to a Fund of entering into such transactions. Because the Rule 4210 amendments are expected to require only unilateral margining (by a Fund to the broker-dealer, and not the other way around), the Rule 4210 amendments may cause these transactions to give rise to greater counterparty credit risk for a Fund.

TBA Purchase Commitments. A Fund may enter into “To Be Announced” (“TBA”) purchase commitments to purchase or sell securities for a fixed price at a future date, typically not exceeding 75-90 days. TBA purchase commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to settlement date, which risk is in addition to the risk of decline in the value of a Fund’s other assets. Unsettled TBA purchase commitments are valued at the current market value of the underlying securities. To facilitate such acquisitions, the Fund identifies on its books cash or liquid assets in an amount at least equal to such commitments. It may be expected that a Fund’s net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. On delivery dates for such transactions, a Fund will meet its obligations from maturities or sales of the segregated securities and/or from cash flow. If a Fund chooses to dispose of the TBA security prior to its settlement, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. In addition, recently finalized FINRA rules include mandatory margin requirements that require the Funds to post collateral in connection with their TBA transactions. There is no similar requirement applicable to the Funds' TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Funds and impose added operational complexity.

Zero Coupon and Payment-In-Kind Securities—Zero coupon securities pay no interest to holders prior to maturity, and payment-in-kind securities pay interest in the form of additional securities. The market value of a zero-coupon or payment-in-kind security, which usually trades at a deep discount from its face or par value, is generally more volatile than the market value of, and is more sensitive to changes in interest rates and credit quality than, other fixed income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon and payment-in-kind securities also may be less liquid than other fixed-income securities with similar maturities and credit quality that pay interest in cash periodically.  In addition, zero coupon and payment-in-kind securities may be more difficult to value than other fixed income securities with similar maturities and credit quality that pay interest in cash periodically.

When held to maturity, the entire income from zero coupon securities, which consists of accretion of discount, comes from the difference between the issue price and their value at maturity. Zero coupon securities, which are convertible into common stock, offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follows the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks, as they usually are issued with maturities of 15 years or less and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

Zero coupon securities include securities issued directly by the U.S. Treasury and U.S. Treasury bonds or notes and their unaccrued interest coupons and receipts for their underlying principal (“coupons”) which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the “corpus”) of the U.S. Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including “Treasury Income Growth Receipts” (TIGRSTM) and Certificate of Accrual on Treasuries (CATSTM). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, for federal tax and securities purposes, in their opinion purchasers of such certificates, such as a Fund, most likely will be deemed the beneficial holder of the underlying U.S. government securities.

The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on Treasury securities through the Federal Reserve book-entry recordkeeping system. The Federal Reserve program as established by the Treasury Department is known as “STRIPS” or “Separate Trading of Registered Interest and Principal of Securities.” Under the STRIPS program, a Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry recordkeeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities. When U.S. Treasury obligations have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment in the security and does not receive any rights to periodic interest (cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold bundled in such form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury sells itself.

A portion of the original issue discount on zero coupon securities and the “interest” on payment-in-kind securities will be included in a Fund’s taxable income. Accordingly, for the Fund to qualify for tax treatment as a regulated investment company and to avoid certain taxes, the Fund will generally be required to distribute to its shareholders an amount that is greater than the total amount of cash it actually receives with respect to these securities. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income-producing securities with cash used to make any such distributions, and its current income ultimately may be reduced as a result.

INVESTMENT RESTRICTIONS

Each of the Funds operates within certain fundamental policies. These fundamental policies may not be changed without the approval of the lesser of (1) 67% or more of a Fund’s shares present at a meeting of shareholders if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (2) more than 50% of a Fund’s outstanding shares. Other restrictions in the form of operating policies are subject to change by a Fund’s Board of Trustees without shareholder approval. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations, except with respect to the borrowing limitation. With regard to the borrowing limitation, each Fund will comply with the applicable restrictions of Section 18 of the 1940 Act. Any investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of a Fund. Calculation of a Fund’s total assets for compliance with any of the following fundamental or operating policies or any other investment restrictions set forth in the Fund’s Prospectus or SAI will not include cash collateral held in connection with the Fund’s securities lending activities.

Fundamental Policies—The fundamental policies of the Funds are:

1.	Each Fund shall be a “diversified company,” as that term is defined in the 1940 Act, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

2.	Each Fund may not act as an underwriter of securities issued by others, except to the extent a Fund could be considered an underwriter in the acquisition and disposition of restricted securities.

3.
Each Fund may not “concentrate” its investments in a particular industry, except to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

4.
Each Fund may purchase real estate or any interest therein (such as securities or instruments backed by or related to real estate) to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

5.
Each Fund may purchase or sell commodities, including physical commodities, or contracts, instruments and interests relating to commodities to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

6.
Each Fund may make loans to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

7.
Each Fund may borrow money to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

8.
Each Fund may issue senior securities to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

For purposes of Fundamental Policy One, a “diversified company” is currently defined under the 1940 Act as a company which meets the following requirements: at least 75 percent of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of such company and to not more than 10 percent of the outstanding voting securities of such issuer. For the purposes of this Fundamental Policy, each governmental subdivision, i.e., state, territory, possession of the United States or any political subdivision of any of the foregoing, including agencies, authorities, instrumentalities, or similar entities, or of the District of Columbia shall be considered a separate issuer if its assets and revenues are separate from those of the governmental body creating it and the security is backed only by its own assets and revenues. For the purposes of this Fundamental Policy, a Fund generally will consider the borrower of a syndicated bank loan to be the issuer of the syndicated bank loan, but may under unusual circumstances also consider the lender or person inter-positioned between the lender and the Fund to be the issuer of a syndicated bank loan. In making such a determination, the Fund will consider all relevant factors, including the following: the terms of the Loan Agreement and other relevant agreements (including inter-creditor agreements and any agreements between such person and the Fund’s custodian); the credit quality of such lender or inter-positioned person; general economic conditions applicable to such lender or inter-positioned person; and other factors relating to the degree of credit risk, if any, of such lender or inter-positioned person incurred by the Fund.
For purposes of Fundamental Policy Three, a Fund may not purchase the securities of any issuer if, as a result, more than 25% of the Fund’s total assets would be invested in the securities of companies whose principal business activities are in the same industry. Industries are determined by reference to the classifications of industries set forth in a Fund’s semi-annual and annual reports. For the purposes of this Fundamental Policy, the limitation will not apply to a Fund’s investments in: (i) securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities; (ii) municipal securities; (iii) repurchase agreements collateralized by the instruments described in (i); and (iv) other investment companies.
For purposes of Fundamental Policy Five, investors should note that as of the date of the Funds’ SAI, the 1940 Act permits investments in commodities and commodity interests.
For purposes of Fundamental Policy Seven, if at any time the amount of total Fund assets less all liabilities and indebtedness (but not including the Fund’s borrowings) (“asset coverage”) is less than an amount equal to 300% of any such borrowings, the Fund will reduce its borrowings within three days (not including Sundays and holidays) or such longer period as the SEC may prescribe by rules and regulations so that such asset coverage is again equal to 300% or more.

For purposes of Fundamental Policies Seven and Eight, the term “as permitted under the 1940 Act” indicates that, unless otherwise limited by non-fundamental investment policies, a Fund can borrow and issue senior securities to the extent permitted by the 1940 Act and interpretations thereof, and that no further action generally would be needed to conform the Fund’s Fundamental Policies relating to borrowing and senior securities to future change in the 1940 Act and interpretations thereof. Pursuant to the provisions of the 1940 Act and interpretations thereof, a Fund is permitted to borrow from banks and may also enter into certain transactions that are economically equivalent to borrowing (e.g., reverse repurchase agreements). Under the 1940 Act and interpretations thereof, borrowing transactions and certain transactions that create leverage will not be considered to constitute the issuance of a “senior security” by a Fund, and therefore such transaction will not be subject to the limitations otherwise applicable to borrowings by the Fund, if the Fund: (1) maintains an offsetting financial position; (2) maintains liquid assets equal in value to the Fund’s potential economic exposure under the borrowing transaction; or (3) otherwise “covers” the transaction in accordance with applicable SEC guidance.
Operating Policies—The operating policy (i.e., that which is non-fundamental) of the Funds is:

Liquidity The Funds may invest up to 15% of their net assets in illiquid investments that are assets, which are investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
For purposes of the Operating Policy directly above, under normal circumstances, a Fund will not hold more than 15% of its net assets in illiquid investments that are assets; however, if investments that were liquid at the time of purchase subsequently become illiquid and result in the Fund holding illiquid investments in excess of 15% of its net assets, the Fund will no longer purchase additional illiquid investments and may reduce its holdings of illiquid investments in an orderly manner, but it is not required to dispose of illiquid holdings immediately if it is not in the interest of the Fund. This test does not require that the disposition of holdings “settle” within seven days, which means that the Fund could meet the liquidity test but be unable to obtain proceeds to pay redemption requests within seven days. In addition, in the event an instrument deemed to be illiquid that has no value under the Trust’s valuation procedures is given a value under the procedures and, as a result, the Fund holds illiquid investments in excess of 15% of its net assets, the Fund will no longer purchase additional illiquid investments and may reduce its holdings of illiquid investments in an orderly manner, but it is not required to dispose of illiquid holdings immediately if it is not in the interest of the Fund. Funds with investments subject to liquidity risks tend to hold higher positions of uninvested cash or borrow to meet redemption requests, which hurts Fund performance.
DISCLOSURE OF PORTFOLIO HOLDINGS

It is the policy of the Funds to protect the confidentiality of their portfolio holdings and information derived from the portfolio holdings and prevent the selective disclosure of such non-public information. Accordingly, the Board has adopted formal procedures governing compliance with this policy, which are subject to periodic evaluation and review. Any violations of this policy are reported to the Board on a quarterly basis.
No non-public information concerning the portfolio holdings of any Fund may be disclosed to any unaffiliated third party, except when the Funds have a legitimate business purpose for doing so. Specifically, portfolio holdings information may only be made available to third parties if: (i) such availability is disclosed in the Funds’ registration statement, as required by applicable law, as well as on the Funds’ website, if applicable; (ii) the Funds’ officers determine such disclosure is in the best interests of Fund shareholders; (iii) such information is made equally available to anyone requesting it; and (iv) the Investment Manager determines that the disclosure does not present the risk of such information being used to trade against the Funds. In addition, prior to authorizing the disclosure of portfolio holdings, the Funds’ President and/or the Chief Compliance Officer must determine that: (i) such disclosure serves a reasonable business purpose and is in the best interests of the Funds’ shareholders; and (ii) that no conflict exists between the interests of the Funds’ shareholders and those of the Investment Manager or the Funds’ principal underwriter. Each Fund or its duly authorized service providers may publicly disclose holdings of the Fund in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.
Recipients of non-public portfolio holdings information, such as mutual fund evaluation services and due diligence departments of broker/dealers and wirehouses, will be subject to a duty of confidentiality, a duty to not to trade based on the non-public information and/or other restrictions on the use and dissemination of the information.

Portfolio holdings information may be disclosed as frequently as daily to certain service providers and no more frequently than monthly to ratings agencies, consultants and other qualified financial professionals. The policy does not require a delay between the date of the portfolio holding information and the date on which the information is disclosed.
The Funds also may disclose portfolio holdings information on an ongoing basis to certain service providers of the Funds and others, who either by agreement or because of their respective duties to the Funds are required to maintain the confidentiality of the information disclosed. The Funds’ service providers and others who generally are provided such information in the performance of their contractual duties and responsibilities may include The Bank of New York Mellon (the Funds’ custodian), the Investment Manager (and Sub-Adviser, if applicable), MUFG (the Funds’ administrator), Ernst & Young LLP (the Funds’ independent registered public accountant), Dechert, LLP (legal counsel to the Funds), Vedder Price P.C. (legal counsel to the Funds' Independent Trustees, as defined below), investment management trade associations (e.g., Investment Company Institute), officers and directors, and each of their respective affiliates. In addition, at this time, portfolio holdings information is shared as follows:

Individual/Entity	Frequency	Time Lag
Morningstar	Monthly	30 calendar days
Lipper	Monthly	30 calendar days
Bloomberg	Quarterly	60 calendar days
Thompson Financial	Quarterly	30 calendar days
Vickers Stock Research	Monthly	30 calendar days
FactSet	Monthly	30 calendar days
In addition, the following entities receive this information on a daily basis: FactSet (an analytical system used for portfolio attribution and performance); The Bank of New York Mellon (the Funds’ custodian bank); Interactive Data and Loan Pricing Corporation (the Funds’ pricing services); Institutional Shareholder Services (proxy voting services); and InvestOne (Sungard) (the Funds’ accounting system).
Neither the Funds, their service providers, nor the Investment Manager may receive compensation or other consideration in connection with the disclosure of information about portfolio securities.
The Investment Manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the Funds' compliance program for conformity with the policies and procedures. However, there can be no assurance that these policies will protect the Funds from the potential misuse of holdings information by individuals or firms in possession of that information.
MANAGEMENT OF THE TRUST

Trustees and Officers
Oversight of the management and affairs of the Trust and the Funds, including general supervision of the duties performed by the Investment Manager for the Funds under the Investment Management Agreements, is the responsibility of the Board. Among other things, the Board considers the approval of contracts, described herein, under which certain companies provide essential management and administrative services to the Trust. Once the contracts are approved, the Board monitors the level and quality of services. Annually, the Board evaluates the services received under the contracts by receiving reports covering, among other things, investment performance, administrative services and the Investment Manager’s profitability.
The Board currently has 10 Trustees, 9 of whom have no affiliation or business connection with the Investment Manager, the Distributor or any of their affiliated persons. Each such Trustee does not own, nor do any of his or her immediate family members own, any stock or other securities issued by the Investment Manager or the Distributor or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Investment Manager or the Distributor as of December 31, 2019. Also, each such Trustee is not an “interested person” (as defined in Section 2(a) (19) of the 1940 Act) of the Trust (each, an “Independent Trustee” and, collectively, the “Independent Trustees”). Ms. Amy J. Lee is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Trust (an “Interested Trustee”), because of her position with the Distributor and/or the parent of the Investment Manager.

The Trustees, their term of office and length of time served, their principal business occupations during the past five years, the number of portfolios in the Guggenheim Funds Group fund complex (“Fund Complex”) overseen by each Trustee, and other directorships, if any, held by the Trustee are shown below. The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager. As of the date of this SAI, the Fund Complex is comprised of 7 closed-end funds and 150 open-end funds advised or serviced by the Investment Manager or its affiliates.

Name, Address and Year of Birth of Trustees[1]	Position (s) Held with Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustees During Past 5 Years[3]
Independent Trustees
Randall C. Barnes (1951)	Trustee	Since 2013	Current: Private Investor (2001-present). Former: Senior Vice President and Treasurer, PepsiCo, Inc. (1993-1997); President, Pizza Hut International (1991-1993); Senior Vice President, Strategic Planning and New Business Development, PepsiCo, Inc. (1987-1990).	157	Current: Purpose Investments Funds (2013-present). Former: Managed Duration Investment Grade Municipal Fund (2003-2016).
Angela Brock-Kyle (1959)	Trustee	Since 2019	Current: Founder and Chief Executive Officer, B.O.A.R.D.S (consulting firm). Former: Senior Leader, TIAA (financial services firm) (1987-2012).	156	Current: Hunt Companies, Inc. (2019-present). Former: Infinity Property & Casualty Corp. (2014-2018).
Donald A. Chubb, Jr. (1946)	Trustee and Chair of the Valuation Oversight Committee	Since 2013	Current: Retired. Former: Business broker and manager of commercial real estate, Griffith & Blair, Inc. (1997-2017).	156	Former: Midland Care, Inc. (2011-2016).
Jerry B. Farley (1946)	Trustee and Chair of the Audit Committee	Since 2013	Current: President, Washburn University (1997-present).	156	Current: CoreFirst Bank & Trust (2000-present). Former: Westar Energy, Inc. (2004-2018).
Roman Friedrich III (1946)	Trustee and Chair of the Contracts Review Committee	Since 2013	Current: Founder and Managing Partner, Roman Friedrich & Company (1998-present).	156	Former: Zincore Metals, Inc. (2009-2019).
Thomas F. Lydon, Jr. (1960)	Trustee and Vice Chair of the Contracts Review Committee	Since 2019	Current: President, Global Trends Investments (registered investment adviser) (1996-present).	156	Current: Board of Directors of US Global Investors (GROW) (1995-present). Former: Board of Trustees Harvest Volatility Edge Trust (3) (2017-2019).

Name, Address and Year of Birth of Trustees[1]	Position (s) Held with Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustees During Past 5 Years[3]
Independent Trustees
Ronald A. Nyberg (1953)	Trustee and Chair of the Nominating and Governance Committee	Since 2013	Current: Partner, Momkus LLC (2016-present). Former: Partner, Nyberg & Cassioppi, LLC (2000-2016); Executive Vice President, General Counsel, and Corporate Secretary, Van Kampen Investments (1982-1999).	157
Current: PPM Funds (9) (2018-present); Edward-Elmhurst Healthcare System (2012-present); Western Asset Inflation-Linked Income Fund (2003-present); Western Asset Inflation-Linked Opportunities & Income Fund (2004-present).
Former: Managed Duration Investment Grade Municipal Fund (2003-2016).

Sandra G. Sponem (1958)	Trustee	Since 2019	Current: Retired. Former: Senior Vice President and Chief Financial Officer, M.A. Mortenson Companies, Inc. (construction and real estate development company) (2007-2017).	156	Current: Boards of Trustees of SPDR Series Trust (78) (2018-present); SPDR Index Shares Funds (31) (2018-present); SSGA Active Trust (12) (2018- present); and SSGA Master Trust (1) (2018-present).

Ronald E. Toupin, Jr. (1958)	Trustee and Chair of the Board and Executive Committee	Since 2013
Current: Portfolio Consultant (2010-present); Member, Governing Council, Independent Directors Council (2013-present); Governor, Board of Governors, Investment Company Institute (2018-present).
Former: Member, Executive Committee, Independent Directors Council (2016-2018); Vice President, Manager and Portfolio Manager, Nuveen Asset Management (1998-1999); Vice President, Nuveen Investment Advisory Corp. (1992-1999); Vice President and Manager, Nuveen Unit Investment Trusts (1991-1999); and Assistant Vice President and Portfolio Manager, Nuveen Unit Investment Trusts (1988-1999), each of John Nuveen & Co., Inc. (1982-1999).
				156
Current: Western Asset Inflation-Linked Income Fund (2003-present); Western Asset Inflation-Linked Opportunities & Income Fund (2004-present).
Former: Managed Duration Investment Grade Municipal Fund (2003-2016).

Interested Trustee
Amy J. Lee (1961)	Trustee, Vice President and Chief Legal Officer	Since 2018 (Trustee) Since 2013 (Vice President) Since 2014 (Chief Legal Officer)	Current: Interested Trustee, certain other funds in the Fund Complex (2018-present); Chief Legal Officer, certain other funds in the Fund Complex (2014-present); Vice President, certain other funds in the Fund Complex (2007-present); Senior Managing Director, Guggenheim Investments (2012-present). Former: President, certain other funds in the Fund Complex (2017-2019); Vice President, Associate General Counsel and Assistant Secretary, Security Benefit Life Insurance Company and Security Benefit Corporation (2004-2012).	156	None.

[1]	The business address of each Trustee is c/o Guggenheim Investments, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.
2 Each Trustee serves during the lifetime of the Trust or until he or she dies, resigns, has reached the mandatory retirement age, is declared incompetent by a court of appropriate jurisdiction, is removed or until his or her successor is duly elected and qualified. Time served may include time served in the respective position for certain predecessor entities of the Trust.
3 Each Trustee also serves on the boards of trustees of Guggenheim Variable Funds Trust, Guggenheim Funds Trust, Fiduciary/Claymore Energy Infrastructure Fund, Guggenheim Taxable Municipal Managed Duration Trust, Guggenheim Strategic Opportunities Fund, Guggenheim Enhanced Equity Income Fund, Guggenheim Energy & Income Fund and Guggenheim Credit Allocation Fund, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Funds and Transparent Value Trust. Messrs. Barnes and Nyberg also serve on the board of trustees of Advent Convertible & Income Fund.

The executive officers of the Trust (other than Ms. Lee), length of time served, and principal business occupations during the past five years are shown below.

Name, Address* and Year of Birth of the Officers	Position(s) Held with the Trust	Term of Office and Length of Time Served**	Principal Occupation(s) During the Past 5 Years
Brian E. Binder (1972)	President and Chief Executive Officer	Since 2018
Current: President and Chief Executive Officer, certain other funds in the Fund Complex (2018-present); President, Chief Executive Officer and Chairman of the Board of Managers, Guggenheim Funds Investment Advisors, LLC (2018-present); President and Chief Executive Officer, Security Investors, LLC (2018-present); Board Member of Guggenheim Partners Fund Management (Europe) Limited (2018-present);
Senior Managing Director and Chief Administrative Officer, Guggenheim Investments (2018-present).

Former: Managing Director and President, Deutsche Funds, and Head of US Product, Trading and Fund Administration, Deutsche Asset Management (2013-2018); Managing Director, Head of Business Management and Consulting, Invesco Ltd. (2010-2012).

James M. Howley (1972)	Assistant Treasurer	Since 2014
Current: Managing Director, Guggenheim Investments (2004-present); Assistant Treasurer, certain other funds in the Fund Complex (2006-present).
Former: Manager, Mutual Fund Administration of Van Kampen Investments, Inc. (1996-2004).

Mark E. Mathiasen (1978)	Secretary	Since 2014	Current: Secretary, certain other funds in the Fund Complex (2007-present); Managing Director, Guggenheim Investments (2007-present).
Glenn McWhinnie (1969)	Assistant Treasurer	Since 2016
Current: Vice President, Guggenheim Investments (2009-present); Assistant Treasurer, certain other funds in the Fund Complex (2016-present).
Former: Tax Compliance Manager, Ernst & Young LLP (1996-2009).

Michael P. Megaris (1984)	Assistant Secretary	Since 2014	Current: Assistant Secretary, certain other funds in the Fund Complex (2014-present); Director, Guggenheim Investments (2012-present).
Elisabeth Miller (1968)	Chief Compliance Officer	Since 2013
Current: CCO, certain other funds in the Fund Complex (2012-present); Senior Managing Director, Guggenheim Investments (2014-present); Vice President, Guggenheim Funds Distributors, LLC (2014-present).

Former: CCO, Security Investors, LLC (2012-2018); CCO, Guggenheim Funds Investment Advisors, LLC (2012-January 2018); CCO, Guggenheim Distributors, LLC (2009-2014); Senior Manager, Security Investors, LLC (2004-2014); Senior Manager, Guggenheim Distributors, LLC (2004-2014).

Margaux M. Misantone (1978)	AML Officer	Since 2017
Current: Chief Compliance Officer, Security Investors, LLC and Guggenheim Funds Investment Advisors, LLC  (2018-present); AML Officer, certain other funds in the Fund Complex (2017-present); Managing Director, Guggenheim Investments (2013-present).

Former: Assistant Chief Compliance Officer, Security Investors, LLC and Guggenheim Funds Investment Advisors, LLC (2015-2018).

William Rehder (1967)	Assistant Vice President	Since 2019	Current: Managing Director, Guggenheim Investments (2002-present).
Kimberly Scott (1974)	Assistant Treasurer	Since 2014
Current: Director, Guggenheim Investments (2012-present); Assistant Treasurer, certain other funds in the Fund Complex (2012-present).
Former: Financial Reporting Manager, Invesco, Ltd. (2010-2011); Vice President/Assistant Treasurer, Mutual Fund Administration for Van Kampen Investments, Inc./Morgan Stanley Investment Management (2009-2010); Manager of Mutual Fund Administration, Van Kampen Investments, Inc./Morgan Stanley Investment Management (2005-2009).

Bryan Stone (1979)	Vice President	Since 2014
Current: Vice President, certain other funds in the Fund Complex (2014-present); Managing Director, Guggenheim Investments (2013-present).
Former: Senior Vice President, Neuberger Berman Group LLC (2009-2013); Vice President, Morgan Stanley (2002-2009).

John L. Sullivan (1955)	Chief Financial Officer, Chief Accounting Officer and Treasurer	Since 2014
Current: CFO, Chief Accounting Officer and Treasurer, certain other funds in the Fund Complex (2010-present); Senior Managing Director, Guggenheim Investments (2010-present).
Former: Managing Director and CCO, each of the funds in the Van Kampen Investments fund complex (2004-2010); Managing Director and Head of Fund Accounting and Administration, Morgan Stanley Investment Management (2002-2004); CFO and Treasurer, Van Kampen Funds (1996-2004).

Jon Szafran (1989)	Assistant Treasurer	Since 2017
Current: Vice President, Guggenheim Investments (2017-present); Assistant Treasurer, certain other funds in the Fund Complex (2017-present).
Former: Assistant Treasurer of Henderson Global Funds and Manager of US Fund Administration, Henderson Global Investors (North America) Inc. ("HGINA") (2017); Senior Analyst of US Fund Administration, HGINA (2014-2017); Senior Associate of Fund Administration, Cortland Capital Market Services, LLC (2013-2014); Experienced Associate, PricewaterhouseCoopers LLP (2012-2013).

*	The business address of each officer is c/o Guggenheim Investments, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.
**Each officer serves an indefinite term, until his or her successor is duly elected and qualified.
BOARD LEADERSHIP STRUCTURE

The Board has appointed an Independent Chair Ronald E. Toupin, Jr., who presides at Board meetings and who is responsible for, among other things, participating in the planning of Board meetings, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the Trustees and management. In addition, the Independent Chair acts as a liaison with officers, counsel and other Trustees between meetings of the Board. The Independent Chair may also perform such other functions as may be delegated by the Board from time to time. The Board has established five standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board and its committees meet periodically throughout the year to oversee the Funds’ activities, including through the review of the Trust's: contractual arrangements with service providers and the Funds’ financial statements, compliance with regulatory requirements, and performance. The Board may also establish informal working groups from time to time to review and address the policies and practices of the Trust or the Board with respect to certain specified matters.

The Independent Trustees are advised by independent legal counsel experienced in 1940 Act matters and are represented by such independent legal counsel at Board and committee meetings. The Board has determined that this leadership structure, including an Independent Chair, a supermajority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of the Trust. The Board may at any time and in its discretion change this leadership structure.
QUALIFICATIONS AND EXPERIENCE OF TRUSTEES

The Trustees considered the educational, business and professional experience of each Board member and the service by each Trustee as a trustee of other funds in the Fund Complex. The Trustees were selected to serve and continue on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Trustees, availability and commitment to attend meetings and perform the responsibilities of a Trustee and, for the Independent Trustees, a demonstrated willingness to take an independent and questioning view of management. The Trustees also considered, among other factors, the particular attributes described below with respect to the individual Board members. References to the experience, qualifications, attributes and skills of Trustees are pursuant to Securities and Exchange Commission (“SEC”) requirements, do not constitute holding out of the Board or any Trustee as having special expertise and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.
Randall C. Barnes—Mr. Barnes has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2004. Through his service as a Trustee and a trustee of other funds in the Fund Complex, his service on other registered investment company boards, prior employment experience as President of Pizza Hut International and as Treasurer of PepsiCo, Inc. and his personal investment experience, Mr. Barnes is experienced in financial, accounting, regulatory and investment matters.
Angela Brock-Kyle—Ms. Brock-Kyle has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, prior employment experience, including at TIAA where she spent 25 years in leadership roles, and her experience serving on the boards of public, private and non-profit organizations, including service as audit committee chair and as a member of governance and nominating committees, Ms. Brock-Kyle is experienced in financial, accounting, governance and investment matters.
Donald A. Chubb, Jr.—Mr. Chubb has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 1994. Through his service as a Trustee and a trustee of other funds in the Fund Complex, and his prior experience in the commercial brokerage and commercial real estate market and service as a director of Fidelity State Bank and Trust Company (Topeka, KS), Mr. Chubb is experienced in financial, regulatory and investment matters.
Dr. Jerry B. Farley—Dr. Farley has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2005. Dr. Farley currently serves as President of Washburn University and previously served in various executive positions for the University of Oklahoma and Oklahoma State University. He has also been a Certified Public Accountant since 1972 and, although he has not practiced public accounting, his business responsibilities at educational institutions have included all aspects of financial management and reporting. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Audit Committee of the Board, and his experience in the administration of the academic, business and fiscal operations of educational institutions, including currently serving as President of Washburn University, and service on other boards, Dr. Farley is experienced in accounting, financial, regulatory and investment matters. The Board has determined that Dr. Farley is an “audit committee financial expert” as defined by the SEC.
Roman Friedrich III—Mr. Friedrich has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Contracts Review Committee of the Board, his prior service on other public company boards, his experience as Founder and Managing Partner of Roman Friedrich & Company, a financial advisory firm, and his prior experience as a senior executive of various financial securities firms, Mr. Friedrich is experienced in financial, investment and regulatory matters.
Thomas F. Lydon, Jr.—Mr. Lydon has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2005. Through his service as a trustee of other funds in the Fund Complex, his experience as President of Global Trends Investments, a registered investment adviser, his service on the board of

U.S. Global Investors, Inc. (GROW), an investment adviser and transfer agent, as well as his service on another board and his authorship and editorial experience regarding exchange-traded funds, Mr. Lydon is experienced in financial, investment and governance matters.
Ronald A. Nyberg—Mr. Nyberg has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Nominating and Governance Committee of the Board, his service on other registered investment company boards, his professional training and experience as an attorney and partner of a law firm, Momkus LLC, and his prior employment experience, including as an attorney and partner of a law firm, Nyberg & Cassioppi, LLC, and Executive Vice President and General Counsel of Van Kampen Investments, an asset management firm, Mr. Nyberg is experienced in financial, regulatory and governance matters.
Sandra G. Sponem—Ms. Sponem has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, her service on other registered investment company boards, her prior employment experience, including as Chief Financial Officer of Piper Jaffray Companies, Inc. and its predecessor, U.S. Bancorp Piper Jaffray, Inc., and as Senior Vice President and Chief Financial Officer of M.A. Mortenson Company, a construction and real estate development company, her Certified Public Accountant designation and previously held securities licenses and extensive knowledge of accounting and finance and the financial services industry, Ms. Sponem is experienced in accounting, financial, governance and investment matters. The Board has determined that Ms. Sponem is an “audit committee financial expert” as defined by the SEC.
Ronald E. Toupin, Jr.—Mr. Toupin has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Mr. Toupin currently serves on the Governing Council of the Independent Directors Council (IDC) of the Investment Company Institute (ICI) and on the Board of Governors of the ICI. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as the Independent Chair of the Board, his service on other registered investment company boards, and his professional training and prior employment experience, including Vice President and Portfolio Manager for Nuveen Asset Management, an asset management firm, Mr. Toupin is experienced in financial, regulatory and investment matters.
Amy J. Lee—Ms. Lee has served as a Trustee of the Trust and as a trustee of other funds in the Fund Complex since 2018. Through her service as Chief Legal Officer of the Trust and certain other funds in the Fund Complex, her service as Senior Managing Director of Guggenheim Investments, as well as her prior experience as Associate General Counsel of Security Benefit Corporation, Ms. Lee is experienced in financial, legal, regulatory and governance matters.
Each Trustee also has considerable familiarity with the Trust, the Investment Manager and other service providers, and their operations, as well as the special regulatory requirements governing registered investment companies and the special responsibilities of investment company trustees as a result of his substantial prior service as a trustee of other funds in the Fund Complex or, with respect to Ms. Lee, her extensive experience in the financial industry, including her experience with the parent of the Investment Manager. The Board annually conducts a “self-assessment” wherein the effectiveness of the Board is reviewed.
BOARD’S ROLE IN RISK OVERSIGHT LEADERSHIP STRUCTURE

The day-to-day business of the Funds, including the day-to-day management and administration of the Funds and of the risks that arise from the Funds’ investments and operations, is performed by third-party service providers, primarily the Investment Manager and the Distributor. Consistent with its responsibility for oversight of the Trust, the Board is responsible for overseeing the service providers and thus, has oversight responsibility with respect to the risk management functions performed by those service providers. Risks to the Funds and the Trust include, among others, investment risk, credit risk, liquidity risk, valuation risk, compliance risk and operational risk, as well as the overall business risk relating to each Fund. Risk management seeks to identify and mitigate the potential effects of risks, i.e., events or circumstances that could have material adverse effects on the business, operations, investment performance or reputation of each Fund. Under the oversight of the Board, the service providers to the Funds employ a variety of processes, procedures and controls to seek to identify risks relevant to the operations of the Funds and to lessen the probability of the occurrence of such risks and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Funds’ business and consequently, for managing risks associated with that activity. Each of the Investment Manager, the Distributor and other service providers has its own independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models. Accordingly, Board oversight of different types of risks may be handled in different ways. As part of the Board’s periodic review of each Fund’s advisory and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.
The Board oversees risk management for the Funds directly and through the committee structure it has established. The Board has established the Audit Committee, the Nominating and Governance Committee, the Contracts Review Committee and the Valuation Oversight Committee to assist in its oversight functions, including its oversight of the risks each Fund faces. For instance, the Audit Committee receives reports from the Funds’ independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board has established an Executive Committee to act on the Board’s behalf, to the extent permitted and as necessary, in between meetings of the Board. Each committee reports its activities to the Board on a regular basis. The Board also oversees the risk management of the Funds’ operations by requesting periodic reports from and otherwise communicating with various personnel of the Trust and its service providers, including, in particular, the Trust’s Chief Compliance Officer, its independent registered public accounting firm and Guggenheim Investments' Chief Risk Officer and internal auditors for the Investment Manager or its affiliates, as applicable. In this connection, the Board requires officers of the Trust to report a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. On at least a quarterly basis, the Board meets with the Trust’s Chief Compliance Officer, including separate meetings with the Independent Trustees in executive session, to discuss compliance matters and, on at least an annual basis, receives a report from the Chief Compliance Officer regarding the adequacy of the policies and procedures of the Trust and certain service providers and the effectiveness of their implementation. The Board, with the assistance of Trust management, reviews investment policies and risks in connection with its review of the Funds’ performance. In addition, the Board receives reports from the Investment Manager on the investments and securities trading of the Funds. With respect to valuation, the Valuation Oversight Committee oversees a pricing committee comprised of Trust officers and personnel of the Investment Manager. The Board has approved valuation procedures applicable to valuing the Funds’ securities and other assets, which the Valuation Oversight Committee and the Audit Committee periodically review. The Board also requires the Investment Manager to report to the Board on other matters relating to risk management on a regular and as-needed basis.
The Board oversees the Funds’ liquidity risk through, among other things, receiving periodic reporting and presentations by investment and other personnel of the Investment Manager.  Additionally, as required by Rule 22e-4 under the 1940 Act, the Trust implemented the Liquidity Program, which is reasonably designed to assess and manage the Funds’ liquidity risk.  The Board, including a majority of the Independent Trustees, approved the designation of a liquidity risk management program administrator (the "Liquidity Program Administrator") who is responsible for administering the Liquidity Program. The Board will review, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation.
The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to seek to achieve the Fund’s investment objectives, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As part of its oversight function, the Board receives and reviews various risk management reports and assessments and discusses these matters with appropriate management and other personnel. Moreover, despite the periodic reports the Board receives, it may not be made aware of all of the relevant information of a particular risk. Most of the Fund’s investment management and business affairs are carried out by or through the Investment Manager, Distributor and other service providers, most of whom employ professional personnel who have risk management responsibilities and each of whom has an independent interest in risk management, which interest could differ from or conflict with that of the other funds that are advised by the Investment Manager. The role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust and its oversight role does not make the Board a guarantor of the Trust’s investments, operations or activities. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to limitations. The Board may at any time and in its discretion change how it administers its risk oversight function.

BOARD COMMITTEES

Audit Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley , Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Audit Committee. The Audit Committee is generally responsible for certain oversight matters, such as reviewing the Trust's systems for accounting, financial reporting and internal controls and, as appropriate, the internal controls of certain service providers, overseeing the integrity of the Trust’s financial statements (and the audit thereof), as well as the qualifications, independence and performance of the Trust's independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board the appointment, retention and termination of the Trust's independent registered public accounting firm and acting as a liaison between the Board and the Trust’s independent registered public accounting firm. The Audit Committee held five meetings during the Funds' most recently completed fiscal year.
Contracts Review Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Contracts Review Committee. The purpose of the Contracts Review Committee is to assist the Board in overseeing the evaluation of certain contracts to which the Trust, on behalf of each Fund, is or is proposed to be a party to ensure that the interests of the Funds and their shareholders are served by the terms of these contracts. The Committee’s primary function is to oversee the process of evaluating existing investment advisory and subadvisory agreements, administration agreements, distribution agreements and distribution and/or shareholder services plans pursuant to Rule 12b-1 under the 1940 Act. In addition, at its discretion or at the request of the Board, the Committee reviews and makes recommendations to the Board with respect to any contract to which the Trust on behalf of a Fund is or is proposed to be a party. The Contracts Review Committee held two meetings during the Funds' most recently completed fiscal year.

Executive Committee—Ronald E. Toupin, Jr. and Sandra G. Sponem, each an Independent Trustee, serve on the Executive Committee. In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management of the business of the Trust. However, the Executive Committee cannot, among other things, authorize dividends or distributions on shares, amend the bylaws or recommend to the shareholders any action which requires shareholder approval. The Executive Committee held no meetings during the Funds' most recently completed fiscal year.

Nominating and Governance Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Thomas F. Lydon, Jr., Roman Friedrich III, Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to review matters pertaining to the composition, committees, and operations of the Board. The Nominating and Governance Committee is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. The Nominating and Governance Committee would consider recommendations by shareholders if a vacancy were to exist and shall assess shareholder recommendations in the same manner as it reviews its own candidates. Such recommendations should be submitted to the Secretary of the Trust. The Board does not have a standing compensation committee. The Nominating and Governance Committee held three meetings during the Funds' most recently completed fiscal year.
Valuation Oversight Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Roman Friedrich III and Sandra G. Sponem, each an Independent Trustee, serve on the Valuation Oversight Committee. The Valuation Oversight Committee assists the Board in overseeing the activities of Guggenheim's Valuation Committee and the valuation of securities and other assets held by the Funds. Duties of the Valuation Oversight Committee include reviewing the Funds' valuation procedures, evaluating pricing services that are being used for the Funds, and receiving reports relating to actions taken by Guggenheim's Valuation Committee. The Valuation Oversight Committee held four meetings during the Funds' most recently completed fiscal year.
REMUNERATION OF TRUSTEES

The Independent Trustees of the Trust receive from the Fund Complex a general annual retainer for service on covered boards. Additional annual retainer fees are paid to: the Independent Chair of the Board; the Chair (and Vice Chair, if any) of each of the Audit Committee, the Contracts Review Committee, and the Nominating and Governance Committee; and each member of the Valuation Oversight Committee. In addition, fees are paid for special Board or Committee meetings, whether telephonic or in-person. No per meeting fee applies to meetings of the Valuation Oversight Committee.  The Trust also reimburses each Independent Trustee for reasonable travel and other out-of-pocket expenses incurred in attending in-person meetings, which are not included in the compensation amounts shown below. Each Fund pays proportionately its respective share of Independent Trustees’ fees and expenses based on relative net assets.

The aggregate compensation paid by the Trust, and the aggregate compensation paid by the Fund Complex, including the Family of Funds, to each of the Independent Trustees during the Funds' most recently completed fiscal year is set forth below. The Trustees did not accrue any pension or retirement benefits as part of Trust expenses, nor will they receive any annual benefits upon retirement. The Trustees also did not accrue any deferred compensation nor is any amount of deferred compensation payable by the Trust.

Name of Independent Trustees	Aggregate Compensation from the Trust	Aggregate Compensation from the Fund Complex[1], Including the Family of Funds
Randall C. Barnes	$10,547	$337,086
Angela Brock-Kyle[2]	None	$229,000
Donald A. Chubb, Jr.	$10,614	$251,000
Jerry B. Farley	$11,463	$271,000
Roman Friedrich III	$11,038	$261,000
Thomas F. Lydon, Jr.[2]	None	$235,750
Ronald A. Nyberg	$10,826	$342,336
Maynard F. Oliverius[3]	$8,201	$187,500
Sandra G. Sponem[2]	None	$269,500
Ronald E. Toupin, Jr.	$13,798	$326,000

[1]
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

[2]	Because Mses. Brock-Kyle and Sponem and Mr. Lydon became Trustees after the most recently completed fiscal year, no compensation was paid by the Trust during such fiscal year to these Trustees.

[3]	In accordance with the Trust's Independent Trustee Retirement Policy, Mr. Oliverius resigned from the Board effective on April 4, 2019.

The Investment Manager compensates its officers and directors who may also serve as officers or Trustees. The Trust does not pay any fees to, or reimburse expenses of, the Interested Trustee.
TRUSTEES’ OWNERSHIP OF SECURITIES

As of the end of the most recently completed calendar year, the Trustees did not beneficially own shares of any of the Funds. As of the end of the most recently completed calendar year, the Trustees beneficially owned shares of other funds in the Fund Complex in the dollar ranges set forth below:

Name of Independent Trustee	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Fund Complex*, Including the Family of Funds
Randall C. Barnes	Over $100,000

Angela Brock-Kyle	$50,001-$100,000

Donald A. Chubb, Jr.	Over $100,000

Jerry B. Farley	Over $100,000

Roman Friedrich III	Over $100,000

Thomas F. Lydon, Jr.	Over $100,000

Ronald A. Nyberg	Over $100,000

Sandra G. Sponem	Over $100,000

Ronald E. Toupin, Jr.	Over $100,000

*
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

Name of Interested Trustee	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Fund Complex*, Including the Family of Funds
Amy J. Lee	Over $100,000

*
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

PRINCIPAL HOLDERS OF SECURITIES

On December 31, 2019, the Funds’ officers and Trustees (as a group) beneficially owned less than 1% of the total outstanding shares of any of the Funds.
As of December 31, 2019, the following entities owned, of record or beneficially unless otherwise indicated, 5% or more of a Fund:

Name and Address of Shareholder[1]	Address	Fund	Percentage
GUGGENHEIM STYLEPLUS—LARGE CORE FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund II	13.39%

Name and Address of Shareholder[1]	Address	Fund	Percentage
GUGGENHEIM STYLEPLUS—MID GROWTH FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund II	6.53%
GUGGENHEIM MACRO OPPORTUNITIES FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund II	22.73%
RYDEX NASDAQ 100 (VA) FUND	805 KING FARM BLVD STE 600, ROCKVILLE, MD 20850	Guggenheim Strategy Fund II	5.59%
RYDEX NASDAQ 100 2X STRATEGY (VA) FUND	805 KING FARM BLVD STE 600, ROCKVILLE, MD 20850	Guggenheim Strategy Fund II	6.16%
GUGGENHEIM TOTAL RETURN BOND FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund II	5.74%
GUGGENHEIM STYLEPLUS—LARGE CORE FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	17.98%
SERIES A (STYLEPLUS—LARGE CORE SERIES)	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	16.27%
GUGGENHEIM STYLEPLUS—MID GROWTH FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	7.35%
SERIES J (STYLEPLUS—MID GROWTH SERIES)	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	10.73%
GUGGENHEIM MACRO OPPORTUNITIES FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	21.52%
GUGGENHEIM TOTAL RETURN BOND FUND	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Strategy Fund III	6.86%

[1]	The shareholders may be contacted at c/o Guggenheim Funds Distributors, LLC, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.
HOW TO PURCHASE SHARES

Each Fund offers its shares to other investment companies and accounts managed by the Investment Manager or an affiliate and to investment companies and accounts managed by unaffiliated investment managers. Shares of the Funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Funds may be made only by certain institutional investors, including investment companies, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Shares of the Fund are offered to other funds in the Guggenheim Family of Funds, as defined on page 83 of this SAI. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Funds within the meaning of the 1933 Act.
The price to buy one share of a Fund is its NAV. An investment in the Fund is made without a sales load.
Orders for the purchase of shares of the Funds will be confirmed at an offering price equal to the NAV per share next determined after receipt and acceptance of the order in proper form by the Transfer Agent or the Distributor, generally as of the close of the NYSE on that day. To receive the same day NAV, the purchase order must be received by the Transfer Agent by close of the NYSE, usually 4:00 p.m. Any purchase transaction that is sent to the Transfer Agent does not constitute a purchase order until the Transfer Agent processes the transaction and receives correct payment by check, wire transfer or ACH.
INVESTMENT MANAGEMENT

Guggenheim Partners Investment Management, LLC (the “Investment Manager”), 100 Wilshire Boulevard, 5th Floor, Santa Monica, CA 90401, has served as investment manager to the Funds since 2014. The Investment Manager is an indirect wholly-owned subsidiary of Guggenheim Capital, LLC, an affiliate of Guggenheim Partners, LLC. The Investment Manager managed approximately $203.3 billion in assets as of September 30, 2019. Guggenheim Partners, LLC is a global, diversified financial services firm with more than $275 billion in assets under management as of September 30, 2019.
Investment Advisory Agreement—Pursuant to the Investment Management Agreement (the “Agreement”) between the Investment Manager and the Trust with respect to each of Guggenheim Strategy Fund I, Guggenheim Strategy Fund II and Guggenheim Strategy Fund III, the Investment Manager furnishes investment advisory, statistical and research services to the Funds, supervises and arranges for the purchase and sale of securities on behalf of each Fund, and provides for the compilation and maintenance of records pertaining to the investment advisory function. The Funds will not pay the Investment Manager a fee for the investment advisory services rendered pursuant to the Agreement.
The Agreement is renewable with respect to a Fund annually by the Board or by a vote of a majority of the individual Fund’s outstanding securities and, in either event, by a majority of the Board who are not parties to the Agreement or interested persons of any such party. The Agreement provides that it may be terminated without penalty at any time by either party on 60 days’ notice and are automatically terminated in the event of assignment.
Accounting and Administration Agreement—Pursuant to a Fund Accounting and Administration Agreement with the Trust, MUFG Investor Services ("MUFG") (the “Administrator”) acts as the administrative agent for each Fund and, as such, performs administrative functions and bookkeeping, accounting and pricing functions for each Fund. For these services the Administrator receives, on an annual basis, a fee of 0.05% of the average net assets of each Fund, calculated daily and payable monthly, or $50,000 per Fund per year, whichever is greater; provided that the maximum fee per Fund per year shall be $100,000. Prior to October 4, 2016, Rydex Fund Services, LLC, an affiliate of the Investment Manager, served in this capacity.
Transfer Agency Agreement—Pursuant to a Transfer Agency Agreement with the Trust, as amended, MUFG (also known as the “Transfer Agent”) also acts as the transfer agent for the Funds. As such, the Transfer Agent performs all shareholder servicing functions, including processing purchase and redemption transactions, answering inquiries, mailing shareholder communications.
During the Funds' three most recently completed fiscal years, the Funds paid the following amounts to the applicable service providers for its services:

Fund	Year	Investment Advisory Fees Paid	Accounting and Administration Service Fees Paid	Transfer Agency Service Fees Paid
Guggenheim Strategy Fund II	2019	$0	$99,999	$12,001
	2018	$0	$99,999	$12,001
	2017	$0	$99,999	$12,000
Guggenheim Strategy Fund III	2019	$0	$99,999	$12,001
	2018	$0	$99,999	$12,001
	2017	$0	$99,999	$12,000

CODE OF ETHICS

The Funds, the Investment Manager and the Distributor have adopted a written code of ethics (the “Code of Ethics”) which governs the personal securities transactions of “access persons” of the Funds. Access persons may invest in securities, including securities that may be purchased or held by the Funds, provided that they obtain prior clearance before engaging in securities transactions, subject to certain de minimis exceptions. Access persons include officers and Trustees of the Funds and Investment Manager and employees that participate in, or obtain information regarding, the purchase or sale of securities by the Funds or whose job relates to the making of any recommendations with respect to such purchases or sales. All access persons must report their personal securities transactions within thirty days of the end of each calendar quarter.
Subject to certain de minimis exceptions for access persons not involved in the fund accounting or asset management activities of the Investment Manager, access persons will not be permitted to effect transactions in a security if it: (1) is being considered for purchase or sale by the Funds; (2) is being purchased or sold by the Funds; or (3) is being offered in an initial public offering. Portfolio managers, research analysts and traders are also prohibited from purchasing or selling a security within seven calendar days before or after any fund in the Family of Funds or any funds managed by an affiliated investment adviser trades in that security. Any material violation of the Code of Ethics is reported to the Board of the Funds. The Board also reviews the administration of the Code of Ethics on an annual basis and approves any material changes to the Code of Ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act. The Code of Ethics is on public file with the SEC and is available from the Commission.
PORTFOLIO MANAGERS

Compensation—The Investment Managers compensate portfolio managers for their management of a Fund’s portfolio. Compensation is evaluated qualitatively based on their contribution to investment performance and factors such as teamwork and client service efforts. The portfolio managers’ incentives may include: a competitive base salary, bonus determined by individual and firm wide performance, equity participation, co-investment options, and participation opportunities in various investments, including through deferred compensation programs. All employees of the Investment Managers are also eligible to participate in a 401(k) plan to which a discretionary match may be made after the completion of each plan year.  The Investment Managers’ deferred compensation programs include equity that vests over a period of years, including equity in the form of shares of Fund(s) managed by the particular portfolio manager.  The value of the Fund shares under the deferred compensation program is awarded annually and each award vests over a period of years (generally 4 years).  As discussed below, a portfolio manager’s ownership of shares of a Fund managed by the portfolio manager may create conflicts of interest that incentivize the portfolio manager to favor such Fund over other Funds or other accounts.

Other Accounts Managed by Portfolio Managers—Each Portfolio Manager may also manage other registered investment companies, other pooled investment vehicles and other accounts, and each Portfolio Manager may own shares of the Funds he/she manages. As of the end of the Funds' most recently completed fiscal year, the Portfolio Managers are responsible for the management of certain other accounts, as follows:

Portfolio Manager	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number	Total Assets (in millions)	Number	Total Assets (in millions)	Number	Total Assets (in millions)
Anne B. Walsh	17	$28,472	6	$3,450	78	$145,226
Steven H. Brown	13	$26,083	5	$3,257	23	$14,033
Kris L. Dorr	4	$1,450	0	$0	0	$0
Adam Bloch	19	$26,257	5	$3,257	23	$14,033

The following table identifies, as of the end of the Funds' most recently completed fiscal year, the number of, and total assets of, the registered investment companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets (in millions)	Number	Total Assets (in millions)	Number	Total Assets (in millions)
Anne B. Walsh	0	$0	2	$2,269	4	$278
Steven H. Brown	0	$0	2	$2,269	4	$278
Kris L. Dorr	0	$0	0	$0	0	$0
Adam Bloch	0	$0	2	$2,269	4	$278
Portfolio Manager Ownership of Fund Shares—The Portfolio Managers did not own shares of the Funds as of the end of the Funds' most recently completed fiscal year.
Information Regarding Potential Conflicts of Interest—
Potential Conflicts Related to the Sale of Fund Shares. The Investment Manager, its affiliates and their respective employees may have relationships with distributors, consultants and others who recommend, or engage in transactions with or for, the Funds. The Funds and/or the Investment Manager or its affiliates may compensate such distributors, consultants and other parties in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Funds over other funds or financial products.
To the extent permitted by applicable law, the Investment Manager and its affiliates and the Funds may make payments to authorized dealers and other financial intermediaries and to salespersons to promote the Funds. These payments may be made out of the assets of the Investment Manager or its affiliates or amounts payable to the Investment Manager or its affiliates. These payments may create an incentive for such persons to highlight, feature or recommend the Funds over other funds or financial products.
Potential Conflicts Related to Management of the Funds by the Investment Manager. The following are descriptions of certain conflicts, financial or otherwise, that the Investment Manager and its employees may have in managing the Funds. The descriptions below are not intended to be a complete enumeration or explanation of all of the conflicts of interests that may arise from the business activities of the Investment Manager, its affiliates, or their respective clients. To address these and other actual or potential conflicts, the Investment Manager and the Funds have established various policies and procedures that are reasonably designed to identify and mitigate such conflicts and to ensure that such conflicts are appropriately resolved taking into consideration the best interest of all clients involved, consistent with the Investment Manager's fiduciary obligations and in accordance with applicable law. However, there can be no guarantee that these policies and procedures will be successful in every instance. In certain cases, transactions involving potential conflicts of interest described below may be elevated for review by a conflicts review committee, the members of which are senior personnel of the Investment Manager's affiliates and are not employees or clients of the Investment Manager. Additional information about potential conflicts of interest regarding the Investment Manager is set forth in the Investment Manager’s Form ADV. A copy of Part 1 and Part 2A of the Investment Manager’s Form ADV is available on the SEC’s website at www.adviserinfo.sec.gov.
The Investment Manager and its Affiliates Provide a Broad Array of Services and Have Various Investment Banking, Advisory and Other Relationships. The Investment Manager is an affiliate of Guggenheim Partners, LLC (“Guggenheim Partners”), which is a global, full service financial services firm. Guggenheim Partners and its affiliates, including the Investment Manager (collectively, “Guggenheim Entities”), provide their clients with a broad array of investment management, insurance, broker-dealer, investment banking and other similar services (“Other Business Activities”). These Other Business Activities create actual and potential conflicts of interest for the Investment Manager in managing the Funds.
For example, the Other Business Activities may create conflicts between the interests of a Fund, on the one hand, and the interests of the Investment Manager, its affiliates and their respective other clients, on the other hand. The Investment Manager and its affiliates may act as advisers to clients in investment banking, loan arranging and structuring, financial advisory, asset management and other capacities related to securities and instruments that may be purchased, sold or held by a Fund, and the Investment Manager or an affiliate may issue, or be engaged as underwriter for the issuer of, securities and instruments that a Fund may (in accordance with applicable rules) purchase, sell or hold. At times, these activities may cause the Investment Manager and its affiliates to give advice to their clients that may cause these clients to take actions in conflict with or adverse to the interest of a Fund. In addition, Guggenheim Entities may take action that differs from, potentially conflicts with or is adverse to advice given or action taken for the Investment Manager's clients. The Guggenheim Entities and their respective officers, directors, managing directors, partners, employees and consultants may act in a proprietary capacity with long or short positions in securities and instruments of all types, including those that may be purchased, sold or held by a Fund. Such activities could affect the prices and availability of the securities and instruments that a Fund holds or that the Investment Manager seeks to buy or sell for a Fund’s account, which could adversely impact the financial returns of the Fund.
These Other Business Activities may create other potential conflicts of interests in managing the Funds, may cause the Funds to be subject to additional regulatory limits and, in certain circumstances, may prevent a Fund from participating or limit a Fund’s participation in an investment opportunity that the Fund’s portfolio managers view to be favorable. As a result, activities and dealings of the Investment Manager and its affiliates may affect the Funds in ways that may disadvantage or restrict the Funds or be deemed to benefit the Investment Manager, its affiliates or other client accounts.
Investment Manager's and its Affiliates’ Activities on Behalf of Other Clients. The Investment Manager and its affiliates currently manage and expect to continue to manage a variety of other client accounts, including (without limitation) separately managed accounts, open-end registered funds, closed-end registered funds, private funds and other collective investment vehicles, and may serve as asset or collateral manager or in other capacities for certain non-registered structured products (collectively, “Other Clients”). Investors in such Other Clients include insurance companies affiliated with or related to the Investment Manager, as described below. Other Clients invest pursuant to the same or different investment objectives, strategies and philosophies as those employed by Funds and may seek to make or sell investments in the same securities, instruments, sectors or strategies as the Funds. There are no restrictions on the ability of the Investment Manager and its affiliates to manage Other Clients following the same, similar or different investment objectives, strategies and philosophies as those employed by the Funds. This “side-by-side” management of multiple accounts may create potential conflicts, particularly in circumstances where the availability or liquidity of investment opportunities is limited. Other Clients may also be subject to different legal restrictions or regulatory regimes than the Funds. Regardless of the similarity in investment objectives and strategies between the Funds and Other Clients, the Investment Manager may give advice and recommend investments to Other Clients that may differ from advice given to, or investments bought or sold for, the Funds, and the Funds and Other Clients may vote differently on or take or refrain from taking different actions with respect to the same security or instrument, which may be disadvantageous to the Funds and adversely affect their performance.

The investment policies, fee arrangements and other characteristics of the Funds may also vary from those of Other Clients. In some cases, the Investment Manager or an affiliate may receive a potentially larger financial benefit from managing one or more such Other Clients as compared to the Funds (for example, some Other Clients are charged performance or incentive fees constituting a percentage of profits or gains), which may provide an incentive to favor such Other Clients over the Funds or to recommend favorable investments to Other Clients who pay higher fees or who have the potential to generate greater fees over the Funds. The Investment Manager on behalf of the Funds or Other Clients may, pursuant to one transaction or in a series of transactions over time, invest in different parts of an issuer’s or borrower’s capital structure (including but not limited to investments in public versus private securities, investments in debt versus equity, or investments in senior versus subordinated debt or when the same or similar investments have different rights or benefits), depending on the respective client’s investment objectives and policies. Relevant issuers or borrowers may also include special purpose issuers or borrowers in structured finance, asset backed, collateralized loan obligation, collateralized debt obligation or similar transactions. As a result of the foregoing, the interests of one group of clients could conflict with those of other clients with respect to the same issuer or borrower. In managing such investments, the Investment Manager will consider the interests of all affected clients in deciding what actions to take with respect to a given issuer or borrower, but at times will pursue or enforce rights on behalf of some clients in a manner that may have an adverse effect on, or result in asymmetrical financial outcomes to, other clients owning a different, including more senior or junior, investment in the same issuer or borrower. In these types of scenarios, the Investment Manager may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Funds and other clients. These potential conflicts of interests between the Investment Manager's clients may become more pronounced in situations in which an issuer or borrower experiences financial or operational challenges, or as a result of a Fund’s use of certain investment strategies, including small capitalization, emerging market, distressed or less liquid strategies.
The Investment Manager's Activities on Behalf of Affiliated or Related Accounts. To the extent permitted by the 1940 Act and other laws, the Investment Manager, from time to time, may initiate or recommend transactions in the loans or securities of companies in which the Investment Manager, its related persons, or its affiliates have a controlling or other material direct or indirect interest.
Sammons Enterprises, Inc. (“Sammons”), a diversified company with several insurance company subsidiaries, is the largest single equity holder in Guggenheim Capital, LLC (“Guggenheim Capital”), the Investment Manager's ultimate parent company. Sammons has relationships with the Investment Manager and various Guggenheim Entities. In addition, Guggenheim Capital wholly owns Guggenheim Life and Annuity Company and Clear Spring Life Insurance Company (together with Sammons, the “Affiliated Insurance Companies”). Certain Affiliated Insurance Companies and their subsidiaries are advisory clients of the Investment Manager and, accordingly, pay the Investment Manager a substantial amount of annual fees for advisory services. Sammons is the largest individual stakeholder of the Investment Manager and the largest individual source of annual advisory fees paid to the Investment Manager.
Furthermore, some officers and directors of Guggenheim Capital and its subsidiaries (“Guggenheim Related Persons”) have economic interests or voting interests in companies, including insurance companies that are advisory clients of the Investment Manager. Guggenheim Related Persons from time to time enter into transactions, including loans and other financings, with these companies. Some Guggenheim Related Persons also may have economic interests or voting interests in issuers, which may be controlling or otherwise material interests, or may serve as a director on the board of issuers, in which the Investment Manager has invested or will invest on behalf of its clients or to which the Investment Manager has provided or will provide financing on behalf of its clients. Additionally, Guggenheim Related Persons may have direct or indirect investments in and/or have financial or other relationships with some of the Investment Manager's clients or other investment vehicles that may create potential conflicts of interest. Sammons and certain advisory or other clients in which Guggenheim Related Persons have interests have provided, and from time to time may provide, significant loans and other financing to the Investment Manager and its affiliates. In addition, Guggenheim Related Persons have direct or indirect proprietary or personal investments in and/or have financial or other relationships with financial industry participants or other entities (including trading platforms) that may perform services on behalf of, or in connection with, investments made by the Investment Manager on behalf of its clients. The Investment Manager does not expect these transactions to be material.
The relationships described above create potential conflicts of interest for the Investment Manager in managing the Funds and could create an incentive for the Investment Manager to favor the interests of these companies over its clients. These incentives are more pronounced where the Investment Manager has multiple relationships with the client. For example, the Investment Manager has invested, and may in the future invest, on behalf of its clients in issuers or transactions in which Affiliated Insurance Companies or Guggenheim Related Persons have direct and/or indirect interests, which may include a controlling or significant beneficial interest. In addition, the accounts of Affiliated Insurance Companies and other of the Investment Manager's clients have invested, and may in the future invest, in securities at different levels of the capital structure of the same issuer, in some cases at the same time and in other cases at different times as the Funds and other clients of the Investment Manager. The following conflicts may arise in such situations: (i) enforcement of rights or determination not to enforce rights by the Investment Manager on behalf of the Funds and other clients may have an adverse effect on the interests of its affiliates or related persons, and vice versa, (ii) the Investment Manager may have an incentive to invest client funds in the issuer or borrower to either facilitate or obtain preferable terms for a proposed investment by an affiliate or related person in such issuer or borrower, or (iii) the Investment Manager may have an incentive to preserve or protect the value or rights associated with an existing economic interest of an affiliate or related person in the issuer or borrower, which may have an adverse effect on the interests of other clients, including the Funds. In addition, the Investment Manager may be subject to conflicts of interest with respect to financial industry participants or other entities (including trading platforms) because transactions on or through such platforms may result in compensation directly being paid to these entities that indirectly benefits Guggenheim Related Persons.
The Investment Manager mitigates potential conflicts of interest in the foregoing and similar situations, including through policies and procedures (i) designed to identify and mitigate conflicts of interest on a transaction-by-transaction basis and (ii) that require investment decisions for all client accounts be made independently from those of other client accounts and be made with specific reference to the individual needs and objectives of each client account, without consideration of the Investment Manager's pecuniary or investment interests (or those of its respective employees or affiliates). The Funds and the Investment Manager also maintain procedures to comply with applicable laws, notably relevant provisions of the 1940 Act that prohibit Fund transactions with affiliates (or exemptive rules thereunder).
Allocation of Investment Opportunities. As described above, the Investment Manager and its affiliates currently manage and expect to continue to manage Other Clients that may invest pursuant to the same or different strategies as those employed by the Funds, and such Other Clients could be viewed as being in competition with the Funds for appropriate investment opportunities, particularly where there is limited capacity with respect to such investment opportunities. The investment policies, fee arrangements and other circumstances of the Funds may vary from those of the Other Clients, and the Investment Manager may face potential conflicts of interest because the Investment Manager may have an incentive to favor particular client accounts (such as client accounts that pay performance-based fees) over other client accounts that may be less lucrative in the allocation of investment opportunities.
In order to minimize execution costs for clients, trades in the same security transacted on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) by the Investment Manager, unless it believes that doing so would conflict or otherwise be inconsistent with its duty to seek best execution for its clients and/or the terms of the respective investment advisory contracts and other agreements and understandings relating to its clients for which trades are being aggregated.  When the Investment Manager believes that it can effectively obtain best execution for its clients by aggregating trades, it will do so for all clients participating in the trade for which aggregated trades are consistent with the respective investment advisory contracts, investment guidelines, and other agreements and understandings relating to its clients.
The Investment Manager has implemented policies and procedures that govern the allocation of investment opportunities among clients in a fair and equitable manner, taking into account the needs and financial objectives of its clients, the specific objectives and constraints for each account, as well as prevailing market conditions. If an investment opportunity would be appropriate for more than one client, the Investment Manager may be required to choose among those clients in allocating the opportunity, or to allocate less of the opportunity to a client than it would ideally allocate if it did not have to allocate to multiple clients. In addition, the Investment Manager may determine that an investment opportunity is appropriate for a particular client account, but not for another.
The Investment Manager allocates transactions on an objective basis and in a manner designed to assure that no participating client is favored over any other participating client over time. If an investment is suitable and desirable for more than one client account, an initial allocation study will be determined based upon demand ascertained from the portfolio managers.  With respect to fixed income and private equity assets, this initial allocation study is overseen by a central allocation group and generally reflects a pro rata participation in the investment opportunity among the participating client accounts that expressed demand. Final allocation decisions are made or verified independently by the central allocation group. With respect to public equity securities and public equity-related securities, the allocation generally reflects a pro rata participation in the investment opportunity among participating client accounts. Allocations may be adjusted under specific circumstances, such as situations of scarcity where pro rata allocations would result in de minimis positions or odd lots.
The application of relevant allocation factors may result in non-pro rata allocations, and particular client accounts (including client accounts in which the Investment Manager and its affiliates or related persons, or their respective officers, directors or employees, including portfolio managers or senior managers, have an interest) may receive an allocation when other client accounts do not or receive a greater than pro-rata allocation. There can be no assurance that a particular investment opportunity will be allocated in any particular manner, and circumstances may occur in which an allocation could have adverse effects on a Fund with respect to the price or size of securities positions obtainable or saleable. All of the foregoing procedures could in certain circumstances adversely affect the price paid or received by a Fund or the size of the position purchased or sold by a Fund (including prohibiting a Fund from purchasing a position) or may limit the rights that a Fund may exercise with respect to an investment.
Allocation of Limited Time and Attention. The portfolio managers for the Funds may devote as much time to the Funds as the Investment Manager deems appropriate to perform their duties in accordance with reasonable commercial standards and the Investment Manager's duties. However, as described above, these portfolio managers are presently committed to and expect to be committed in the future to providing investment advisory and other services for Other Clients and engage in Other Business Activities in which the Funds may have no interest. As a result of these separate business activities, the Investment Manager may have conflicts of interest in allocating management time, services and functions among the Funds and Other Business Activities or Other Clients in that the time and effort of the Funds’ portfolio managers would not be devoted exclusively to the business of the Funds.
Potential Restrictions and Issues Related to Material Non-Public Information. By reason of Other Business Activities as well as services and advice provided to Other Clients, the Investment Manager and its affiliates may acquire confidential or material non-public information and may be restricted from initiating transactions in certain securities and instruments. The Investment Manager will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, the Investment Manager may be unable to initiate a transaction for a Fund’s account that it otherwise might have initiated. As a result, a Fund may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.
Valuation of the Funds’ Investments. Fund assets are valued in accordance with the Trust’s valuation procedures. The valuation of a security or other asset for the Funds may differ from the value ascribed to the same asset by affiliates of the Investment Manager (particularly difficult-to-value assets) or Other Clients because, among other things, they may have procedures that differ from the Funds’ procedures or may have access to different information or pricing vendors or use different models or techniques. The Investment Manager may play a role in the valuation of Fund assets and face a potential conflict with respect to such valuations.
Investments in Other Guggenheim Funds. To the extent permitted by applicable law, the Funds may invest in other funds sponsored, managed, advised or sub-advised by the Investment Manager. Investments by a Fund in such funds present potential conflicts of interest, including potential incentives to invest in smaller or newer funds to increase asset levels or provide greater viability and to invest in funds managed by the portfolio manager(s) of the Fund. As disclosed in the Prospectus and this SAI, the Investment Manager has agreed to waive certain fees associated with these investments. In other circumstances, the Investment Manager may make investments for clients for various portfolio management purposes in limited partnerships or similar vehicles that are managed or otherwise serviced by affiliates of the Investment Manager that will be compensated for such services.
Potential Conflicts Associated with the Investment Manager and its Affiliates Acting in Multiple Capacities Simultaneously.
Principal and Cross Transactions. The Investment Manager may, to the extent permitted under applicable law, effect client cross transactions where the Investment Manager causes a transaction to be effected between a Fund and an Other Client; provided, that conditions set forth in SEC rules under the 1940 Act are followed. Cross transactions present an inherent conflict of interest because the Investment Manager represents the interests of both the selling account and the buying account in the same transaction, and the Investment Manager could seek to treat one party to the cross transaction more favorably than the other party. The Investment Manager has policies and procedures designed to mitigate these conflicts and help ensure that any cross transactions are in the best interests of, and appropriate for, all clients involved and the transactions are consistent with the Investment Manager's fiduciary duties and obligation to seek best execution and applicable rules.

Investment Manager and its Affiliates May Act in Multiple Commercial Capacities. Subject to applicable law and subject to the provisions of the 1940 Act and rules thereunder, the Investment Manager may cause the Funds to invest in securities, bank loans or other obligations of companies or structured product vehicles that result in commissions, initial or ongoing fees, or other remuneration paid to (and retained by) the Investment Manager or one of its affiliates. Such investments may include (i) investments that the Investment Manager or one of its affiliates originated, arranged or placed, (ii) investments in which the Investment Manager's affiliate provided investment banking, financial advisory or similar services to a party involved in the transaction to which the investment relates (such as acquisition financing in a transaction in which the Investment Manager's affiliate represented the buyer or seller); (iii) investments where the Investment Manager or its affiliates provided services to a transaction participant or other third party, (iv) investments where the Investment Manager or one of its affiliates acts as the collateral agent, administrator, originator, manager, or other service provider, and (v) investments that are secured or otherwise backed by collateral that could include assets originated, sold or financed by the Investment Manager or its affiliates, investment funds or pools managed by the Investment Manager or its affiliates or assets or obligations managed by the Investment Manager or its affiliates. Commissions, fees, or other remuneration payable to the Investment Manager or its affiliates in these transactions may present a potential conflict in that the Investment Manager may be viewed as having an incentive to purchase such investments to earn, or facilitate its affiliates’ ability to earn, such additional fees or compensation.
In some circumstances, and also subject to applicable law, the Investment Manager may cause the Funds to invest in or provide financing to issuers or borrowers, or otherwise participate in transactions, in which the issuer, borrower or another transaction party (such as a placement agent or arranger) is, or is a subsidiary or affiliate of or otherwise related to, (a) an Other Client or (b) a company with which Guggenheim Related Persons, or officers or employees of the Investment Manager, have investment, financial or other interests or relationships (including but not limited to directorships or equivalent roles). The financial interests of the Investment Manager's affiliates or their related persons in issuers or borrowers create potential conflict between the economic interests of these affiliates or related persons and the interests of the Investment Manager's clients. In addition, to the extent that a potential issuer or borrower (or one of its affiliates) is an advisory client of the Investment Manager, or the Investment Manager’s advisory client is a lender or financing provider to the Investment Manager or its affiliates (including a parent), a potential conflict may exist as the Investment Manager may have an incentive to favor the interests of those clients relative to those of its other clients.
Because of limitations imposed by applicable law, notably by provisions of the 1940 Act and rules thereunder, the involvement or presence of the Investment Manager's affiliates in the offerings described above or the financial markets more broadly may restrict a Fund’s ability to acquire some securities or loans, even if they would otherwise be desirable investments for the Funds, or affect the timing or price of such acquisitions or the sale of an investment, which may adversely affect Fund performance.
Subject to applicable law and regulation, personnel of the Guggenheim Entities may support the overall investment management functions of the Investment Manager but may be subject to potential conflicts of interest with respect to certain investment opportunities and, as such, may have an incentive to identify investment opportunities for, and allocate investment opportunities to, third-parties. Similarly, to the extent that other Guggenheim Entities sponsor and manage funds that compete with the Fund’s investment programs, these funds may reduce capacity otherwise available to the Fund.
To the extent permitted by applicable law, the Investment Manager and its affiliates may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Funds, or with respect to portfolio holdings of the Funds, or which may be otherwise based on or seek to replicate or hedge the performance of the Funds. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Funds.
Present and future activities of the Investment Manager and its affiliates (and the role and relationships of the Investment Manager's personnel with other Guggenheim Entities), in addition to those described in this SAI, may give rise to additional or different conflicts of interest.
Portfolio Manager Compensation. As discussed above, portfolio managers may own Fund shares and a portion of their compensation may include equity in the form of shares of certain funds (other than the Funds) managed by the particular portfolio manager.  As a result, a potential conflict of interest may arise to the extent a portfolio manager owns or has an interest in shares of a specific Fund or fund that he or she manages.  These personal investments may create an incentive for a portfolio manager to favor such Fund(s) or fund(s) over other advisory clients, including other Funds.
PROXY VOTING

The Board has delegated to the Investment Manager the final authority and responsibility for voting proxies with respect to each Fund’s underlying securities holdings.
The Investment Manager’s Proxy Voting Policies and Procedures (in this section, “Procedures”) are designed to ensure that proxies are voted in the best interests of the applicable Fund. Where the Investment Manager has been delegated the responsibility for voting proxies, it will take reasonable steps under the Procedures to ensure that proxies are received and voted in the best long-term interests of its clients. The Investment Manager will consider all relevant factors without giving undue weight to the opinions of others individuals or groups who may have an economic interest in the outcome of the proxy vote.
The financial interest of the Investment Manager’s clients is the primary consideration in determining how proxies should be voted. Any material conflicts of interest between the Investment Manager and its clients with respect to proxy voting are resolved in the best interests of the clients. Corporate actions, such as rights offerings, tender offers, and stock splits or actions initiated by holders of a security rather than the issuer (such as reset rights for a CLO) or legal actions, such as bankruptcy proceedings or class action lawsuits are outside the scope of the Procedures.
The Investment Manager has adopted the proxy voting guidelines of an outside proxy voting firm, ISS, as the Investment Manager’s proxy voting guidelines (in this section, “Guidelines”). The Investment Manager has also engaged ISS to act as agent for the proxy process, to maintain records on proxy votes for its clients, and to provide independent research on corporate governance, proxy and corporate responsibility issues. At inception, the Investment Manager will assess the Procedures to determine which Guidelines will be followed. The Investment Manager reviews the Guidelines and ISS’s performance of its duties as agent at least annually. The Investment Manager may override the Guidelines recommending a vote on a particular proposal if the Investment Manager determines a different vote to be in the best interest of the client or if required to deviate under applicable law, rule or regulation. If a proposal is voted contrary to the ISS Guidelines, the reasons will be documented in writing by the Investment Manager
The Investment Manager seeks to vote securities in the best interest of clients, and will apply the Guidelines regardless whether the issuer, a third party, or both solicit the Investment Manager’s vote.
In the absence of contrary instructions received from the Investment Manager, ISS will vote proxies in accordance with the ISS Guidelines, as such Guidelines may be revised from time to time. The Investment Manager will typically vote proxies itself in two scenarios: (1) the Guidelines do not address the proposal; and (2) the Investment Manager has decided to vote some or all of the shares contrary to the Guidelines.

(1)
Proposals not addressed by Guidelines: ISS will notify the Investment Manager of all proxy proposals that do not fall within the Guidelines (i.e., proposals which are either not addressed in the Guidelines or proposals for which the Investment Manager has indicated that a decision will be made on a case-by-case basis, such as fixed-income securities). If the Investment Manager determines that there is no material conflicts of interest, the proposal will be voted in accordance with the recommendation of its regular process. If there is a material conflict of interest, the Investment Manager will follow the procedures outlined below.

(2)
Proposal to be voted contrary to Guidelines: When the Investment Manager decides that a proposal should be voted contrary to the Guidelines, because it believes it is in the best interest of the client to do so, the Investment Manager will determine whether there is a material conflict of interest as to that proposal. If the Investment Manager determines that there is no material conflict of interest, the Investment Manager will notify override the proposal from ISS. If there is a material conflict of interest, the Investment Manager will follow the procedures outlined below.

The Investment Manager occasionally may be subject to conflicts of interest in the voting of proxies due to relationships it maintains with persons having an interest in the outcome of particular votes. Common examples of conflicts in the voting of proxies are: (a) the Investment Manager or an affiliate of the Investment Manager provides or is seeking to provide services to the company on whose behalf proxies are being solicited, (b) an employee of the Investment Manager or its affiliate has a personal relationships with the company’s management or another proponent of a proxy issue, or (c) an immediate family member of the employee of the Investment Manager or its affiliates is a director or executive officer of the company. If a material conflict of interest exists as determined by the Investment Manager, the Investment Manager will attempt to resolve the conflict consistent with the procedures below. In certain cases, the Investment Manager may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Fund.
If the Guidelines do not address a proposal, or the Investment Manager wishes to vote a proposal contrary to the Guidelines, or ISS does not provide a recommendation on a proposal, and the Investment Manager has a material conflict of interest as to the vote, then the Investment Manager may resolve the conflict in any of the following ways, as recommended by the Committee:

•	Refer Proposal to the Client - the Investment Manager may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.

•
Obtain Client Ratification - If the Investment Manager is in a position to disclose the conflict to the client (i.e., such information is not confidential), the Investment Manager may determine how it proposes to vote the proposal on which it has a conflict, fully disclose the nature of the conflict to the client, and obtain the client’s consent for how the Investment Manager will vote on the proposal (or otherwise obtain instructions from the client on how the proxy on the proposal should be voted).

•	Abstain from voting.

•
Use another Independent Third Party for All Proposals - Subject to any client imposed proxy voting policies, the Investment Manager may vote all proposals in a single proxy according to the policies of an independent third party other than ISS (or have the third party vote such proxies).

•
Use another Independent Third Party to Vote Only the Specific Proposals that Involve a Conflict - Subject to any client imposed proxy voting policies, the Investment Manager may use an independent third party other than ISS to recommend how the proxy for specific proposals that involve a conflict should be voted (or have the third party vote such proxies).

The method selected by the Investment Manager to resolve the conflict may vary from one instance to another depending upon the facts and circumstances of the situation, but in each case, consistent with its duty of loyalty and care.
Clients may obtain information about how the Investment Manager voted proxies on their behalf by contacting the Investment Manager.
The Funds are required to file Form N-PX with the SEC with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. Once filed, Form N-PX will be available without charge: (1) from the Funds, upon request by calling 800.820.0888, and (2) on the SEC’s website at www.sec.gov.
DISTRIBUTOR

Guggenheim Funds Distributors, LLC (the “Distributor”), 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850, a Delaware limited liability company, may receive compensation, including both commissions and spreads in connection with the placement of portfolio transactions. The amount of brokerage commissions paid by a Fund may change from year to year because of, among other things, changing net asset values, shareholder activity, and/or portfolio turnover.
The Distribution Agreement between Guggenheim Funds Distributors, LLC and the Trust became effective as of March 1, 2014, and is renewable annually either by the Board or by a vote of a majority of the Fund’s outstanding securities, and in either event, by a majority of the Board who are not parties to the agreement or interested persons of any such party. The agreement may be terminated by either party upon 60 days’ written notice.
The Trust does not pay the Distributor a fee for the services rendered under the Distribution Agreement between the Distributor and the Trust.
ALLOCATION OF PORTFOLIO BROKERAGE

Below is a summary of brokerage allocation policies for the Investment Manager. The Investment Manager is responsible for purchasing and selling securities and other assets for each Fund.
The Investment Manager makes investment decisions for each Fund it advises (or sub-advises, if applicable), selects brokers and dealers to effect transactions and negotiates price, commissions, and markups or markdowns or spreads, if any, with respect to these transactions. The Investment Manager has adopted policies and procedures that it believes are reasonably designed to obtain best execution for portfolio transactions and to allocate investment opportunities among the Funds and the Investment Manager’s other clients fairly, equitably and in a non-preferential manner over time.
The Investment Manager has discretionary trading authority on behalf of the Funds and it’s other clients, and has a duty to each of the Funds (and its other clients) to seek the most favorable execution for each portfolio transaction it makes on their behalf. In furtherance of achieving the most favorable execution, the Investment Manager will generally conduct business with brokers that, in its judgment, are reputable and financially stable. When reviewing brokers, the Investment Manager may consider, including, without limitation, the size and type of transaction, access to liquidity, execution efficiency and capability, and other factors it may deem appropriate. The Investment Manager uses its judgment to select a broker or dealer on the basis of how a transaction can be executed to achieve the most favorable execution for its client under the circumstances. Accordingly, the Investment Manager is not obligated to choose the broker or dealer offering the lowest available commission rate or the lowest possible execution cost on a transaction. The Investment Manager and its affiliates do not currently participate in soft dollar arrangements.
The Investment Manager may aggregate trade orders for one or more Funds and/or its other clients in a particular security when it believes that doing so is in the best interests of all participating clients and is in furtherance of its duty to seek best execution. Aggregation of trade orders may result in an overall benefit to a Fund because it may achieve efficiencies in execution and reduce trading costs. When aggregating trades, the Investment Manager will continue to seek best execution, treat all participating clients fairly and ensure participating clients pay the same price, net of transaction costs. The Investment Manager will allocate orders objectively and in a fair and equitable manner in relation to the objectives, investment strategies, account constraints and restrictions, and relative exposure to asset classes of the Fund(s) and other client accounts involved. Generally, the Investment Manager will allocate these orders pro rata among participating clients. In some cases, the Investment Manager may use various other methods of allocation that are considered to be consistent with the Investment Manager’s established policies and procedures.

During the Funds' three most recently completed fiscal years, no Fund paid any brokerage commissions. For the fiscal year ended September 30, 2019, no Fund or its Investment Manager, through an agreement or understanding with a broker, or otherwise through an internal allocation procedure, directed the Fund’s brokerage transactions to a broker because of research services provided.

SECURITIES OF REGULAR BROKER-DEALERS
In certain cases, a Fund, as part of its principal investment strategies, or otherwise as a permissible investment, will invest in the securities of the regular broker-dealers that its Investment Manager uses to effect brokerage transactions for the Funds. As of the end of the Funds’ most recently completed fiscal year, the following Funds owned securities of their “regular brokers or dealers” or their parents, as defined in Rule 10b-1 under the 1940 Act, in the aggregate amounts shown below:

Fund	Issuer/Regular Broker-Dealer	Aggregate Amount of Securities Owned
Guggenheim Strategy Fund II	J.P. Morgan Chase Bank, N.A.	$1,626,929
	Credit Suisse AG	$1,070,873
	Goldman Sachs & Co. LLC	$3,699,863
	Bank of America Securities, Inc.	$3,441,689
	Citigroup Global Markets Inc.	$761,192
	Barclays Bank PLC	$4,445,999
	BNP Paribas	$6,900,000
	Societe Generale	$6,821,819
	J.P. Morgan Securities LLC	$4,205,000
	Barclays Capital Inc.	$1,853,850
Guggenheim Strategy Fund III	Credit Suisse AG	$950,775
	Goldman Sachs & Co. LLC	$3,035,667
	Mizuho Securities USA LLC	$2,580,008
	Citigroup Global Markets Inc.	$2,045,068
	Morgan Stanley & Co. LLC	$1,125,988
	Bank of America Securities, Inc.	$1,902,472
	J.P. Morgan Chase Bank, N.A.	$673,185
	Nomura Securities International, Inc.	$71,398
	Barclays Bank PLC	$3,796,698
	BNP Paribas	$5,750,000
	Societe Generale	$5,588,327
	J.P. Morgan Securities LLC	$5,232,000
	Deutsche Bank AG	$2,573,000
	Barclays Capital Inc.	$1,509,434
HOW NET ASSET VALUE IS DETERMINED

The following information supplements and should be read in conjunction with the section in the Prospectus entitled “Determination of Net Asset Value.” Neither the Prospectus nor the following information is intended to reflect an exhaustive list of the methodologies a Fund may use to value its investments. The methodologies summarized in the Prospectus and below may not represent the specific means by which a Fund’s investments are valued on any particular business day.
The NAV of a Fund serves as the basis for the purchase and redemption price of that Fund’s shares. The NAV of a Fund is calculated by dividing the market value of the Fund’s securities plus the value of its other assets, less all liabilities, by the number of outstanding shares of the Fund.
The Board has adopted policies and procedures for the valuation of the Funds' investments (the “Valuation Procedures”). Pursuant to the Valuation Procedures, the Board has delegated to a valuation committee, consisting of representatives from the Investment Manager’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), the day-to-day responsibility for implementing the Valuation Procedures, including, under most circumstances, the responsibility for determining the fair value of the Funds' securities and/or other assets.
In general, portfolio securities and assets of a Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of a Fund for which market quotations are not readily available or are deemed not reliable, the Fund will fair value those securities and assets in good faith using methods approved by the Board of Trustees. The Valuation Procedures permit the Funds to use a variety of valuation methodologies in connection with valuing the Funds' investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.

Valuations of the Funds' securities and other assets are supplied primarily by independent third party pricing services appointed pursuant to the processes set forth in the Valuation Procedures. The Funds' officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation Committee believes are reasonably designed to approximate the amount that a Fund would receive upon the sale of the portfolio security or asset. When providing valuations to the Funds, pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Pricing services face the same challenges as the Funds in valuing securities and assets and may rely on limited available information. If the pricing service cannot or does not provide a valuation for a particular investment, or such valuation is deemed unreliable, such investment is fair valued.
Quotes from broker-dealers (i.e, prices provided by a broker-dealer or other market participant, which may or may not be committed to trade at that price), adjusted for fluctuations in criteria such as credit spreads and interest rates, may also be used to value a Fund’s securities and assets. Quotes from broker-dealers vary in terms of depth (e.g., provided by a single broker-dealer) and frequency (e.g., provided on a daily, weekly, or monthly basis, or any other regular or irregular interval). Although quotes from broker-dealers are typically received from established market participants, a Fund may not have the transparency to view the underlying inputs which support such quotes. Significant changes in a quote from a broker-dealer would generally result in significant changes in the fair value of the security.
U.S. Government securities are valued by pricing services, the last traded fill price, or at the reported bid price at the close of business.
Debt securities with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Short-term debt securities with a maturity of 60 days or less at acquisition are valued at amortized cost, provided such amount approximates market value.
CLOs, CDOs, MBS, ABS, and other structured finance securities are generally valued using a pricing service.
Repurchase agreements are generally valued at amortized cost, provided such amounts approximate market value.
Equity securities listed or traded on a recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System shall generally be valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there is no sale on the valuation date, exchange-traded U.S. equity securities will be valued on the basis of the last bid price.
Open-end investment companies are valued at their NAV as of the close of business, on the valuation date. Exchange-traded funds and closed-end investment companies are valued at the last quoted sale price.
Exchange-traded options are valued at the mean of the bid and ask prices on the principal exchange on which they are traded. OTC options are valued using a price provided by a pricing service.
Forward foreign currency exchange contracts are valued daily based on the applicable exchange rate of the underlying security.
The value of an interest rate swap agreement entered into by a Fund is determined using the prior day’s Chicago Mercantile Exchange closing price, adjusted for the current day's spreads. The values of other swap agreements entered into by a Fund are accounted for using the unrealized appreciation or depreciation on the agreements that are determined by marking the agreements to the last quoted value of the index or other underlying positions that the swaps pertain to at the close of the NYSE.
Typically, loans are valued using information provided by pricing services that use broker quotes, among other inputs. If the pricing service cannot or does not provide a valuation for a particular loan, or such valuation is deemed unreliable, such investment is valued based on a quote from a broker-dealer or is fair valued by the Valuation Committee. Funds that invest in loans or asset-backed securities as part of their investment strategies may have a significant amount of these instruments that are fair valued.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the New York Stock Exchange (“NYSE”). The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m. Investments in foreign securities may involve risks not present in domestic investments. The Valuation Committee will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Valuation Committee and the Investment Manager are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Investment Manager, subject to review and approval by the Valuation Committee, pursuant to methods established or ratified by the Board. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued for reasonableness. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. In connection with futures contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.
A Fund may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Funds determine their NAV. There can be no assurance in each case that significant events will be identified.
Proportions of a Fund's investments that are fair valued vary from time to time and a Fund may fair value a significant amount of its portfolio securities and assets. The Funds' shareholder reports contain more information about the Funds' holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Funds' valuation procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Funds' valuation procedures are designed to value a portfolio security or asset at the price a Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that a Fund would receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.
HOW TO REDEEM SHARES

Each Fund redeems its shares continuously and investors may sell their shares back to the Funds on any Business Day. You may redeem all or any portion of your Fund shares at the Funds’ next determined NAV calculated after your redemption order is received in good order by your financial intermediary or the Transfer Agent.
Each Fund typically expects to meet redemption requests by using holdings of cash or cash equivalents or proceeds from the sale of portfolio holdings (or a combination of these methods) unless it believes that circumstances warrant otherwise. For example, under stressed market conditions, as well as during emergency or temporary circumstances, each Fund may distribute redemption proceeds in-kind (rather than in cash), access a line of credit, or overdraft facility, or borrow through other sources (e.g., reverse repurchase agreements or engage in certain types of derivatives), to meet redemption requests. Each Fund may also use these redemption methods if the Fund believes, in its discretion, that it is in the best interests of the Fund and its remaining shareholders. Redemptions in-kind involve the payment of some or all of your redemption proceeds in securities with a market value equal to the redemption amount. If a Fund redeems your shares in kind, you may bear transaction costs and will bear market risks until such time as such securities are converted to cash.
A Fund may suspend the right of redemption, or postpone the date of payment or satisfaction upon redemption, of shares for more than seven days (i) for any period (a) during which the NYSE is closed other than customary week-end and holiday closings or (b) during which trading on the NYSE is restricted, (ii) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders.
Redemptions In-Kind—Each Fund reserves the right to use redemptions in-kind at all times, including during stressed conditions or other circumstances. A Fund may satisfy a redemption request by distribution in-kind of securities for a variety of purposes, such as tax management and liquidity risk management, as well as in instances of large redemptions. A Fund may also satisfy redemption requests entirely through redemptions in-kind upon the request of a shareholder. In each case, such redemption in-kind would be effected in accordance with the 1940 Act and rules thereunder.
As described above, the Funds reserve the right, in their discretion, to satisfy redemptions, either totally or partially, by a distribution in-kind of securities (instead of cash) from the applicable Fund’s portfolio (“redemption in-kind”). The securities distributed in such a redemption in-kind distribution would be valued at the same value as that assigned to them in calculating the NAV of the shares being redeemed and generally represent a pro rata portion of Fund portfolio assets subject to certain adjustments (e.g., for non-transferable investments, odd lots or small lots of securities, and derivatives). In the case of a non-pro rata distribution, the distribution would be subject to the Trust’s officers and the Trust’s Liquidity Risk Management Program Administrator, in consultation with the portfolio managers and other personnel of the Investment Manager, as deemed warranted or appropriate, determining that the distribution is fair and not disadvantageous to the redeeming or remaining shareholders.
In the event a shareholder were to receive a redemption in-kind of portfolio securities of the Funds, it would be the responsibility of the shareholder to dispose of the securities, which may result in capital gains or other tax consequences. The shareholder would bear market risks and thus be at risk that the value of the securities would decline prior to their sale or would be sold at a price that differs from their original value, that it would be difficult to sell the securities, and that brokerage fees and other transaction costs could be incurred.
DIVIDENDS AND TAXES

It is each Fund’s policy to pay dividends from net investment income monthly and to distribute realized capital gains (if any) in excess of any capital losses and capital loss carryovers, at least once a year. All such dividends and distributions are automatically reinvested on the payable date in shares of each Fund at NAV, as of the record date (reduced by an amount equal to the amount of the dividend or distribution), unless the Transfer Agent is previously notified in writing by the shareholder that such dividends or distributions are to be received in cash. A shareholder may request that such dividends or distributions be directly deposited to the shareholder’s bank account.
Each Fund will not pay dividends or distributions of less than $25 in cash but will automatically reinvest them in additional shares. Distributions of net investment income and any short-term capital gains by the Fund are taxable as ordinary income whether received in cash or reinvested in additional shares.
Tax Considerations—The following summarizes certain federal income tax considerations generally affecting each Fund and its shareholders. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here is not intended as a substitute for careful tax planning. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, possibly with retroactive effect. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, and disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.
Each Fund has elected and intends to qualify annually to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, each Fund must, among other things: (1) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership, or other income derived with respect to its business of investing in such stock, securities, or currencies (the “Qualifying Income Test”); (2) diversify its holdings so that, at the end of each quarter of the taxable year (or within 30 days after such quarter), (a) at least 50% of the value of the Fund’s assets is represented by cash, cash items, U.S. government securities, the securities of other regulated investment companies, and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of its total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies), of two or more issuers which the Fund controls (as that term is defined in the relevant provisions of the Code) and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or of one or more qualified publicly traded partnerships; and (3) distribute dividends of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest, and net short-term capital gains in excess of any net long-term capital losses), determined without regard to the deduction for dividends paid, plus its net tax-exempt interest each taxable year (the “Annual Minimum Distribution Requirement”).
The Treasury Department is authorized to promulgate regulations under which foreign currency gains would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities (or options and futures with respect to securities). To date, no such regulations have been issued.
Certain requirements relating to the qualification of each Fund as a regulated investment company may limit the extent to which each Fund will be able to engage in certain investment practices, including transactions in futures contracts and other types of derivative securities transactions. In addition, if a Fund were unable to dispose of portfolio securities due to settlement problems relating to foreign investments or due to the holding of illiquid securities, the Fund’s ability to qualify as a regulated investment company might be affected.
Assuming a Fund qualifies as a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the net short-term capital losses), if any, that it distributes to shareholders. Each Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains.
Generally, regulated investment companies, like the Funds, must distribute amounts on a timely basis in accordance with a calendar year distribution requirement in order to avoid a nondeductible 4% federal excise tax. Generally, to avoid the tax, a regulated investment company must distribute in respect of each calendar year an amount at least equal to the sum of: (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the 12-month period ending on October 31 of the calendar year, and (3) all ordinary income and capital gains for previous years that were not distributed or taxed during such years and on which the regulated investment company paid no federal income tax. To avoid application of the excise tax, each Fund intends to make its distributions in accordance with the calendar year distribution requirement. A distribution will be treated as paid on December 31 of a calendar year if it is declared by the Fund in October, November or December of that year to shareholders of record on a date in such a month and paid by the Fund during January of the following calendar year. Such distributions are taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
If a Fund were unable to distribute an amount at least equal to the Annual Distribution Requirement within applicable time periods, the Fund would not qualify for the favorable federal income tax treatment afforded regulated investment companies, or, even if it did so qualify, it might become liable for federal taxes on undistributed income. In addition, the ability of the Fund to obtain timely and accurate information relating to its investments is a significant factor in complying with the requirements applicable to regulated investment companies in making tax-related computations. Thus, if the Fund were unable to obtain accurate information on a timely basis, it might be unable to qualify as a regulated investment company, or its tax computations might be subject to revisions (which could result in the imposition of taxes, interest and penalties).

All dividends from net investment income, together with distributions of any realized net short-term capital gains, whether paid direct to the shareholder or reinvested in shares of the Fund, are generally taxable as ordinary income.

For federal income tax purposes, dividends paid by a Fund from net investment income may qualify for the corporate stockholder’s dividends received deduction to the extent the Fund reports the amount distributed as a qualified dividend. The aggregate amount reported as a qualified dividend by the Fund cannot exceed the aggregate amount of dividends received by the Fund from domestic corporations for the taxable year. The corporate dividends received deduction will be limited if the shares with respect to which the dividends are received are treated as debt-financed or are deemed to have been held less than 46 days. In addition, a corporate stockholder must hold Fund shares for at least 46 days as well as satisfy certain other requirements to be eligible to claim the dividends received deduction.
The excess of net long-term capital gains over short-term capital losses realized and distributed by a Fund or reinvested in Fund shares will generally be taxable to shareholders as long-term capital gain. Capital gains from assets held for one year or less will be taxed as ordinary income. Distributions will be subject to these capital gains rates regardless of how long a shareholder has held Fund shares. Advice as to the tax status of each year’s dividends and distributions will be mailed annually. A purchase of shares shortly before payment of a dividend or distribution may be disadvantageous because the dividend or distribution to the purchaser has the effect of reducing the per share NAV of the shares by the amount of the dividends or distributions. In addition, all or a portion of such dividends or distributions (although in effect a return of capital) may be taxable.
The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is ranges between 0% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. The aggregate amount designated as qualified dividend income by a Fund cannot exceed the aggregate amount of dividends received by the Fund from domestic corporations and certain qualified foreign corporations for the taxable year. Qualified dividend income will be limited if the shares with respect to which certain eligible dividends are received are deemed to have been held less than 61 days. The rate reductions do not apply to corporate taxpayers or to foreign shareholders. A Fund will be able to separately report distributions of any qualifying long-term capital gains or qualifying dividends earned by the Fund that would be eligible for the lower maximum rate. A Fund shareholder would also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower rate. Distributions from income derived from interest on bonds and other debt instruments will not generally qualify for the lower rates.
Given the investment strategies of the Funds, it is not anticipated that a significant portion of the dividends paid by the Funds would be eligible for the corporate dividends received deduction (when received by a corporate shareholder) or for designation as qualified dividend income (when received by an individual shareholder).
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
Generally, gain or loss realized upon the sale or redemption of shares (including the exchange of shares for shares of another fund) will be capital gain or loss if the shares are capital assets in the shareholder’s hands and will be taxable to shareholders as a long-term capital gain or loss if the shares had been held for more than one year at the time of sale or redemption. Capital gain or loss on shares held as capital assets for less than one year will be taxable to shareholders as short-term capital gain or loss. Investors should be aware that any loss realized upon the sale, exchange or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of any distribution of long-term capital gain to the shareholder with respect to such shares. In addition, any loss realized on a sale, exchange or redemption of shares will be disallowed to the extent the shares disposed of are replaced within a period of 61 days, beginning 30 days before and ending 30 days after the date the shares are disposed of, such as pursuant to the reinvestment of dividends. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.
Each Fund does not expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). As a result, for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders' allocable shares of the management fees paid to our investment adviser and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder allocable share of these fees and expenses for the calendar year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. shareholder's allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. Miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.
Cost Basis Reporting—Shares acquired on or after January 1, 2012 are generally considered covered shares. The Funds must generally report cost basis information to you and the Internal Revenue Service (“IRS”) when covered shares are redeemed. The Fund will use a default average cost method for reporting your cost basis for covered shares, unless you instruct us otherwise in writing, to use another method. If you wish to choose another default cost basis method for your account you may select among: FIFO (“first-in-first-out”), LIFO (“last-in-first-out”) and HIFO (“highest-cost-in-first-out). For redemptions of shares acquired before January 1, 2012 (“non-covered shares”), each Fund is not required to report cost basis information to you or the IRS.
Accounts opened through a financial intermediary may be subject to different cost basis policies. For more information about your financial intermediary’s rules and procedures, you should contact your financial intermediary directly.
Fund shareholders should consult with their tax advisors to determine the appropriate IRS-accepted cost basis method for their tax situation and to obtain more information about how the new cost basis rules apply to their particular circumstances.
Back-up Withholding—Each Fund generally will be required to withhold federal income tax (currently at a rate of 24%) (“back-up withholding”) from dividends paid, capital gain distributions and redemption proceeds to shareholders if (1) the shareholder fails to furnish the Fund with the shareholder’s correct taxpayer identification number or social security number; (2) the IRS notifies the shareholder or the Fund that the shareholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the shareholder fails to certify that he or she is not subject to back-up withholding. Any amounts withheld may be credited against the shareholder’s federal income tax liability.
Passive Foreign Investment Companies—The Funds may invest in stocks of foreign companies that are treated under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is treated as a PFIC if at least one half of its assets constitutes investment-type assets or 75% or more of its gross income is investment-type income. Under the PFIC rules, an “excess distribution” received with respect to PFIC stock is treated as having been realized ratably over a period during which a Fund held the PFIC stock. A Fund itself generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior taxable years (an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) even though the Fund distributes the corresponding income to shareholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.
The Funds may be able to elect alternative tax treatment with respect to PFIC stock. Under an election that may be available, a Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC (the "mark-to-market election"). If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. In addition, another election may be available that would involve marking to market a Fund’s PFIC stock at the end of each taxable year with the result that unrealized gains are treated as though they were realized. If this election were made, any tax at the Fund level under the PFIC rules generally would be eliminated, but the Fund could, in limited circumstances, incur nondeductible interest charges. Each Fund’s intention to qualify annually to be subject to tax as a regulated investment company may limit each Fund’s elections with respect to PFIC stock.
Although not required to do so, it is likely that the Fund will choose to make the mark-to-market election with respect to PFIC stock acquired and held. If this election is made, the Fund may be required to make ordinary dividend distributions to its shareholders based on the Fund’s unrealized gains for which no cash has been generated through disposition or sale of the shares of PFIC stock.
Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject the Fund itself to tax on certain income from PFIC stock, the amount that must be distributed to shareholders and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock.
Options, Futures, Forward Contracts and Swap Agreements—Certain options, futures contracts, and forward contracts in which the Fund may invest may be “Section 1256 contracts.” Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses; however, foreign currency gains or losses arising from certain Section 1256 contracts may be treated as ordinary income or loss. Also, Section 1256 contracts held by the Fund at the end of each taxable year (and at certain other times as prescribed pursuant to the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.
Generally, the hedging transactions undertaken by the Funds may result in “straddles” for U.S. federal income tax purposes. The straddle rules may affect the amount, timing and character of gains (or losses) realized by the Funds. The transactions may increase the amount of short-term capital gain realized by the Funds which is taxed as ordinary income when distributed to shareholders. In addition, losses realized by the Funds on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, swap agreements and other financial contracts to the Funds are not entirely clear.
The Fund may make one or more of the elections available under the Code which are applicable to straddles. If the Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased as compared to a fund that did not engage in such hedging transactions.
Because only a few regulations regarding the treatment of swap agreements and related caps, floors and collars, have been implemented, the tax consequences of such transactions are not entirely clear. The Funds intend to account for such transactions in a manner deemed by them to be appropriate, but the IRS might not necessarily accept such treatment. If it did not, the status of such Fund as a regulated investment company might be affected or taxes and interest may be imposed upon the examination and challenged by the IRS.
Certain Fund investments may be subject to special U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (iv) adversely affect when a purchase or sale of stock or securities is deemed to occur, (v) adversely alter the intended characterization of certain complex financial transactions and (vi) produce income that will not constitute qualifying income for purposes of the Qualifying Income Test. The application of these rules could cause a Fund to be subject to U.S. federal income tax or the nondeductible 4% excise tax and, under certain circumstances, could affect the Fund’s status as a regulated investment company. The Funds will monitor its investments and may make certain tax elections in order to mitigate the effect of these provisions.
The requirements applicable to each Fund’s qualification as a regulated investment company may limit the extent to which the Fund will be able to engage in transactions in options, futures contracts, forward contracts, swap agreements and other financial contracts.
Market Discount—If the Fund acquires a debt security at a price below the lower of the adjusted issue price or stated redemption price of such debt security, the excess of its stated redemption price over its acquisition price constitutes “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Fund in each taxable year in which the Fund owns an interest in such debt security and receives a principal payment on it. In particular, the Fund will be required to allocate that principal payment first to a portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (1) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (2) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Fund at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Fund, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount.” Each Fund may elect to include market discount in income currently. If this election is made by any Fund, it will apply to all debt securities that such Fund holds which have market discount.
Original Issue Discount—Certain debt securities acquired by the Funds may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Funds, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies.
Some debt securities may be purchased by the Funds at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).
Constructive Sales—These rules may affect timing and character of gain if a Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Fund enters into certain transactions in property while holding substantially identical property, the Fund would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Fund’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Fund’s holding period and the application of various loss deferral provisions of the Code.
Foreign Taxation—Income earned by the Funds on securities from sources within a foreign country as well as gains realized by the Funds from the sale or other dispositions of such securities may be subject to withholding or other taxes imposed by that country. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.
The imposition of such taxes will reduce the amount of dividends and distributions paid to the Fund’s shareholders. If more than 50% of the value of a Fund’s total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible and may elect to treat a proportionate amount of certain foreign taxes paid by it as a distribution to each shareholder which would generally permit each shareholder (1) to credit this amount (subject to applicable limitations) or (2) to deduct this amount for purposes of computing its U.S. federal income tax liability. Each Fund will notify you if it makes this election.
Furthermore, the amount of the foreign tax credit that is available may be limited to the extent that dividends from a foreign corporation qualify for the lower tax rate on “qualifying dividends.”
Foreign Currency Transactions—Under the Code, gains or losses attributable to fluctuations in exchange rates, which occur between the time a Fund accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time that the Fund actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain futures contracts, forward contracts, options, and similar financial instruments, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains or losses, referred to under the Code as “Section 988” gains or losses, may increase or decrease the amount of a Fund’s investment company taxable income to be distributed to its shareholders as ordinary income.
Foreign Shareholders—Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate or foreign corporation (“foreign shareholder”) depends on whether the income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends

(including distributions of any net short-term capital gains) will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Note that the preferential rate of tax applicable to certain dividends (discussed above) does not apply to dividends paid to foreign shareholders. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of Fund shares, and distributions of net long-term capital gains that are reported as capital gain dividends. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.
Certain properly reported dividends received by a nonresident alien or foreign entity are generally exempt from U.S. federal withholding tax when they (a) are paid in respect of a Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the Non-U.S. stockholder are at least a 10% shareholder, reduced by expenses that are allocable to such income), or (b) are paid in connection with a Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). There can be no assurance given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by us. In the case shares of Fund shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report the payment as a dividend derived from qualified net interest income or qualified short-term capital gain. Moreover, depending on the circumstances, the Funds may report all, some or none of a Fund’s potentially eligible dividends as derived from qualified net interest income or qualified short-term capital gains, and a portion of the Fund’s distributions (e.g. interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding.
The Funds are required to withhold U.S. tax (at a 30% rate) on payments of dividends to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury Department of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
The tax consequences to a foreign shareholder entitled to claim the benefits of any applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Funds, including the applicability of foreign taxes and the potential applicability of the U.S. estate tax.
Other Taxes—The foregoing discussion is general in nature and is not intended to provide an exhaustive presentation of the tax consequences of investing in the Funds. Distributions may also be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Depending upon the nature and extent of the Fund’s contacts with a state or local jurisdiction, the Funds may be subject to the tax laws of such jurisdiction if it is regarded under applicable law as doing business in, or as having income derived from, the jurisdiction. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Funds.
ORGANIZATION

The Trust's Declaration of Trust provides for the issuance of shares of beneficial interest in one or more classes or series.
The Trust has authorized the issuance of an unlimited number of shares of beneficial interest and currently issues its shares in three series. The shares of each series of the Trust represent a pro rata beneficial interest in that series’ net assets and in the earnings and profits or losses derived from the investment of such assets.
Each series of the Trust may issue different classes of shares which participate proportionately based on their relative NAVs in dividends and distributions and have equal voting, liquidation and other rights except that (1) expenses related to the distribution of each class of shares or other expenses that the Board may designate as class expenses from time to time would be borne solely by each class; and (2) each class would have a different designation. When issued and paid for, the shares will be fully paid and non-assessable by the Fund. Shares are transferable, redeemable and assignable.

On certain matters, such as the election of Trustees, all shares of the series of the Trust vote together. On other matters affecting a particular series, such as the investment advisory contract or fundamental policies, only shares of that series are entitled to vote. With respect to all proposals, except a proposal to elect Trustees, a majority vote of the applicable shares at a meeting at which a quorum is present is required for approval of the proposal, except as otherwise required by law. With respect to a proposal to elect Trustees, a plurality vote of the applicable shares at a meeting at which a quorum is present is required for approval of the proposal, except as otherwise required by law.

The Funds do not generally hold annual meetings of shareholders and will do so only when required by law. Shareholders may remove Trustees from office by vote cast in person or by proxy at a meeting of shareholders.
CUSTODIAN, TRANSFER AGENT AND DIVIDEND-PAYING AGENT

The Bank of New York Mellon, 2 Hanson Place, 9th Floor, Brooklyn, New York 11217, acts as custodian for the portfolio securities of the Funds including those held by foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the SEC.
MUFG, 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850, acts as the transfer and dividend-paying agent for each of the Funds pursuant to a Transfer Agency Agreement with the Trust, and acts as the administrative agent for each of the Funds pursuant to a Fund Accounting and Administration Agreement with the Trust, as amended.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trust's independent registered public accounting firm, Ernst & Young LLP audits and reports on the Funds' annual financial statements, reviews certain regulatory reports, prepares the Funds' federal income tax returns, and performs other attestation, auditing, tax and advisory services when engaged to do so by the Trust.
Legal Counsel

Dechert LLP 1900 K Street, NW, Washington, DC 20006, serves as legal counsel to the Trust.
FINANCIAL STATEMENTS

The audited financial statements of the Funds, which are contained in the Funds’ annual report for the most recently completed fiscal year, are incorporated herein by reference. A copy of the Annual Report is provided to every person requesting the SAI.
Family of Funds, for disclosure purposes in this Statement of Additional Information, include series of Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Transparent Value Trust, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Trust and Transparent Value Trust.

APPENDIX A
DESCRIPTION OF BOND RATINGS

Moody’s Investors Service, Inc.—
Aaa. Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa. Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.
A. Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.
Baa. Bonds rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba. Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B. Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa. Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca. Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C. Bonds rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Note: Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Standard & Poor’s Corporation—
AAA. An obligation rated 'AAA' has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.
AA. An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.
A. An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.

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BBB. An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC. Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB. An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.
B. An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.
CCC. An obligation rated 'CCC' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC. An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.
C. An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D. An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed exchange offer.

A-2

702 King Farm Blvd. Suite 200 • Rockville, Maryland 20850 • www.guggenheiminvestments.com

CASHSAI-0120x0121

Statement of Additional Information
January 28, 2020
RELATING TO THE PROSPECTUS DATED JANUARY 31, 2020, AS MAY BE SUPPLEMENTED FROM TIME TO TIME
Guggenheim Strategy Funds Trust (Registrant)
Guggenheim Variable Insurance Strategy Fund III
702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850
301.296.5100
800.820.0888
This Statement of Additional Information is not a prospectus. It should be read in conjunction with the prospectus dated January 31, 2020, as it may be supplemented from time to time. A prospectus may be obtained by writing Guggenheim Funds Distributors, LLC, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850, or by calling 301.296.5100 or 800.820.0888. A copy of the Fund’s Annual and Semi-Annual Reports is available, without charge, by calling the phone numbers listed above.

Investment Manager Guggenheim Partners Investment Management, LLC 100 Wilshire Boulevard, 5th Floor Santa Monica, California 90401	Distributor Guggenheim Funds Distributors, LLC 702 King Farm Boulevard, Suite 200 Rockville, Maryland 20850	Custodian The Bank of New York Mellon 2 Hanson Place, 9th Floor Brooklyn, New York 11217	Independent Registered Public Accounting Firm Ernst & Young LLP 1775 Tysons Boulevard, Tysons, Virginia 22102

GENERAL INFORMATION

Guggenheim Strategy Funds Trust (the “Trust”), which was organized as a Delaware statutory trust on November 8, 2013, is registered with the Securities and Exchange Commission (“SEC”) as an investment company. The Trust is an open-end management investment company that, upon the demand of a shareholder, must redeem its shares and pay the shareholder the next calculated net asset value (“NAV”) thereof in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”) (See “How to Redeem Shares”). The fiscal year end for the Trust (and Fund) is September 30 of each year.
Guggenheim Variable Insurance Strategy Fund III (the “Fund”) is a series of the Trust and the Fund has its own investment objective and policies. Guggenheim Partners Investment Management, LLC (the “Investment Manager”) is the investment manager to the Fund. While there is no present intention to do so, the investment objective and policies of the Fund, unless otherwise noted, may be changed by the Board of Trustees of the Trust (the “Board”) without the approval of shareholders. The Fund is also required to operate within limitations imposed by its fundamental investment policies, which may not be changed without shareholder approval. These limitations are set forth under “Investment Restrictions.” The Fund is classified as “diversified” within the meaning of the 1940 Act. An investment in the Fund does not constitute a complete investment program.
As disclosed in the Prospectus, as may be supplemented from time to time, investors should note that the Fund reserves the right to discontinue offering shares at any time, to merge or reorganize itself or a class of shares, or to cease operations and liquidate at any time. In the event the Board determines to liquidate the Fund, shareholders may be subject to adverse tax consequences. A shareholder would not be entitled to any refund or reimbursement of expenses incurred, directly or indirectly, by the shareholder (such as sales charges, if any, or fees and expenses) as a result of its investment in the Fund. In addition, the shareholder may receive a liquidating amount that is less than the shareholder’s original investment.
INVESTMENT METHODS AND RISK FACTORS

The Fund’s principal investment strategies and the summaries of risks associated with the same are described in the “Fund Summaries” and “Descriptions of Principal Risks” sections of the Fund's Prospectus (the “Prospectus”). The following discussion provides additional information about those principal investment strategies and related risks, as well as information about other investment strategies that the Fund may utilize and related risks that may apply to the Fund, even though they are not considered to be “principal” investment strategies of the Fund. Accordingly, an investment strategy and related risk that is described below, but which is not described in the Fund’s Prospectus, should not be considered to be a principal investment strategy or principal risk applicable to the Fund.
Some of the risk factors related to certain securities, instruments and techniques that may be used by the Fund are described in the “Fund Summaries” and “Descriptions of Principal Risks” sections of the Prospectus and in this SAI. The following is a description of certain additional risk factors related to various securities, instruments and techniques. Also included is a general description of some of the investment instruments, techniques and methods that may be used by the Fund. Although the Fund may employ the techniques, instruments and methods described below, consistent with its investment objective and policies and any applicable law, the Fund is not be required to do so.
General Risk Factors—The NAV per share of the Fund is expected to fluctuate, reflecting fluctuations in the market value of its portfolio positions. There is no assurance that the Fund will achieve its investment objective.

American Depositary Receipts (ADRs)—Each of the Fund may purchase ADRs. ADRs are dollar-denominated receipts issued generally by U.S. banks and which represent the deposit with the bank of a foreign company’s securities. ADRs are publicly traded on exchanges or over-the-counter in the United States. Investors should consider carefully the substantial risks involved in investing in securities issued by companies of foreign nations, which are in addition to the usual risks inherent in domestic investments. See “Foreign Investment Risks,” below. ADRs, European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”) or other securities convertible into securities of issuers based in foreign countries are not necessarily denominated in the same currency as the securities into which they may be converted. In general, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the U.S. securities markets, while EDRs (also referred to as Continental Depositary Receipts (“CDRs”)), in bearer form, may be denominated in other currencies and are designed for use in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs are European

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receipts evidencing a similar arrangement. GDRs are global receipts evidencing a similar arrangement. For purposes of the Fund’s investment policies, ADRs, EDRs and GDRs usually are deemed to have the same classification as the underlying securities they represent. Thus, an ADR, EDR or GDR representing ownership of common stock will be treated as common stock.

Depositary receipts are issued through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the cost of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Asset-Backed Securities—The Fund may also invest in any level of the capital structure of “asset-backed securities,” which are securities that represent an interest in a pool of assets. These include secured debt instruments collateralized by automobile loans, credit card loans, home equity loans, manufactured housing loans, syndicated bank loans, and other types of debt providing the source of both principal and interest. On occasion, the pool of assets may also include a swap obligation, which is used to change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. The credit quality of an asset-backed security depends primarily on the quality of the underlying assets, the level of credit support, if any, provided by the issuer, and the credit quality of the swap counterparty, if any. Asset-backed securities (“ABS”) are subject to risks similar to those discussed below with respect to mortgage-backed securities (“MBS”). Some of the loans or other similar debt obligations to which the Fund may obtain exposure through its investments in asset-backed securities or other types of structured products may lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants or other financial protections than certain other types of loans or other similar debt obligations. These investments subject the Fund to the risks of “Covenant Lite Obligations” discussed below.

Automobile Receivable Securities. Asset-backed securities may be backed by receivables from motor vehicle installment sales contracts or installment loans secured by motor vehicles (“Automobile Receivable Securities”). Since installment sales contracts for motor vehicles or installment loans related thereto (“Automobile Contracts”) typically have shorter durations and lower incidences of prepayment, Automobile Receivable Securities generally will exhibit a shorter average life and are less susceptible to prepayment risk. Delinquencies and losses on sub-prime and non-prime automobile loans have increased in recent years and, as a result, issuers of ABS backed by such loans may be adversely affected in their ability to continue to make principal and interest payments.

Most entities that issue Automobile Receivable Securities create an enforceable interest in their respective Automobile Contracts only by filing a financing statement and by having the servicer of the Automobile Contracts, which is usually the originator of the Automobile Contracts, take custody thereof. In such circumstances, if the servicer of the Automobile Contracts were to sell the same Automobile Contracts to another party, in violation of its obligation not to do so, there is a risk that such party could acquire an interest in the Automobile Contracts superior to that of the holders of Automobile Receivable Securities. Although most Automobile Contracts grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to create an enforceable security interest against competing claims of other parties. Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the Automobile Contracts underlying the Automobile Receivable Security, usually is not amended to reflect the assignment of the seller’s security interest for the benefit of the holders of the Automobile Receivable Securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on the securities. In addition, various state and federal securities laws give the motor vehicle owner the right to assert against the holder of the owner’s Automobile Contract certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the Automobile Receivable Securities.

Credit Card Receivable Securities. Asset-backed securities may be backed by receivables from revolving credit card agreements (“Credit Card Receivable Securities”). Credit balances on revolving credit card agreements (“Accounts”) are generally paid down more rapidly than are Automobile Contracts. Most of the Credit Card Receivable Securities issued publicly to date have been pass-through certificates. In order to lengthen the maturity of Credit Card Receivable Securities, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder, and principal payments received on such Accounts are used to fund the transfer to the pool of assets supporting the related Credit Card Receivable Securities of additional credit card charges made on an Account. The initial fixed period usually may be shortened upon the occurrence of

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specified events which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates. The ability of the issuer to extend the life of an issue of Credit Card Receivable Securities thus depends upon the continued generation of additional principal amounts in the underlying accounts during the initial period and the non-occurrence of specified events. An acceleration in cardholders’ payment rates or any other event that shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related Credit Card Receivable Security could shorten the weighted average life and yield of the Credit Card Receivable Security.

Credit cardholders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts. In addition, unlike most other Asset-backed securities, Accounts are unsecured obligations of the cardholder.

Methods of Allocating Cash Flows. While many asset-backed securities are issued with only one class of security, many asset-backed securities are issued in more than one class, each with different payment terms. Multiple class asset-backed securities are issued for two main reasons. First, multiple classes may be used as a method of providing credit support. This is accomplished typically through creation of one or more classes whose right to payments on the asset-backed security is made subordinate to the right to such payments of the remaining class or classes (See “Types of Credit Support”). Second, multiple classes may permit the issuance of securities with payment terms, interest rates or other characteristics differing both from those of each other and from those of the underlying assets. Examples include so-called “strips” (asset-backed securities entitling the holder to disproportionate interests with respect to the allocation of interest and principal of the assets backing the security) and securities with a class or classes having characteristics which mimic the characteristics of non-asset-backed securities, such as floating interest rates (i.e., interest rates which adjust as a specified benchmark changes) or scheduled amortization of principal.

Asset-backed securities in which the payment streams on the underlying assets are allocated in a manner different than those described above may be issued in the future. The Fund may invest in such asset-backed securities if such investment is otherwise consistent with its investment objectives and policies and with the investment restrictions of the Fund.

Types of Credit Support. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two classes: liquidity protection and protection against ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of such approaches. Examples of asset-backed securities with credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class asset-backed securities with certain classes subordinate to other classes as to the payment of principal thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class) and asset-backed securities that have “reserve portfolios” (where cash or investments, sometimes funded from a portion of the initial payments on the underlying assets, are held in reserve against future losses) or that have been “over collateralized” (where the scheduled payments on, or the principal amount of, the underlying assets substantially exceeds that required to make payment of the asset-backed securities and pay any servicing or other fees). The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments. Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized.
Borrowing—The Fund may borrow money from banks as a temporary measure for emergency purposes, to facilitate redemption requests, or for other purposes consistent with the Fund’s investment objective and program. For example, it may be advantageous for the Fund to borrow money rather than sell existing portfolio positions to meet redemption requests. As recognized by the SEC, a line of credit can enhance the Fund's ability to manage liquidity risk and to meet shareholder redemption requests.

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Accordingly, the Fund may borrow from banks and may borrow through reverse repurchase agreements, derivatives, unfunded commitments and “roll” transactions in connection with meeting requests for the redemption of Fund shares. To the extent that the Fund purchases securities while it has outstanding borrowings, it is using leverage, i.e., using borrowed funds for investment. Leveraging will exaggerate the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by any interest or appreciation earned on the securities purchased; in certain cases, interest costs may exceed the return received on the securities purchased. When market conditions are deemed appropriate, the Fund may use leveraging as part of its investment strategy to the full extent permitted by its investment policies and restrictions and applicable law. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. The Fund's policy on borrowing is not intended to limit the ability to pledge assets to secure loans as may be permitted under the Fund's policies.
The Fund has established a line of credit with certain banks from which it may borrow funds for temporary or emergency purposes. The Fund may use lines of credit to meet large or unexpected redemptions that would otherwise force the Fund to liquidate securities under circumstances which are unfavorable to the Fund’s remaining shareholders. The Fund may be required to pay fees to the banks to maintain the lines of credit, which increases the cost of borrowing over the stated interest rate.
Certificates of Deposit and Bankers’ Acceptances—Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers’ acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then “accepted” by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.
Collateralized Debt Obligations (“CDOs”)—A CDO is an asset-backed security whose underlying collateral is typically a portfolio of bonds, bank loans, commercial real estate, other structured finance securities and/or synthetic instruments. Where the underlying collateral is a portfolio of bonds, a CDO is referred to as a collateralized bond obligation (“CBO”). Where the underlying collateral is a portfolio of bank loans, a CDO is referred to as a collateralized loan obligation (“CLO”). Investors in CDOs bear the credit risk of the underlying collateral. Multiple tranches of securities are issued by the CDO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. CDOs are subject to the same risk of prepayment described with respect to certain mortgage-related and asset-backed securities. The value of CDOs may be affected by changes in the market’s perception of the creditworthiness of the servicing agent for the pool or the originator.
The Funds may invest in CLOs, which are another type of asset-backed security. A CLO is a trust or other special purpose entity that is comprised of or collateralized by a pool of loans, including domestic and non-U.S. senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The loans generate cash flow that is allocated among one or more classes of securities (“tranches”) that vary in risk and yield. The most senior tranche has the best credit quality and the lowest yield compared to the other tranches. The equity tranche has the highest potential yield but also has the greatest risk, as it bears the bulk of defaults from the underlying loans and helps to protect the more senior tranches from risk of these defaults. However, despite the protection from the equity and other more junior tranches, more senior tranches can experience substantial losses due to actual defaults and decreased market value due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.
Normally, CLOs are privately offered and sold and are not registered under state or federal securities laws. Therefore, investments in CLOs may be classified as illiquid investments; however, an active dealer market may exist for CLOs allowing a CLO to qualify for transactions pursuant to Rule 144A under the Securities Act of 1933, as amended

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(the “1933 Act”). CLOs normally charge management fees and administrative expenses, which are in addition to those of the Fund.
The riskiness of investing in CLOs depends largely on the quality and type of the collateral loans and the tranche of the CLO in which the Fund invests. In addition to the normal risks associated with fixed-income securities (such as interest rate risk and credit risk), CLOs carry risks including, but are not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CLO tranches that are subordinate to other tranches; and (iv) the complex structure of the CLO may not be fully understood at the time of investment or may result in the quality of the underlying collateral not being fully understood and may produce disputes with the issuer or unexpected investment results. In addition, interest on certain tranches of a CLO may be paid in-kind (meaning that unpaid interest is effectively added to principal), which involves continued exposure to default risk with respect to such payments. Certain CLOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, but such enhancement may not always be present and may fail to protect the Fund against the risk of loss due to defaults on the collateral. Certain CLOs may not hold loans directly, but rather, use derivatives such as swaps to create “synthetic” exposure to the collateral pool of loans. Such CLOs entail the risks of derivative instruments.

Commercial Paper—The Funds may invest in commercial paper. The Funds may invest in fixed rate or variable rate commercial paper, issued by U.S. or foreign entities. Commercial paper consists of short-term (usually from 1 to 270 days), unsecured promissory notes issued by U.S. or foreign corporations in order to finance their current operations. Any commercial paper issued by a foreign entity corporation and purchased by the Fund must be U.S. dollar-denominated and must not be subject to foreign withholding tax at the time of purchase.

Investing in foreign commercial paper generally involves risks relating to obligations of foreign banks or foreign branches and subsidiaries of U.S. and foreign banks.

The Funds may invest in commercial paper collateralized by other financial assets, such as asset-backed commercial paper. These securities are exposed not only to the risks relating to commercial paper, but also the risks relating to the collateral.

The Funds may also invest in variable rate master demand notes. A variable rate master demand note (a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

Convertible Securities and Warrants—A convertible security is a bond, debenture, note, preferred stock, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

Warrants are options to buy a stated number of shares of common stock at a specified price any time during the life of the warrants (generally two or more years).

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Covenant Lite Obligations—The Fund invests in or is exposed to loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations (“covenant-lite obligations”), which are loans or other similar debt obligations that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants and other financial protections for lenders and investors. The Fund may also obtain exposure to covenant-lite obligations through investment in securitization vehicles and other structured products. In current market conditions, many new or reissued loans and similar debt obligations do not feature traditional financial maintenance covenants, which are intended to protect lenders and investors by imposing certain restrictions and other limitations on a borrower’s operations or assets and by providing certain information and consent rights to lenders. Covenant-lite obligations allow borrowers to exercise more flexibility with respect to certain activities that may otherwise be limited or prohibited under similar loan obligations that are not covenant-lite. In an investment with a traditional financial maintenance covenant, the borrower is required to meet certain regular, specific financial tests over the term of the investment; in a covenant-lite obligation, the borrower would only be required to satisfy certain financial tests at the time it proposes to take a specific action or engage in a specific transaction (e.g., issuing additional debt, paying a dividend, or making an acquisition) or at a time when another financial criteria has been met (e.g., reduced availability under a revolving credit facility, or asset value falling below a certain percentage of outstanding debt obligations). In addition, in a traditional investment, the borrower is required to provide certain periodic financial reporting that typically includes a detailed calculation of certain financial metrics; in a covenant-lite obligation, certain detailed financial information is only required to be provided when a financial metric is required to be calculated, which may result in more limited access to financial information, difficulty evaluating the borrower’s financial performance over time and delays in exercising rights and remedies in the event of a significant financial decline. In addition, in the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower or take other measures intended to mitigate losses prior to default. Accordingly, the Fund may have fewer rights with respect to covenant-lite obligations, including fewer protections against the possibility of default and fewer remedies in the event of default, and may experience losses or delays in enforcing its rights on covenant-lite obligations. As a result, investments in or exposure to covenant-lite obligations are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements.

Credit Derivative Transactions—The Fund may engage in credit derivative transactions. Credit default derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. When the Fund engages in a credit derivative transaction, it may have to earmark or segregate cash or liquid securities, and mark the same on a daily basis, in an amount necessary to comply with applicable regulatory requirements.

The Fund may invest in credit default swap transactions and credit-linked notes (described below) for hedging and investment purposes. The “buyer” in a credit default swap contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value, or “par value,” of the reference obligation. Credit default swap transactions are either “physical delivery” settled or “cash” settled. Physical delivery entails the actual delivery of the reference asset to the seller in exchange for the payment of the full par value of the reference asset. Cash settled entails a net cash payment from the seller to the buyer based on the difference of the par value of the reference asset and the current value of the reference asset that may, after default, have lost some, most, or all of its value.

The Fund may be either the buyer or seller in a credit default swap transaction and generally will be a buyer in instances in which the Fund actually owns the underlying debt security and seeks to hedge against the risk of default in that debt security. If the Fund is a buyer and no event of default occurs, the Fund will have made a series of periodic payments (in an amount more or less than the value of the cash flows received on the underlying debt security) and recover nothing of monetary value. However, if an event of default occurs, the Fund (if the buyer) will receive the full notional value of the reference obligation either through a cash payment in exchange for such asset or a cash payment in addition to owning the reference asset. The Fund generally will be a seller when it seeks to take the credit risk of a particular debt security and, as a seller, the Fund receives a fixed rate of income throughout the term of the contract, which typically is between six months and ten years, provided that there is no event of default. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation through either physical settlement and/or cash settlement. Credit default swap transactions involve greater risks than if the Fund had invested in the reference obligation directly, including counterparty credit risk and leverage risk.

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Cyber Security and Operational Risk—Like other funds and other parts of the modern economy, the Fund and its service providers, as well as exchanges and market participants through or with which the Fund trades and other infrastructures, services and parties on which the Fund or its service providers rely, are susceptible to ongoing risks and threats resulting from and related to cyber incidents. Cyber incidents can result from unintentional events (such as an inadvertent release of confidential information) or deliberate attacks by insiders or third parties, including cyber criminals, competitors, nation-states and “hacktivists,” and can be perpetrated by a variety of complex means, including the use of stolen access credentials, malware or other computer viruses, ransomware, phishing, structured query language injection attacks, and distributed denial of service attacks, among other means. Cyber incidents may result in actual or potential adverse consequences for critical information and communications technology, systems and networks that are vital to the Fund's or its service providers’ operations or otherwise impair Fund or service provider operations. For example, a cyber incident may cause operational disruptions and failures impacting information systems or information that a system processes, stores, or transmits, such as by theft, damage or destruction, or corruption or modification of and denial of access to data maintained online or digitally, denial of service on websites rendering the websites unavailable to intended users or not accessible for such users in a timely manner, and the unauthorized release or other exploitation of confidential information.
A cyber incident could adversely impact the Fund and its shareholders by, among other things, interfering with the processing of shareholder transactions or other operational functionality, impacting the Fund’s ability to calculate its net asset value or other data, causing the release of private shareholder information (i.e., identity theft or other privacy breaches) or confidential Fund information or otherwise compromising the security and reliability of information, impeding trading, causing reputational damage, and subjecting the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation or remediation costs, litigation expenses and additional compliance and cyber security risk management costs, which may be substantial. A cyber incident could also adversely affect the ability of the Fund (and its Investment Manager) to invest or manage the Fund’s assets.
Although the Fund and its service providers, as well as exchanges and market participants through or with which the Fund trades and other infrastructures on which the Fund or its service providers rely, may have established business continuity plans and systems reasonably designed to protect from and/or defend against the risks or adverse consequences associated with cyber incidents, there are inherent limitations in these plans and systems, including that certain risks may not yet be identified, in large part because different or unknown threats may emerge in the future and the threats continue to rapidly evolve and increase in sophistication. As a result, it is not possible to anticipate and prevent every cyber incident and attempts to mitigate the occurrence or impact of a cyber incident may be unsuccessful. The nature, extent, and potential magnitude of the adverse consequences of a cyber incident cannot be predicted accurately but may result in significant risks and costs to the Fund and its shareholders.
The issuers of securities in which the Fund invests are also subject to the ongoing risks and threats associated with cyber incidents. These incidents could result in adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. For example, a cyber incident involving an issuer may include the theft, destruction or misappropriation of financial assets, intellectual property or other sensitive information belonging to the issuer or their customers (i.e., identity theft or other privacy breaches). As a result, the issuer may experience the types of adverse consequences summarized above, among others (such as loss of revenue), despite having implemented preventative and other measures reasonably designed to protect from and/or defend against the risks or adverse effects associated with cyber incidents.
The Fund and its service providers, as well as exchanges and market participants through or with which the Fund trades and other infrastructures on which the Fund or its service providers rely, are also subject to the risks associated with technological and operational disruptions or failures arising from, for example, processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, errors in algorithms used with respect to the Fund, changes in personnel, and errors caused by third parties or trading counterparties. Although the Fund attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service.
Cyber incidents and operational errors or failures or other technological issues may adversely affect the Fund’s ability to calculate its net asset value correctly, in a timely manner or process trades or Fund or shareholder transactions, including over a potentially extended period. The Fund does not control the cyber security or other operational defense plans or systems of its service providers, intermediaries, companies in which it invests or other third-parties. The value of an investment in Fund shares may be adversely affected by the occurrence of the cyber

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incidents and operational errors or failures or technological issues summarized above or other similar events and the Fund and its shareholders may bear costs tied to these risks.
Debt Obligations—Yields on short, intermediate, and long-term securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering, the maturity of the obligation, and the rating of the issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market prices of debt securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments. The ability of the Fund to achieve its investment objectives is also dependent on the continuing ability of the issuers of the debt securities in which the Fund invests to meet their obligations for the payment of interest and principal when due.

Derivatives Regulatory Risk—The laws and regulations that apply to derivatives (e.g., swaps, futures, etc.) and persons who use them (including the Fund, the Investment Manager and others) are rapidly changing in the U.S. and abroad. As a result, restrictions and additional regulations may be imposed on these parties, trading restrictions may be adopted and additional trading costs are possible. The impact of these changes on any of the Fund and their investment strategies is not yet fully ascertainable.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter (“OTC”) derivatives, including financial instruments, such as swaps, in which the Fund may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority the Commodity Futures Trading Commission ("CFTC"), the SEC and other regualtors to regulate OTC derivatives (“swaps” and “security-based swaps”) and market participants, and requires clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act also include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for and exchange trading of many OTC derivative transactions. The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations are being implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Fund. However, swap dealers, major market participants and swap counterparties are experiencing additional regulations, requirements, compliance burdens and associated costs. In addition, new position limits that may be imposed on the Fund or its counterparties may impact the Fund’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. The Fund may also be required to comply indirectly with equivalent European regulation, the European Market Infrastructure Regulation (“EMIR”), to the extent that it executes derivative transactions with counterparties subject to such regulation. EMIR establishes certain requirements for OTC derivatives contracts, including mandatory clearing obligations, bilateral risk management requirements and reporting requirements. Although it is not yet possible to predict the final impact, if any, of EMIR on the Fund and its investment strategies the Fund may experience additional expense passed on by counterparties.

These and other regulatory changes may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. New requirements, even if not directly applicable to the Fund, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, exchange trading and margin requirements may increase the cost of the Fund’s investments and cost of doing business, which would adversely affect investors.

In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance. Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio.

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Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing.

The Trust or the Investment Manager, on behalf of the Fund, has filed with the National Futures Association a notice of eligibility claiming an exclusion from the definition of “commodity pool operator” (“CPO”) under CFTC Rule 4.5 under the Commodity Exchange Act, as amended (the "CEA"), with respect to the Fund’s operation. Accordingly, the Fund and the Investment Manager with respect to the Fund are not subject to registration or regulation as a commodity pool or CPO. Changes to the Fund’s investment strategies or investments may cause the Fund to lose the benefits of the exclusion under CFTC Rule 4.5 under the CEA and may trigger additional CFTC regulation. If the Fund becomes subject to CFTC regulation, the Fund or its Investment Manager may incur additional expenses.

Equity Securities-Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks.

Equity-Linked Securities—The Fund may invest in equity-linked securities which are primarily used as an alternative means to access the securities markets of emerging market countries more efficiently and effectively. Equity-linked securities may also be known as participation notes, equity swaps, and zero strike calls and warrants. Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of stocks, or sometimes a single stock. The Fund deposits an amount of cash with its custodian (or broker, if legally permitted) in an amount near or equal to the selling price of the underlying security in exchange for an equity-linked security. Upon sale, the Fund receives cash from the broker or custodian equal to the current value of the underlying security. Aside from market risk of the underlying security, there is the risk that the issuer of an equity-linked security may default on its obligation under the security. In addition, while the Fund will seek to enter into such transactions only with parties that are capable of entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to close out such a transaction with the other party or obtain an offsetting position with any other party, at any time prior to the end of the term of the underlying agreement. This may impair the Fund’s ability to enter into other transactions at a time when doing so might be advantageous.
Foreign Investment Risks—Investment in foreign securities involves risks and considerations in addition to the risks inherent in domestic investments. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. The securities of non-U.S. issuers generally are not registered with the SEC, nor are these issuers usually subject to the SEC’s reporting requirements. Accordingly, there may be less publicly available information about foreign securities and issuers than is available with respect to U.S. securities and issuers. Foreign securities markets typically have substantially less volume than U.S. securities markets, and securities of foreign companies are generally less liquid and at times their prices may be more volatile than prices of comparable U.S. companies. Various trading risks are greater for foreign securities because foreign stock exchanges, brokers and listed companies generally are subject to less government supervision and regulation than in the United States. The customary settlement time for foreign securities may be longer than the customary settlement time for U.S. securities. The Fund’s income and gains from foreign investments may be subject to non-U.S. withholding or other taxes, thereby reducing the Fund’s income and gains on such investments. In addition, with respect to some foreign countries, there is the increased possibility of expropriation or confiscatory taxation or other adverse governmental action, limitations on the removal of funds or other assets of the Fund, political or social instability, diplomatic and other developments that could affect the investments of the Fund in those countries, including the imposition of economic sanctions. Moreover, individual

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foreign economies differ from the U.S. economy in such respects, among others, as growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions.

Below is a more detailed summary of certain key risks associated with foreign investments and investments in certain foreign countries. Although a specific country or region may not discussed below, the Fund may invest in or otherwise have exposure to such country or companies organized or operating in such country.

Adverse Market Characteristics. Securities of many foreign issuers may be less liquid and their prices may be more volatile than securities of comparable U.S. issuers. In addition, foreign securities exchanges and brokers generally are subject to less governmental supervision and regulation than in the U.S., and foreign securities exchange transactions usually are subject to commissions or other fees that generally are higher than negotiated commissions or other fees on U.S. transactions. In addition, foreign securities exchange transactions may be subject to difficulties associated with the settlement of such transactions, such as delays in settlement that could result in temporary periods when assets of the Fund are uninvested and no return is earned thereon, or cause other portfolio management or trading challenges. The inability of the Fund to make intended security purchases due to settlement problems could cause it to miss attractive opportunities. Inability to dispose of a portfolio security due to settlement problems either could result in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. In addition, foreign securities may be subject to certain trading blockages that may prevent the Fund from trading in a foreign issuer’s securities a period of time.

Australia. Australia’s agriculture and mining sectors account for a significant portion of its economy, making its economy-and in turn, the Fund’s investments in Australian issuers-particularly susceptible to adverse changes in these sectors. In addition, Australia’s economy is heavily dependent on international trade, meaning the economic conditions of trading partners such as the United States, Asian nations and other regions or specific countries may affect the value of the Fund’s investments in Australian issuers. Australia is also prone to natural disasters such as floods, droughts and fires, and the Fund’s investments in Australia may be more likely to be affected by such events than its investments in other geographic regions.

Brady Bonds. The Fund may invest in “Brady Bonds,” which are debt restructurings that provide for the exchange of cash and loans for newly issued bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructuring under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the secondary market for Latin American debt.

U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter.

Canada. Investments in Canadian companies, or companies with significant operations in Canada, are subject to the risks associated with the Canadian economy and financial markets, in particular, adverse developments in international trade agreements and fluctuations in prices of certain commodities. The economic and financial integration of the United States, Canada, and Mexico through trade agreements has made, and will likely continue to make, the Canadian economy and financial market more sensitive to North American trade patterns and economic developments. As a result, the Canadian economy and financial markets are significantly impacted by economic, financial and other developments affecting the United States, which is Canada’s largest trading partner and foreign investor, and the Canadian economy is heavily dependent on relationships with certain key trading partners, including the United States and Mexico and, for certain trade agreements, European Union countries and China. Further, a reduction in spending on Canadian products and services or the withdrawal from, or renegotiation of, key trade agreements would likely adversely impact the Canadian economy or investments in Canadian companies. In addition, the Canadian market is relatively concentrated in issuers involved in the production and distribution of natural resources and, as a result, the Canadian economy and financial markets are particularly susceptible to fluctuations in certain commodity markets, such as natural resources (e.g., forest products), both domestically and internationally.

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Costs. Certain expenses of the Fund’s investments in foreign securities are typically greater than those of funds investing in solely domestic securities because, among other things, the Fund may pay a higher overall cost to maintain the custody of foreign securities.

Currency Fluctuations. Because the Fund, under normal circumstances, may invest substantial portions of its total assets in the securities of foreign issuers that are denominated (or pay dividends) in foreign currencies, the strength or weakness of the U.S. dollar against such foreign currencies will account for part of the Fund’s investment performance. A decline in the value of any particular currency against the U.S. dollar will cause a decline in the U.S. dollar value of the Fund’s holdings of securities denominated in such currency and, therefore, will cause an overall decline in the Fund’s NAV and any net investment income and capital gains to be distributed in U.S. dollars to shareholders of the Fund. In addition, derivative instruments that provide exposure to foreign currencies may also be adversely affected in these circumstances.

The rate of exchange between the U.S. dollar and other currencies is determined by several factors, including the supply and demand for particular currencies, central bank efforts to support particular currencies, the movement of interest rates, the pace of business activity in certain other countries and the United States, and other economic and financial conditions affecting the global economy. Foreign governments may from time to time take actions with respect to their currencies that could significantly affect the value of the Fund’s investments denominated in such currencies or the liquidity of such investments.

Although the Fund values its assets daily in terms of U.S. dollars, the Fund does not intend to convert holdings of foreign currencies into U.S. dollars on a daily basis. The Fund will do so from time to time, and will bear the costs of currency conversion. Although foreign exchange dealers generally do not charge a fee for conversion, they do realize a profit based on the difference (“spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to sell that currency to the dealer.

Eastern Europe. Social, political, economic and other developments in Eastern Europe and Russia could have long-term potential consequences for investments in this region, which could result in rising standards of living, lower manufacturing costs, growing consumer spending, and substantial economic growth. However, investment in the countries of Eastern Europe and Russia is highly speculative. Political and economic reforms have not yet established a definite trend away from centrally-planned economies and state-owned industries. In many of the countries of Eastern Europe and Russia, there is no stock exchange or formal market for securities. Such countries may also have government exchange controls, currencies with no recognizable market value relative to the established currencies of western market economies, little or no experience trading securities, no financial reporting standards, a lack of a banking and securities infrastructure to handle such trading, and a legal tradition that does not recognize private property rights. In addition, these countries may have national policies that restrict investments in companies deemed sensitive to the country’s national interest. Further, the governments in such countries may require governmental or quasi-governmental authorities to act as custodian of the Fund’s assets invested in such countries, and these authorities may not qualify as a foreign custodian under the 1940 Act, and exemptive relief from the 1940 Act may be required. As a result, there are significant risks and uncertainties to investment in Eastern Europe and Russia.

The United States and other countries have imposed sanctions against Russia. In addition, if the United States or other countries impose additional sanctions against Russia or a country in Eastern Europe, or any sectors therein, certain Fund investments in a country or sector subject to sanctions could potentially be limited or face certain liquidity challenges. Sanctions could prohibit the Fund from investing in securities issued by companies subject to such sanctions. Sanctions could also require that the Fund freeze its existing investments in these companies, which would prohibit the Fund from selling or transacting in these investments.

Emerging Markets. The Fund may invest in debt and equity securities in emerging markets. Investing in securities in emerging countries may entail greater risks than investing in securities in developed countries. Securities issued by governments or issuers in emerging market countries are more likely to have greater exposure to the risks of investing in foreign securities. These risks include: (1) less social, political and economic stability; (2) the small size of the markets for such securities and the low or nonexistent volume of trading, which result in a lack of liquidity, greater price volatility, and higher risk of failed trades or other trading issues; (3) certain national policies that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (4) foreign taxation; (5) inflation and rapid fluctuations in interest rates; (6) currency devaluations; (7) dependence on a few key trading partners; and (8) the absence of developed structures governing

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private or foreign investment or allowing for judicial redress for injury to private property. Sovereign debt of emerging countries may be in default or present a greater risk of default. These risks are heightened for investments in frontier markets.

The Fund’s Investment Manager has broad discretion to identify countries that it considers to qualify as “emerging markets.”  In determining whether a country is an emerging market, the Investment Manager may take into account specific or general factors that the Investment Manager deems to be relevant, including interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances and/or legal, social and political developments, as well as whether the country is considered to be emerging or developing by supranational organizations such as the World Bank, the United Nations, or other similar entities.  Emerging market countries generally will include countries with low gross national product per capita and the potential for rapid economic growth and are likely to be located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.

Europe. The European Union (“EU”) is an intergovernmental and supranational organization comprised of most Western European countries and an increasing number of Eastern European countries (each such country, a “Member State”). The EU aims to establish and administer a single market among Member States-consisting of a common trade policy and a single currency-and Member States established the European Economic and Monetary Union (“EMU”) in pursuit of this goal. The EMU sets forth certain policies intended to increase economic coordination and monetary cooperation. Many Member States have adopted the EMU’s euro as their currency and other Member States are generally expected to adopt the euro in the future. When a Member State adopts the euro as its currency, the Member State cedes its authority to control monetary policy to the European Central Bank.

Member States face a number of challenges, including, but not limited to: tight fiscal and monetary controls; complications that result from adjustment to a new currency; the absence of exchange rate flexibility; and the loss of economic sovereignty. Unemployment in some European countries has been historically higher than in the United States, potentially exposing investors to political risk. These types of challenges may affect the value of the Fund’s investments.

In addition, changes to the value of the euro against the U.S. dollar could also affect the value of the Fund’s investments. Investing in euro-denominated securities or securities denominated in other European currencies entails risk of exposure to a currency that may not fully reflect the strengths and weaknesses of the disparate European economies. It is possible that the euro could be abandoned in the future by those countries that have adopted it and the effects of such abandonment on individual countries and the EMU as a whole are uncertain, but could be negative. Any change in the exchange rate between the euro and the U.S. dollar can have a positive or negative effect upon valuation, and thus upon profits.

The Fund’s Europe-linked investments are subject to considerable uncertainty and risk. In recent years, many European countries and banking and financial sectors have experienced significant financial and economic challenges. In addition, some European countries, including Greece, Ireland, Italy, Portugal and Spain, in which the Fund may invest, may be dependent on assistance from other governments or international organizations. Such assistance may be subject to a country’s successful implementation of certain reforms. An insufficient level of assistance (whether triggered by a failure to implement reforms or by any other factor) could cause an economic downturn and affect the value of the Fund’s investments.

Certain European countries have experienced significant governmental debt levels and, for some countries, the ability to repay their debt may be in question, and the possibility of default may be heightened, any of which could affect their ability to borrow in the future. A default or debt restructuring of any European country would adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located outside the country defaulting or restructuring. Furthermore, there is the risk of contagion that could occur if one country defaults on its debt, and that a default in one country could trigger declines and cause other countries in the region to default as well.

Significant risks, such as high official debts and deficits, aging populations, over-regulation of non-financial businesses, and doubts about the sustainability of the EMU continue to present economic and financial challenges in Europe. These countries will likely need to make further economic and political decisions in order to restore sustainable economic growth and fiscal policy. While many initiatives intended to strengthen regulation and supervision of financial markets in the EU have been instituted, greater regulation may occur.

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The EU currently faces major issues involving its membership, structure, procedures, and policies, including: the adoption, abandonment, or adjustment of the constitutional treaty; the EU’s expansion to the south and east; and resolution of the EU’s fiscal and democratic accountability problems. As Member States unify their economic and monetary policies, movements in European markets will lose the benefit of diversification within the region. One or more Member States might exit the EU, placing its currency and banking system in jeopardy. In connection with these uncertainties, currencies have become more volatile, subjecting the Fund’s investments to additional risks.

Brexit. In a June 2016 referendum, citizens of the United Kingdom voted to leave the EU (also known as “Brexit”). On March 29, 2017, the United Kingdom gave its formal notice of withdrawal from the EU to the European Commission, which began a two-year process of formal withdrawal from the EU. In October 2019, the EU and United Kingdom agreed to the terms of an agreement for the United Kingdom’s withdrawal from the EU. If the agreement is ratified by the EU parliament, the United Kingdom is expected to leave the EU. The terms of the United Kingdom’s future relationship with the EU are separate and not subject to any formal time restriction. During the withdrawal process and afterward, the impact on the United Kingdom and Economic and Monetary Union and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth. Brexit may have a negative impact on the economy and currency of the United Kingdom and the EU as a result of anticipated, perceived or actual changes to the United Kingdom’s economic and political relations with the EU. Brexit may also have a destabilizing impact on the EU to the extent other member states similarly seek to withdraw from the union. Any further exits from the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties. Any or all of these challenges may affect the value of the Fund’s investments that are economically tied to the United Kingdom or the EU, and could have an adverse impact on the Fund’s performance.

Foreign Investment Restrictions. Certain countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Funds. As illustrations, certain countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular company, or limit the investments by foreign persons to only a specific class of securities of a company that may have less advantageous terms than securities of the company available for purchase by nationals. Moreover, the national policies of certain countries may restrict investment opportunities in issuers or industries deemed sensitive to national interests. In addition, some countries require governmental approval for the repatriation of investment income, capital or the proceeds of securities sales by foreign investors. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by the application to it of other restrictions on investments. These restrictions may, at times, limit or preclude investment in certain countries and may increase the costs and expenses of the Fund.

Information and Supervision. There is generally less publicly available information about foreign companies comparable to reports and ratings that are published about companies in the United States. Foreign companies are also generally subject to less stringent and uniform accounting, auditing and financial reporting standards, practices and requirements than those applicable to U.S. companies. In addition, foreign investments are subject to various operational and settlement risks, including failures or defects of the settlement system, improper recordkeeping, and other issues that may adversely affect the Fund’s investments. Foreign companies and financial markets may also be subject to government involvement and control, which may adversely affect the Fund’s investments.

Investment and Repatriation Restrictions. Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. These restrictions may at times limit or preclude investment in certain countries and may increase the costs and expenses of the Fund. Investments by foreign investors are subject to a variety of restrictions in many developing countries, such as requirements for prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional or different restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including in some cases the need for certain government consents. These restrictions may make investing in these countries less desirable or undesirable.

Japan. Though Japan is one of the world’s largest economic powers, the Fund’s investments in Japan are subject to special risks. Japan’s population is aging and shrinking, increasing the cost of Japan’s pension and public welfare system, lowering domestic demand, and making the country more dependent on exports to sustain its economy. The economic conditions of Japan’s trading partners may therefore affect the value of the Fund’s Japan-linked investments. Currency fluctuations may also significantly affect Japan’s economy. Japan is also prone to natural

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disasters such as earthquakes and tsunamis, and the Fund’s investments in Japan may be more likely to be affected by such events than its investments in other geographic regions.

Market Characteristics. Foreign securities may be purchased in over-the-counter markets or on stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located. Foreign stock markets are generally not as developed or efficient as, and may be more volatile than, those in the United States, and foreign stock markets usually have substantially less volume than U.S. markets. As a result, the Fund’s portfolio securities may be less liquid and more volatile than securities of comparable U.S. companies. Equity securities may trade at price/earnings multiples higher than comparable domestic securities, and such levels may not be sustainable. Commissions on foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. There is generally less government supervision and regulation of foreign stock exchanges, brokers and listed companies than in the United States. Moreover, securities trading practices in foreign countries may offer fewer protections for investors such as the Fund and the settlement practices for transactions in foreign markets may differ from those in U.S. markets and may include delays beyond periods customary in the United States or less frequent settlement than in the United States. In addition, it is generally more difficult to obtain and enforce legal judgments against foreign issuers than against domestic issuers.

Natural Disasters. Natural disasters, public health emergencies and other global events of force majeure can negatively affect the Fund’s investments. Such events can cause unemployment and economic downturns within an industry or a geographic region in which the Fund invests. They can also directly disrupt the operations, cash flows and overall financial condition of a company in which the Fund invests.

Non-Uniform Corporate Disclosure Standards and Governmental Regulation. Non-U.S. companies are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. companies. In particular, the assets, liabilities and profits appearing on the financial statements of such a company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. Foreign securities held by the Fund in many cases will not be registered with the SEC or regulators of any foreign country, nor will the issuers thereof be subject to the SEC’s reporting requirements. Thus, there will be less available information concerning foreign issuers of securities held by the Fund than is available concerning U.S. issuers. In instances where the financial statements of an issuer are not deemed to accurately reflect the financial situation of the issuer, the Investment Manager will take steps it deems appropriate to evaluate the proposed investment, which may include on-site inspection of the issuer, interviews with its management, and consultations with accountants, bankers, and other specialists. There is substantially less publicly available information about foreign companies than there are reports and ratings published about U.S. companies and the U.S. government. In addition, where public information is available, it may be less reliable than such information regarding U.S. issuers.

Non-U.S. Withholding Taxes. The Fund’s investment income and gains from foreign issuers may be subject to non-U.S. withholding and other taxes, thereby reducing the Fund’s investment income and gains on such investments.

Other. With respect to certain foreign countries, especially developing and emerging ones, there is the possibility of adverse changes in investment or exchange control regulations, international trade patterns, imposition or modification of foreign currency or foreign investment controls, expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the Fund, political or social instability, or diplomatic or other developments, conditions or events (such as civil unrest, hostile relations, military conflicts, war and terrorism) that could affect investments in those countries.

Political, Economic and Other Risks. Investing in securities of non-U.S. companies may entail additional risks due to the potential political and economic instability of certain countries and the risks of expropriation, nationalization, seizure, confiscation of companies or assets, or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of such expropriation, seizure, nationalization or other confiscation by any country, the Fund could lose its entire investment in the country.

Certain foreign markets may rely heavily on particular industries or foreign capital, making these markets more vulnerable to diplomatic developments, the imposition of economic sanctions against particular countries or industries, trade barriers, and other protectionist or retaliatory measures.

As a result of any investments in non-U.S. companies, the Fund would be subject to the political and economic risks associated with investments in emerging markets. Changes in the leadership or policies of the governments of

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emerging market countries or in the leadership or policies of any other government that exercises a significant influence over those countries may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and thereby eliminate any investment opportunities that may currently exist.

Upon the accession to power of authoritarian regimes, the governments of a number of emerging market countries previously expropriated large quantities of real and personal property similar to the property represented by the securities purchased by the Fund. The claims of property owners against those governments were never settled. There can be no assurance that any property represented by securities purchased by the Fund will not also be expropriated, nationalized, seized, or otherwise confiscated. If such confiscation were to occur, the Fund could lose a substantial portion or all of its investments in such countries. The Fund’s investments would similarly be adversely affected by exchange control regulation in any of those countries.

Certain countries in which the Fund may invest may have vocal factions that advocate radical or revolutionary philosophies or support independence. Any disturbance on the part of such individuals could carry the potential for widespread destruction or confiscation of property owned by individuals and entities foreign to such country and could cause the loss of the Fund’s investment in those countries.

Political and economic developments, or adverse investor perceptions of such developments, may affect the Fund’s foreign holdings or exposures and may cause the Fund’s investments to become less liquid.
China. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers or a downturn in any of the economies of China's key trading partners may have an adverse impact on the Chinese economy. The current political climate has intensified concerns about a potential trade war between China and the United States, as each country has imposed tariffs on the other country’s products. In addition, some U.S. politicians have sought to limit certain U.S. investors from investing in Chinese companies. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

Singapore and Hong Kong. Although the economies of Singapore and Hong Kong have experienced growth and development, they have also been and continue to be subject, to some extent, to over-extension of credit, currency devaluations and restrictions, high unemployment, high inflation, reliance on exports and economic cycles. These factors may affect the value of the Fund’s investments. In addition, these economies are heavily dependent on international trade, meaning the economic conditions of trading partners such as the United States, Japan, China, and certain European countries may also affect the value of the Fund’s investments. During recent periods, the region’s exports and foreign investments experienced significant difficulties. Moreover, as demonstrated by recent protests in Hong Kong over political, economic, and legal freedoms, and the Chinese government’s response to them, political uncertainty exists within Hong Kong and there is no guarantee that additional protests will not arise in the future. Hostilities between China and Hong Kong may present a risk to the Fund’s investment in Hong Kong.
Sovereign and Supranational Obligations. The Fund may invest in sovereign debt securities, which are debt securities issued or guaranteed by foreign governmental entities, such as foreign government debt or foreign treasury bills. Investments in sovereign debt securities involve special risks in addition to those risks usually associated with investments in debt securities, including risks associated with economic or political uncertainty and the risk that the governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due. The Fund may also invest in securities or other obligations issued or backed by supranational organizations, which are international organizations that are designated or supported by government entities or banking institutions typically to promote economic reconstruction or development. These obligations are subject to the risk that the government(s) on whose support the organization depends may be unable or unwilling to provide the necessary support.  With respect to both sovereign and supranational obligations, the Fund may have little recourse against the foreign government or supranational organization that issues or backs the obligation in the event of default.  These obligations may be denominated in foreign currencies and the prices of these obligations may be more volatile than corporate debt obligations.

Sovereign debt instruments in which the Fund invest may involve great risk and may be deemed to be the equivalent in terms of credit quality to securities rated below investment grade by Moody’s and S&P. Some governmental entities depend on disbursements from foreign governments, multilateral agencies, and international organizations to reduce principal and interest arrearages on their debt obligations. The commitment on the part of these governments, agencies, and others to make such disbursements are often conditioned on a governmental

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entity’s implementation of economic or other reforms and/or economic performance and the timely service of the governmental entity’s obligations. Failure to implement such reforms, achieve such levels of economic performance, or repay principal or interest when due may result in the cancellation of the commitments to lend funds or other aid to the governmental entity, which may further impair the governmental entity’s ability or willingness to service its debts in a timely manner. Some of the countries in which the Fund may invest have encountered difficulties in servicing their sovereign debt obligations and have withheld payments of interest and/or principal of sovereign debt. These difficulties have also led to agreements to restructure external debt obligations, which may result in costs to the holders of the sovereign debt. Consequently, a government obligor may default on its obligations and/or the values of its obligations may decline significantly, which would adversely affect the Fund’s investments.

Futures, Options and Other Derivative Transactions—

Futures and Options on Futures. The Fund may invest in futures and options on futures contracts (i) to attempt to gain exposure to a particular market, index or instrument; (ii) to attempt to offset changes in the value of securities held or expected to be acquired or be disposed of; (iii) to attempt to minimize fluctuations in foreign currencies; (iv) for hedging purposes; or (v) for other risk management purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price.

An option on a futures contract gives the purchaser the right, but not the obligation, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. Futures contracts are traded on national futures exchanges regulated by the CFTC, which reduces the risk that the Fund will be unable to close out a futures contract or option on a futures contract. To the extent the Fund uses futures and/ or options on futures, it would do so in accordance with Rule 4.5 under the CEA, unless otherwise disclosed.

The Fund may buy and sell index futures contracts with respect to any index traded on a recognized exchange or board of trade. An index futures contract is an agreement pursuant to which the Fund may agree to take or make a cash payment on an index value. No physical delivery of the securities comprising the index is made. Instead, settlement in cash generally must occur daily and upon the termination of the contract. Generally, index futures contracts are closed out prior to the expiration date of the contract.

When the Fund purchases or sells a futures contract, or sells an option thereon, the Fund is required to “cover” its position in order to limit the risk associated with the use of leverage and other related risks. To cover its position, the Fund may earmark or segregate cash or liquid securities that, when added to any amounts deposited with a futures commission merchant as initial margin, are equal to the market value of the futures contract or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. If the Fund continues to engage in the described securities trading practices and properly earmarks or segregates assets, the assets will function as a practical limit on the amount of leverage which the Fund may undertake and on the potential increase in the speculative character of the Fund. Such practices are intended to assure the availability of adequate funds to meet the obligations of the Fund arising from such investment activities, although there is no guarantee that they will function as intended.

With respect to futures contracts that are not contractually required to “cash-settle,” the Fund usually must cover its open positions by earmarking or segregating on its records cash or liquid assets equal to the contract’s notional value. For futures contracts that are “cash-settled,” however, the Fund is permitted to earmark or segregate cash or liquid assets in an amount equal to the Fund’s next daily marked-to-market (net) obligation, if any (i.e., the Fund’s daily net liability) rather than the notional value. By earmarking or designating assets equal to only its net obligation under cash-settled futures, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to earmark or segregate assets equal to the full notional value of such contracts.

Among other ways, the Fund may also cover its long position in a futures contract by purchasing a put option on the same futures contract with a strike price (i.e., an exercise price) as high as or higher than the price of the futures contract. In the alternative, if the strike price of the put is less than the price of the futures contract, the Fund will also earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract and that can be exercised on any date or that has the same exercise date as the expiration date of the futures contract. The Fund may also cover its long position in a futures contract by taking a short position in the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based). The Fund

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may cover its short position in a futures contract by taking a long position in the instruments underlying the futures contract.

Among other ways, the Fund may cover its sale of a call option on a futures contract by taking a long position in the underlying futures contract at a price less than or equal to the strike price of the call option. In the alternative, if the long position in the underlying futures contract is established at a price greater than the strike price of the written (sold) call, the Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the call and the price of the futures contract. The Fund may cover its sale of a put option on a futures contract by taking a short position in the underlying futures contract at a price greater than or equal to the strike price of the put option, or, if the short position in the underlying futures contract is established at a price less than the strike price of the written put, the Fund will earmark or segregate cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract.

Eurodollar futures contracts are U.S. dollar-denominated futures contracts that are based on the implied forward London Interbank Offered Rate (“LIBOR”). These contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund may use Eurodollar futures contracts and options thereon to hedge against changes in the LIBOR, to which many interest rate swaps and fixed income instruments are linked, or for other purposes.

There are significant risks associated with the Fund’s use of futures contracts and options on futures contracts, including the following: (1) the success of a hedging strategy may depend on the ability of an Investment Manager to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of futures and options on futures; (3) there may not be a liquid secondary market for a futures contract or option; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts and options on futures. In addition, some strategies reduce the Fund’s exposure to price fluctuations, while others tend to increase its market exposure.

Options. The Fund may purchase and write (sell) put and call options on securities, stock indices and currencies listed on national securities exchanges or traded in the OTC market for the purpose of realizing the Fund’s investment objective and except as restricted by the Fund’s investment restrictions. A put option on a security gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period or on expiration, depending on the terms. A call option on a security gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period or on expiration, depending on the terms. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

The Fund may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or OTC markets) to manage its exposure to exchange rates.

Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities.

All options written on indices or securities must be covered. Often, if the Fund writes an option on a security, an index or a foreign currency, it will earmark or segregate cash or liquid securities in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position prior to expiration, the Fund may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If the Fund is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Fund delivers the security upon exercise.

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The Fund may purchase put and call options on securities to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Fund may seek to purchase in the future. The Fund purchasing put and call options pays a premium; therefore, if price movements in the underlying securities are such that exercise of the options would not be profitable for the Fund, loss of the premium paid may be offset by an increase in the value of the Fund’s securities or by a decrease in the cost of acquisition of securities by the Fund.

The Fund may write covered call options on securities as a means of increasing the yield on its assets and as a means of providing limited protection against decreases in the securities' market value. When the Fund writes an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Fund will realize as profit the premium received for such option. When a call option of which the Fund is the writer is exercised, the Fund will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option of which the Fund is the writer is exercised, the Fund will be required to purchase the underlying securities at a price in excess of the market value of such securities.

The Fund may purchase and write options on an exchange or over-the-counter. OTC options differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker.

The market value of an option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the pricing volatility of the underlying security and the time remaining until the expiration date.

Risks associated with options transactions include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for all options and, in particular, for OTC options; (4) trading restrictions or limitations may be imposed by an exchange; (5) counterparty risk; and (6) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

Forwards. The Fund may engage in forward contracts, including non-deliverable forwards. Non-deliverable forwards are forward contracts on foreign currencies that are cash settled and that do not involve delivery of the currency specified in the contract.  The Fund typically will use non-deliverable forwards for hedging purposes, but may also use such instruments to increase income or investment gains. The use of forwards for hedging or to increase income or investment gains may not be successful, resulting in losses to the Fund, and the cost of such strategies may reduce the Fund’s returns. Forwards are subject to the risks associated with derivatives.
Guaranteed Investment Contracts (“GICs”)—The Funds may invest in GICs. When investing in GICs, the Fund makes cash contributions to a deposit fund of an insurance company’s general account. The insurance company then credits guaranteed interest to the deposit fund on a monthly basis. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because the Fund may not receive the principal amount of a GIC from the insurance company on 7 days’ notice or less, the GIC is considered an illiquid investment. In determining average portfolio maturity, GICs generally will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

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Hybrid Instruments—The Fund may invest in hybrid instruments. A hybrid instrument is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid instrument is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (“underlying benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid instrument may be increased or decreased, depending on changes in the value of the underlying benchmark. An example of a hybrid instrument could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.

Hybrid instruments can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, and increased total return. Hybrid instruments may not bear interest or pay dividends. The value of a hybrid instrument or its interest rate may be a multiple of the underlying benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the underlying benchmark. These underlying benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid instrument. Under certain conditions, the redemption value of a hybrid instrument could be zero. Thus, an investment in a hybrid instrument may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrid instruments also exposes the Fund to the credit risk of the issuer of the hybrid instrument. These risks may cause significant fluctuations in the NAV of the Fund.

Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.

Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and other restrictions contained in the 1940 Act.

Credit-Linked Notes. The Fund may invest in credit-linked notes, which is a type of structured note. The difference between a credit default swap and a credit-linked note is that the seller of a credit-linked note receives the principal payment from the buyer at the time the contract is originated. Through the purchase of a credit-linked note, the buyer assumes the risk of the reference asset and funds its exposure through the purchase of the note. The buyer takes on the exposure to the seller to the full amount of the funding it has provided. The seller has hedged its risk on the reference asset without acquiring any additional credit exposure. The Fund has the right to receive periodic interest payments from the issuer of the credit-linked note at an agreed-upon interest rate and a return of principal at the maturity date.

Credit-linked notes are subject to the credit risk of the corporate credits referenced by the note. If one of the underlying corporate credits defaults, the Fund may receive the security that has defaulted, and the Fund’s principal investment would be reduced by the difference between the original face value of the reference security and the current value of the defaulted security. Credit-linked notes are typically privately negotiated transactions between two or more parties. The Fund bears the risk that the issuer of the credit-linked note will default or become bankrupt. The Fund bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked note.

Structured Notes. The Fund are permitted to invest in structured notes, which are debt obligations that also contain an embedded derivative component with characteristics that adjust the obligation’s risk/return profile. Generally, the performance of a structured note will track that of the underlying debt obligation and the derivative embedded within it. The Fund has the right to receive periodic interest payments from the issuer of the structured notes at an agreed-upon interest rate and a return of the principal at the maturity date.

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Structured notes are typically privately negotiated transactions between two or more parties. The Fund bears the risk that the issuer of the structured note would default or become bankrupt which may result in the loss of principal investment and periodic interest payments expected to be received for the duration of its investment in the structured notes.

In the case of structured notes on credit default swaps the Fund would be subject to the credit risk of the corporate credit instruments underlying the credit default swaps. If one of the underlying corporate credit instruments defaults, the Fund may receive the security or credit instrument that has defaulted, or alternatively, a cash settlement may occur wherein the Fund’s principal investment in the structured note would be reduced by the corresponding face value of the defaulted security.

The market for structured notes may be, or suddenly can become, illiquid. Other parties to the transaction may be the only investors with sufficient understanding of the derivative to be interested in bidding for it. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for structured notes. In certain cases, a market price for a credit-linked security may not be available. The collateral for a structured note may be one or more credit default swaps, which are subject to additional risks. See “Swap Agreements” for a description of additional risks associated with credit default swaps.

Increasing Government Debt—The total public debt of federal, state, local and non-U.S. governments as a percent of gross domestic product grew rapidly following the 2008 financial downturn. Although high levels of debt do not necessarily indicate or cause economic problems, high levels of debt may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may increase borrowing costs and cause a government to issue additional debt, thereby increasing the risk of refinancing. A high national debt also raises concerns that a government may be unable or unwilling to repay the principal or interest on its debt. Unsustainable debt levels can decline the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy during economic downturns. It also could generate an economic downturn.

Inflation-Linked Securities—The Fund may invest in inflation-linked securities. Inflation-linked securities are income-generating instruments whose interest and principal payments are adjusted for inflation, a sustained increase in prices that erodes the purchasing power of money. TIPS, or Treasury inflation-protected securities, are inflation-linked securities issued by the U.S. government. Inflation-linked bonds are also issued by corporations, U.S. government agencies, states, and foreign countries. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index (CPI). A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of your investment. Because of this inflation-adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. Municipal inflation bonds generally have a fixed principal amount, and the inflation component is reflected in the nominal coupon.

Inflation-protected bonds normally will decline in price when real interest rates rise. A real interest rate is calculated by subtracting the inflation rate from a nominal interest rate. For example, if a 10-year Treasury note is yielding 5% and rate of inflation is 2%, the real interest rate is 3%. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses.

Investments by Investing Funds and Other Large Shareholders—Shares of the Fund are offered as an investment to certain other investment companies, large retirement plans, and other investors capable of purchasing a large percentage of Fund shares. The Fund may experience adverse effects when these large shareholders purchase or redeem a large percentage of Fund shares.
The Fund is subject to the risk that large share purchases may adversely affect the Fund's liquidity levels and performance to the extent that the Fund is forced to hold a large uninvested cash position or more liquid securities and is delayed in investing new cash. The Fund's performance may also be adversely affected by large redemptions of Fund shares to the extent the Fund is forced to sell portfolio securities at a disadvantageous price or time to meet the large redemption request. Additionally, because Fund costs and expenses are shared by remaining Fund investors, large redemptions relative to the size of the Fund will result in decreased economies of scale and increased costs and expenses for the Fund.

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Large redemptions that necessitate the sale of portfolio securities will accelerate the realization of taxable capital gains or losses. Furthermore, purchases or redemptions of a large number of Fund shares relative to the size of the Fund will have adverse tax consequences limiting the use of any capital loss carryforwards and certain other losses to offset any future realized capital gains.
Lending of Portfolio Securities—For the purpose of realizing additional income, the Fund may make secured loans of Fund securities. Securities loans are made to broker/dealers, institutional investors, or other persons pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the securities loaned, marked to market on a daily basis. The collateral received will consist of cash, U.S. government securities, letters of credit or such other collateral (or combination thereof) as may be permitted under its investment program. While the securities are being loaned, the Fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower, although a portion can be payable to a collateral agent for certain services. When the Fund invests collateral, the Fund will bear the risk of loss, which depends on the nature and type of investment made with the collateral. Costs of underlying securities lending activities are not typically reflected in the Fund’s fee and expense ratios.

The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. During the most recent fiscal year, the Fund did not engage in any securities lending activities and therefore did not earn any income or incur any expenses related to securities lending.

Leverage—The Funds may use leverage. Leveraging the Fund creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leveraging may exaggerate changes in the NAV of the Fund’s shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowing is outstanding. Since any decline in value of the Fund’s investments will be borne entirely by the Fund’s shareholders (and not by those persons providing the leverage to the Fund), the effect of leverage in a declining market would be a greater decrease in NAV than if the Fund were not so leveraged. Leveraging will create interest and other expenses for the Fund, which can exceed the investment return from the borrowed funds. To the extent the investment return derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay, the Fund’s investment return will be greater than if leveraging were not used. Conversely, if the investment return from the assets retained with borrowed funds is not sufficient to cover the cost of leveraging, the investment return of the Fund will be less than if leveraging were not used.

Under the 1940 Act, the Fund is required to maintain continuous asset coverage of 300% with respect to borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Fund’s holdings may be disadvantageous from an investment standpoint. The Fund’s policy on borrowing is not intended to limit the ability to pledge assets to secure loans permitted under the Fund’s policies.

LIBOR Replacement—The terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to LIBOR, which functions as a reference rate or benchmark for various commercial and financial contracts. LIBOR may be a significant factor in determining payment obligations under derivatives transactions, the cost of financing of fund investments or the value or return on certain other fund investments.  As a result, LIBOR may be relevant to, and directly affect, the Fund’s performance.

The Financial Conduct Authority, the United Kingdom’s financial regulatory body and regulator of LIBOR, has announced that after 2021 it will cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. As a result, it is anticipated that LIBOR will be discontinued or will no longer be sufficiently robust to be representative of its underlying market around that time. Various financial industry groups have begun planning for that transition and certain regulators and industry groups have taken actions to establish alternative reference rates (e.g., the Secured Overnight Financing Rate, which measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBOR with certain adjustments). However, there are challenges to converting certain contracts and transactions to a new benchmark and neither the full effects of the transition process nor its ultimate outcome is known.

The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some

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LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged), LIBOR’s cessation may give rise to basis risk and render hedges less effective. As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the end of 2021. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues.

Certain classes of instruments invested in by the Fund may be more sensitive to LIBOR cessation than others. For example, certain asset classes such as floating rate notes may not contemplate a LIBOR cessation and/or might freeze a last-published or last-used LIBOR rate for all future payment dates upon a discontinuation of LIBOR. Also, for example, syndicated and other business loans tied to LIBOR may not provide a clear roadmap for LIBOR’s replacement, leaving any future adjustments to the determination of a quantum of lenders. Securitizations and other asset-backed transactions may experience disruption as a result of inconsistencies between when collateral assets shift from LIBOR and what rate those assets replace LIBOR with, on the one hand, and when the securitization notes shift from LIBOR and what rate the securitization notes replace LIBOR with.

These developments could negatively impact financial markets in general and present heightened risks, including with respect to the Fund’s investments.  As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.

Liquidity and Valuation—Many factors may influence the price at which the Fund could sell an investment at a given time. Investments are subject to liquidity risk when they are difficult to purchase or sell under favorable conditions. Investments in certain securities or other assets, such as high-yield bonds, loans or those traded in over-the-counter markets, may be particularly subject to liquidity risk. The Fund's ability to sell an instrument may be negatively impacted as a result of various market events or circumstances or characteristics of the particular instrument. In addition, market participants attempting to sell the same or similar instruments at the same time as the Fund may increase the Fund's exposure to liquidity risk. Investments in less liquid or illiquid investments may reduce the returns of the Fund because it may be unable to sell the investments at an advantageous time or price. Thus, the Fund may be forced to accept a lower sale price for the investments, sell other investments or forego another more attractive investment opportunity. Liquid investments purchased by the Fund may subsequently become less liquid or illiquid, and harder to value.

Pursuant to Rule 22e-4 under the 1940 Act, the Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. An “illiquid investment” is any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.  The Trust has implemented a written liquidity risk management program and related procedures (“Liquidity Program”) that is reasonably designed to assess and manage the Fund's “liquidity risk” (defined by the SEC as the risk that the Fund could not meet requests to redeem shares issued by the Funds without significant dilution of remaining investors’ interests in the Funds). Liquidity classifications are made after reasonable inquiry and taking into account, among other things, market, trading and investment-specific considerations deemed to be relevant to the liquidity classification of the Funds' investments in accordance with the Liquidity Program.

In addition, applicable regulatory guidance and interpretations provide examples of factors that may be taken into account in determining a particular instrument’s classification as illiquid or as one of the other liquidity categories defined under Rule 22e-4. For example, certain loans may not be readily marketable and/or may be subject to restrictions on resale or assignments. Consequently, the Fund may determine that it is reasonable to expect that such a loan cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. To the extent that the Fund invests in such loans, they may be subject to increased liquidity and valuation risks. As the market develops, the liquidity of these instruments could improve. Accordingly, loans for which there is no readily available market may be classified as

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illiquid investments but, at the same time, other loans may be classified as other than illiquid investments under the Liquidity Program based on relevant market, trading and investment-specific considerations (such as trading in the loans among specialized financial institutions). In addition, certain CLOs/CDOs (as described above) may be classified as illiquid investments, depending upon the assessment of relevant market, trading and investment-specific considerations under the Liquidity Program. However, an active dealer market or other relevant measure of liquidity may exist for certain CLOs/CDOs, which may result in such instruments being classified as other than illiquid investments under the Liquidity Program based on relevant market, trading and investment-specific considerations.

At times, market quotations may not be readily available and the Fund may be unable to obtain prices or other reliable information from third-parties to support valuation. In these circumstances, it may be difficult for the Fund to accurately value certain investments and the Fund may need to value investments using fair value methodologies. There are multiple methods to establish fair value and different methods or other factors may lead to different fair values. As a result, the price the Fund could receive for a security may differ from the Fund's valuation of the security, particularly during periods of market turmoil or volatility or for securities that are thinly traded or valued using a fair value methodology or information provided by third-party pricing services. Thus, the Fund may realize a loss or gain that is greater than expected upon the sale of the security. Fair valued securities may be subject to greater fluctuations than securities valued based on readily available market quotations. Some securities, while not technically fair valued, may nevertheless be difficult to value and rely on limited and difficult to assess inputs and market data.

Loans—The Fund may make, acquire or invest in fixed and floating rate loans. The Fund may acquire a loan interest directly by acting as a member of the original lending syndicate or direct lender in other direct lending opportunities. The Fund may also acquire some or all of the interest in a loan originated by a bank or other financial institution through an assignment or a participation in the loan. Loans may include syndicated bank loans, senior floating rate loans (“senior loans”), secured and unsecured loans, second lien, subordinated or more junior loans (“junior loans”), bridge loans and unfunded commitments. Loans are typically arranged through private negotiations between borrowers in the U.S. or in foreign or emerging markets which may be corporate issuers or issuers of sovereign debt obligations (“borrowers”) and one or more financial institutions and other lenders (“lenders”). Investments in, or exposure to, loans that lack financial maintenance covenants or possess fewer or contingent financial maintenance covenants or other financial protections than certain other types of loans or other similar debt obligations subject the Fund to the risks of “Covenant Lite Obligations” discussed above.

Typically, loans are made by a syndicate of commercial and investment banks and other financial institutions that are represented by an agent bank or similar party. The agent bank is responsible for acting on behalf of the group of lenders and structuring the loan, administering the loan, negotiating on behalf of the syndicate, and collecting and disbursing payments on the loan.

The agent also is responsible for monitoring collateral, distributing required reporting, and for exercising remedies available to the lenders such as foreclosure upon collateral. In a syndicated loan, each of the lending institutions, which may include the agent, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Unless, under the terms of the loan, the Fund has direct recourse against the borrower, the Fund may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a borrower. Because the agent is acting on behalf of multiple lenders in the syndicate, a Fund's interest in a loan may be subject to changes in terms or additional risks resulting from actions taken or not taken by the agent following an instruction from other creditors holding interests in the same loan.

Participation interests are interests issued by a lender, which represent a fractional interest in a loan that continues to be directly owned by the issuing lender. The Fund may acquire participation interests from a lender or other holders of participation interests. An assignment represents a portion of a loan previously owned by a different lender. Unlike a participation interest, the Fund will generally become a lender for the purposes of the relevant loan agreement by purchasing an assignment. If the Fund purchases an assignment from a lender, the Fund will generally have direct contractual rights against the borrower in favor of the lenders as if it was a direct lender. If the Fund purchases a participation interest either from a lender or a participant, the Fund typically will have established a direct contractual relationship with the seller or issuer of the participation interest, but not with the borrower. Consequently, the Fund can be subject to the credit risk of the lender or participant who sold the participation interest to the Fund, in addition to the usual credit risk of the borrower. Therefore, when the Fund invests in syndicated bank loans through the purchase of participation interests, the Investment Manager must consider the creditworthiness of the agent and any lenders and participants interposed between the Fund and a borrower.

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Purchases of loans in the primary or secondary markets may take place at, above, or below the par value of the loans. Purchases above par will effectively reduce the amount of interest being received by the Fund through the amortization of the purchase price premium, whereas purchases below par will effectively increase the amount of interest being received by the Fund through the amortization of the purchase price discount.

Secondary trades of senior loans may have extended settlement periods. Settlement of a secondary market purchase of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is often subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a senior loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. The Fund, as a buyer of a senior loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in senior loans.

In addition, although the resale, or secondary, market for loans is currently growing, it is currently limited and it may become more limited or more difficult to access and such changes may be sudden or unpredictable.  For example, there is no organized exchange or board of trade on which loans are traded, and loans often trade in large denominations (typically $1 million and higher) and trades can be infrequent. As a result, the Fund may seek to dispose of loans in certain cases, to the extent possible, through selling participations in the loan, usually until the loan is assigned ("elevated") to the buyer. In that case, the Fund would remain subject to certain obligations, which may result in expenses for the Fund and certain additional risks. The Fund may also seek to dispose of loans by engaging in transactions in alternative trading venues (such as dark pools) or accessing other available channels.  There is no guarantee that such alternatives will be available at any time for a particular loan investment. Accordingly, some of the loans in which the Fund may invest will be relatively illiquid and the Fund may have difficulty in disposing of loans in a favorable or timely fashion, which could result in losses to the Fund.

A loan may be secured by collateral that, at the time of origination, has a fair market value equivalent to the amount of the loan. The Investment Manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. However, the value of the collateral may decline following the Fund’s investment. Also, collateral may be difficult to hold and sell, and there are other risks which may cause the collateral to be insufficient in the event of a default. Consequently, the Fund might not receive payments to which it is entitled. The collateral may consist of various types of assets or interests including working capital assets or intangible assets. The borrower’s owners may provide additional collateral, typically by pledging their ownership interest in the borrower as collateral for the loan.

In the process of buying, selling and holding loans, the Fund may receive and/or pay certain fees. These fees are in addition to the interest payments received and may include facility, closing or upfront fees, commitment fees and commissions. The Fund may receive or pay a facility, closing or upfront fee when it buys or sells a loan. The Fund may receive a commitment fee throughout the life of the loan or as long as the Fund remains invested in the loan (in addition to interest payments) for any unused portion of a committed line of credit. Other fees received by the Fund may include prepayment fees, covenant waiver fees, ticking fees and/or modification fees. Related legal fees may also be borne by the Fund (including legal fees to assess conformity of a loan investment with 1940 Act provisions.)

Direct lending may involve additional risks to the Fund. Should a loan in which the Fund is invested be foreclosed on, the Fund may become owner of the collateral and will be responsible for any costs and liabilities associated with owning the collateral. If the collateral includes a pledge of equity interests in the borrower by its owners, the Fund may become the owner of equity in the borrower and may be responsible for the borrower's business operations and/

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or assets. The applicability of the securities laws is subject to court interpretation of the nature of the loan and its characterization as a security. Accordingly, the Fund cannot be certain of any protections it may be afforded under the securities or other laws against fraud or misrepresentation by the borrower, assignor or seller of participations.

Loans are subject to the risks associated with other debt obligations, including: interest rate risk, credit risk, market risk, liquidity risk, counterparty risk and risks associated with high yield securities. Many loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission, and will not be listed on any national securities exchange. The amount of public information with respect to loans will generally be less extensive than that available for registered or exchange-listed securities. The Fund will make an investment in a loan only after the Investment Manager determines that the investment is suitable for the Fund based on an independent credit analysis. Generally, this means that the Investment Manager has determined that the likelihood that the borrower will meet its obligations is acceptable.

The Fund may be unable to enforce its rights (or certain other provisions of loan agreements or other documents) relating to a loan under applicable state law, judicial decisions or for other reasons. For example, uncertainty exists with respect to the Fund’s ability to enforce the terms of certain bank-originated loans that the Fund purchases. Based on concepts of federal preemption, bank loans generally are subject to the usury laws applicable in the state where the lending bank is located rather than the state where the borrower is located.  Recent court decisions have called into question whether the benefits of federal preemption will be available to non-bank purchasers of loans originated by banks.  If federal preemption is not available to loans acquired by the Fund from banks, the loans may be subject to more restrictive limits on interest rates or rendered unenforceable by the Fund. To the extent the Fund is unable to enforce its rights with respect to a loan, the Fund may be adversely affected. The Fund may also gain exposure to loans through investment in structured finance vehicles, which could face similar challenges in enforcing the terms of loans and any such challenges could adversely affect the Fund.

In addition, the Fund may have arrangements with loan, administrative and similar agents under which they provide recordkeeping or other services (such as interest payment services) with respect to loan positions and loan documentation. These services may be subject to risks of, among other things, fraud, computational errors, cyber-attacks, delays, or if these agents become subject to a bankruptcy or insolvency proceeding. The Funds are also subject to the risk of loss caused by inadequate procedures and controls, human error and system failures by these agents. All these risks may affect the Funds, the Funds’ investments and the Funds’ investment performance.

Additional Information Concerning Bridge Loans. Bridge loans are short-term loan arrangements (e.g., maturities that are generally less than one year) typically made by a borrower following the failure of the borrower to secure other intermediate-term or long-term permanent financing. A bridge loan remains outstanding until more permanent financing, often in the form of high yield notes, can be obtained. Most bridge loans have a step-up provision under which the interest rate increases incrementally the longer the loan remains outstanding so as to incentivize the borrower to refinance as quickly as possible. In exchange for entering into a bridge loan, the Fund typically will receive a commitment fee and interest payable under the bridge loan and may also have other expenses reimbursed by the borrower. Liquid assets are maintained to cover bridge loan commitments to avoid “senior securities” concerns. Bridge loans may be subordinate to other debt and generally are unsecured. They also often are illiquid and difficult to value.

Additional Information Concerning Junior Loans. Junior loans include secured and unsecured loans, such as subordinated loans, second lien and more junior loans, and bridge loans. Second lien and more junior loans are generally second or further in line in terms of repayment priority and priority with respect to an exercise of remedies. In addition, junior loans may have a claim on the same collateral pool as the first lien or other more senior liens, or may be secured by a separate set of assets. Junior secured loans generally give investors priority over general unsecured creditors and stockholders in the event of an asset sale.

Additional Information Concerning Revolving Credit Facilities. Revolving credit facilities (“revolvers”) are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. As the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolver. Revolvers usually provide for floating or variable rates of interest.

Revolvers may expose a lender to credit and liquidity risk. Revolvers have the effect of requiring a lender to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Revolvers may be subject to restrictions on transfer, including restrictions that are more burdensome than transfer restrictions that apply to non-

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revolving loans, and only limited opportunities may exist to resell such instruments. As a result, the Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

When the Fund has a contractual obligation to lend money on short notice (under a bridge loan or unfunded commitment, for example), it will maintain liquid assets in an amount at least equal in value to the amount of the loan or commitment. Liquid assets are maintained to cover “senior securities transactions” which may include, but are not limited to, a bridge loan or unfunded loan commitment. The value of “senior securities” holdings is marked-to-market daily to ensure proper coverage.

Additional Information Concerning Syndicated Bank Loans and Other Senior Loans. Syndicated bank loans and other senior loans are usually secured by liens on the assets of the borrower. Their seniority can vary.

Additional Information Concerning Unfunded Commitments. Unfunded commitments are contractual obligations pursuant to which the Fund agrees in writing to make one or more loans up to a specified amount at one or more future dates. The underlying loan documentation sets out the terms and conditions of the lender’s obligation to make the loans as well as the economic terms of such loans. Loan commitments are made pursuant to a term loan, a revolving credit line or a combination thereof. A term loan is generally a loan in a fixed amount that borrowers repay in a scheduled series of repayments or a lump-sum payment at maturity and may not be reborrowed. A revolving credit line permits borrowers to draw down, repay, and reborrow specified amounts on demand. The portion of the amount committed by a lender that the borrower has not drawn down is referred to as “unfunded.” Loan commitments may be traded in the secondary market through dealer desks at large commercial and investment banks although these markets are generally not considered liquid. They also are difficult to value. Borrowers pay various fees in connection with loans and related commitments, and typically the Fund receives a commitment fee for amounts that remain unfunded under its commitment. Unfunded commitments may subject the Fund to risks that are similar to the risks described under “When-Issued and Forward Commitment Securities” and “TBA Purchase Commitments” discussed below.

Unfunded loan commitments expose lenders to credit risk. A lender typically is obligated to advance the unfunded amount of a loan commitment at the borrower’s request, subject to satisfaction of certain contractual conditions, such as the absence of a material adverse change. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a borrower may draw on an unfunded loan commitment when the lender enters into the commitment. If the borrower does not draw as expected, the commitment may not prove as attractive an investment as originally anticipated.

Management—The Fund is subject to management risk because it is an actively managed investment portfolio. The Investment Manager and each individual portfolio manager will apply investment techniques and risk analysis in making decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Furthermore, active and frequent trading will increase the costs the Fund incurs because of higher brokerage charges or mark-up charges, which are passed on to shareholders of the Fund and as a result, may lower the Fund’s performance and have a negative tax impact. Additionally, legislative, regulatory or tax developments may affect the investment techniques available to the Investment Manager and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objectives.

Income from the Fund’s portfolio may decline when the Fund invests the proceeds from investment income, sales of investments or matured, traded or called debt securities. For example, during periods of declining interest rates, an issuer of debt securities held by the Fund may exercise an option to redeem securities prior to maturity, forcing the Fund to reinvest the proceeds in lower-yielding securities. A decline in income received by the Fund from its investments is likely to have a negative effect on the yield and total return of the Fund’s shares.

Mortgage-Backed Securities and Collateralized Mortgage Obligations—The Funds may invest in any level of the capital structure of MBS, which are securities that represent an interest in a pool of underlying mortgage loans. MBS, including mortgage pass-through securities and CMOs, include certain securities issued or guaranteed by the United States government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("GNMA" or "Ginnie Mae"), the Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"); securities issued by private issuers that represent an interest in or are collateralized by mortgage-backed securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; securities issued by private issuers that represent an interest

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in or are collateralized by mortgage loans; and reperforming/non-performing loans, reperforming/non-performing loan securitizations, and resecuritizations of existing MBS and/or ABS (“Re-REMICS”).

Mortgage-backed securities are subject to scheduled and unscheduled principal payments as homeowners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be higher or lower than on the original mortgage security. Therefore, these securities are not an effective means of locking in long-term interest rates. In addition, when interest rates fall, the pace of mortgage prepayments picks up. These refinanced mortgages are paid off at face value (par), causing a loss for any investor who may have purchased the security at a price above par. In such an environment, this risk limits the potential price appreciation of these securities and can negatively affect the Fund’s NAV. When rates rise, the prices of mortgage-backed securities can be expected to decline, although historically these securities have experienced smaller price declines than comparable quality bonds. In addition, when rates rise and prepayments slow, the effective duration of mortgage-backed securities extends, resulting in increased volatility. A decline of housing values may cause delinquencies in the mortgages (especially sub-prime or non-prime mortgages) underlying MBS and thereby adversely affect the ability of the MBS issuer to make principal and interest payments to MBS holders.

MBS include commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”). Many of the risks of investing in MBS reflect the risks of investing in the real estate securing the underlying mortgage. The value of both CMBS and RMBS, like all MBS, depends on national, state and local conditions. RMBS are subject to credit risks arising from delinquencies and defaults on underlying mortgage loans by borrowers and breaches of underlying loan documentation by loan originators and servicers. CMBS are subject to credit risks because they tend to involve relatively large underlying mortgage loans and the repayment of commercial mortgages depends on the successful operation of, and cash flows from, mortgaged properties. The risks associated with CMBS include the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, and the ability of a property to attract and retain tenants. CMBS depend on cash flows generated by underlying commercial real estate loans, receivables, and other assets, and can be significantly affected by changes in market and economic conditions, the availability of information regarding the underlying assets and their structures, and the creditworthiness of the borrowers or tenants. CMBS may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities. CMBS issued by private issuers may offer higher yields than CMBS issued by government issuers, but also may be subject to greater volatility than CMBS issued by government issuers. In addition, the CMBS market in recent years has experienced substantially lower valuations and greatly reduced liquidity, and current economic and market conditions suggest that this trend for CMBS may continue. CMBS held by the Fund may be subordinated to one or more other classes of securities of the same series for purposes of, among other things, establishing payment priorities and offsetting losses and other shortfalls with respect to the related underlying mortgage loans. There can be no assurance that the subordination will be sufficient on any date to offset all losses or expenses incurred by the underlying trust.

A mortgage pass-through security is a pro rata interest in a pool of mortgages where the cash flow generated from the mortgage collateral is passed through to the security holder.

CMOs are debt securities that are fully collateralized by a portfolio of mortgages or mortgage-backed securities. All interest and principal payments from the underlying mortgages are passed through to the CMOs in such a way as to create, in most cases, more definite maturities than is the case with the underlying mortgages. CMOs may pay fixed or variable rates of interest, and certain CMOs have priority over others with respect to the receipt of prepayments. Stripped mortgage securities (a type of potentially high-risk derivative) are created by separating the interest and principal payments generated by a pool of mortgage-backed securities or a CMO to create additional classes of securities. CMOs are subject to principal prepayments on the underlying mortgages and thus, may be retired earlier than scheduled. CMOs are also subject to cash flow uncertainty and price volatility.

The Fund may invest in securities known as “inverse floating obligations,” “residual interest bonds,” and “interest-only” (“IO”) and “principal-only” (“PO”) bonds, the market values of which will generally be more volatile than the market values of most MBS due to the fact that such instruments are more sensitive to interest rate changes and to the rate of principal prepayments than are most other MBS. An inverse floating obligation is a derivative adjustable rate security with interest rates that adjust or vary inversely to changes in market interest rates and, as a result, these may be leveraged and cause increased volatility and interest rate sensitivity. The term “residual interest” bond is used generally to describe those instruments in collateral pools, such as CMOs, which receive any excess cash flow generated by the pool once all other bondholders and expenses have been paid. IOs and POs are created by separating the interest and principal payments generated by a pool of mortgage-backed bonds to create two classes of securities.

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Generally, one class receives interest-only payments and the other class principal-only payments. MBS have been referred to as “derivatives” because the performance of MBS is dependent upon and derived from underlying securities. Unlike with other mortgage-backed securities and POs, the value of IOs tends to move in the same direction as interest rates. The Funds can use IOs as a hedge against falling prepayment rates (interest rates are rising) and/or a bear market environment. POs can be used as a hedge against rising prepayment rates (interest rates are falling) and/or a bull market environment. IOs and POs are acutely sensitive to interest rate changes and to the rate of principal prepayments and the secondary market for these instruments may be limited and volatile. A rapid or unexpected increase in prepayments can severely depress the price of IOs, while a rapid or unexpected decrease in prepayments could have the same effect on POs. These securities are very volatile in price and may have lower liquidity than most other mortgage-backed securities. Certain non-stripped CMOs may also exhibit these qualities, especially those that pay variable rates of interest that adjust inversely with, and more rapidly than, short-term interest rates. In addition, if interest rates rise rapidly and prepayment rates slow more than expected, certain CMOs, in addition to losing value, can exhibit characteristics of longer-term securities and become more volatile. There is no guarantee that the Fund’s investment in CMOs, IOs, or POs will be successful, and the Fund’s total return could be adversely affected as a result. These securities are subject to high degrees of credit, valuation and liquidity risks.

CMOs may be issued in a variety of classes, and the Fund may invest in several CMO classes, including, but not limited to Floaters, Planned Amortization Classes (“PACs”), Scheduled Classes (“SCHs”), Sequential Pay Classes (“SEQs”), Support Classes (“SUPs”), Target Amortization Classes (“TACs”) and Accrual Classes (“Z Classes”). CMO classes vary in the rate and time at which they receive principal and interest payments. SEQs, also called plain vanilla, clean pay, or current pay classes, sequentially receive principal payments from underlying mortgage securities when the principal on a previous class has been completely paid off. During the months prior to their receipt of principal payments, SEQs receive interest payments at the coupon rate on their principal. PACs are designed to produce a stable cash flow of principal payments over a predetermined period of time. PACs guard against a certain level of prepayment risk by distributing prepayments to SUPs, also called companion classes. TACs pay a targeted principal payment schedule, as long as prepayments are not made at a rate slower than an expected constant prepayment speed. If prepayments increase, the excess over the target is paid to SUPs. SEQs may have a less stable cash flow than PACs and TACs and, consequently, have a greater potential yield. PACs generally pay a lower yield than TACs because of PACs’ lower risk. Because SUPs are directly affected by the rate of prepayment of underlying mortgages, SUPs may experience volatile cash flow behavior. When prepayment speeds fluctuate, the average life of a SUP will vary. SUPs, therefore, are priced at a higher yield than less volatile classes of CMOs. Z Classes do not receive payments, including interest payments, until certain other classes are paid off. At that time, the Z Class begins to receive the accumulated interest and principal payments. A Floater has a coupon rate that adjusts periodically (usually monthly) by adding a spread to a benchmark index subject to a lifetime maximum cap. The yield of a Floater is sensitive to prepayment rates and the level of the benchmark index.

Investment in MBS poses several risks, including prepayment, market and credit risks. Prepayment risk reflects the chance that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Borrowers are most likely to exercise their prepayment options at a time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall and slowing payments as interest rates rise. Certain classes of CMOs may have priority over others with respect to the receipt of prepayments on the mortgages, and the Fund may invest in CMOs which are subject to greater risk of prepayment, as discussed above. Market risk reflects the chance that the price of the security may fluctuate over time. The price of MBS may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of MBS, and if the Fund is invested in such securities and wishes to sell them, it may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold. IOs and POs are acutely sensitive to interest rate changes and to the rate of principal prepayments. They are very volatile in price and may have lower liquidity than most mortgage-backed securities. Certain CMOs may also exhibit these qualities, especially those which pay variable rates of interest which adjust inversely with and more rapidly than short-term interest rates. Credit risk reflects the chance that the Fund may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed by the agency or instrumentality, and some, such as GNMA certificates, are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others are supported only by the credit of the instrumentality. Although securities issued by U.S. government-related agencies are guaranteed by the U.S. government, its agencies or instrumentalities, shares of the Fund are not so guaranteed in any way.

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Mortgage-related securities that are backed by pools of subprime mortgages are generally subject to a greater level of non-payment risk than mortgage-related securities that are not backed by pools of subprime mortgages.  Subprime mortgages are loans made to borrowers with lower credit ratings and/or a shorter credit history and such borrowers are more likely to default on their obligations under the loan than more creditworthy borrowers.  As a result, subprime mortgages underlying a mortgage-related security can experience a significant rate of non-payment. To the extent a Fund invests in mortgage-related securities backed by subprime mortgages, the Fund’s investment will be particularly susceptible to non-payment risk and the risks generally associated with investments in mortgage-related securities. Thus, the value of the Fund’s investment may be adversely affected by borrower non-payments, changes in interest rates, developments in the real estate market and other market and economic developments.
Historically, FHLMC and FNMA were agencies sponsored by the U.S. government that were supported only by the credit of the issuing agencies and not backed by the full faith and credit of the United States. In 2008, however, due to the declining value of FHLMC and FNMA securities and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, FHLMC and FNMA were placed into conservatorship by the Federal Housing Finance Agency. The effect that this conservatorship will have on FHLMC and FNMA and their guarantees remains uncertain. Although the U.S. government or its agencies provided financial support to FHLMC and FNMA, no assurance can be given that they will always provide support. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

The performance of private label MBS, issued by private institutions, is based on the financial health of those institutions. There is no guarantee that the Fund's investment in MBS will be successful, and the Fund's total return could be adversely affected as a result.

Municipal Bond Insurance—The Fund may purchase a Municipal Bond that is covered by insurance that guarantees the bond’s scheduled payment of interest and repayment of principal. This type of insurance may be obtained by either: (i) the issuer at the time the Municipal Bond is issued (primary market insurance); or (ii) another party after the bond has been issued (secondary market insurance). Both of these types of insurance seek to guarantee the timely and scheduled repayment of all principal and payment of all interest on a Municipal Bond in the event of default by the issuer, and cover a Municipal Bond to its maturity, typically enhancing its credit quality and value.

Even if a Municipal Bond is insured, it is still subject to market fluctuations, which can result in fluctuations in the Fund’s share price. In addition, a Municipal Bond insurance policy will not cover: (i) repayment of a Municipal Bond before maturity (redemption); (ii) prepayment or payment of an acceleration premium (except for a mandatory sinking fund redemption) or any other provision of a bond indenture that advances the maturity of the bond; or (iii) nonpayment of principal or interest caused by negligence or bankruptcy of the paying agent. A mandatory sinking fund redemption may be a provision of a Municipal Bond issue whereby part of the Municipal Bond issue may be retired before maturity.

Some of the Municipal Bonds outstanding are insured by a small number of insurance companies, not all of which have the highest credit rating. As a result, an event involving one or more of these insurance companies could have a significant adverse effect on the value of the securities insured by that insurance company and on the municipal markets as a whole. If the Municipal Bond is not otherwise rated, the ratings of insured bonds reflect the credit rating of the insurer, based on the rating agency’s assessment of the creditworthiness of the insurer and its ability to pay claims on its insurance policies at the time of the assessment. While the obligation of a Municipal Bond insurance company to pay a claim extends over the life of an insured bond, there is no assurance that Municipal Bond insurers will meet their claims. A higher-than-anticipated default rate on Municipal Bonds (or other insurance the insurer provides) could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders.

The Investment Manager may decide to retain an insured Municipal Bond that is in default, or, in the Investment Manager’s view, in significant risk of default. While the Fund holds a defaulted, insured Municipal Bond, the Fund collects interest payments from the insurer and retains the right to collect principal from the insurer when the Municipal Bond matures, or in connection with a mandatory sinking fund redemption.

Municipal Securities—

General Risks. The Fund may invest in municipal securities issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the payments from which, in the opinion of bond counsel to the issuer, are excludable from gross

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income for Federal income tax purposes (“Municipal Bonds”). Municipal Bonds in which the Fund invests may include those backed by state taxes and essential service revenues as well as health care and higher education issuers, among others, or be supported by dedicated revenue streams and/or statutory liens.

The Fund may also invest in Municipal Bonds that pay interest excludable from gross income for purposes of state and local income taxes of the designated state and/or allow the value of the Fund’s shares to be exempt from state and local taxes of the designated state. The Fund may also invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Investment Manager believes such securities to pay interest excludable from gross income for purposes of Federal income tax and state and local income taxes of the designated state and/or state and local personal property taxes of the designated state (“Non-Municipal Tax-Exempt Securities”). Non-Municipal Tax-Exempt Securities could include trust certificates or other instruments evidencing interest in one or more long term municipal securities. Non-Municipal Tax- Exempt Securities also may include securities issued by other investment companies that invest in Municipal Bonds, to the extent such investments are permitted by applicable law. Non-Municipal Tax-Exempt Securities that pay interest excludable from gross income for Federal income tax purposes will be considered “Municipal Bonds” for purposes of the Fund’s investment objective and policies.

Neither the Fund nor the Investment Manager can guarantee the accuracy of any opinion issued by bond counsel regarding the tax-exempt status of a Municipal Bond. Furthermore, there can be no guarantee that the Internal Revenue Service (“IRS”) will agree with such counsel’s opinion. The value of Municipal Bonds may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. From time to time, Congress has introduced proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds. State legislatures may also introduce proposals that would affect the state tax treatment of the Fund’s distributions. If such proposals were enacted, the availability of Municipal Bonds and the value of the Fund’s holdings would be affected, and the investment objectives and policies of the Fund would likely be re-evaluated.

Investments in Municipal Bonds present certain risks, including credit, interest rate, liquidity, and prepayment risks. Municipal Bonds may also be affected by local, state, and regional factors, including erosion of the tax base and changes in the economic climate. In addition, municipalities and municipal projects that rely directly or indirectly on federal funding mechanisms may be negatively affected by actions of the federal government including reductions in federal spending, increases in federal tax rates, or changes in fiscal policy.

The marketability, valuation or liquidity of Municipal Bonds may be negatively affected in the event that states, localities or their authorities default on their debt obligations or other market events arise, which in turn may negatively affect the Fund’s performance, sometimes substantially. A credit rating downgrade relating to, default by, or insolvency or bankruptcy of, one or several municipal issuers in a particular state, territory, or possession could affect the market value or marketability of Municipal Bonds from any one or all such states, territories, or possessions.

The value of Municipal Bonds may also be affected by uncertainties with respect to the rights of holders of Municipal Bonds in the event that an insolvent municipality takes steps to reorganize its debt, which might include engaging in into municipal bankruptcy proceedings, extending debt maturities, reducing the amount of principal or interest, refinancing the debt or taking other similar measures. Under bankruptcy law, certain municipalities that meet specific conditions may be provided protection from creditors while they develop and negotiate plans for reorganizing their debts.

Municipal bankruptcies have in the past been relatively rare, and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear and remain untested. Further, the application of state law to municipal issuers could produce varying results among the states or among Municipal Bond issuers within a state. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities. Any of these effects could have a significant impact on the prices of some or all of the Municipal Bonds held by the Fund.
Certain of the issuers in which the Fund may invest have recently experienced, or may experience, significant financial difficulties. For example, Puerto Rico, in particular, has been experiencing significant financial difficulties (including budget deficits, underfunded pensions, high unemployment, a decline in population, significant debt service obligations, liquidity issues, and reduced access to financial markets). The default by issuers of Puerto Rico municipal securities on their obligations under securities held by a Fund may adversely affect the Fund and cause the Fund to lose the value of its investment in such securities.

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Below are some of the additional risks of investments in particular segments of the Municipal Bonds market.

Electric Utilities. The electric utilities industry has been experiencing, and will likely continue to experience, increased competitive pressures. Federal legislation is expected to open transmission access to any electricity supplier, although it is not presently known to what extent competition will evolve. Other risks include: (i) the availability and cost of fuel, (ii) the availability and cost of capital, (iii) the effects of conservation on energy demand, (iv) the effects of rapidly changing environmental, safety, and licensing requirements, and other federal, state, and local regulations, (v) timely and sufficient rate increases, and (vi) opposition to nuclear power.

Health Care. The health care industry is subject to regulatory action by a number of private and governmental agencies, including federal, state, and local governmental agencies. A major source of revenues for the health care industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for such programs. General and local economic conditions, demand for services, expenses (including malpractice insurance premiums) and competition among health care providers may also affect the industry. In the future, the following elements may adversely affect health care facility operations: (i) the Patient Protection and Affordable Care Act and any other federal legislation relating to health care reform; (ii) any state or local health care reform measures; (iii) medical and technological advances which dramatically alter the need for health services or the way in which such services are delivered; (iv) changes in medical coverage which alter the traditional fee-for-service revenue stream; and (v) efforts by employers, insurers, and governmental agencies to reduce the costs of health insurance and health care services.

Higher Education. In general, there are two types of education-related bonds: (i) those relating to projects for public and private colleges and universities; and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funds are subject to the risk of unanticipated revenue decline resulting primarily from a decrease in student enrollment or reductions in state and federal funding. Restrictions on students’ ability to pay tuition, a reduction of the availability of state and federal funding, and declining general economic conditions are factors that may lead to declining or insufficient revenues. Student loan revenue bonds are generally offered by state authorities or commissions and are backed by pools of student loans. Underlying student loans may be guaranteed by state guarantee agencies and may be subject to reimbursement by the United States Department of Education through its guaranteed student loan program. Others student loans may be private, uninsured loans made to parents or students that are supported by reserves or other forms of credit enhancement. Recoveries of principal due to loan defaults may be applied to redemption of bonds or may be used to re-lend, depending on program latitude and demand for loans. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including: (i) the rate of student loan defaults; (ii) seasoning of the loan portfolio; and (iii) student repayment deferral periods of forbearance. Other risks associated with student loan revenue bonds include: (i) potential changes in federal legislation regarding student loan revenue bonds; (ii) state guarantee agency reimbursement; and (iii) continued federal interest and other program subsidies currently in effect.

Housing. Housing revenue bonds are generally issued by a state, county, city, local housing authority, or other public agencies. Such bonds generally are secured by the revenues derived from mortgages purchased with the proceeds of the bond issue. Because it is extremely difficult to predict the supply of available mortgages to be purchased with the proceeds of an issue or the future cash flow from the underlying mortgages, there are risks that proceeds will exceed supply, resulting in early retirement of bonds, or that homeowner repayments will create an irregular cash flow. Many factors may affect the financing of multi-family housing projects, including: (i) acceptable completion of construction; (ii) proper management, occupancy and rent levels; (iii) economic conditions; and (iv) changes to current laws and regulations.

Similar Projects Risk. To the extent that the Fund is permitted to invest its assets in Municipal Bonds that finance similar projects, such as those relating to education, healthcare, housing, utilities, or water and sewers, the Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in bonds of similar projects.

Transportation. Bonds may be issued to finance the construction of airports, toll roads, highways or other transit facilities. Airport bonds are dependent on the specific carriers who use the particular airport as well as by the general stability of the airline industry, which can be affected by broader economic trends and the price and availability of fuel. Bonds issued to construct toll roads are affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area. Other transportation-related securities are also affected by fuel costs and availability of other forms of transportation, such as public transportation.

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Water and Sewer. Water and sewer revenue bonds are often considered to have relatively secure credit as a result of their issuer’s importance, monopoly status, and generally unimpeded ability to raise rates. Despite this, lack of water supply due to insufficient rain, run-off, or snow pack is a concern that has led to past defaults. Further, public resistance to rate increases, costly environmental litigation, and Federal environmental mandates may impact issuers of water and sewer bonds.

Political Uncertainty Risk—Markets in which the Fund is invested or is exposed to may experience political uncertainty (e.g., Brexit) that subjects the Fund's investments to heightened risks, even when made in established markets.  These risks include: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, economic, and political instability (including the risk of war or natural disaster); increased risk of nationalization, greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls and limitations on repatriation of invested capital and on a clients’ ability to exchange currencies; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; slower clearance; and difficulties in obtaining and/or enforcing legal judgments.

During times of political uncertainty, the securities, derivatives and currency markets may become volatile.  There also may be a lower level of monitoring and regulation of markets while a country is experiencing political uncertainty, and the activities of investors in such markets and enforcement of existing regulations may be extremely limited.  Markets experiencing political uncertainty may have substantial rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates may have negative effects on such countries’ economies and securities markets. The disruption to markets caused by political uncertainty may adversely affect the Fund.

Preferred Securities-The Fund may purchase preferred securities, which represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of the preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Put Bonds—A put bond (also referred to as a tender option or third party bond) is a bond created by coupling an intermediate or long-term fixed rate bond with an agreement giving the holder the option of tendering the bond to receive its par value. As consideration for providing this tender option, the sponsor of the bond (usually a bank, broker-dealer or other financial intermediary) receives periodic fees that equal the difference between the bond’s fixed coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par. By paying the tender offer fees, the Fund in effect holds a demand obligation that bears interest at the prevailing short-term rate.
In selecting put bonds, the Investment Manager takes into consideration the creditworthiness of the issuers of the underlying bonds and the creditworthiness of the providers of the tender option features. A sponsor may withdraw the tender option feature if the issuer of the underlying bond defaults on interest or principal payments or the bond’s rating is downgraded. Put bonds often pay a variable or floating rate of interest and therefore are subject to many of the same risks associated with investing in floating rate instruments, as described below under “Variable and Floating Rate Instruments.”

Qualified Financial Contracts—Qualified financial contracts include agreements relating to swaps, currency forwards and other derivatives as well as repurchase agreements and securities lending agreements. Beginning in 2019, regulations adopted by prudential regulators will require that certain qualified financial contracts entered into with certain counterparties that are part of a U.S. or foreign banking organization designated as a global-systemically important banking organization to include contractual provisions that delay or restrict the rights of counterparties, such as the Fund, to exercise certain close-out, cross-default and similar rights under certain conditions. Qualified financial contracts are subject to a stay for a specified time period during which counterparties, such as the Fund,

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will be prevented from closing out a qualified financial contract if the counterparty is subject to resolution proceedings and prohibit the Fund from exercising default rights due to a receivership or similar proceeding of an affiliate of the counterparty. Implementation of these requirements may increase credit and other risks to the Fund. Similar requirements may apply under the special resolution regime applicable to certain counterparties organized in other financial markets.
Quantitative Investing Risk—The Investment Manager may use quantitative models, algorithms, methods or other similar techniques or analytical tools (“quantitative tools”) in managing the Fund, including to generate investment ideas, identify investment opportunities or as a component of its overall portfolio construction processes and investment selection or screening criteria.  Quantitative tools may also be used in connection with risk management and hedging processes.  The value of securities selected using quantitative tools can react differently to issuer, political, market, and economic developments than the market as a whole or securities selected using only fundamental or other similar means of analysis. The factors used in quantitative tools and the weight placed on those factors may not be predictive of a security’s value or a successful weighting. In addition, factors that affect a security’s value can change over time and these changes may not be reflected in the quantitative tools.  Thus, the Fund is subject to the risk that any quantitative tools used by the Investment Manager will not be successful in, among other things, forecasting movements in industries, sectors or companies and/or in determining the size, direction, and/or weighting of investment positions.
There is no guarantee that quantitative tools, and the investments selected based on such tools, will produce the desired results or enable the Fund to achieve its investment objective. The Fund may be adversely affected by imperfections, errors or limitations in construction and implementation (for example, limitations in a model, proprietary or third-party data imprecision or unavailability, software or other technology malfunctions, or programming inaccuracies) and the Investment Manager’s ability to monitor and timely adjust the metrics or update the data or features underlying the quantitative tools, including accounting for changes in the overall market environment, and identify and address omissions of relevant data or assumptions.

A quantitative tool may not perform as expected and a quantitative tool that has been formulated on the basis of past market data or trends may not be predictive of future price movements. The Fund may also be adversely affected by the Investment Manager’s ability to make accurate qualitative judgments regarding a quantitative tool’s output or operational complications relating to a quantitative tool.
Real Estate Securities—The Fund may invest in equity securities of real estate companies and companies related to the real estate industry, including real estate investment trusts (“REITs”) and companies with substantial real estate investments, and therefore, such Funds may be subject to certain risks associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; declines in rental income; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to national, state and local economic conditions (such as the turmoil experienced during 2007 through 2009 in the residential and commercial real estate market); overbuilding; increases in competition, property taxes and operating expenses; changes in building, environmental, zoning and other laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes, terrorist acts or other natural disasters; limitations on and variations in rents; and changes in interest rates. The value of real estate securities are also subject to the management skill, insurance coverage and creditworthiness of their issuer. Because many real estate projects are dependent upon financing, rising interest rates, which increase the costs of obtaining financing, may cause the value of real estate securities to decline. Real estate income and values may be greatly affected by demographic trends, such as population shirts or changing tastes and values.
The prices of real estate company securities may drop because of the failure of borrowers to repay their loans, poor management, and the inability to obtain financing either on favorable terms or at all. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of interest and principal on their loans will be adversely affected. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates.
REITs—REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs

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invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both direct ownership interests and mortgage interests in real estate.
In addition to the risks affecting real estate securities generally, REITs are also subject to additional risks. REITs may invest in a limited number of properties, a narrow geographic area or a single type of property, which may increase the risk that the Fund could be adversely affected by the poor performance of a single investment or type of investment. REITs are also susceptible to the risks associated with the types of real estate securities they own and adverse economic or market events with respect to these securities and property types (e.g., apartment properties, retail shopping centers, office and industrial properties, hotels, health-care facilities, manufactured housing and mixed-property types). REITs have their own expenses, and as a result, the Fund and its shareholders will indirectly bear its proportionate share of expenses paid by each REIT in which it invests. Finally, certain REITs may be self-liquidating in that a specific term of existence is provided for in the trust document. Such trusts run the risk of liquidating at an economically inopportune time.
REITs are also subject to unique federal tax requirements. A REIT that fails to comply with federal tax requirements affecting REITs may be subject to federal income taxation, which may affect the value of the REIT and the characterization of the REIT’s distributions, and a REIT that fails to comply with the federal tax requirement that a REIT distribute substantially all of its net income to its shareholders may result in a REIT having insufficient capital for future expenditures. The failure of a company to qualify as a REIT could have adverse consequences for the Fund, including significantly reducing return to the Fund on its investment in such company. In the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. Investments in REIT equity securities may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. The Fund’s investments in REIT equity securities may at other times result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income. REITs often do not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission from the IRS to extend the deadline for issuance of Forms 1099-DIV.
Repurchase Agreements, Reverse Repurchase Agreements and Dollar Roll Transactions—The Fund may enter into bi-lateral and tri-party repurchase agreements. Repurchase agreements are similar to loans in many respects. Repurchase agreements are transactions in which the purchaser buys a debt security or other asset from a bank or recognized securities dealer and simultaneously commits to resell that security or other asset to the bank or dealer at an agreed upon price, date and market rate of interest unrelated to the coupon rate or maturity of the purchased security or other asset. If the institution defaults on the repurchase agreement, the Fund will retain possession of the underlying securities or other assets. If bankruptcy proceedings are commenced with respect to the seller, realization on the collateral by the Fund may be delayed or limited and the Fund may incur additional costs. In such case, the Fund will be subject to risks associated with changes in market value of the collateral securities or other assets. The Fund intends to enter into repurchase agreements only with banks and broker/dealers believed to present minimal credit risks. Except as described elsewhere in this SAI and as provided under applicable law, the Fund may enter into repurchase agreements without limitation.
Repurchase agreements collateralized entirely by cash, U.S. government securities or liquid securities or instruments issued by an issuer that has an exceptionally strong credit quality (“Qualifying Collateral”) and meet certain liquidity standards generally may be deemed to be “collateralized fully” and may be deemed to be investments in the underlying securities or other assets for certain purposes. The Fund may accept collateral other than Qualifying Collateral, including debt securities, equity securities and high yield fixed-income instruments that are rated below investment grade or determined to be of comparable quality (“Alternative Collateral”). Repurchase agreements secured by Alternative Collateral are not deemed to be “collateralized fully” under applicable regulations and the repurchase agreement is therefore considered a separate security issued by the counterparty to the Fund. Accordingly, the Fund must include repurchase agreements that are not “collateralized fully” in its calculations of securities issued by the selling institution held by the Fund for purposes of various portfolio diversification and concentration requirements applicable to the Fund. In addition, Alternative Collateral may not qualify as permitted or appropriate

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investments for the Fund under the Fund's investment strategies and limitations. Accordingly, if a counterparty to a repurchase agreement defaults and the Fund takes possession of Alternative Collateral, the Fund may need to promptly dispose of the Alternative Collateral (or other securities held by the Fund, if the Fund exceeds a limitation on a permitted investment by virtue of taking possession of the Alternative Collateral). The Alternative Collateral may be particularly illiquid, especially in times of market volatility or in the case of a counterparty insolvency or bankruptcy, which may restrict the Fund's ability to dispose of Alternative Collateral received from the counterparty. In tri-party repurchase agreements, an unaffiliated third party custodian maintains accounts to hold collateral for the Fund and its counterparties and, therefore, the Fund may be subject to the credit risk of those custodians. Securities subject to repurchase agreements (other than tri-party repurchase agreements) and purchase and sale contracts will be held by the Fund’s custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository.
The Fund may also enter into reverse repurchase agreements with the same parties with whom they may enter into repurchase agreements. Under a reverse repurchase agreement, the Fund would sell securities or other assets and agree to repurchase them at a particular price at a future date. Reverse repurchase agreements involve the risk that the market value of the securities or other assets retained in lieu of sale by the Fund may decline below the price of the securities or other assets the Fund has sold but is obligated to repurchase. In the event the buyer of securities or other assets under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities or other assets, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. The Fund will segregate or earmark cash or liquid securities in an amount at least equal to the dollar amount of the Fund’s obligation to repurchase securities or other assets (plus any accrued interest, if applicable). Assets may be segregated with the Fund’s custodian or on the Fund’s books. As noted above under “Borrowing,” investments in reverse repurchase agreements are treated as borrowings and, therefore, are subject to the Fund’s fundamental policy on borrowing.
The Fund may also enter into “dollar rolls,” in which the Fund sells MBS or other fixed-income securities for delivery and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities or other assets on a specified future date. The Fund may also enter into “TBA rolls,” in which the Fund agrees to sell a TBA, itself a forward transaction, and to buy forward a subsequent TBA. During the roll period, the Fund would forego principal and interest paid on such securities or other assets sold; however, the Fund would be permitted to invest the sale proceeds during the period. The Fund would be compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the sale proceeds of the initial sale, minus the principal and interest paid on the securities or other assets during the period. When the Fund enters into a dollar roll, it becomes subject to the risk that any fluctuation in the market value of the security or other asset transferred or the securities or other assets in which the sales proceeds are invested can affect the market value of the Fund’s assets, and therefore, of the Fund’s NAV. Dollar rolls also subject the Fund to the risk that the market value of the securities or other assets the Fund is required to deliver may decline below the agreed upon repurchase price of those securities or other assets. In addition, in the event that the Fund’s counterparty becomes insolvent, the Fund’s use of the proceeds may become restricted pending a determination as to whether to enforce the Fund’s obligation to purchase the substantially similar securities or other assets. The Fund will create a segregated account to segregate cash or liquid securities in an amount sufficient to cover its obligation under “roll” transactions (plus any accrued interest). Assets may be segregated with the Fund’s custodian or on the Fund’s books. As noted above under “Borrowing,” investments in dollar rolls are treated as borrowings and, therefore, are subject to the Fund’s fundamental policy on borrowing.
As described above, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.

Restricted Securities—The Fund may invest in restricted securities. Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, restricted securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration. Restricted securities may be classified as illiquid investments.

Restricted securities may involve a high degree of business and financial risk which may result in substantial losses. The securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid for by the Fund. The Fund may invest in restricted securities, including securities initially offered and sold without registration

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pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States without registration with the SEC pursuant to Regulation S under the 1933 Act (“Regulation S Securities”). Rule 144A Securities and Regulation S Securities generally may be traded freely among certain qualified institutional investors, such as a Fund, and non-U.S. persons, but resale to a broader based of investors in the United States may be permitted only in significantly more limited circumstances. A qualified institutional investor is defined by Rule 144A under the 1933 Act generally as an institution, acting for its own account or for the accounts of other qualified institutional investors, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers not affiliated with the institution. A dealer registered under the Securities Exchange Act of 1934, as amended (“1934 Act”), acting for its own account or the accounts of other qualified institutional investors, that in the aggregate owns and invests on a discretionary basis at least $10 million in securities of issuers not affiliated with the dealer may also qualify as a qualified institutional investor, as well as a 1934 Act registered dealer acting in a riskless principal transaction on behalf of a qualified institutional investor.

The Fund also may purchase restricted securities that are not eligible for resale pursuant to Rule 144A or Regulation S under the 1933 Act. The Funds may acquire such securities through private placement transactions, directly from the issuer or from security holders, generally at higher yields or on terms more favorable to investors than comparable publicly traded securities. However, the restrictions on resale of such securities may make it difficult for the Fund to dispose of such securities at the time considered most advantageous and/or may involve expenses that would not be incurred in the sale of securities that were freely marketable. Risks associated with restricted securities include the potential obligation to pay all or part of the registration expenses in order to sell certain restricted securities. A considerable period of time may elapse between the time of the decision to sell a security and the time the Fund may be permitted to sell it under an effective registration statement. If, during a period, adverse conditions were to develop, the Fund might obtain a less favorable price than prevailing when it decided to sell.

Risk Linked Securities (“RLS”)—Risk-linked securities (“RLS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. RLS are typically debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined “trigger event.” Depending on the specific terms and structure of the RLS, this trigger could be the result of a hurricane, earthquake or some other catastrophic event. Insurance companies securitize this risk to transfer to the capital markets the truly catastrophic part of the risk exposure. A typical RLS provides for income and return of capital similar to other fixed-income investments, but would involve full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. RLS typically have relatively high yields compared with similarly rated fixed-income securities, and also have low correlation with the returns of traditional securities. Investments in RLS may be linked to a broad range of insurance risks, which can be broken down into three major categories: natural risks (such as hurricanes and earthquakes), weather risks (such as insurance based on a regional average temperature) and non-natural events (such as aerospace and shipping catastrophes). Although property-casualty RLS have been in existence for over a decade, significant developments have started to occur in securitizations done by life insurance companies. In general, life insurance industry securitizations could fall into a number of categories. Some are driven primarily by the desire to transfer risk to the capital markets, such as the transfer of extreme mortality risk (mortality bonds). Others, while also including the element of risk transfer, are driven by other considerations. For example, a securitization could be undertaken to relieve the capital strain on life insurance companies caused by the regulatory requirements of establishing very conservative reserves for some types of products. Another example is the securitization of the stream of future cash flows from a particular block of business, including the securitization of embedded values of life insurance business or securitization for the purpose of funding acquisition costs.

Risks Associated with Low-Rated and Comparable Unrated Debt Securities (Junk Bonds)—Low-rated and comparable unrated securities, while generally offering higher yields than investment-grade securities with similar maturities, involve greater risks than higher quality debt instruments, particularly the possibility of default or bankruptcy. They are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. The Fund may also purchase low rated and comparable unrated securities which are in default when purchased. The special risk considerations in connection with such investments are discussed below. See the Appendix of this SAI for a discussion of securities ratings.

The low-rated and comparable unrated securities market is still relatively new, and its growth paralleled a long economic expansion. As a result, it is not clear how this market may withstand a prolonged recession or economic downturn. Such a prolonged economic downturn could severely disrupt the market for and adversely affect the value of such securities.

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Fixed rate securities typically experience appreciation when interest rates decline and depreciation when interest rates rise. The market values of low-rated and comparable unrated securities tend to reflect individual corporate, consumer, and commercial developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Low-rated and comparable unrated securities also tend to be more sensitive to economic conditions than are higher-rated securities. As a result, they generally involve more credit risks than securities in the higher-rated categories. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of low-rated and comparable unrated securities may experience financial stress and may not have sufficient revenues to meet their payment obligations. The issuer’s ability to service its debt obligations may also be adversely affected by specific corporate developments, the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by an issuer of low-rated and comparable unrated securities is significantly greater than issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors. Further, if the issuer of a low-rated and comparable unrated security defaulted, the Fund might incur additional expenses to seek recovery. Periods of economic uncertainty and changes would also generally result in increased volatility in the market prices of low-rated and comparable unrated securities and thus in the Fund’s NAV.

As previously stated, the value of such a fixed rate security will decrease in a rising interest rate market and accordingly, so will the Fund’s NAV. If the Fund experiences unexpected net redemptions in such a market, it may be forced to liquidate a portion of its portfolio securities without regard to their investment merits. Due to the volatility of high-yield securities (discussed below) the Fund may be forced to liquidate these securities at a substantial discount. Any such liquidation would reduce the Fund’s asset base over which expenses could be allocated and could result in a reduced rate of return for the Fund.

Low-rated and comparable unrated securities typically contain redemption, call, or prepayment provisions which permit the issuer of such securities containing such provisions to, at their discretion, redeem the securities. During periods of falling interest rates, issuers of high-yield securities are likely to redeem or prepay the securities and refinance them with debt securities with a lower interest rate. To the extent an issuer is able to refinance the securities or otherwise redeem them, the Fund may have to replace the securities with a lower-yielding security, which would result in a lower return for the Fund.

Credit ratings issued by credit-rating agencies evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of low-rated and comparable unrated securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit-rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Investments in low-rated and comparable unrated securities will be more dependent on the Investment Manager's credit analysis than would be the case with investments in investment-grade debt securities. The Investment Manager employs its own credit research and analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer’s sensitivity to economic conditions, its operating history, and the current trend of earnings. The Investment Manager continually monitors the investments in the Fund’s portfolio and carefully evaluates whether to dispose of or to retain low-rated and comparable unrated securities whose credit ratings or credit quality may have changed.

The Fund may have difficulty disposing of certain low-rated and comparable unrated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all low-rated and comparable unrated securities, there is no established retail secondary market for many of these securities. The Funds anticipate that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. As a result, the Fund’s asset value and the Fund’s ability to dispose of particular securities, when necessary to meet the Fund’s liquidity needs or in response to a specific economic event, may be impacted. The lack of a liquid secondary market for certain securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund. Market quotations are generally available on many low-rated and comparable unrated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. During periods of thin trading, the spread between bid and asked prices is likely to increase significantly. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low-rated and comparable unrated securities, especially in a thinly-traded market.

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Legislation has been adopted, and from time to time, proposals have been discussed regarding new legislation designed to limit the use of certain low-rated and comparable unrated securities by certain issuers. An example of such legislation is a law which requires federally insured savings and loan associations to divest their investment in these securities over time. New legislation could further reduce the market because such legislation, generally, could negatively affect the financial condition of the issuers of unrated securities and could adversely affect the market in general. It is not currently possible to determine the impact of the recent legislation on this market. However, it is anticipated that if additional legislation is enacted or proposed, it could have a material effect on the value of low-rated and comparable unrated securities and the existence of a secondary trading market for the securities.

Risks of Private Investments in Public Companies—The Fund may also make private investments in public companies whose stocks are quoted on stock exchanges or which trade in the over-the-counter securities market, a type of investment commonly referred to as a “PIPE” transaction. PIPE transactions may be entered into with smaller capitalization public companies, which will entail business and financial risks comparable to those of investments in the publicly-issued securities of smaller capitalization companies, which may be less likely to be able to weather business or cyclical downturns than larger companies and are more likely to be substantially hurt by the loss of a few key personnel. In addition, PIPE transactions will generally result in the Fund acquiring either restricted stock or an instrument convertible into restricted stock. As with investments in other types of restricted securities, such an investment may be illiquid. The Fund’s ability to dispose of securities acquired in PIPE transactions may depend on the registration of such securities for resale. Any number of factors may prevent or delay a proposed registration. Alternatively, it may be possible for securities acquired in a PIPE transaction to be resold in transactions exempt from registration in accordance with Rule 144 under the 1933 Act, as amended, or otherwise under the federal securities laws. There can be no guarantee that there will be an active or liquid market for the stock of any small capitalization company due to the possible small number of stockholders. As a result, even if the Fund is able to have securities acquired in a PIPE transaction registered or sell such securities through an exempt transaction, the Fund may not be able to sell all the securities on short notice, and the sale of the securities could lower the market price of the securities. There is no guarantee that an active trading market for the securities will exist at the time of disposition of the securities, and the lack of such a market could hurt the market value of the Fund’s investments. For more detail, please refer to the “Restricted Securities” section of this SAI’s discussion of investment methods and risk factors.

Shares of Other Investment Vehicles—The Fund may invest in shares of other investment companies or other investment vehicles, which may include, among others, mutual funds, closed-end funds and exchange-traded funds (“ETFs”) such as index-based investments and private or foreign investment funds. The Funds may also invest in investment vehicles that are not subject to regulation as registered investment companies. Securities of investment vehicles that are not subject to regulation as registered investment companies may be classified as illiquid investments.
The investment companies in which the Fund invests may have adopted certain investment restrictions that are more or less restrictive than the Fund's investment restrictions, which may permit the Fund to engage in investment strategies indirectly that are prohibited under the Fund's investment restrictions. For example, to the extent the Fund invests in underlying investment companies that concentrate their investments in an industry, a corresponding portion of the Fund's assets may be indirectly exposed to that particular industry.
The Fund may purchase securities of other investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief. It is the Fund’s policy that if shares of the Fund are purchased by another fund (including any other registered open-end investment company or registered unit investment trust advised by Guggenheim Investments or its affiliates) in reliance on Section 12(d)(1)(G) of the 1940 Act, for so long as shares of the Fund are held by such other fund, the Fund will not purchase securities of a registered open-end investment company or registered unit investment trust in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act. In December 2018, the SEC issued a proposed rulemaking package related to investments in other investment vehicles that, if adopted, could require the Funds to adjust their investments accordingly. These adjustments may have an impact on the Funds' performance and may have negative risk consequences on the investing Funds as well as the underlying investment vehicles.

The main risk of investing in index-based investment companies is the same as investing in a portfolio of securities comprising the index. The market prices of index-based investments will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they are traded. Index-based investments may not replicate exactly the performance of their

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specified index because of transaction costs and because of, among other things, the temporary unavailability of certain component securities of the index.

To the extent the Fund invests in other investment companies, or other investment vehicles, it will incur its pro rata share of the underlying investment companies’ expenses (including, for example, investment advisory and other management fees). In addition, the Fund will be subject to the effects of business and regulatory developments that affect an underlying investment company or the investment company industry generally.

Short Sales—The Fund may make short sales “against the box,” in which the Fund enters into a short sale of a security it owns or has the right to obtain at no additional cost. The Fund may also make short sales of securities the Fund does not own. If the Fund makes a short sale, the Fund does not immediately deliver from its own account the securities sold and does not receive the proceeds from the sale. To complete the sale, the Fund must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The Fund must replace the security borrowed by purchasing it at the market price at the time of replacement or delivering the security from its own portfolio. The Fund is said to have a “short position” in securities sold until it delivers them to the broker at which time it receives the proceeds of the sale.

The Fund may make short sales that are not “against the box.” Short sales by the Fund that are not made “against the box” create opportunities to increase the Fund’s return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the Fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Fund’s NAV per share tends to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with the short sale. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continually increase, although the Fund may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions the Fund might have difficulty purchasing securities to meet its short sale delivery obligations and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

The Fund’s decision to make a short sale “against the box” may be a technique to hedge against market risks when the Investment Manager believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund or a security convertible into or exchangeable for such security. In such case, any future losses in the Fund’s long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities the Fund owns, either directly or indirectly, and, in the case where the Fund owns convertible securities, changes in the investment values or conversion premiums of such securities. The Fund can close out its short position by purchasing and delivering an equal amount of the securities sold short, rather than by delivering securities already held by the Fund, because the Fund might want to continue to receive interest and dividend payments on securities in its portfolio that are convertible into the securities sold short.

While the short sale is outstanding the Fund will be required to pledge a portion of its assets to the broker as collateral for the obligation to deliver the security to the broker at the close of the transaction. The broker will also hold the proceeds of the short sale until the close of the transaction. The Fund is often obligated to pay over interest and dividends on the borrowed security to the broker.

In the view of the Commission, a short sale involves the creation of a “senior security” as such term is defined in the 1940 Act unless the sale is “against the box” and the securities sold short (or securities convertible into or exchangeable for such securities) are segregated or unless the Fund’s obligation to deliver the securities sold short is “covered” by earmarking or segregating cash, U.S. government securities or other liquid assets in an amount equal to the difference between the market value of the securities sold short and any collateral required to be deposited with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the short sale proceeds, cash, U.S. government securities or other liquid assets deposited with the broker and earmarked or segregated on its books or with the Fund's custodian may not at any time be less than the market value of the securities sold short. The Fund will comply with these requirements.

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The Fund will incur transaction costs, including interest expense, in connection with opening, maintaining and closing short sales.

Spread Transactions—The Fund may purchase covered spread options from securities dealers. Such covered spread options are not presently exchange-listed or exchange-traded. The purchase of a spread option gives the Fund the right to put, or sell, a security that it owns at a fixed dollar spread or fixed yield spread in relationship to another security that the Fund does not own, but which is used as a benchmark. The risk to the Fund in purchasing covered spread options is the cost of the premium paid for the spread option and any transaction costs. In addition, there is no assurance that closing transactions will be available. The purchase of spread options will be used to protect the Fund against adverse changes in prevailing credit quality spreads, i.e., the yield spread between high quality and lower quality securities. Such protection is only provided during the life of the spread option.

Swap Agreements—The Fund may enter into swap agreements, including, but not limited to, total return swaps, index swaps, interest rate swaps, municipal market data rate locks and credit default swaps. The Fund may utilize swap agreements in an attempt to gain exposure to the securities or other assets in a market without actually purchasing those securities or other assets , or to hedge a position or to generate income. Swap agreements are contracts for periods ranging from a day to more than one-year and may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested in an issuer, a “basket” of securities or other assets or ETFs. Forms of swap agreements may include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Another form of swap agreement is a credit default swap. A credit default swap enables the Fund to buy or sell protection against a defined credit event of an issuer or a basket of securities or other assets or ETFs. Generally, the seller of credit protection against an issuer or basket of securities or other assets receives a periodic payment to compensate against potential default events. If a default event occurs, the seller must pay the buyer the full notional value of the reference obligation in exchange for the reference obligation, or a cash-settlement payment. Any such physical or cash settlement may be effected through an auction settlement process, if agreed to by the parties when they enter the transaction. If no default occurs, the counterparty will pay the stream of payments and have no further obligations to the Fund selling the credit protection.

In contrast, the buyer of a credit default swap would have the right to deliver a referenced debt obligation and receive the par (or other agreed-upon) value of such debt obligation from the counterparty in the event of a default or other credit event (such as a credit downgrade) by the reference issuer, such as a U.S. or foreign corporation, with respect to its debt obligations, or a cash-settlement payment. In return, the buyer of the credit protection would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the counterparty would keep the stream of payments and would have no further obligations to the Fund purchasing the credit protection.

The Fund also may enhance income by selling credit protection or attempt to mitigate credit risk by buying protection. Credit default swaps could result in losses if the creditworthiness of an issuer or a basket of securities or other assets is not accurately evaluated.

Most swap agreements (but generally not credit default swaps) that the Fund might enter into require the parties to calculate the obligations of the parties to the agreement on a “net basis.” Swap agreements may not involve the delivery of securities or other underlying assets. Consequently, the Fund’s obligations (or rights) and risk of loss under such a swap agreement would generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). Other swap agreements, such as credit default swaps, may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation.

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The Fund is required to cover its swaps positions in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder in order to limit the risk associated with the use of leverage and other related risks. The Fund’s obligations under a swap agreement settled in cash or on a net basis (other than a CDS for which the Fund is the seller) would be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty would be covered by segregating assets determined to be liquid. Obligations under swap agreements so covered would not be viewed as raising “senior securities” issues for purposes of the Fund’s investment restriction concerning senior securities and, accordingly, would not treat them as subject to the Fund’s borrowing restrictions. For swaps that are not settled in cash or on a net basis, the Fund will earmark or segregate cash or liquid assets with a value at least equal to the full notional amount of the swaps (minus any amounts owed to the Fund) or enter into offsetting transactions. For swaps that are settled in cash on a net basis (other than a CDS for which the Fund is the seller), the Fund may designate or segregate on its records cash or liquid assets equal to the Fund’s next daily marked-to-market net obligations under the swaps, if any, rather than the full notional amount. Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Fund’s portfolio. By earmarking or designating assets equal to only its net obligation under cash-settled swaps, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to earmark or segregate assets equal to the full notional amount of such swaps. As described above, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, for the most part rescind the SEC’s asset segregation and coverage rules and guidance.

Because they may be two party contracts and because they may have terms of greater than seven days, swap agreements may be classified as illiquid investments. The Fund would not enter into any swap agreement unless the Investment Manager believes that the other party to the transaction is creditworthy. The Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty, or in the case of a credit default swap in which the Fund is selling credit protection, the default of a third party issuer.

The Fund may enter into swap agreements to invest in a market without owning or taking physical custody of the underlying securities or other assets in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable. The counterparty to any swap agreement would typically be a bank, investment banking firm or broker-dealer or, in the case of a cleared swap, the clearinghouse. The counterparty would generally agree to pay the Fund the amount, if any, by which the notional amount of the swap agreement would have increased in value had it been invested in the particular stocks, plus the dividends that would have been received on those stocks. The Fund would agree to pay to the counterparty a floating rate of interest on the notional amount of the swap agreement plus the amount, if any, by which the notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on any swap agreement should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the Fund on the notional amount.

Swap agreements typically are settled on a net basis (but generally not credit default swaps), which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of a swap agreement or periodically during its term. Other swap agreements, such as credit default swaps, may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. The Fund would earmark and reserve assets necessary to meet any accrued payment obligations when it is the buyer of a credit default swap. In cases where the Fund is the seller of a credit default swap, if the credit default swap provides for physical settlement, the Fund would be required to earmark and reserve the full notional amount of the credit default swap.

The Fund may also enter into swaps on an index, including credit default index swaps ("CDX"), which are swaps on an index of credit default swaps. For example, a commercial mortgage-backed index ("CMBX") is a type of CDX made up of 25 tranches of commercial mortgage-backed securities rather than CDS. Unlike other CDX contracts where credit events are intended to capture an event of default, CMBX involves a pay-as-you-go settlement process designed to capture non-default events that affect the cash flow of the reference obligation. Pay-as-you-go settlement involves ongoing, two-way payments over the life of a contract between the buyer and the seller of protection and is designed to closely mirror the cash flow of a portfolio of cash commercial mortgage-backed securities. Certain CDX are subject to mandatory central clearing and exchange trading, which may reduce counterparty credit risk and increase liquidity compared to other credit default swap or CDS index transactions. Investments in CMBX are also subject to the risks associated with MBS, which are described above, as well as the risks associated with the types of properties tied to the underlying mortgages (e.g., apartment properties, retail shopping centers, office and industrial properties, hotels,

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health-care facilities, manufactured housing and mixed-property types) and adverse economic or market events with respect to these property types.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments, that are traded in the OTC market. The Investment Manager under the oversight of the Board, are responsible for determining and monitoring the liquidity of Fund transactions in swap agreements.

Certain standardized swaps are subject to mandatory exchange-trading and/or central clearing. Exchange-trading and central clearing are expected to reduce counterparty credit risk and increase liquidity, but exchange-trading and central clearing do not make swap transactions risk-free. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain OTC derivative instruments that the CFTC and SEC have defined as “swaps” (such as certain interest rate swaps and forwards and certain index credit default swaps). Mandatory exchange-trading and clearing are occurring on a phased-in basis based on CFTC approval of contracts for central clearing. Depending on a Fund’s size and other factors, the margin required under the rules of the clearinghouse and by the clearing member may be in excess of the collateral required to be posted by a Fund to support its obligations under a similar bilateral swap. Moving trading to an exchange-type system may increase market transparency and liquidity but may require a Fund to incur increased expenses to access the same types of cleared and uncleared swaps. In addition, the CFTC, SEC and the prudential regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared swaps which may result in a Fund and its counterparties posting higher margin amounts for uncleared swaps. Recently adopted rules also require centralized reporting of detailed information about many types of cleared and uncleared swaps. Reporting of swap data may result in greater market transparency, but may subject a Fund to additional administrative burdens and the safeguards established to protect trader anonymity may not function as expected. The Investment Manager will continue to monitor developments in this area, particularly to the extent regulatory changes affect the ability of the Fund to enter into swap agreements. Regulatory changes and additional requirements may increase costs associated with derivatives transactions and may subject a Fund to additional administrative burdens, which may adversely affect investors.

The use of swap agreements, including credit default swaps, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If a counterparty’s creditworthiness declines, the value of the swap would likely decline. Moreover, there is no guarantee that a Fund could eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

Tender Option Bonds—Tender option bonds are created by depositing intermediate- or long-term, fixed-rate or variable rate, municipal bonds into a trust and issuing two classes of trust interests (or “certificates”) with varying economic interests to investors. Holders of the first class of trust interests, or floating rate certificates, receive tax-exempt interest based on short-term rates and may tender the certificate to the trust at par. As consideration for providing the tender option, the trust sponsor (typically a bank, broker-dealer, or other financial institution) receives periodic fees. The trust pays the holders of the floating rate certificates from proceeds of a remarketing of the certificates or from a draw on a liquidity facility provided by the sponsor. The Fund investing in a floating rate certificate effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. The floating rate certificate is typically an eligible security for money market funds. Holders of the second class of interests, sometimes called the residual income certificates, are entitled to any tax-exempt interest received by the trust that is not payable to floating rate certificate holders, and bear the risk that the underlying municipal bonds decline in value. The laws and regulations that apply to investments by bank entities, potentially including their ability to establish tender option bonds, are rapidly changing.

U.S. Government Securities—Consistent with its investment objective and strategies, the Fund may invest in obligations issued or guaranteed by the U.S. government, including: (1) direct obligations of the U.S. Treasury and (2) obligations issued by U.S. government agencies and instrumentalities. Included among direct obligations of the U.S. are Treasury Bills, Treasury Notes and Treasury Bonds, which differ in terms of their interest rates, maturities, and dates of issuance. Treasury Bills have maturities of less than one year, Treasury Notes have maturities of one to 10 years and Treasury Bonds generally have maturities of greater than 10 years from the date of issuance. Included among the obligations issued by agencies and instrumentalities of the U.S. are: instruments that are supported by the full faith and credit of the U.S., such as certificates issued by the Government National Mortgage Association (“GNMA” or “Ginnie Mae”); instruments that are supported by the right of the issuer to borrow from the U.S. Treasury (such as securities of Federal Home Loan Banks); and instruments that are supported solely by the credit of the

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instrumentality, such as Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”). In September 2008, the Federal Housing Finance Agency ("FHFA") placed Fannie Mae and Freddie Mac in conservatorship. At the same time, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these Senior Preferred Stock Purchase Agreements (“SPAs”), the U.S. Treasury has pledged to provide up to $100 billion per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. In May 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs to $200 billion per instrumentality. In December 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. At the start of 2013, the unlimited support the U.S. Treasury extended to the two companies expired-Fannie Mae’s bailout is capped at $125 billion and Freddie Mac has a limit of $149 billion. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion.

Also in December 2009, the U.S. Treasury amended the SPAs to provide Fannie Mae and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios. The actions of the U.S. Treasury are intended to ensure that Fannie Mae and Freddie Mac maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership. No assurance can be given that the U.S. Treasury initiatives will be successful. Other U.S. government securities the Fund may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Fund will invest in obligations issued by such an instrumentality only if the Investment Manager determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Fund.

No assurance can be given as to whether the U.S. government will continue to support Fannie Mae and Freddie Mac. In addition, the future for Fannie Mae and Freddie Mac remains uncertain. Congress has recently considered proposals to reduce the U.S. government’s role in the mortgage market of both Fannie Mae and Freddie Mac, including proposals as to whether Fannie Mae and Freddie Mac should be nationalized, privatized, restructured or eliminated altogether. Should the federal government adopt any such proposal, the value of the Fund’s investments in securities issued by Fannie Mae or Freddie Mac would be impacted. Fannie Mae and Freddie Mac are also the subject of continuing legal actions and investigations which may have an adverse effect on these entities.

Under the direction of the FHFA, Fannie Mae and Freddie Mac developed a common securitization platform that in June 2019 began issuing a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligned the characteristics of Fannie Mae and Freddie Mac certificates. UMBS are eligible for delivery into the TBA market. The effects that the Single Security Initiative may have on the market for mortgage-backed securities are uncertain.
The FHFA has announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship.  Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether Treasury would continue to enforce its rights or perform its obligations under the SPAs.  It also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of the enterprises will have on their creditworthiness and guarantees of certain MBS.  Accordingly, should the FHFA take the enterprises out of conservatorship, there could be an adverse impact on the value of their securities which could cause a Fund to lose value.

Any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may impact the market value of U.S. government debt securities held by the Fund. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. government may default on payments on certain U.S. government securities, including those held by the Fund, which could have a material negative impact on the Fund.

The Fund may invest in securities issued by government agencies and sold through an auction process, which may be subject to certain risks associated with the auction process. The Fund may also invest in separately traded

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principal and interest components of securities guaranteed or issued by the U.S. government or its agencies, instrumentalities or sponsored enterprises if such components trade independently under the Separate Trading of Registered Interest and Principal of Securities program (“STRIPS”) or any similar program sponsored by the U.S. government. STRIPS may be sold as zero coupon securities.

Variable and Floating Rate Instruments—The Funds may invest in variable or floating rate instruments and variable rate demand instruments, including variable amount master demand notes. These instruments will normally involve industrial development or revenue bonds that provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate or LIBOR or replacement rate for LIBOR) at a major commercial bank. In addition, the interest rates on these securities may be reset daily, weekly or on some other reset period and may have a floor or ceiling on interest rate changes. A Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest.

Debt instruments purchased by the Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates.

Other variable and floating rate instruments include but are not limited to certain corporate debt securities, ABS, MBS, CMBS, collateralized mortgage obligations (“CMOs”), government and agency securities. The Investment Manager will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to the Fund’s fixed-income investments, the issuer’s obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet the Fund’s investment quality standards relating to investments in bank obligations. The Investment Manager will also continuously monitor the creditworthiness of issuers of such instruments to determine whether the Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and the Fund could suffer a loss if the issuer defaults or during periods in which the Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments may be classified as illiquid investments (e.g., when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days).

When-Issued and Forward Commitment Securities—The purchase of securities on a “when-issued” basis and the purchase or sale of securities on a “forward commitment” basis may be used to hedge against anticipated changes in interest rates and prices. The price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be; however, the Fund may dispose of a commitment prior to settlement if the Investment Manager deems it appropriate to do so. No income accrues on securities which have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery of the securities. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, it will segregate cash or liquid securities equal to the value of the when-issued or forward commitment securities. Assets may be segregated with the Fund’s custodian or on the Fund’s books and will be marked to market daily. There is a risk that the securities may not be delivered and that the Fund may incur a loss. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of the Fund’s other assets. FINRA has proposed amendments to Rule 4210 to require margining of certain of these transactions. These rules are not yet effective, but if and when they become effective, they may increase the cost to the Fund of entering into such transactions. Because the Rule 4210 amendments are expected to require only unilateral margining (by the Fund to the broker-dealer, and not the other way around), the Rule 4210 amendments may cause these transactions to give rise to greater counterparty credit risk for the Fund.

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TBA Purchase Commitments. The Fund may enter into “To Be Announced” (“TBA”) purchase commitments to purchase or sell securities for a fixed price at a future date, typically not exceeding 75-90 days. TBA purchase commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to settlement date, which risk is in addition to the risk of decline in the value of the Fund’s other assets. Unsettled TBA purchase commitments are valued at the current market value of the underlying securities. To facilitate such acquisitions, the Fund identifies on its books cash or liquid assets in an amount at least equal to such commitments. It may be expected that the Fund’s net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the segregated securities and/or from cash flow. If the Fund chooses to dispose of the TBA security prior to its settlement, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. In addition, recently finalized FINRA rules include mandatory margin requirements that require the Fund to post collateral in connection with their TBA transactions. There is no similar requirement applicable to the Fund's TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Fund and impose added operational complexity.

Zero Coupon and Payment-In-Kind Securities—Zero coupon securities pay no interest to holders prior to maturity, and payment-in-kind securities pay interest in the form of additional securities. The market value of a zero-coupon or payment-in-kind security, which usually trades at a deep discount from its face or par value, is generally more volatile than the market value of, and is more sensitive to changes in interest rates and credit quality than, other fixed income securities with similar maturities and credit quality that pay interest in cash periodically. Zero coupon and payment-in-kind securities also may be less liquid than other fixed-income securities with similar maturities and credit quality that pay interest in cash periodically.  In addition, zero coupon and payment-in-kind securities may be more difficult to value than other fixed income securities with similar maturities and credit quality that pay interest in cash periodically.

When held to maturity, the entire income from zero coupon securities, which consists of accretion of discount, comes from the difference between the issue price and their value at maturity. Zero coupon securities, which are convertible into common stock, offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follows the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks, as they usually are issued with maturities of 15 years or less and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

Zero coupon securities include securities issued directly by the U.S. Treasury and U.S. Treasury bonds or notes and their unaccrued interest coupons and receipts for their underlying principal (“coupons”) which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the “corpus”) of the U.S. Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including “Treasury Income Growth Receipts” (TIGRSTM) and Certificate of Accrual on Treasuries (CATSTM). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, for federal tax and securities purposes, in their opinion purchasers of such certificates, such as the Fund, most likely will be deemed the beneficial holder of the underlying U.S. government securities.

The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on Treasury securities through the Federal Reserve book-entry recordkeeping system. The Federal Reserve program as established by the Treasury Department is known as “STRIPS” or “Separate Trading of Registered Interest and Principal of Securities.” Under the STRIPS program, the Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry recordkeeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities. When U.S. Treasury obligations have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment in the security and does not receive any rights to periodic interest (cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold bundled in such form. Purchasers of stripped

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obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury sells itself.

A portion of the original issue discount on zero coupon securities and the “interest” on payment-in-kind securities will be included in the Fund’s taxable income. Accordingly, for the Fund to qualify for tax treatment as a regulated investment company and to avoid certain taxes, the Fund will generally be required to distribute to its shareholders an amount that is greater than the total amount of cash it actually receives with respect to these securities. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income-producing securities with cash used to make any such distributions, and its current income ultimately may be reduced as a result.

INVESTMENT RESTRICTIONS

Each of the Funds operates within certain fundamental policies. These fundamental policies may not be changed without the approval of the lesser of (1) 67% or more of a Fund’s shares present at a meeting of shareholders if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (2) more than 50% of a Fund’s outstanding shares. Other restrictions in the form of operating policies are subject to change by a Fund’s Board of Trustees without shareholder approval. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations, except with respect to the borrowing limitation. With regard to the borrowing limitation, the Fund will comply with the applicable restrictions of Section 18 of the 1940 Act. Any investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of a Fund. Calculation of a Fund’s total assets for compliance with any of the following fundamental or operating policies or any other investment restrictions set forth in the Fund’s Prospectus or SAI will not include cash collateral held in connection with the Fund’s securities lending activities.
Fundamental Policies—The fundamental policies of the Fund are:

1.	The Fund shall be a “diversified company,” as that term is defined in the 1940 Act, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

2.	The Fund may not act as an underwriter of securities issued by others, except to the extent the Fund could be considered an underwriter in the acquisition and disposition of restricted securities.

3.
The Fund may not “concentrate” its investments in a particular industry, except to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

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4.
The Fund may purchase real estate or any interest therein (such as securities or instruments backed by or related to real estate) to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

5.
The Fund may purchase or sell commodities, including physical commodities, or contracts, instruments and interests relating to commodities to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

6.
The Fund may make loans to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

7.
The Fund may borrow money to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

8.
The Fund may issue senior securities to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as interpreted, modified, or applied by regulatory authority having jurisdiction from time to time.

For purposes of Fundamental Policy One, a “diversified company” is currently defined under the 1940 Act as a company which meets the following requirements: at least 75 percent of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of such company and to not more than 10 percent of the outstanding voting securities of such issuer. For the purposes of this Fundamental Policy, each governmental subdivision, i.e., state, territory, possession of the United States or any political subdivision of any of the foregoing, including agencies, authorities, instrumentalities, or similar entities, or of the District of Columbia shall be considered a separate issuer if its assets and revenues are separate from those of the governmental body creating it and the security is backed only by its own assets and revenues. For the purposes of this Fundamental Policy, the Fund generally will consider the borrower of a syndicated bank loan to be the issuer of the syndicated bank loan, but may under unusual circumstances also consider the lender or person inter-positioned between the lender and the Fund to be the issuer of a syndicated bank loan. In making such a determination, the Fund will consider all relevant factors, including the following: the terms of the Loan Agreement and other relevant agreements (including inter-creditor agreements and any agreements between such person and the Fund’s custodian); the credit quality of such lender or inter-positioned person; general economic conditions applicable to such lender or inter-positioned person; and other factors relating to the degree of credit risk, if any, of such lender or inter-positioned person incurred by the Fund.

For purposes of Fundamental Policy Three, the Fund may not purchase the securities of any issuer if, as a result, more than 25% of the Fund’s total assets would be invested in the securities of companies whose principal business activities are in the same industry. Industries are determined by reference to the classifications of industries set forth in the Fund’s semi-annual and annual reports. For the purposes of this Fundamental Policy, the limitation will not apply to the Fund’s investments in: (i) securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities; (ii) municipal securities; (iii) repurchase agreements collateralized by the instruments described in (i); and (iv) other investment companies.
For purposes of Fundamental Policy Five, investors should note that as of the date of the Fund’s SAI, the 1940 Act permits investments in commodities and commodity interests.
For purposes of Fundamental Policy Seven, if at any time the amount of total Fund assets less all liabilities and indebtedness (but not including the Fund’s borrowings) (“asset coverage”) is less than an amount equal to 300% of any such borrowings, the Fund will reduce its borrowings within three days (not including Sundays and holidays) or such longer period as the SEC may prescribe by rules and regulations so that such asset coverage is again equal to 300% or more.
For purposes of Fundamental Policies Seven and Eight, the term “as permitted under the 1940 Act” indicates that, unless otherwise limited by non-fundamental investment policies, the Fund can borrow and issue senior securities to the extent permitted by the 1940 Act and interpretations thereof, and that no further action generally would be needed to conform the Fund’s Fundamental Policies relating to borrowing and senior securities to future change in the 1940 Act and interpretations thereof. Pursuant to the provisions of the 1940 Act and interpretations

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thereof, the Fund is permitted to borrow from banks and may also enter into certain transactions that are economically equivalent to borrowing (e.g. reverse repurchase agreements). Under the 1940 Act and interpretations thereof, borrowing transactions and certain transactions that create leverage will not be considered to constitute the issuance of a “senior security” by the Fund, and therefore such transaction will not be subject to the limitations otherwise applicable to borrowings by the Fund, if the Fund: (1) maintains an offsetting financial position; (2) maintains liquid assets equal in value to the Fund’s potential economic exposure under the borrowing transaction; or (3) otherwise “covers” the transaction in accordance with applicable SEC guidance.
Operating Policies—The operating policy (i.e., that which is non-fundamental) of the Funds is:

Liquidity The Funds may invest up to 15% of their net assets in illiquid investments that are assets, which are investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

For purposes of the Operating Policy directly above, under normal circumstances, a Fund will not hold more than 15% of its net assets in illiquid investments that are assets; however, if investments that were liquid at the time of purchase subsequently become illiquid and result in the Fund holding illiquid investments in excess of 15% of its net assets, the Fund will no longer purchase additional illiquid investments and may reduce its holdings of illiquid investments in an orderly manner, but it is not required to dispose of illiquid holdings immediately if it is not in the interest of the Fund. This test does not require that the disposition of holdings “settle” within seven days, which means that the Fund could meet the liquidity test but be unable to obtain proceeds to pay redemption requests within seven days. In addition, in the event an instrument deemed to be illiquid that has no value under the Trust’s valuation procedures is given a value under the procedures and, as a result, the Fund holds illiquid investments in excess of 15% of its net assets, the Fund will no longer purchase additional illiquid investments and may reduce its holdings of illiquid investments in an orderly manner, but it is not required to dispose of illiquid holdings immediately if it is not in the interest of the Fund. Funds with investments subject to liquidity risks tend to hold higher positions of uninvested cash or borrow to meet redemption requests, which hurts Fund performance.

DISCLOSURE OF PORTFOLIO HOLDINGS

It is the policy of the Fund to protect the confidentiality of its portfolio holdings and information derived from the portfolio holdings and prevent the selective disclosure of such non-public information. Accordingly, the Board has adopted formal procedures governing compliance with this policy, which are subject to periodic evaluation and review. Any violations of this policy are reported to the Board on a quarterly basis.
No non-public information concerning the portfolio holdings of the Fund may be disclosed to any unaffiliated third party, except when the Fund has a legitimate business purpose for doing so. Specifically, portfolio holdings information may only be made available to third parties if: (i) such availability is disclosed in the Fund’s registration statement, as required by applicable law, as well as on the Fund’s website, if applicable; (ii) the Fund’s officers determine such disclosure is in the best interests of Fund shareholders; (iii) such information is made equally available to anyone requesting it; and (iv) the Investment Manager determines that the disclosure does not present the risk of such information being used to trade against the Fund. In addition, prior to authorizing the disclosure of portfolio holdings, the Fund’s President and/or the Chief Compliance Officer must determine that: (i) such disclosure serves a reasonable business purpose and is in the best interests of the Fund’s shareholders; and (ii) that no conflict exists between the interests of the Fund’s shareholders and those of the Investment Manager or the Fund’s principal underwriter. The Fund or its duly authorized service providers may publicly disclose holdings of the Fund in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.
Recipients of non-public portfolio holdings information, such as mutual fund evaluation services and due diligence departments of broker/dealers and wirehouses, will be subject to a duty of confidentiality, a duty to not to trade based on the non-public information and/or other restrictions on the use and dissemination of the information.
Portfolio holdings information may be disclosed as frequently as daily to certain service providers and no more frequently than monthly to ratings agencies, consultants and other qualified financial professionals. The policy does not require a delay between the date of the portfolio holding information and the date on which the information is disclosed.

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The Fund also may disclose portfolio holdings information on an ongoing basis to certain service providers of the Fund and others, who either by agreement or because of their respective duties to the Fund are required to maintain the confidentiality of the information disclosed. The Fund’s service providers and others who generally are provided such information in the performance of their contractual duties and responsibilities may include The Bank of New York Mellon (the Fund’s custodian), the Investment Manager (and Sub-Adviser, if applicable), MUFG (the Fund’s administrator), Ernst & Young LLP (the Fund’s independent registered public accountant), Dechert, LLP (legal counsel to the Fund), Vedder Price P.C. (legal counsel to the Fund's Independent Trustees, as defined below), investment management trade associations (e.g., Investment Company Institute), officers and directors, and each of their respective affiliates. In addition, at this time, portfolio holdings information is shared as follows:

Individual/Entity	Frequency	Time Lag
Morningstar	Monthly	30 calendar days
Lipper	Monthly	30 calendar days
Bloomberg	Quarterly	60 calendar days
Thompson Financial	Quarterly	30 calendar days
Vickers Stock Research	Monthly	30 calendar days
FactSet	Monthly	30 calendar days

In addition, the following entities receive this information on a daily basis: FactSet (an analytical system used for portfolio attribution and performance); The Bank of New York Mellon (the Fund’s custodian bank); Interactive Data and Loan Pricing Corporation (the Fund’s pricing services); Institutional Shareholder Services (proxy voting services); and InvestOne (Sungard) (the Fund’s accounting system).
Neither the Fund, its service providers, nor the Investment Manager may receive compensation or other consideration in connection with the disclosure of information about portfolio securities.
The Investment Manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the Fund’s compliance program for conformity with the policies and procedures. However, there can be no assurance that these policies will protect the Fund from the potential misuse of holdings information by individuals or firms in possession of that information.
MANAGEMENT OF THE TRUST

Trustees and Officers
Oversight of the management and affairs of the Trust and the Fund, including general supervision of the duties performed by the Investment Manager under the Investment Management Agreement, is the responsibility of the Board. Among other things, the Board considers the approval of contracts, described herein, under which certain companies provide essential management and administrative services to the Trust. Once the contracts are approved, the Board monitors the level and quality of services. Annually, the Board evaluates the services received under the contracts by receiving reports covering, among other things, investment performance, administrative services and the Investment Manager’s profitability.
The Board currently has 10 Trustees, 9 of whom have no affiliation or business connection with the Investment Manager, the Distributor or any of their affiliated persons. Each such Trustee does not own, nor do any of his or her immediate family members own, any stock or other securities issued by the Investment Manager or the Distributor or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Investment Manager or the Distributor as of December 31, 2019. Also, each such Trustee is not an “interested person” (as defined in Section 2(a) (19) of the 1940 Act) of the Trust (each, an “Independent Trustee” and, collectively, the “Independent Trustees”). Ms. Amy J. Lee is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Trust (an “Interested Trustee”), because of her position with the Distributor and/or the parent of the Investment Manager.
The Trustees, their term of office and length of time served, their principal business occupations during the past five years, the number of portfolios in the Guggenheim Funds Group fund complex (“Fund Complex”) overseen by each Trustee, and other directorships, if any, held by the Trustee are shown below. The “Fund Complex” includes

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all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager. As of the date of this SAI, the Fund Complex is comprised of 7 closed-end funds and 150 open-end funds advised or serviced by the Investment Manager or its affiliates.

Name, Address and Year of Birth of Trustees[1]	Position (s) Held with Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustees During Past 5 Years[3]
Independent Trustees
Randall C. Barnes (1951)	Trustee	Since 2013	Current: Private Investor (2001-present). Former: Senior Vice President and Treasurer, PepsiCo, Inc. (1993-1997); President, Pizza Hut International (1991-1993); Senior Vice President, Strategic Planning and New Business Development, PepsiCo, Inc. (1987-1990).	157	Current: Purpose Investments Funds (2013-present). Former: Managed Duration Investment Grade Municipal Fund (2003-2016).
Angela Brock-Kyle (1959)	Trustee	Since 2019	Current: Founder and Chief Executive Officer, B.O.A.R.D.S (consulting firm). Former: Senior Leader, TIAA (financial services firm) (1987-2012).	156	Current: Hunt Companies, Inc. (2019-present). Former: Infinity Property & Casualty Corp. (2014-2018).
Donald A. Chubb, Jr. (1946)	Trustee and Chair of the Valuation Oversight Committee	Since 2013	Current: Retired. Former: Business broker and manager of commercial real estate, Griffith & Blair, Inc. (1997-2017).	156	Former: Midland Care, Inc. (2011-2016).
Jerry B. Farley (1946)	Trustee and Chair of the Audit Committee	Since 2013	Current: President, Washburn University (1997-present).	156	Current: CoreFirst Bank & Trust (2000-present). Former: Westar Energy, Inc. (2004-2018).
Roman Friedrich III (1946)	Trustee and Chair of the Contracts Review Committee	Since 2013	Current: Founder and Managing Partner, Roman Friedrich & Company (1998-present).	156	Former: Zincore Metals, Inc. (2009-2019).
Thomas F. Lydon, Jr. (1960)	Trustee and Vice Chair of the Contracts Review Committee	Since 2019	Current: President, Global Trends Investments (registered investment adviser) (1996-present).	156	Current: Board of Directors of US Global Investors (GROW) (1995-present). Former: Board of Trustees Harvest Volatility Edge Trust (3) (2017-2019).

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Ronald A. Nyberg (1953)	Trustee and Chair of the Nominating and Governance Committee	Since 2013	Current: Partner, Momkus LLC (2016-present). Former: Partner, Nyberg & Cassioppi, LLC (2000-2016); Executive Vice President, General Counsel, and Corporate Secretary, Van Kampen Investments (1982-1999).	157
Current: PPM Funds (9) (2018-present); Edward-Elmhurst Healthcare System (2012-present); Western Asset Inflation-Linked Income Fund (2003-present); Western Asset Inflation-Linked Opportunities & Income Fund (2004-present).
Former: Managed Duration Investment Grade Municipal Fund (2003-2016).

Sandra G. Sponem (1958)	Trustee	Since 2019	Current: Retired. Former: Senior Vice President and Chief Financial Officer, M.A. Mortenson Companies, Inc. (construction and real estate development company) (2007-2017).	156	Current: Boards of Trustees of SPDR Series Trust (78) (2018-present); SPDR Index Shares Funds (31) (2018-present; and SSGA Master Trust (1) (2018-present).
Ronald E. Toupin, Jr. (1958)	Trustee and Chair of the Board and Executive Committee	Since 2013
Current: Portfolio Consultant (2010-present); Member, Governing Council, Independent Directors Council (2013-present); Governor, Board of Governors, Investment Company Institute (2018-present).
Former: Member, Executive Committee, Independent Directors Council (2016-2018); Vice President, Manager and Portfolio Manager, Nuveen Asset Management (1998-1999); Vice President, Nuveen Investment Advisory Corp. (1992-1999); Vice President and Manager, Nuveen Unit Investment Trusts (1991-1999); and Assistant Vice President and Portfolio Manager, Nuveen Unit Investment Trusts (1988-1999), each of John Nuveen & Co., Inc. (1982-1999).
				156
Current: Western Asset Inflation-Linked Income Fund (2003-present); Western Asset Inflation-Linked Opportunities & Income Fund (2004-present).
Former: Managed Duration Investment Grade Municipal Fund (2003-2016).

Interested Trustee

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Amy J. Lee (1961)	Trustee, Vice President and Chief Legal Officer	Since 2018 (Trustee) Since 2013 (Vice President) Since 2014 (Chief Legal Officer)	Current: Interested Trustee, certain other funds in the Fund Complex (2018-present); Chief Legal Officer, certain other funds in the Fund Complex (2014-present); Vice President, certain other funds in the Fund Complex (2007-present); Senior Managing Director, Guggenheim Investments (2012-present). Former: President, certain other funds in the Fund Complex (2017-2019); Vice President, Associate General Counsel and Assistant Secretary, Security Benefit Life Insurance Company and Security Benefit Corporation (2004-2012).	156	None.

[1]	The business address of each Trustee is c/o Guggenheim Investments, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.
2 Each Trustee serves during the lifetime of the Trust or until he or she dies, resigns, has reached the mandatory retirement age, is declared incompetent by a court of appropriate jurisdiction, is removed or until his or her successor is duly elected and qualified. Time served may include time served in the respective position for certain predecessor entities of the Trust.
3 Each Trustee also serves on the boards of trustees of Guggenheim Variable Funds Trust, Guggenheim Funds Trust, Fiduciary/Claymore Energy Infrastructure Fund, Guggenheim Taxable Municipal Managed Duration Trust, Guggenheim Strategic Opportunities Fund, Guggenheim Enhanced Equity Income Fund, Guggenheim Energy & Income Fund and Guggenheim Credit Allocation Fund, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Funds and Transparent Value Trust. Messrs. Barnes and Nyberg also serve on the board of trustees of Advent Convertible & Income Fund.

The executive officers of the Trust (other than Ms. Lee), length of time served, and principal business occupations during the past five years are shown below.

Name, Address* and Year of Birth of the Officers	Position(s) Held with the Trust	Term of Office and Length of Time Served**	Principal Occupation(s) During the Past 5 Years
Brian E. Binder (1972)	President and Chief Executive Officer	Since 2018
Current: President and Chief Executive Officer, certain other funds in the Fund Complex (2018-present); President, Chief Executive Officer and Chairman of the Board of Managers, Guggenheim Funds Investment Advisors, LLC (2018-present); President and Chief Executive Officer, Security Investors, LLC (2018-present); Board Member of Guggenheim Partners Fund Management (Europe) Limited (2018-present);
Senior Managing Director and Chief Administrative Officer, Guggenheim Investments (2018-present).

Former: Managing Director and President, Deutsche Funds, and Head of US Product, Trading and Fund Administration, Deutsche Asset Management (2013-2018); Managing Director, Head of Business Management and Consulting, Invesco Ltd. (2010-2012).

James M. Howley (1972)	Assistant Treasurer	Since 2014
Current: Managing Director, Guggenheim Investments (2004-present); Assistant Treasurer, certain other funds in the Fund Complex (2006-present).
Former: Manager, Mutual Fund Administration of Van Kampen Investments, Inc. (1996-2004).

Mark E. Mathiasen (1978)	Secretary	Since 2014	Current: Secretary, certain other funds in the Fund Complex (2007-present); Managing Director, Guggenheim Investments (2007-present).

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Glenn McWhinnie (1969)	Assistant Treasurer	Since 2016
Current: Vice President, Guggenheim Investments (2009-present); Assistant Treasurer, certain other funds in the Fund Complex (2016-present).
Former: Tax Compliance Manager, Ernst & Young LLP (1996-2009).

Michael P. Megaris (1984)	Assistant Secretary	Since 2014	Current: Assistant Secretary, certain other funds in the Fund Complex (2014-present); Director, Guggenheim Investments (2012-present).
Elisabeth Miller (1968)	Chief Compliance Officer	Since 2013
Current: CCO, certain other funds in the Fund Complex (2012-present); Senior Managing Director, Guggenheim Investments (2014-present); Vice President, Guggenheim Funds Distributors, LLC (2014-present).
Former: CCO, Security Investors, LLC (2012-2018); CCO, Guggenheim Funds Investment Advisors, LLC (2012-January 2018); CCO, Guggenheim Distributors, LLC (2009-2014); Senior Manager, Security Investors, LLC (2004-2014); Senior Manager, Guggenheim Distributors, LLC (2004-2014).

Margaux M. Misantone (1978)	AML Officer	Since 2017
Current: Chief Compliance Officer, Security Investors, LLC and Guggenheim Funds Investment Advisors, LLC  (2018-present); AML Officer, certain other funds in the Fund Complex (2017-present); Managing Director, Guggenheim Investments (2013-present).

Former: Assistant Chief Compliance Officer, Security Investors, LLC and Guggenheim Funds Investment Advisors, LLC (2015-2018).

William Rehder (1967)	Assistant Vice President	Since 2019	Current: Managing Director, Guggenheim Investments (2002-present).
Kimberly Scott (1974)	Assistant Treasurer	Since 2014
Current: Director, Guggenheim Investments (2012-present); Assistant Treasurer, certain other funds in the Fund Complex (2012-present).
Former: Financial Reporting Manager, Invesco, Ltd. (2010-2011); Vice President/Assistant Treasurer, Mutual Fund Administration for Van Kampen Investments, Inc./Morgan Stanley Investment Management (2009-2010); Manager of Mutual Fund Administration, Van Kampen Investments, Inc./Morgan Stanley Investment Management (2005-2009).

Bryan Stone (1979)	Vice President	Since 2014
Current: Vice President, certain other funds in the Fund Complex (2014-present); Managing Director, Guggenheim Investments (2013-present).
Former: Senior Vice President, Neuberger Berman Group LLC (2009-2013); Vice President, Morgan Stanley (2002-2009).

John L. Sullivan (1955)	Chief Financial Officer, Chief Accounting Officer and Treasurer	Since 2014
Current: CFO, Chief Accounting Officer and Treasurer, certain other funds in the Fund Complex (2010-present); Senior Managing Director, Guggenheim Investments (2010-present).
Former: Managing Director and CCO, each of the funds in the Van Kampen Investments fund complex (2004-2010); Managing Director and Head of Fund Accounting and Administration, Morgan Stanley Investment Management (2002-2004); CFO and Treasurer, Van Kampen Funds (1996-2004).

Jon Szafran (1989)	Assistant Treasurer	Since 2017
Current: Vice President, Guggenheim Investments (2017-present); Assistant Treasurer, certain other funds in the Fund Complex (2017-present).
Former: Assistant Treasurer of Henderson Global Funds and Manager of US Fund Administration, Henderson Global Investors (North America) Inc. ("HGINA") (2017); Senior Analyst of US Fund Administration, HGINA (2014-2017); Senior Associate of Fund Administration, Cortland Capital Market Services, LLC (2013-2014); Experienced Associate, PricewaterhouseCoopers LLP (2012-2013).

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 * The business address of each officer is c/o Guggenheim Investments, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.
**Each officer serves an indefinite term, until his or her successor is duly elected and qualified.

BOARD LEADERSHIP STRUCTURE

The Board has appointed an Independent Chair Ronald E. Toupin, Jr., who presides at Board meetings and who is responsible for, among other things, participating in the planning of Board meetings, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the Trustees and management. In addition, the Independent Chair acts as a liaison with officers, counsel and other Trustees between meetings of the Board. The Independent Chair may also perform such other functions as may be delegated by the Board from time to time. The Board has established five standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board and its committees meet periodically throughout the year to oversee the Fund’s activities, including through the review of the Trust's: contractual arrangements with service providers and the Fund’s financial statements, compliance with regulatory requirements, and performance. The Board may also establish informal working groups from time to time to review and address the policies and practices of the Trust or the Board with respect to certain specified matters. The Independent Trustees are advised by independent legal counsel experienced in 1940 Act matters and are represented by such independent legal counsel at Board and committee meetings. The Board has determined that this leadership structure, including an Independent Chair, a supermajority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of the Trust. The Board may at any time and in its discretion change this leadership structure.
QUALIFICATIONS AND EXPERIENCE OF TRUSTEES

The Trustees considered the educational, business and professional experience of each Board member and the service by each Trustee as a trustee of other funds in the Fund Complex. The Trustees were selected to serve and continue on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Trustees, availability and commitment to attend meetings and perform the responsibilities of a Trustee and, for the Independent Trustees, a demonstrated willingness to take an independent and questioning view of management. The Trustees also considered, among other factors, the particular attributes described below with respect to the individual Board members. References to the experience, qualifications, attributes and skills of Trustees are pursuant to Securities and Exchange Commission (“SEC”) requirements, do not constitute holding out of the Board or any Trustee as having special expertise and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.
Randall C. Barnes—Mr. Barnes has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2004. Through his service as a Trustee and a trustee of other funds in the Fund Complex, his service on other registered investment company boards, prior employment experience as President of Pizza Hut International and as Treasurer of PepsiCo, Inc. and his personal investment experience, Mr. Barnes is experienced in financial, accounting, regulatory and investment matters.
Angela Brock-Kyle—Ms. Brock-Kyle has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, prior employment experience, including at TIAA where she spent 25 years in leadership roles, and her experience serving on the boards of public, private and non-profit organizations, including service as audit committee chair and as a member of governance and nominating committees, Ms. Brock-Kyle is experienced in financial, accounting, governance and investment matters.
Donald A. Chubb, Jr.—Mr. Chubb has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 1994. Through his service as a Trustee and a trustee of other funds in the Fund Complex, and his prior experience in the commercial brokerage and commercial real estate market and service as a director of Fidelity State Bank and Trust Company (Topeka, KS), Mr. Chubb is experienced in financial, regulatory and investment matters.
Dr. Jerry B. Farley—Dr. Farley has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2005. Dr. Farley currently serves as President of Washburn University and previously served in various executive positions for the University of Oklahoma and Oklahoma State University. He has also been a Certified

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Public Accountant since 1972 and, although he has not practiced public accounting, his business responsibilities at educational institutions have included all aspects of financial management and reporting. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Audit Committee of the Board, and his experience in the administration of the academic, business and fiscal operations of educational institutions, including currently serving as President of Washburn University, and service on other boards, Dr. Farley is experienced in accounting, financial, regulatory and investment matters. The Board has determined that Dr. Farley is an “audit committee financial expert” as defined by the SEC.
Roman Friedrich III—Mr. Friedrich has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Contracts Review Committee of the Board, his prior service on other public company boards, his experience as Founder and Managing Partner of Roman Friedrich & Company, a financial advisory firm, and his prior experience as a senior executive of various financial securities firms, Mr. Friedrich is experienced in financial, investment and regulatory matters.
Thomas F. Lydon, Jr.—Mr. Lydon has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2005. Through his service as a trustee of other funds in the Fund Complex, his experience as President of Global Trends Investments, a registered investment adviser, his service on the board of U.S. Global Investors, Inc. (GROW), an investment adviser and transfer agent, as well as his service on another board and his authorship and editorial experience regarding exchange-traded funds, Mr. Lydon is experienced in financial, investment and governance matters.
Ronald A. Nyberg—Mr. Nyberg has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as Chair of the Nominating and Governance Committee of the Board, his service on other registered investment company boards, his professional training and experience as an attorney and partner of a law firm, Momkus LLC, and his prior employment experience, including as an attorney and partner of a law firm, Nyberg & Cassioppi, LLC, and Executive Vice President and General Counsel of Van Kampen Investments, an asset management firm, Mr. Nyberg is experienced in financial, regulatory and governance matters.
Sandra G. Sponem—Ms. Sponem has served as a Trustee of the Trust since November 2019 and as a trustee of other funds in the Fund Complex since 2016. Through her service as a trustee of other funds in the Fund Complex, her service on other registered investment company boards, her prior employment experience, including as Chief Financial Officer of Piper Jaffray Companies, Inc. and its predecessor, U.S. Bancorp Piper Jaffray, Inc., and as Senior Vice President and Chief Financial Officer of M.A. Mortenson Company, a construction and real estate development company, her Certified Public Accountant designation and previously held securities licenses and extensive knowledge of accounting and finance and the financial services industry, Ms. Sponem is experienced in accounting, financial, governance and investment matters. The Board has determined that Ms. Sponem is an “audit committee financial expert” as defined by the SEC.
Ronald E. Toupin, Jr.—Mr. Toupin has served as a Trustee of the Trust since 2013 and as a trustee of other funds in the Fund Complex since 2003. Mr. Toupin currently serves on the Governing Council of the Independent Directors Council (IDC) of the Investment Company Institute (ICI) and on the Board of Governors of the ICI. Through his service as a Trustee and a trustee of other funds in the Fund Complex, as well as the Independent Chair of the Board, his service on other registered investment company boards, and his professional training and prior employment experience, including Vice President and Portfolio Manager for Nuveen Asset Management, an asset management firm, Mr. Toupin is experienced in financial, regulatory and investment matters.
Amy J. Lee—Ms. Lee has served as a Trustee of the Trust and as a trustee of other funds in the Fund Complex since 2018. Through her service as Chief Legal Officer of the Trust and certain other funds in the Fund Complex, her service as Senior Managing Director of Guggenheim Investments, as well as her prior experience as Associate General Counsel of Security Benefit Corporation, Ms. Lee is experienced in financial, legal, regulatory and governance matters.
Each Trustee also has considerable familiarity with the Trust, the Investment Manager and other service providers, and their operations, as well as the special regulatory requirements governing registered investment companies and the special responsibilities of investment company trustees as a result of his substantial prior service as a trustee of other funds in the Fund Complex or, with respect to Ms. Lee, her extensive experience in the financial industry, including her experience with the parent of the Investment Manager. The Board annually conducts a “self-assessment” wherein the effectiveness of the Board is reviewed.
BOARD’S ROLE IN RISK OVERSIGHT LEADERSHIP STRUCTURE

The day-to-day business of the Fund, including the day-to-day management and administration of the Fund and of the risks that arise from the Fund’s investments and operations, is performed by third-party service providers, primarily the Investment Manager and the Distributor. Consistent with its responsibility for oversight of the Trust, the Board is responsible for overseeing the service providers and thus, has oversight responsibility with respect to the risk management functions performed by those service providers. Risks to the Fund and the Trust include, among others, investment risk, credit risk, liquidity risk, valuation risk, compliance risk and operational risk, as well as the overall business risk relating to the Fund. Risk management seeks to identify and mitigate the potential effects of risks, i.e., events or circumstances that could have material adverse effects on the business, operations, investment performance or reputation of the Fund. Under the oversight of the Board, the service providers to the Fund employ a variety of processes, procedures and controls to seek to identify risks relevant to the operations of the Fund and to lessen the probability of the occurrence of such risks and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Fund’s business and consequently, for managing risks associated with that activity. Each of the Investment Manager, the Distributor and other service providers has its own independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models. Accordingly, Board oversight of different types of risks may be handled in different ways. As part of the Board’s periodic review of the Fund’s advisory and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.
The Board oversees risk management for the Fund directly and through the committee structure it has established. The Board has established the Audit Committee, the Nominating and Governance Committee, the Contracts Review Committee and the Valuation Oversight Committee to assist in its oversight functions, including its oversight of the risks the Fund faces. For instance, the Audit Committee receives reports from the Fund’s

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independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board has established an Executive Committee to act on the Board’s behalf, to the extent permitted and as necessary, in between meetings of the Board. Each committee reports its activities to the Board on a regular basis. The Board also oversees the risk management of the Fund’s operations by requesting periodic reports from and otherwise communicating with various personnel of the Trust and its service providers, including, in particular, the Trust’s Chief Compliance Officer, its independent registered public accounting firm and Guggenheim Investments' Chief Risk Officer and internal auditors for the Investment Manager or its affiliates, as applicable. In this connection, the Board requires officers of the Trust to report a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. On at least a quarterly basis, the Board meets with the Trust’s Chief Compliance Officer, including separate meetings with the Independent Trustees in executive session, to discuss compliance matters and, on at least an annual basis, receives a report from the Chief Compliance Officer regarding the adequacy of the policies and procedures of the Trust and certain service providers and the effectiveness of their implementation. The Board, with the assistance of Trust management, reviews investment policies and risks in connection with its review of the Fund’s performance. In addition, the Board receives reports from the Investment Manager on the investments and securities trading of the Fund. With respect to valuation, the Valuation Oversight Committee oversees a pricing committee comprised of Trust officers and personnel of the Investment Manager. The Board has approved valuation procedures applicable to valuing the Fund’s securities and other assets, which the Valuation Oversight Committee and the Audit Committee periodically review. The Board also requires the Investment Manager to report to the Board on other matters relating to risk management on a regular and as-needed basis.
The Board oversees the Fund's liquidity risk through, among other things, receiving periodic reporting and presentations by investment and other personnel of the Investment Manager.  Additionally, as required by Rule 22e-4 under the 1940 Act, the Trust implemented the Liquidity Program, which is reasonably designed to assess and manage the Fund's liquidity risk.  The Board, including a majority of the Independent Trustees, approved the designation of a liquidity risk management program administrator (the "Liquidity Program Administrator") who is responsible for administering the Liquidity Program. The Board will review, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation.
The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to seek to achieve the Fund’s investment objectives, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As part of its oversight function, the Board receives and reviews various risk management reports and assessments and discusses these matters with appropriate management and other personnel. Moreover, despite the periodic reports the Board receives, it may not be made aware of all of the relevant information of a particular risk. Most of the Fund’s investment management and business affairs are carried out by or through the Investment Manager, Distributor and other service providers, most of whom employ professional personnel who have risk management responsibilities and each of whom has an independent interest in risk management, which interest could differ from or conflict with that of the other funds that are advised by the Investment Manager. The role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust and its oversight role does not make the Board a guarantor of the Trust’s investments, operations or activities. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to limitations. The Board may at any time and in its discretion change how it administers its risk oversight function.

BOARD COMMITTEES

Audit Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley , Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Audit Committee. The Audit Committee is generally responsible for certain oversight matters, such as reviewing the Trust's systems for accounting, financial reporting and internal controls and, as appropriate, the internal controls of certain service providers, overseeing the integrity of the Trust’s financial statements (and the audit thereof), as well as the qualifications, independence and performance of the Trust's independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board the appointment, retention and termination of the Trust's independent registered public accounting firm and acting as a liaison between the Board and the Trust’s independent registered public accounting firm. The Audit Committee held five meetings during the Fund's most recently completed fiscal year.
Contracts Review Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Roman Friedrich III, Thomas F. Lydon, Jr., Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Contracts Review Committee. The purpose of the Contracts Review Committee is to assist the Board in overseeing the evaluation of certain contracts to which the Trust, on behalf of the Fund, is or is proposed to be a party to ensure that the interests of the Funds and their shareholders are served by the terms of these contracts. The Committee’s primary function is to oversee the process of evaluating existing investment advisory and subadvisory agreements, administration agreements, distribution agreements and distribution and/or shareholder services plans pursuant to Rule 12b-1 under the 1940 Act. In addition, at its discretion or at the request of the Board, the Committee reviews and makes recommendations to the Board with respect to any contract to which the Trust on behalf of a Fund is or is proposed to be a party. The Contracts Review Committee held two meetings during the Fund's most recently completed fiscal year.
Executive Committee—Ronald E. Toupin, Jr. and Sandra G. Sponem, each an Independent Trustee, serve on the Executive Committee. In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management of the business of the Trust. However, the Executive Committee cannot, among other things, authorize dividends or distributions on shares, amend the bylaws or recommend to the shareholders any action which requires shareholder approval. The Executive Committee held no meetings during the Fund's most recently completed fiscal year.
Nominating and Governance Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Jerry B. Farley, Thomas F. Lydon, Jr., Roman Friedrich III, Ronald A. Nyberg, Sandra G. Sponem and Ronald E. Toupin, Jr., each an Independent Trustee, serve on the Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to review matters pertaining to the composition, committees, and operations of the Board. The Nominating and Governance Committee is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. The Nominating and Governance Committee would consider recommendations by shareholders if a vacancy were to exist and shall assess shareholder recommendations in the same manner as it reviews its own candidates. Such recommendations should be submitted to the Secretary of the Trust. The Board does not have a standing compensation committee. The Nominating and Governance Committee held three meetings during the Fund's most recently completed fiscal year.
Valuation Oversight Committee—Randall C. Barnes, Angela Brock-Kyle, Donald A. Chubb, Jr., Roman Friedrich III and Sandra G. Sponem, each an Independent Trustee, serve on the Valuation Oversight Committee. The Valuation Oversight Committee assists the Board in overseeing the activities of Guggenheim's Valuation Committee and the valuation of securities and other assets held by the Fund. Duties of the Valuation Oversight Committee include reviewing the Fund’s valuation procedures, evaluating pricing services that are being used for the Fund, and receiving reports relating to actions taken by Guggenheim's Valuation Committee. The Valuation Oversight Committee held four meetings during the Funds' most recently completed fiscal year.
REMUNERATION OF TRUSTEES

The Independent Trustees of the Trust receive from the Fund Complex a general annual retainer for service on covered boards. Additional annual retainer fees are paid to: the Independent Chair of the Board; the Chair (and Vice Chair, if any) of each of the Audit Committee, the Contracts Review Committee, and the Nominating and Governance Committee; and each member of the Valuation Oversight Committee. In addition, fees are paid for special Board or Committee meetings, whether telephonic or in-person. No per meeting fee applies to meetings of the Valuation Oversight Committee. The Trust also reimburses each Independent Trustee for reasonable travel and other out-of-pocket expenses incurred in attending in-person meetings, which are not included in the compensation amounts shown below. Each Fund pays proportionately its respective share of Independent Trustees’ fees and expenses based on relative net assets.
The aggregate compensation paid by the Trust, and the aggregate compensation paid by the Fund Complex, including the Family of Funds, to each of the Independent Trustees during the Fund's most recently completed fiscal year is set forth below. The Trustees did not accrue any pension or retirement benefits as part of Trust expenses, nor will they receive any annual benefits upon retirement. The Trustees also did not accrue any deferred compensation nor is any amount of deferred compensation payable by the Trust.

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Name of Independent Trustees	Aggregate Compensation from the Trust	Aggregate Compensation from the Fund Complex[1], Including the Fund
Randall C. Barnes	$10,547	$337,086
Angela Brock-Kyle[2]	None	$229,000
Donald A. Chubb, Jr.	$10,614	$251,000
Jerry B. Farley	$11,463	$271,000
Roman Friedrich III	$11,038	$261,000
Thomas F. Lydon, Jr.[2]	None	$235,750
Ronald A. Nyberg	$10,826	$342,336
Maynard F. Oliverius[3]	$8,201	$187,500
Sandra G. Sponem[2]	None	$269,500
Ronald E. Toupin, Jr.	$13,798	$326,000

[1]
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

[2]	Because Mses. Brock-Kyle and Sponem and Mr. Lydon became Trustees after the most recently completed fiscal year, no compensation was paid by the Trust during such fiscal year to these Trustees.

[3]	In accordance with the Trust's Independent Trustee Retirement Policy, Mr. Oliverius resigned from the Board effective on April 4, 2019.

The Investment Manager compensates its officers and directors who may also serve as officers or Trustees. The Trust does not pay any fees to, or reimburse expenses of, the Interested Trustee.
TRUSTEES’ OWNERSHIP OF SECURITIES

As of the end of the most recently completed calendar year, the Trustees did not beneficially own shares of any of the Fund. As of the end of the most recently completed calendar year, the Trustees beneficially owned shares of other funds in the Fund Complex in the dollar ranges set forth below:

Name of Independent Trustee	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Fund Complex*, Including the Family of Funds
Randall C. Barnes	Over $100,000
Angela Brock-Kyle	$50,001-$100,000
Donald A. Chubb, Jr.	Over $100,000
Jerry B. Farley	Over $100,000
Roman Friedrich III	Over $100,000
Thomas F. Lydon, Jr.	Over $100,000
Ronald A. Nyberg	Over $100,000
Sandra G. Sponem	Over $100,000
Ronald E. Toupin, Jr.	Over $100,000

*
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

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Name of Interested Trustee	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Fund Complex*, Including the Family of Funds
Amy J. Lee	Over $100,000

*
The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager.

PRINCIPAL HOLDERS OF SECURITIES

On December 31, 2019, the Fund’s officers and Trustees (as a group) beneficially owned less than 1% of the total outstanding shares of the Fund.
As of December 31, 2019, the following entities owned, of record or beneficially unless otherwise indicated, 5% or more of the Fund’s outstanding securities:

Name of Shareholder[1]	Address	Fund	Percentage
Series A (StylePlus—Large Core Series)[2]	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Variable Insurance Strategy Fund III	45.30%
Series J (StylePlus—Mid Growth Series)[2]	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Variable Insurance Strategy Fund III	32.95%
Series Y (StylePlus—Large Growth Series)	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Variable Insurance Strategy Fund III	7.50%
Series X (StylePlus—Small Growth Series)	227 W MONROE ST STE 4900, CHICAGO, IL 60606	Guggenheim Variable Insurance Strategy Fund III	6.71%

[1]	The shareholders may be contacted at c/o Guggenheim Funds Distributors, LLC, 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850.

[2]
These shareholders beneficially owned 25% or more of the corresponding Fund's shares as of December 31, 2019. A shareholder who beneficially owns more than 25% of a Fund’s shares is presumed to “control” the Fund, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a shareholder vote.

HOW TO PURCHASE SHARES

Shares of the Fund may only be purchased by insurance companies for their separate accounts to fund variable life insurance and variable annuity contracts (“Separate Accounts”), and by other funds in the Guggenheim Family of Funds (as defined on page 77 of this SAI) whose shares are solely offered to Separate Accounts. Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. This registration statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Fund within the meaning of the 1933 Act.
The price to buy one share of the Fund is its NAV. An investment in the Fund is made without a sales load.
Orders for the purchase of shares of the Fund will be confirmed at an offering price equal to the NAV per share next determined after receipt and acceptance of the order in proper form by the Transfer Agent or the Distributor, generally as of the close of the NYSE on that day. To receive the same day NAV, the purchase order must be received by the Transfer Agent by close of the NYSE, usually 4:00 p.m. Any purchase transaction that is sent to the Transfer Agent does not constitute a purchase order until the Transfer Agent processes the transaction and receives correct payment by check, wire transfer or ACH.

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INVESTMENT MANAGEMENT

Guggenheim Partners Investment Management, LLC (the “Investment Manager”), 100 Wilshire Boulevard, 5th Floor, Santa Monica, CA 90401, has served as investment manager to the Fund since 2014. The Investment Manager is an indirect wholly-owned subsidiary of Guggenheim Capital, LLC, an affiliate of Guggenheim Partners, LLC. The Investment Manager managed approximately $203.3 billion in assets as of September 30, 2019. Guggenheim Partners, LLC is a global, diversified financial services firm with more than $275 billion in assets under management as of September 30, 2019.
Investment Advisory Agreement-Pursuant to the Investment Advisory Agreement (the “Agreement”) between the Investment Manager and the Trust with respect to Guggenheim Variable Insurance Strategy Fund III, the Investment Manager furnishes investment advisory, statistical and research services to the Fund, supervises and arranges for the purchase and sale of securities on behalf of the Fund, and provides for the compilation and maintenance of records pertaining to the investment advisory function. The Fund will not pay the Investment Manager a fee for the investment advisory services rendered pursuant to the Agreement.
The Agreement is renewable with respect to the Fund annually by the Board or by a vote of a majority of the Fund’s outstanding securities and, in either event, by a majority of the Board who are not parties to the Agreement or interested persons of any such party. The Agreement provides that it may be terminated without penalty at any time by either party on 60 days’ notice and are automatically terminated in the event of assignment.
Accounting and Administration Agreement-Pursuant to a Fund Accounting and Administration Agreement with the Trust, MUFG Investor Services ("MUFG") (the “Administrator”) acts as the administrative agent for the Fund and, as such, performs administrative functions and bookkeeping, accounting and pricing functions for the Fund. For these services the Administrator receives, on an annual basis, a fee of 0.05% of the average net assets of the Fund, calculated daily and payable monthly, or $50,000 per Fund per year, whichever is greater; provided that the maximum fee per Fund per year shall be $100,000. Prior to October 4, 2016, Rydex Fund Services, LLC, an affiliate of the Investment Manager, served in this capacity.
Transfer Agency Agreement-Pursuant to a Transfer Agency Agreement with the Trust, as amended, MUFG (also known as the “Transfer Agent”) also acts as the transfer agent for the Trust. As such, the Transfer Agent performs all shareholder servicing functions, including processing purchase and redemption transactions, answering inquiries, mailing shareholder communications.
During the Fund's three most recently completed fiscal years, the Fund paid the following amounts to the applicable service providers for its services:

Fund	Year	Investment Advisory Fees Paid	Accounting and Administration Service Fees Paid	Transfer Agency Service Fees Paid
Guggenheim Variable Insurance Strategy Fund III	2019	$0	$77,151	$12,001
	2018	$0	$83,085	$11,850
	2017	$0	$67,607	$12,000

CODE OF ETHICS

The Fund, the Investment Manager and the Distributor have adopted a written code of ethics (the “Code of Ethics”) which governs the personal securities transactions of “access persons” of the Fund. Access persons may invest in securities, including securities that may be purchased or held by the Fund, provided that they obtain prior clearance before engaging in securities transactions, subject to certain de minimis exceptions. Access persons include officers and Trustees of the Fund and Investment Manager and employees that participate in, or obtain information regarding, the purchase or sale of securities by the Fund or whose job relates to the making of any recommendations with respect to such purchases or sales. All access persons must report their personal securities transactions within thirty days of the end of each calendar quarter.

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Subject to certain de minimis exceptions for access persons not involved in the fund accounting or asset management activities of the Investment Manager, access persons will not be permitted to effect transactions in a security if it: (1) is being considered for purchase or sale by the Fund; (2) is being purchased or sold by the Fund; or (3) is being offered in an initial public offering. Portfolio managers, research analysts and traders are also prohibited from purchasing or selling a security within seven calendar days before or after any fund in the Family of Funds or any funds managed by an affiliated investment adviser trades in that security. Any material violation of the Code of Ethics is reported to the Board of the Fund. The Board also reviews the administration of the Code of Ethics on an annual basis and approves any material changes to the Code of Ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act. The Code of Ethics is on public file with the SEC and is available from the Commission.
PORTFOLIO MANAGERS

Compensation—The Investment Managers compensate portfolio managers for their management of a Fund’s portfolio. Compensation is evaluated qualitatively based on their contribution to investment performance and factors such as teamwork and client service efforts. The portfolio managers’ incentives may include: a competitive base salary, bonus determined by individual and firm wide performance, equity participation, co-investment options, and participation opportunities in various investments, including through deferred compensation programs. All employees of the Investment Managers are also eligible to participate in a 401(k) plan to which a discretionary match may be made after the completion of each plan year.  The Investment Managers’ deferred compensation programs include equity that vests over a period of years, including equity in the form of shares of Fund(s) managed by the particular portfolio manager.  The value of the Fund shares under the deferred compensation program is awarded annually and each award vests over a period of years (generally 4 years).  As discussed below, a portfolio manager’s ownership of shares of a Fund managed by the portfolio manager may create conflicts of interest that incentivize the portfolio manager to favor such Fund over other Funds or other accounts.
Other Accounts Managed by Portfolio Managers—Each Portfolio Manager may also manage other registered investment companies, other pooled investment vehicles and other accounts, and each Portfolio Manager may own shares of the Fund he/she manages. As of the end of the Fund's most recently completed fiscal year, the Portfolio Managers are responsible for the management of certain other accounts, as follows:

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Portfolio Manager	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number	Total Assets (in millions)	Number	Total Assets (in millions)	Number	Total Assets (in millions)
Anne B. Walsh	17	$28,472	6	$3,450	78	$145,226
Steven H. Brown	13	$26,083	5	$3,257	23	$14,033
Kris L. Dorr	4	$1,450	0	$0	0	$0
Adam Bloch	19	$26,257	5	$3,257	23	$14,033

The following table identifies, as of the end of the Fund's most recently completed fiscal year, the number of, and total assets of, the registered investment companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets (in millions)	Number	Total Assets (in millions)	Number	Total Assets (in millions)
Anne B. Walsh	0	$0	2	$2,269	4	$278
Steven H. Brown	0	$0	2	$2,269	4	$278
Kris L. Dorr	0	$0	0	$0	0	$0
Adam Bloch	0	$0	2	$2,269	4	$278

Portfolio Manager Ownership of Fund Shares—The Portfolio Managers did not own shares of the Fund as of the end of the Fund's most recently completed fiscal year.
Information Regarding Potential Conflicts of Interest—
Potential Conflicts Related to the Sale of Fund Shares. The Investment Manager, its affiliates and its employees may have relationships with distributors, consultants and others who recommend, or engage in transactions with or for, the Fund. The Fund and/or the Investment Manager or its affiliates may compensate such distributors, consultants and other parties in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Fund over other funds or financial products.
To the extent permitted by applicable law, the Investment Manager and its affiliates and the Fund may make payments to authorized dealers and other financial intermediaries and to salespersons to promote the Fund. These payments may be made out of the assets of the Investment Manager or its affiliates or amounts payable to the Investment Manager or its affiliates. These payments may create an incentive for such persons to highlight, feature or recommend the Fund over other funds or financial products.
Potential Conflicts Related to Management of the Fund by the Investment Manager.
The following are descriptions of certain conflicts, financial or otherwise, that the Investment Manager and its employees may have in managing the Fund. The descriptions below are not intended to be a complete enumeration or explanation of all of the conflicts of interests that may arise from the business activities of the Investment Manager, its affiliates, or its clients. To address these and other actual or potential conflicts, the Investment Manager and the Fund have established various policies and procedures that are reasonably designed to identify and mitigate such conflicts and to ensure that such conflicts are appropriately resolved taking into consideration the best interest of all clients involved, consistent with the Investment Manager’s fiduciary obligations and in accordance with applicable law. However, there can be no guarantee that these policies and procedures will be successful in every instance. In certain cases, transactions involving potential conflicts of interest described below may be elevated for review by a conflicts review committee, the members of which are senior personnel of the Investment Manager's affiliates and are not employees or clients of the Investment Manager. Additional information about potential conflicts of interest regarding the Investment Manager is set forth in the Investment Manager’s Form ADV. A copy of Part 1 and Part 2A of the Investment Manager’s Form ADV is available on the SEC’s website at www.adviserinfo.sec.gov.

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The Investment Manager and Its Affiliates Provide a Broad Array of Services and Have Various Investment Banking, Advisory and Other Relationships. The Investment Manager is an affiliate of Guggenheim Partners, LLC (“Guggenheim Partners”), which is a global, full service financial services firm. Guggenheim Partners and its affiliates, including the Investment Manager (collectively, “Guggenheim Entities”), provide their clients with a broad array of investment management, insurance, broker-dealer, investment banking and other similar services (“Other Business Activities”). These Other Business Activities create actual and potential conflicts of interest for the Investment Manager in managing the Fund.
For example, the Other Business Activities may create conflicts between the interests of a Fund, on the one hand, and the interests of the Investment Manager, its affiliates and its other clients, on the other hand. The Investment Manager and its affiliates may act as advisers to clients in investment banking, loan arranging and structuring, financial advisory, asset management and other capacities related to securities and instruments that may be purchased, sold or held by a Fund, and the Investment Manager or an affiliate may issue, or be engaged as underwriter for the issuer of, securities and instruments that a Fund may (in accordance with applicable rules) purchase, sell or hold. At times, these activities may cause the Investment Manager and its affiliates to give advice to their clients that may cause these clients to take actions in conflict with or adverse to the interest of a Fund. In addition, Guggenheim Entities may take action that differs from, potentially conflicts with or is adverse to advice given or action taken for the Investment Manager's clients. The Guggenheim Entities and their respective officers, directors, managing directors, partners, employees and consultants may act in a proprietary capacity with long or short positions in securities and instruments of all types, including those that may be purchased, sold or held by a Fund. Such activities could affect the prices and availability of the securities and instruments that the Fund holds or that the Investment Manager seeks to buy or sell for a Fund’s account, which could adversely impact the financial returns of the Fund.
These Other Business Activities may create other potential conflicts of interests in managing the Fund, may cause the Fund to be subject to additional regulatory limits and, in certain circumstances, may prevent a Fund from participating or limit a Fund’s participation in an investment opportunity that the Fund’s portfolio managers view to be favorable. As a result, activities and dealings of the Investment Manager and its affiliates may affect the Fund in ways that may disadvantage or restrict the Fund or be deemed to benefit the Investment Manager, its affiliates or other client accounts.
Investment Manager and its Affiliates’ Activities on Behalf of Other Clients. The Investment Manager and its affiliates currently manage and expect to continue to manage a variety of other client accounts, including (without limitation) separately managed accounts, open-end registered funds, closed-end registered funds, private funds and other collective investment vehicles, and may serve as asset or collateral manager or in other capacities for certain non-registered structured products (collectively, “Other Clients”). Investors in such Other Clients include insurance companies affiliated with or related to the Investment Manager, as described below. Other Clients invest pursuant to the same or different investment objectives, strategies and philosophies as those employed by Fund and may seek to make or sell investments in the same securities, instruments, sectors or strategies as the Fund. There are no restrictions on the ability of the Investment Manager and its affiliates to manage Other Clients following the same, similar or different investment objectives, strategies and philosophies as those employed by the Fund. This “side-by-side” management of multiple accounts may create potential conflicts, particularly in circumstances where the availability or liquidity of investment opportunities is limited. Other Clients may also be subject to different legal restrictions or regulatory regimes than the Fund. Regardless of the similarity in investment objectives and strategies between the Fund and Other Clients, the Investment Manager may give advice and recommend investments to Other Clients that may differ from advice given to, or investments bought or sold for, the Fund, and the Fund and Other Clients may vote differently on or take or refrain from taking different actions with respect to the same security or instrument, which may be disadvantageous to the Fund and adversely affect its performance.
The investment policies, fee arrangements and other characteristics of the Fund may also vary from those of Other Clients. In some cases, the Investment Manager or an affiliate may receive a potentially larger financial benefit from managing one or more such Other Clients as compared to the Fund (for example, some Other Clients are charged performance or incentive fees constituting a percentage of profits or gains), which may provide an incentive to favor such Other Clients over the Fund or to recommend favorable investments to Other Clients who pay higher fees or who have the potential to generate greater fees over the Fund. The Investment Manager on behalf of the Fund or Other Clients may, pursuant to one transaction or in a series of transactions over time, invest in different parts of an issuer’s or borrower’s capital structure (including but not limited to investments in public versus private securities, investments in debt versus equity, or investments in senior versus subordinated debt or when the same or similar investments have different rights or benefits), depending on the respective client’s investment objectives and policies.

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Relevant issuers or borrowers may also include special purpose issuers or borrowers in structured finance, asset backed, collateralized loan obligation, collateralized debt obligation or similar transactions. As a result of the foregoing, the interests of one group of clients could conflict with those of other clients with respect to the same issuer or borrower. In managing such investments, the Investment Manager will consider the interests of all affected clients in deciding what actions to take with respect to a given issuer or borrower, but at times will pursue or enforce rights on behalf of some clients in a manner that may have an adverse effect on, or result in asymmetrical financial outcomes to, other clients owning a different, including more senior or junior, investment in the same issuer or borrower. In these types of scenarios, the Investment Manager may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Funds and other clients. These potential conflicts of interests between the Investment Manager’s clients may become more pronounced in situations in which an issuer or borrower experiences financial or operational challenges, or as a result of a Fund’s use of certain investment strategies, including small capitalization, emerging market, distressed or less liquid strategies.
Investment Manager Activities on Behalf of Affiliated or Related Accounts. To the extent permitted by the 1940 Act and other laws, the Investment Manager, from time to time, may initiate or recommend transactions in the loans or securities of companies in which the Investment Manager, its related persons, or its affiliates have a controlling or other material direct or indirect interest.
Sammons Enterprises, Inc. (“Sammons”), a diversified company with several insurance company subsidiaries, is the largest single equity holder in Guggenheim Capital, LLC (“Guggenheim Capital”), the Investment Manager’s ultimate parent company. Sammons has relationships with the Investment Manager and various Guggenheim Entities. In addition, Guggenheim Capital wholly owns Guggenheim Life and Annuity Company and Clear Spring Life Insurance Company (together with Sammons, the “Affiliated Insurance Companies”). Certain Affiliated Insurance Companies and their subsidiaries are advisory clients of the Investment Manager and, accordingly, pay the Investment Manager a substantial amount of annual fees for advisory services. Sammons is the largest individual stakeholder of the Investment Manager and the largest individual source of annual advisory fees paid to the Investment Manager.
Furthermore, some officers and directors of Guggenheim Capital and its subsidiaries (“Guggenheim Related Persons”) have economic interests or voting interests in companies, including insurance companies that are advisory clients of the Investment Manager. Guggenheim Related Persons from time to time enter into transactions, including loans and other financings, with these companies. Some Guggenheim Related Persons also may have economic interests or voting interests in issuers, which may be controlling or otherwise material interests, or may serve as a director on the board of issuers, in which the Investment Manager has invested or will invest on behalf of their clients or to which the Investment Manager has provided or will provide financing on behalf of their clients. Additionally, Guggenheim Related Persons may have direct or indirect investments in and/or have financial or other relationships with some of the Investment Manager's clients or other investment vehicles that may create potential conflicts of interest. Sammons and certain advisory or other clients in which Guggenheim Related Persons have interests have provided, and from time to time may provide, significant loans and other financing to an Investment Manager and its affiliates. In addition, Guggenheim Related Persons have direct or indirect proprietary or personal investments in and/or have financial or other relationships with financial industry participants or other entities (including trading platforms) that may perform services on behalf of, or in connection with, investments made by the Investment Manager on behalf of its clients. The Investment Manager does not expect these transactions to be material.
The relationships described above create potential conflicts of interest for the Investment Manager in managing the Fund and could create an incentive for the Investment Manager to favor the interests of these companies over its clients. These incentives are more pronounced where the Investment Manager has multiple relationships with the client. For example, the Investment Manager has invested, and may in the future invest, on behalf of its clients in issuers or transactions in which Affiliated Insurance Companies or Guggenheim Related Persons have direct and/or indirect interests, which may include a controlling or significant beneficial interest. In addition, the accounts of Affiliated Insurance Companies and other Investment Manager clients have invested, and may in the future invest, in securities at different levels of the capital structure of the same issuer, in some cases at the same time and in other cases at different times as the Fund and other clients of the Investment Manager. The following conflicts may arise in such situations: (i) enforcement of rights or determination not to enforce rights by the Investment Manager on behalf of the Fund and other clients may have an adverse effect on the interests of its affiliates or related persons, and vice versa, (ii) the Investment Manager may have an incentive to invest client funds in the issuer or borrower to either facilitate or obtain preferable terms for a proposed investment by an affiliate or related person in such issuer or borrower, or (iii) the Investment Manager may have an incentive to preserve or protect the value or rights associated

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with an existing economic interest of an affiliate or related person in the issuer or borrower, which may have an adverse effect on the interests of other clients, including the Fund. In addition, the Investment Managers may be subject to conflicts of interest with respect to financial industry participants or other entities (including trading platforms) because transactions on or through such platforms may result in compensation directly being paid to these entities that indirectly benefits Guggenheim Related Persons.
The Investment Manager mitigates potential conflicts of interest in the foregoing and similar situations, including through policies and procedures (i) designed to identify and mitigate conflicts of interest on a transaction-by-transaction basis and (ii) that require investment decisions for all client accounts be made independently from those of other client accounts and be made with specific reference to the individual needs and objectives of each client account, without consideration of the Investment Manager’s pecuniary or investment interests (or those of their respective employees or affiliates). The Fund and the Investment Manager also maintain procedures to comply with applicable laws, notably relevant provisions of the 1940 Act that prohibit Fund transactions with affiliates (or exemptive rules thereunder).
Allocation of Investment Opportunities. As described above, the Investment Manager and its affiliates currently manage and expect to continue to manage Other Clients that may invest pursuant to the same or different strategies as those employed by the Fund, and such Other Clients could be viewed as being in competition with the Fund for appropriate investment opportunities, particularly where there is limited capacity with respect to such investment opportunities. The investment policies, fee arrangements and other circumstances of the Fund may vary from those of the Other Clients, and the Investment Manager may face potential conflicts of interest because the Investment Manager may have an incentive to favor particular client accounts (such as client accounts that pay performance-based fees) over other client accounts that may be less lucrative in the allocation of investment opportunities.
In order to minimize execution costs for clients, trades in the same security transacted on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) by the Investment Manager, unless it believes that doing so would conflict or otherwise be inconsistent with its duty to seek best execution for the clients and/or the terms of the respective investment advisory contracts and other agreements and understandings relating to the clients for which trades are being aggregated.  When the Investment Manager believes that it can effectively obtain best execution for the clients by aggregating trades, it will do so for all clients participating in the trade for which aggregated trades are consistent with the respective investment advisory contracts, investment guidelines, and other agreements and understandings relating to the clients.
The Investment Manager has implemented policies and procedures that govern the allocation of investment opportunities among clients in a fair and equitable manner, taking into account the needs and financial objectives of the clients, their specific objectives and constraints for each account, as well as prevailing market conditions. If an investment opportunity would be appropriate for more than one client, the Investment Manager may be required to choose among those clients in allocating the opportunity, or to allocate less of the opportunity to a client than it would ideally allocate if it did not have to allocate to multiple clients. In addition, the Investment Manager may determine that an investment opportunity is appropriate for a particular client account, but not for another.
The Investment Manager allocates transactions on an objective basis and in a manner designed to assure that no participating client is favored over any other participating client over time. If an investment is suitable and desirable for more than one client account, an initial allocation study will be determined based upon demand ascertained from the portfolio managers.  With respect to fixed income and private equity assets, this initial allocation study is overseen by a central allocation group and generally reflects a pro rata participation in the investment opportunity among the participating client accounts that expressed demand. Final allocation decisions are made or verified independently by the central allocation group. With respect to public equity securities and public equity-related securities, the allocation generally reflects a pro rata participation in the investment opportunity among participating client accounts. Allocations may be adjusted under specific circumstances, such as situations of scarcity where pro rata allocations would result in de minimis positions or odd lots.
The application of relevant allocation factors may result in non-pro rata allocations, and particular client accounts (including client accounts in which the Investment Manager and its affiliates or related persons, or their respective officers, directors or employees, including portfolio managers or senior managers, have an interest) may receive an allocation when other client accounts do not or receive a greater than pro-rata allocation. There can be no assurance that a particular investment opportunity will be allocated in any particular manner, and circumstances may occur in which an allocation could have adverse effects on a Fund with respect to the price or size of securities positions obtainable or saleable. All of the foregoing procedures could in certain circumstances adversely affect the price paid

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or received by a Fund or the size of the position purchased or sold by a Fund (including prohibiting a Fund from purchasing a position) or may limit the rights that a Fund may exercise with respect to an investment.
Allocation of Limited Time and Attention. The portfolio managers for the Fund may devote as much time to the Fund as the Investment Manager deems appropriate to perform their duties in accordance with reasonable commercial standards and the Investment Manager's duties. However, as described above, these portfolio managers are presently committed to and expect to be committed in the future to providing investment advisory and other services for Other Clients and engage in Other Business Activities in which the Fund may have no interest. As a result of these separate business activities, the Investment Manager may have conflicts of interest in allocating management time, services and functions among the Fund and Other Business Activities or Other Clients in that the time and effort of the Fund's portfolio managers would not be devoted exclusively to the business of the Fund.
Potential Restrictions and Issues Related to Material Non-Public Information. By reason of Other Business Activities as well as services and advice provided to Other Clients, the Investment Manager and its affiliates may acquire confidential or material non-public information and may be restricted from initiating transactions in certain securities and instruments. The Investment Manager will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, the Investment Manager may be unable to initiate a transaction for a Fund’s account that it otherwise might have initiated. As a result, a Fund may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.
Valuation of the Fund’s Investments. Fund assets are valued in accordance with the Trust’s valuation procedures. The valuation of a security or other asset for the Fund may differ from the value ascribed to the same asset by affiliates of the Investment Manager (particularly difficult-to-value assets) or Other Clients because, among other things, they may have procedures that differ from the Fund’s procedures or may have access to different information or pricing vendors or use different models or techniques. The Investment Manager play a role in the valuation of Fund assets and may face a potential conflict with respect to such valuations.
Investments in Other Guggenheim Funds. To the extent permitted by applicable law, the Fund may invest in other funds sponsored, managed, advised or sub-advised by the Investment Manager. Investments by a Fund in such funds present potential conflicts of interest, including potential incentives to invest in smaller or newer funds to increase asset levels or provide greater viability and to invest in funds managed by the portfolio manager(s) of the Fund. As disclosed in the Prospectus and this SAI, the Investment Manager has agreed to waive certain fees associated with these investments. In other circumstances, the Investment Manager may make investments for clients for various portfolio management purposes in limited partnerships or similar vehicles that are managed or otherwise serviced by affiliates of the Investment Manager that will be compensated for such services.
Potential Conflicts Associated with the Investment Manager and Its Affiliates Acting in Multiple Capacities Simultaneously
Principal and Cross Transactions. The Investment Manager may, to the extent permitted under applicable law, effect client cross transactions where the Investment Manager causes a transaction to be effected between a Fund and an Other Client; provided, that conditions set forth in SEC rules under the 1940 Act are followed. Cross transactions present an inherent conflict of interest because the Investment Manager represents the interests of both the selling account and the buying account in the same transaction, and the Investment Manager could seek to treat one party to the cross transaction more favorably than the other party. The Investment Manager has policies and procedures designed to mitigate these conflicts and help ensure that any cross transactions are in the best interests of, and appropriate for, all clients involved and the transactions are consistent with the Investment Manager’s fiduciary duties and obligation to seek best execution and applicable rules.
Investment Manager and Its Affiliates May Act in Multiple Commercial Capacities. Subject to applicable law and subject to the provisions of the 1940 Act and rules thereunder, the Investment Manager may cause the Fund to invest in securities, bank loans or other obligations of companies or structured product vehicles that result in commissions, initial or ongoing fees, or other remuneration paid to (and retained by) the Investment Manager or one of its affiliates. Such investments may include (i) investments that the Investment Manager or one of its affiliates originated, arranged or placed, (ii) investments in which the Investment Manager's affiliate provided investment banking, financial advisory or similar services to a party involved in the transaction to which the investment relates (such as acquisition financing in a transaction in which the Investment Managers’ affiliate represented the buyer or seller); (iii) investments where the Investment Manager or its affiliates provided other services to a transaction

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participant or other third party, (iv) investments where the Investment Manager or one of its affiliates acts as the collateral agent, administrator, originator, manager, or other service provider, and (v) investments that are secured or otherwise backed by collateral that could include assets originated, sold or financed by the Investment Manager or its affiliates, investment funds or pools managed by the Investment Manager or its affiliates or assets or obligations managed by the Investment Manager or its affiliates. Commissions, fees, or other remuneration payable to the Investment Manager or its affiliates in these transactions may present a potential conflict in that the Investment Manager may be viewed as having an incentive to purchase such investments to earn, or facilitate its affiliates’ ability to earn, such additional fees or compensation.
In some circumstances, and also subject to applicable law, the Investment Manager may cause the Fund to invest in or provide financing to issuers or borrowers, or otherwise participate in transactions, in which the issuer, borrower or another transaction party (such as a placement agent or arranger) is, or is a subsidiary or affiliate of or otherwise related to, (a) an Other Client or (b) a company with which Guggenheim Related Persons, or officers or employees of the Investment Manager, have investment, financial or other interests or relationships (including but not limited to directorships or equivalent roles). The financial interests of the Investment Manager’s affiliates or their related persons in issuers or borrowers create potential conflict between the economic interests of these affiliates or related persons and the interests of the Investment Manager’s clients. In addition, to the extent that a potential issuer or borrower (or one of its affiliates) is an advisory client of the Investment Manager, or the Investment Manager’s advisory client is a lender or financing provider to the Investment Manager or its affiliates (including a parent), a potential conflict may exist as the Investment Manager may have an incentive to favor the interests of those clients relative to those of its other clients.
Because of limitations imposed by applicable law, notably by provisions of the 1940 Act and rules thereunder, the involvement or presence of the Investment Manager’s affiliates in the offerings described above or the financial markets more broadly may restrict a Fund’s ability to acquire some securities or loans, even if they would otherwise be desirable investments for the Fund, or affect the timing or price of such acquisitions or the sale of an investment, which may adversely affect Fund performance.
Subject to applicable law and regulation, personnel of the Guggenheim Entities may support the overall investment management functions of the Investment Manager but may be subject to potential conflicts of interest with respect to certain investment opportunities and, as such, may have an incentive to identify investment opportunities for, and allocate investment opportunities to, third-parties. Similarly, to the extent that other Guggenheim Entities sponsor and manage funds that compete with the Fund’s investment programs, these funds may reduce capacity otherwise available to the Fund.
To the extent permitted by applicable law, the Investment Manager and its affiliates may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Fund, or with respect to portfolio holdings of the Fund, or which may be otherwise based on or seek to replicate or hedge the performance of the Fund. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Fund.
Present and future activities of the Investment Manager and its affiliates (and the role and relationships of the Investment Manager's personnel with other Guggenheim Entities), in addition to those described in this SAI, may give rise to additional or different conflicts of interest.
Portfolio Manager Compensation. As discussed above, portfolio managers may own Fund shares and a portion of their compensation may include equity in the form of shares of certain funds (other than the Fund) managed by the particular portfolio manager.  As a result, a potential conflict of interest may arise to the extent a portfolio manager owns or has an interest in shares of a specific Fund or fund that he or she manages.  These personal investments may create an incentive for a portfolio manager to favor such Fund(s) or fund(s) over other advisory clients, including other funds.

PROXY VOTING

The Board has delegated to the Investment Manager the final authority and responsibility for voting proxies with respect to the Fund’s underlying securities holdings.

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The Investment Manager’s Proxy Voting Policies and Procedures (in this section, “Procedures”) are designed to ensure that proxies are voted in the best interests of the applicable Fund. Where the Investment Manager has been delegated the responsibility for voting proxies, it will take reasonable steps under the Procedures to ensure that proxies are received and voted in the best long-term interests of its clients. The Investment Manager will consider all relevant factors without giving undue weight to the opinions of others individuals or groups who may have an economic interest in the outcome of the proxy vote.
The financial interest of the Investment Manager’s clients is the primary consideration in determining how proxies should be voted. Any material conflicts of interest between the Investment Manager and its clients with respect to proxy voting are resolved in the best interests of the clients. Corporate actions, such as rights offerings, tender offers, and stock splits or actions initiated by holders of a security rather than the issuer (such as reset rights for a CLO) or legal actions, such as bankruptcy proceedings or class action lawsuits are outside the scope of the Procedures.
The Investment Manager has adopted the proxy voting guidelines of an outside proxy voting firm, ISS, as the Investment Manager’s proxy voting guidelines (in this section, “Guidelines”). The Investment Manager has also engaged ISS to act as agent for the proxy process, to maintain records on proxy votes for its clients, and to provide independent research on corporate governance, proxy and corporate responsibility issues. At inception, the Investment Manager will assess the Procedures to determine which Guidelines will be followed. The Investment Manager reviews the Guidelines and ISS’s performance of its duties as agent at least annually. The Investment Manager may override the Guidelines recommending a vote on a particular proposal if the Investment Manager determines a different vote to be in the best interest of the client or if required to deviate under applicable law, rule or regulation. If a proposal is voted contrary to the ISS Guidelines, the reasons will be documented in writing by the Investment Manager
The Investment Manager seeks to vote securities in the best interest of clients, and will apply the Guidelines regardless whether the issuer, a third party, or both solicit the Investment Manager’s vote.
In the absence of contrary instructions received from the Investment Manager, ISS will vote proxies in accordance with the ISS Guidelines, as such Guidelines may be revised from time to time. The Investment Manager will typically vote proxies itself in two scenarios: (1) the Guidelines do not address the proposal; and (2) the Investment Manager has decided to vote some or all of the shares contrary to the Guidelines.

(1)
Proposals not addressed by Guidelines: ISS will notify the Investment Manager of all proxy proposals that do not fall within the Guidelines (i.e., proposals which are either not addressed in the Guidelines or proposals for which the Investment Manager has indicated that a decision will be made on a case-by-case basis, such as fixed-income securities). If the Investment Manager determines that there is no material conflicts of interest, the proposal will be voted in accordance with the recommendation of its regular process. If there is a material conflict of interest, the Investment Manager will follow the procedures outlined below.

(2)
Proposal to be voted contrary to Guidelines: When the Investment Manager decides that a proposal should be voted contrary to the Guidelines, because it believes it is in the best interest of the client to do so, the Investment Manager will determine whether there is a material conflict of interest as to that proposal. If the Investment Manager determines that there is no material conflict of interest, the Investment Manager will notify override the proposal from ISS. If there is a material conflict of interest, the Investment Manager will follow the procedures outlined below.

The Investment Manager occasionally may be subject to conflicts of interest in the voting of proxies due to relationships it maintains with persons having an interest in the outcome of particular votes. Common examples of conflicts in the voting of proxies are: (a) the Investment Manager or an affiliate of the Investment Manager provides or is seeking to provide services to the company on whose behalf proxies are being solicited, (b) an employee of the Investment Manager or its affiliate has a personal relationships with the company’s management or another proponent of a proxy issue, or (c) an immediate family member of the employee of the Investment Manager or its affiliates is a director or executive officer of the company. If a material conflict of interest exists as determined by the Investment Manager, the Investment Manager will attempt to resolve the conflict consistent with the procedures below. In certain cases, the Investment Manager may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Fund.
If the Guidelines do not address a proposal, or the Investment Manager wishes to vote a proposal contrary to the Guidelines, or ISS does not provide a recommendation on a proposal, and the Investment Manager has a material

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conflict of interest as to the vote, then the Investment Manager may resolve the conflict in any of the following ways, as recommended by the Committee:

•	Refer Proposal to the Client - the Investment Manager may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.

•
Obtain Client Ratification - If the Investment Manager is in a position to disclose the conflict to the client (i.e., such information is not confidential), the Investment Manager may determine how it proposes to vote the proposal on which it has a conflict, fully disclose the nature of the conflict to the client, and obtain the client’s consent for how the Investment Manager will vote on the proposal (or otherwise obtain instructions from the client on how the proxy on the proposal should be voted).

•	Abstain from voting.

•
Use another Independent Third Party for All Proposals - Subject to any client imposed proxy voting policies, the Investment Manager may vote all proposals in a single proxy according to the policies of an independent third party other than ISS (or have the third party vote such proxies).

•
Use another Independent Third Party to Vote Only the Specific Proposals that Involve a Conflict - Subject to any client imposed proxy voting policies, the Investment Manager may use an independent third party other than ISS to recommend how the proxy for specific proposals that involve a conflict should be voted (or have the third party vote such proxies).

The method selected by the Investment Manager to resolve the conflict may vary from one instance to another depending upon the facts and circumstances of the situation, but in each case, consistent with its duty of loyalty and care.
Clients may obtain information about how the Investment Manager voted proxies on their behalf by contacting the Investment Manager.
The Fund is required to file Form N-PX with the SEC with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. Once filed, Form N-PX will be available without charge: (1) from the Fund, upon request by calling 800.820.0888, and (2) on the SEC’s website at www.sec.gov.
DISTRIBUTOR

Guggenheim Funds Distributors, LLC (the “Distributor”), 702 King Farm Boulevard, Suite 200, Rockville, Maryland 20850, a Delaware limited liability company, may receive compensation, including both commissions and spreads in connection with the placement of portfolio transactions. The amount of brokerage commissions paid by the Fund may change from year to year because of, among other things, changing net asset values, shareholder activity, and/or portfolio turnover.
The Distribution Agreement between Guggenheim Funds Distributors, LLC and the Trust became effective as of March 1, 2014, and is renewable annually either by the Board or by a vote of a majority of the Fund’s outstanding securities, and in either event, by a majority of the Board who are not parties to the agreement or interested persons of any such party. The agreement may be terminated by either party upon 60 days’ written notice.
The Trust does not pay the Distributor a fee for the services rendered under the Distribution Agreement between the Distributor and the Trust.
ALLOCATION OF PORTFOLIO BROKERAGE

Below is a summary of brokerage allocation policies for the Investment Manager. The Investment Manager is responsible for purchasing and selling securities and other assets for the Fund.
The Investment Manager makes investment decisions for the Fund it advises (or sub-advises, if applicable), selects brokers and dealers to effect transactions and negotiates price, commissions, and markups or markdowns or spreads, if any, with respect to these transactions. The Investment Manager has adopted policies and procedures that it believes are reasonably designed to obtain best execution for portfolio transactions and to allocate investment opportunities among the Funds and the Investment Manager’s other clients fairly, equitably and in a non-preferential manner over time.

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The Investment Manager has discretionary trading authority on behalf of the Funds and it’s other clients, and has a duty to each of the Funds (and its other clients) to seek the most favorable execution for each portfolio transaction it makes on their behalf. In furtherance of achieving the most favorable execution, the Investment Manager will generally conduct business with brokers that, in its judgment, are reputable and financially stable. When reviewing brokers, the Investment Manager may consider, including, without limitation, the size and type of transaction, access to liquidity, execution efficiency and capability, and other factors it may deem appropriate. The Investment Manager uses its judgment to select a broker or dealer on the basis of how a transaction can be executed to achieve the most favorable execution for its client under the circumstances. Accordingly, the Investment Manager is not obligated to choose the broker or dealer offering the lowest available commission rate or the lowest possible execution cost on a transaction. The Investment Manager and its affiliates do not currently participate in soft dollar arrangements.
The Investment Manager may aggregate trade orders for one or more Funds and/or its other clients in a particular security when it believes that doing so is in the best interests of all participating clients and is in furtherance of its duty to seek best execution. Aggregation of trade orders may result in an overall benefit to a Fund because it may achieve efficiencies in execution and reduce trading costs. When aggregating trades, the Investment Manager will continue to seek best execution, treat all participating clients fairly and ensure participating clients pay the same price, net of transaction costs. The Investment Manager will allocate orders objectively and in a fair and equitable manner in relation to the objectives, investment strategies, account constraints and restrictions, and relative exposure to asset classes of the Fund(s) and other client accounts involved. Generally, the Investment Manager will allocate these orders pro rata among participating clients. In some cases, the Investment Manager may use various other methods of allocation that are considered to be consistent with the Investment Manager’s established policies and procedures.

During the Fund's three most recently completed fiscal years, the Fund did not pay any brokerage commissions. For the fiscal year ended September 30, 2019, neither the Fund nor its Investment Manager, through an agreement or understanding with a broker, or otherwise through an internal allocation procedure, directed the Fund’s brokerage transactions to a broker because of research services provided.

SECURITIES OF REGULAR BROKER-DEALERS
In certain cases, a Fund, as part of its principal investment strategies, or otherwise as a permissible investment, will invest in the securities of the regular broker-dealers that its Investment Manager uses to effect brokerage transactions for the Funds. As of the end of the Fund's most recently completed fiscal year, the following Funds owned securities of their “regular brokers or dealers” or their parents, as defined in Rule 10b-1 under the 1940 Act, in the aggregate amounts shown below:

Fund	Issuer/Regular Broker-Dealer	Aggregate Amount of Securities Owned
Guggenheim Variable Insurance Strategy Fund III	Credit Suisse AG	$380,310
	Bank of America Securities Inc.	$1,998,557
	Goldman Sachs & Co. LLC	$1,117,800
	Mizuho Securities USA LLC	$657,649
	Morgan Stanley & Co. LLC	$308,083
	J.P. Morgan Chase Bank, N.A.	$265,255
	Citigroup Global Markets Inc.	$202,984
	Nomura Securities International, Inc.	$30,599
	Barclays Bank PLC	$1,498,744
	J.P. Morgan Securities LLC	$2,600,000
	BNP Paribas	$2,250,000
	Societe Generale	$1,516,981
	Deutsche Bank AG	$1,072,000

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HOW NET ASSET VALUE IS DETERMINED

The following information supplements and should be read in conjunction with the section in the Prospectus entitled “Determination of Net Asset Value.” Neither the Prospectus nor the following information is intended to reflect an exhaustive list of the methodologies the Fund may use to value its investments. The methodologies summarized in the Prospectus and below may not represent the specific means by which the Fund’s investments are valued on any particular business day.
The NAV of the Fund serves as the basis for the purchase and redemption price of that Fund’s shares. The NAV of the Fund is calculated by dividing the market value of the Fund’s securities plus the value of its other assets, less all liabilities, by the number of outstanding shares of the Fund.
The Board has adopted policies and procedures for the valuation of the Fund’s investments (the “Valuation Procedures”). Pursuant to the Valuation Procedures, the Board has delegated to a valuation committee, consisting of representatives from the Investment Manager’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), the day-to-day responsibility for implementing the Valuation Procedures, including, under most circumstances, the responsibility for determining the fair value of the Fund's securities and/or other assets.
In general, portfolio securities and assets of the Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, the Fund will fair value those securities and assets in good faith using methods approved by the Board of Trustees. The Valuation Procedures permit the Fund to use a variety of valuation methodologies in connection with valuing the Fund’s investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.
Valuations of the Fund's securities and other assets are supplied primarily by independent third party pricing services appointed pursuant to the processes set forth in the Valuation Procedures. The Fund’s officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation Committee believes are reasonably designed to approximate the amount that the Fund would receive upon the sale of the portfolio security or asset. When providing valuations to the Fund, pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Pricing services face the same challenges as the Fund in valuing securities and assets and may rely on limited available information. If the pricing service cannot or does not provide a valuation for a particular investment, or such valuation is deemed unreliable, such investment is fair valued.
Quotes from broker-dealers (i.e, prices provided by a broker-dealer or other market participant, which may or may not be committed to trade at that price), adjusted for fluctuations in criteria such as credit spreads and interest rates, may also be used to value the Fund’s securities and assets. Quotes from broker-dealers vary in terms of depth (e.g., provided by a single broker-dealer) and frequency (e.g., provided on a daily, weekly, or monthly basis, or any other regular or irregular interval). Although quotes from broker-dealers are typically received from established market participants, the Fund may not have the transparency to view the underlying inputs which support such quotes. Significant changes in a quote from a broker-dealer would generally result in significant changes in the fair value of the security.
U.S. Government securities are valued by pricing services, the last traded fill price, or at the reported bid price at the close of business.
Debt securities with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Short-term debt securities with a maturity of 60 days or less at acquisition are valued at amortized cost, provided such amount approximates market value.
CLOs, CDOs, MBS, ABS, and other structured finance securities are generally valued using a pricing service.

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Repurchase agreements are generally valued at amortized cost, provided such amounts approximate market value.
Equity securities listed or traded on a recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System shall generally be valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there is no sale on the valuation date, exchange-traded U.S. equity securities will be valued on the basis of the last bid price.
Open-end investment companies are valued at their NAV as of the close of business, on the valuation date. Exchange-traded funds and closed-end investment companies are valued at the last quoted sale price.
Exchange-traded options are valued at the mean of the bid and ask prices on the principal exchange on which they are traded. OTC options are valued using a price provided by a pricing service.
Forward foreign currency exchange contracts are valued daily based on the applicable exchange rate of the underlying security.
The value of an interest rate swap agreement entered into by the Fund is determined using the prior day’s Chicago Mercantile Exchange closing price, adjusted for the current day's spreads. The values of other swap agreements entered into by the Fund are accounted for using the unrealized appreciation or depreciation on the agreements that are determined by marking the agreements to the last quoted value of the index or other underlying positions that the swaps pertain to at the close of the NYSE.
Typically, loans are valued using information provided by pricing services that use broker quotes, among other inputs. If the pricing service cannot or does not provide a valuation for a particular loan, or such valuation is deemed unreliable, such investment is valued based on a quote from a broker-dealer or is fair valued by the Valuation Committee. Funds that invest in loans or asset-backed securities as part of their investment strategies may have a significant amount of these instruments that are fair valued.
Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the New York Stock Exchange (“NYSE”). The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m. Investments in foreign securities may involve risks not present in domestic investments. The Valuation Committee will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Valuation Committee and the Investment Manager are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Investment Manager, subject to review and approval by the Valuation Committee, pursuant to methods established or ratified by the Board. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued for reasonableness. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. In connection with futures contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.
The Fund may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Fund determines its NAV. There can be no assurance in each case that significant events will be identified.

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Proportions of the Fund's investments that are fair valued vary from time to time and the Fund may fair value a significant amount of its portfolio securities and assets. The Fund’s shareholder reports contain more information about the Fund’s holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Funds' valuation procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Fund's valuation procedures are designed to value a portfolio security or asset at the price the Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that the Fund would receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.

HOW TO REDEEM SHARES

The Fund redeems its shares continuously and investors may sell their shares back to the Fund on any Business Day. You may redeem all or any portion of your Fund shares at the Funds’ next determined NAV calculated after your redemption order is received in good order by your financial intermediary or the Transfer Agent.
The Fund typically expects to meet redemption requests by using holdings of cash or cash equivalents or proceeds from the sale of portfolio holdings (or a combination of these methods) unless it believes that circumstances warrant otherwise. For example, under stressed market conditions, as well as during emergency or temporary circumstances, the Fund may distribute redemption proceeds in-kind (rather than in cash), access a line of credit, or overdraft facility, or borrow through other sources (e.g., reverse repurchase agreements or engage in certain types of derivatives), to meet redemption requests. The Fund may also use these redemption methods if the Fund believes, in its discretion, that it is in the best interests of the Fund and its remaining shareholders. Redemptions in-kind involve the payment of some or all of your redemption proceeds in securities with a market value equal to the redemption amount. If the Fund redeems your shares in kind, you may bear transaction costs and will bear market risks until such time as such securities are converted to cash.
The Fund may suspend the right of redemption, or postpone the date of payment or satisfaction upon redemption, of shares for more than seven days (i) for any period (a) during which the NYSE is closed other than customary week-end and holiday closings or (b) during which trading on the NYSE is restricted, (ii) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders.

Redemptions In-Kind—The Fund reserves the right to use redemptions in-kind at all times, including during stressed conditions or other circumstances. A Fund may satisfy a redemption request by distribution in-kind of securities for a variety of purposes, such as tax management and liquidity risk management, as well as in instances of large redemptions. A Fund may also satisfy redemption requests entirely through redemptions in-kind upon the request of a shareholder. In each case, such redemption in-kind would be effected in accordance with the 1940 Act and rules thereunder.
As described above, the Funds reserve the right, in their discretion, to satisfy redemptions, either totally or partially, by a distribution in-kind of securities (instead of cash) from the applicable Fund’s portfolio (“redemption in-kind”). The securities distributed in such a redemption in-kind distribution would be valued at the same value as that assigned to them in calculating the NAV of the shares being redeemed and generally represent a pro rata portion of Fund portfolio assets subject to certain adjustments (e.g., for non-transferable investments, odd lots or small lots of securities, and derivatives). In the case of a non-pro rata distribution, the distribution would be subject to the Trust’s officers and the Trust’s Liquidity Risk Management Program Administrator, in consultation with the portfolio managers and other personnel of the Investment Manager, as deemed warranted or appropriate, determining that the distribution is fair and not disadvantageous to the redeeming or remaining shareholders.
In the event a shareholder were to receive a redemption in-kind of portfolio securities of the Funds, it would be the responsibility of the shareholder to dispose of the securities, which may result in capital gains or other tax consequences. The shareholder would bear market risks and thus be at risk that the value of the securities would decline prior to their sale or would be sold at a price that differs from their original value, that it would be difficult to sell the securities, and that brokerage fees and other transaction costs could be incurred.

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DIVIDENDS AND TAXES

The Fund declares dividends from investment income daily. The Fund pays shareholder dividends from net investment income monthly and distributes any net capital gains realized at least annually. Such dividends and distributions will be reinvested in additional shares of the Fund. There are no fees or sales charges on reinvestments. Because the value of a share is based directly on the amount of the net assets rather than on the principle of supply and demand, any distribution of capital gains or payment of an income dividend will result in a decrease in the value of a share equal to the amount paid.
Tax Considerations—The following is a summary of certain United States federal income tax consequences relating to the ownership of shares in the Fund by the separate accounts of insurance companies for the purpose of funding variable insurance policies. Unless otherwise stated, this summary deals only with the status of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the application of the diversification rules under Sections 851(b) and 817(h) of the Code. It does not deal with any other federal, state, local or foreign tax consequences, including the possible effect of leveraged investments or the treatment of hedging devices. It also does not address insurance companies that are not domiciled in the United States. This summary is based on the Code, the United States Treasury regulations thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Fund.
The Fund has elected and intends to qualify annually and to elect to be treated as a regulated investment company under the Code.
To qualify as a regulated investment company, the Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, net income derived from an interest in a qualified publicly traded partnership or currencies (the “Qualifying Income Test”); (ii) diversify its holdings so that, at the end of each quarter of the taxable year (or within 30 days after such quarter), (a) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, the securities of other regulated investment companies, and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets or 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies), or of two or more issuers which the Fund controls (as that term is defined in the relevant provisions of the Code) and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses, or one or more qualified publicly traded partnerships. The Treasury is authorized to promulgate regulations under which foreign currency gains would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities (or options and futures with respect to securities). To date, no such regulations have been issued.
If the Fund qualifies as a regulated investment company and distributes at least equal to 90% of the sum of its investment company taxable income (which includes, among other items, dividends, interest, and net short-term capital gains in excess of any net long-term capital losses), determined without regard to any deduction for dividends paid, plus its net tax-exempt interest each taxable year generally will not be subject to U.S. federal income tax on its income and net capital gains (any net long-term capital gains in excess of the net short-term capital losses), if any, that it distributes to shareholders. The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains.

Regulated investment companies, like the Fund, typically must distribute amounts on a timely basis in accordance with a calendar year distribution requirement in order to avoid a nondeductible 4% excise tax. Generally, to avoid the tax, a regulated investment company must distribute dividends in respect of each calendar year of an amount at least equal to the sum of: (i) 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the 12-month period ending on October 31 of the calendar year, and (iii) all ordinary income and capital gains for previous years that were not distributed or taxed during such years and on which the regulated investment company

73

paid no federal income tax. To avoid application of the excise tax, the Fund intends, to the extent necessary, to make its distributions in accordance with this calendar year distribution requirement. A distribution is treated as paid on December 31 of a calendar year if it is declared by the Fund in October, November or December of that calendar year to shareholders of record on a date in such a month and paid by the Fund during January of the following calendar year. Such distributions are taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. The excise tax provisions described above do not apply to a regulated investment company, like the Fund, all of whose shareholders at all times during the calendar year are segregated asset accounts of life insurance companies where the shares are held in connection with variable contracts, and certain qualified pension plans, tax-exempt entities and certain other entities. For this purpose, any shares of the Fund attributable to an investment in the Fund not exceeding $250,000 made in connection with the organization of the Fund shall not be taken into account. Accordingly, if this condition regarding the ownership of shares of the Fund is met, the excise tax will be inapplicable to the Fund.
If the Fund were unable to distribute an amount equal to substantially all of its investment company taxable income (as determined for U.S. tax purposes) within applicable time periods, the Fund would not qualify for the favorable federal income tax treatment afforded regulated investment companies, or, even if it did so qualify, it might become liable for federal taxes on undistributed income. In addition, the ability of the Fund to obtain timely and accurate information relating to its investments is a significant factor in complying with the requirements applicable to regulated investment companies, in making tax-related computations, and in complying with the asset diversification requirements under Sections 851(b) and 817(h) of the Code. Thus, if the Fund were unable to obtain accurate information on a timely basis, it might be unable to qualify as a regulated investment company, its tax computations might be subject to revisions (which could result in the imposition of taxes, interest and penalties), or it might be unable to satisfy diversification requirements under Section 817(h) of the Code ("Section 817(h) Diversification"), discussed below.

The Fund may report certain amounts of its dividends paid as eligible for the dividends received deduction and may elect to pass-through allowable foreign tax credits.  The benefits of these reports and elections will be passed on only to the Fund shareholders and will not be shared with the variable contract holders.
Section 817(h) Diversification—To comply with regulations under Section 817(h) of the Code, the Fund will be required to diversify its investments so that on the last day of each quarter of a calendar year (or within 30 days after such quarter), no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. government agency and instrumentality are treated for purposes of Section 817(h) of the Code as issued by separate issuers.
Section 817(h) of the Code provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M of the Code are satisfied (as discussed above) and no more than 55% of the value of the account’s total assets is attributable to cash and cash items (including receivables), U.S. government securities and securities of other regulated investment companies.
For purposes of the Section 817(h) Diversification regulations, a segregated asset account investing in shares of a regulated investment company will be entitled to “look through” the regulated investment company to its pro rata portion of the regulated investment company’s assets, provided that the shares of such regulated investment company are generally held only by segregated asset accounts of insurance companies.
In the event that the Fund fails to meet the requirements of the Section 817(h) Diversification regulations, any variable contract based on the Fund would not be treated as a life insurance or annuity contract for federal income tax purposes. For this purpose, a contract will be based on the Fund if amounts received under such contract, or earnings thereon, are allocated to such Fund. If a variable contract is no longer treated as a life insurance or annuity contract, the owner of the contract would be subject to current taxation on the income on the contract for taxable years in which such failure occurs, and thereafter. If the contract is a life insurance contract under local law, however, then certain amounts paid as death benefits will be treated as amounts paid under a life insurance contract for federal income tax purposes. If the failure to meet the Section 817(h) Diversification regulations is shown to be inadvertent, Security Benefit Life Insurance Company (or its affiliated life insurance company) as the insurance company that issued the variable contract, may be permitted to bring the Fund into compliance with those rules. In such case, the Section 817(h) Diversification regulations contemplate the payment of “toll charge” based on the tax that owners of the variable contracts that are based on the “failed” Fund would have paid on the income on the contract during the

74

period when the account failed to meet the diversification regulation. Accordingly, compliance with the Section 817(h) Diversification regulations, as they may be modified from time to time, is important, and will be carefully monitored by the Fund. Compliance with the Section 817(h) Diversification regulations may have the effect of reducing the return of the Fund, as the investments and strategies utilized may be different from what the Fund’s adviser might otherwise believe to be desirable.
In connection with the issuance of the Section 817(h) Diversification regulations, the Treasury announced that it would issue future regulations or rulings addressing the circumstances in which a variable contract owner’s control of the investments of a separate account may cause the contract owner, rather than the insurance company, to be treated as the owner of the assets held by the separate account. If the variable contract owner is considered the owner of the securities underlying the separate account, income and gains produced by those securities would be included currently in the contract owner’s gross income. Thus far, the Treasury has issued several pronouncements. These pronouncements, plus any future rules and regulations proscribing investment control, may adversely affect the ability of the Fund to operate as described herein. There is, however, no certainty as to what standards, if any, Treasury will ultimately adopt. In the event that unfavorable rules or regulations are adopted, there can be no assurance that the Fund will be able to operate as currently described in the Prospectus or that the Fund will not have to change its investment objective or objectives, investment policies, or investment restrictions.
ORGANIZATION

The Trust's Declaration of Trust provides for the issuance of shares of beneficial interest in one or more classes or series.
The Trust has authorized the issuance of an unlimited number of shares of beneficial interest and currently issues its shares in three series. The shares of each series of the Trust represent a pro rata beneficial interest in that series’ net assets and in the earnings and profits or losses derived from the investment of such assets.
Each series of the Trust may issue different classes of shares which participate proportionately based on their relative NAVs in dividends and distributions and have equal voting, liquidation and other rights except that (1) expenses related to the distribution of each class of shares or other expenses that the Board may designate as class expenses from time to time would be borne solely by each class; and (2) each class would have a different designation. When issued and paid for, the shares will be fully paid and non-assessable by the Fund. Shares are transferable, redeemable and assignable.
On certain matters, such as the election of Trustees, all shares of the series of the Trust vote together. On other matters affecting a particular series, such as the investment advisory contract or fundamental policies, only shares of that series are entitled to vote. With respect to all proposals, except a proposal to elect Trustees, a majority vote of the applicable shares at a meeting at which a quorum is present is required for approval of the proposal, except as otherwise required by law. With respect to a proposal to elect Trustees, a plurality vote of the applicable shares at a meeting at which a quorum is present is required for approval of the proposal, except as otherwise required by law.
The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Shareholders may remove Trustees from office by vote cast in person or by proxy at a meeting of shareholders.
CUSTODIAN, TRANSFER AGENT AND DIVIDEND-PAYING AGENT

The Bank of New York Mellon, 2 Hanson Place, 9th Floor, Brooklyn, New York 11217, acts as custodian for the portfolio securities of the Fund including those held by foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the SEC.
MUFG, 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850, acts as the transfer and dividend-paying agent for the Fund pursuant to a Transfer Agency Agreement with the Trust, and acts as the administrative agent for the Fund pursuant to a Fund Accounting and Administration Agreement with the Trust, as amended.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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The Trust's independent registered public accounting firm, Ernst & Young LLP audits and reports on the Fund's annual financial statements, reviews certain regulatory reports, prepares the Fund's federal income tax returns, and performs other attestation, auditing, tax and advisory services when engaged to do so by the Trust.
Legal Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006, serves as legal counsel to the Trust.
FINANCIAL STATEMENTS

The audited financial statements of the Fund, which are contained in the Fund’s annual report for the most recently completed fiscal year, are incorporated herein by reference. A copy of the Annual Report is provided to every person requesting the SAI.
Family of Funds, for disclosure purposes in this Statement of Additional Information, include series of Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Transparent Value Trust, Rydex Series Funds, Rydex Dynamic Funds, Rydex Variable Trust and Transparent Value Trust.

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APPENDIX A
DESCRIPTION OF BOND RATINGS

Moody’s Investors Service, Inc.—
Aaa. Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa. Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.
A. Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.
Baa. Bonds rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba. Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B. Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa. Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca. Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C. Bonds rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Note: Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Standard & Poor’s Corporation—
AAA. An obligation rated 'AAA' has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.
AA. An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.
A. An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.

A-1

BBB. An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC. Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB. An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.
B. An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.
CCC. An obligation rated 'CCC' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC. An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.
C. An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D. An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed exchange offer.

A-2

702 King Farm Blvd. Suite 200 • Rockville, Maryland 20850 • www.guggenheiminvestments.com

VITCASHSAI-0120x0121

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 28th day of January 2020.

GUGGENHEIM STRATEGY FUNDS TRUST (Registrant)

By:	/s/ BRIAN E. BINDER
Brian E. Binder, President

GUGGENHEIM STRATEGY FUNDS TRUST

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a)	Amended and Restated Declaration of Trust – Filed herewith.

(b)	Bylaws – Filed herewith.

(c)	Reserved

(d)	Investment Management Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed March 11, 2014).*

(e)	Distribution Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed March 11, 2014).*

(f)	Not applicable

(g) (1)	Custodian Agreement - The Bank of New York Mellon – Previously filed with Post-Effective Amendment No. 69 to Registration Statement 2-59353 (filed April 30, 2013).*

(2)	Amended Schedule II to the Custodian Agreement – Previously filed with Post-Effective Amendment No. 185 to Registration Statement 2-19548 (filed November 16, 2015).*

(h)	(1) Transfer Agency Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed March 11, 2014).*
(2)    Amendment to Transfer Agency Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed January 27, 2017).*
(3)    Fund Accounting and Administration Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed March 11, 2014).*
(4)    Amendment to Fund Accounting and Administration Agreement – Previously filed with the Registration Statement of Guggenheim Strategy Funds Trust (filed under 811-22946) (filed January 27, 2017).*

(i)	Not applicable

(j)	Consent of Registered Public Accounting Firm with respect to each Fund – Filed herewith.

(k)	Not applicable

(l)	Not applicable

(m)	Not applicable

(n)	Not Applicable

(o)	Reserved

(p) (1)
Code of Ethics of Guggenheim Strategy Funds Trust and Guggenheim Funds Distributors, LLC – Previously filed with Post-Effective Amendment No. 275 to Registration Statement 2-19458 (filed December 30, 2019).*

(2)     Code of Ethics of Guggenheim Partners Investment Management, LLC – Previously filed with Post-Effective Amendment No. 261 to Registration Statement 2-19548 (filed December 13, 2018).*

(q)	Not Applicable
___________________________
*    Incorporated by reference.

Item 29.	Persons Controlled by or Under Common Control with Registrant
The Board of Trustees of the Registrant is the same as the board of certain other registrants, each of which has Guggenheim Partners Investment Management, LLC (“GPIM”), or its affiliate, as its investment adviser. In addition, the officers of the Registrant are substantially identical to those of the other registrants. Nonetheless, the Registrant takes the position that it is not under common control with the other registrants because the power residing in the respective boards and officers arises as the result of an official position with the respective registrants.

Item 30.	Indemnification
Article VII, Section III of the Registrant’s Amended and Restated Declaration of Trust, which is filed hereunder, provides for indemnification of the Trustees, officers, employees and other agents of the Registrant who are parties pursuant to any proceeding by reason of their actions performed in their scope of service on behalf of the Trust.

A policy of insurance covering the Registrant and certain other registrants advised by GPIM or its affiliates, as well as Security Investors, LLC and Guggenheim Funds Distributors, LLC insures the Registrant’s trustees and officers against liability arising by reason of an alleged breach of duty caused by any negligent act, error or accidental omission in the scope of their duties. The independent trustees are also covered under a joint independent directors liability (“IDL”) insurance policy that covers the independent trustees of the other registrants.

Item 31.	Business or Other Connections of Investment Adviser

GPIM serves as investment adviser for Guggenheim Strategy Fund II, Guggenheim Strategy Fund III and Guggenheim Variable Insurance Strategy Fund III. GPIM is primarily engaged in the provision of investment advisory and management services to registered investment companies and private accounts. The directors and officers of GPIM consist primarily of persons who during the past two years have been active in the investment management business. To the knowledge of the Registrant, except as set forth below, as applicable, none of the directors or executive officers of GPIM is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature. Information as to the executive officers and directors of GPIM is included in its Form ADV as filed with the SEC (File No. 801-66786) pursuant to the Investment Advisers Act of 1940, as amended.

Item 32.	Principal Underwriters

(a)
Guggenheim Funds Distributors, LLC serves as the principal underwriter for the Registrant, Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, Rydex Series Funds, Rydex ETF Trust, Rydex Variable Trust, Rydex Dynamic Funds, and Transparent Value Trust.

(b)	The following information is furnished with respect to the directors and officers of Guggenheim Funds Distributors, LLC:

(1) Name and Principal Business Address	(2) Position and Offices with Underwriter	(3) Position and Offices with Registrant
Jerry Miller 330 Madison Avenue, 10th Floor New York, New York 10017	Chief Executive Officer and President	None

Dominick Colgiandro 42-40 Bell Boulevard, Suite 505 Bayside, New York 11361	Chief Operating Officer	None

Dennis R. Metzger 702 King Farm Blvd., Suite 200 Rockville, MD 20850	Chief Compliance Officer	None

Kevin M. McGovern 702 King Farm Blvd., Suite 200 Rockville, MD 20850	Vice President	None

Julie Jacques One Security Benefit Place Topeka, KS 66636	Chief Financial Officer and Treasurer	None

Amy J. Lee 702 King Farm Blvd., Suite 200 Rockville, MD 20850	Vice President, General Counsel and Secretary	Trustee, Vice President and Chief Legal Officer

Elisabeth A. Miller 702 King Farm Blvd., Suite 200 Rockville, MD 20850	Vice President	Chief Compliance Officer

Douglas Mangini 330 Madison Avenue, 10th Floor New York, New York 10017	Senior Vice President	None

(c)	Not applicable.

Item 33.	Location of Accounts and Records
Certain accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained by Guggenheim Partners Investment Management, LLC, One Security Benefit Place, Topeka, Kansas 66636-0001, 702 King Farm Blvd., Suite 200, Rockville, MD 20850, 330 Madison Avenue, 10th Floor, New York, New York 10017, 100 Wilshire Boulevard, 5th Floor, Santa Monica, CA 90401, 9401 Indian Creek Parkway, 40 Corporate Woods, Suite 850, Overland Park, KS 66210, and 94 N. Broadway, Irvington, NY 10533. Records relating to the duties of the Registrant’s custodian are maintained by The Bank of New York Mellon, 2 Hanson Place, 9th Floor, Brooklyn, New York 11217.

Item 34.	Management Services
Not applicable.

Item 35.	Undertakings
Not applicable.

EXHIBIT LIST

(a)    Declaration of Trust
(b)    Bylaws
(j)    Consent of Registered Public Accounting Firm with respect to each Fund